    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 1996

                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                             HA-LO INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

           ILLINOIS                          5199                  36-3573412
 (State or other jurisdiction    (Primary Standard Industrial    (IRS Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)

         5980 WEST TOUHY AVENUE, NILES, ILLINOIS 60714, (847) 647-2300 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                  LOU WEISBACH
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             HA-LO INDUSTRIES, INC.
         5980 West Touhy Avenue, Niles, Illinois 60714, (847) 647-2300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                With copies to:

                            BARRY J. SHKOLNIK, ESQ.
                            NEAL, GERBER & EISENBERG
                            TWO NORTH LASALLE STREET
                            CHICAGO, ILLINOIS 60602
                                 (312) 269-8000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effective date of this Registration Statement.
                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS                                         PROPOSED MAXIMUM
         OF                              PROPOSED MAXIMUM       AGGREGATE          AMOUNT OF
  SECURITIES TO BE      AMOUNT TO BE      OFFERING PRICE     OFFERING PRICE    REGISTRATION FEE
     REGISTERED          REGISTERED        PER SHARE (1)           (1)                (2)
Common Stock, no par
 value..............  2,550,000 Shares        $24.75           $63,112,500         $9,433.75

(1) The proposed maximum aggregate offering price has been calculated pursuant to Rule 457(f) under the Securities Act of 1933 as follows: (a) $24.75 (the average of the high and low prices per share of common stock, no par value ("HA-LO Common Stock") of HA-LO Industries, Inc. ("HA-LO") on August 15, 1996, as reported on The Nasdaq National Market) multiplied by (b) the number of shares of HA-LO Common Stock to be registered.

(2) Based upon the proposed maximum aggregate offering price of $63,112,500, the aggregate fee is calculated to be $21,763. Under Rule O-11(a)(2) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such fee has been reduced by the fee of $12,329.25 paid by HA-LO under Rule O-11(c)(1) of the Exchange Act upon filing of the preliminary Proxy Statement/Prospectus contained in this Registration Statement.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             HA-LO INDUSTRIES, INC.

                             5980 West Touhy Avenue
                             Niles, Illinois 60714
                                 (847) 647-2300
                                                                 August 23, 1996

Dear Shareholder:

    A Special Meeting of Shareholders of HA-LO Industries, Inc. ("HA-LO") will be held at the principal executive offices of HA-LO located at 5980 West Touhy Avenue, Niles, Illinois 60714, on September 25, 1996, at 10:00 A.M., local time.

    At the Special Meeting, you will be asked to consider and vote on a proposal to approve and adopt an Agreement and Plan of Merger and Amalgamation (the "Plan of Merger and Amalgamation") pursuant to which (i) a wholly-owned subsidiary of HA-LO will be merged with and into Market USA, Inc. ("Market USA"), (ii) a wholly-owned subsidiary of HA-LO will be amalgamated with Marusa Marketing Inc. ("Marusa"); and (iii) a Canadian-organized affiliate of HA-LO will purchase all of the assets and properties of each of Marusa Financial Services Ltd. ("Marusa Financial") and Nerok Verifications Inc. ("Nerok") (collectively, the "Merger Transactions"). The terms of the Plan of Merger and Amalgamation provide that
(i) each outstanding share of Market USA Common Stock will be converted into the right to receive 19,125 shares of HA-LO Common Stock (a total of 1,912,500 shares of HA-LO Common Stock); (ii) each outstanding share of Marusa Common Stock will be converted into 318,700 shares of HA-LO Common Stock (a total of 637,400 shares of HA-LO Common Stock); and (iii) HA-LO will issue 50 shares of HA-LO Common Stock to each of Marusa Financial and Nerok (a total of 100 shares of HA-LO Common Stock). HA-LO has reserved the right to consummate the acquisition of the assets of each of Marusa Financial and Nerok upon the terms described in the Plan of Merger and Amalgamation or effect an alternate transaction acceptable to HA-LO having a substantially similar purpose and total consideration which does not exceed 100 shares of HA-LO Common Stock.

    After careful consideration, the Board of Directors of HA-LO has determined that the proposed Merger Transactions are in the best interests of HA-LO and its shareholders. Accordingly, the Board of Directors has approved the Plan of Merger and Amalgamation and recommends that all shareholders vote for its approval. William Blair & Company, L.L.C., an investment banking firm retained by HA-LO, has rendered its opinion to the Board of Directors of HA-LO that, as of August 23, 1996, the proposed consideration to be paid by HA-LO pursuant to the Merger Transactions was fair to HA-LO from a financial point of view. The written opinion of William Blair & Company, L.L.C. is attached as Appendix B to the accompanying Proxy Statement/Prospectus and should be read carefully by HA-LO's shareholders.

    All shareholders are invited to attend the Special Meeting in person. The affirmative vote of the holders of not less than two-thirds of the outstanding shares of HA-LO Common Stock will be necessary for approval and adoption of the Plan of Merger and Amalgamation.

    IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING, YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. If you attend the Special Meeting in person you may, if you wish, vote personally on all matters brought before the Special Meeting even if you have previously returned your Proxy.

                                          Sincerely,

                                          Lou Weisbach
                                          Chairman of the Board,
                                          President and Chief Executive Officer

                             YOUR VOTE IS IMPORTANT
                    PLEASE SIGN, DATE AND RETURN YOUR PROXY

                             HA-LO INDUSTRIES, INC.

                             5980 West Touhy Avenue
                             Niles, Illinois 60714
                                 (847) 647-2300

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON SEPTEMBER 25, 1996

    Notice is hereby given that a Special Meeting of Shareholders of HA-LO Industries, Inc. ("HA-LO") will be held on September 25, 1996, at 10:00 A.M., local time, at the principal executive offices of HA-LO at 5980 West Touhy Avenue, Niles, Illinois 60714 for the following purposes:

        (1) to consider and vote on a proposal to approve and adopt an Agreement and Plan of Merger and Amalgamation dated as of June 14, 1996 (the "Plan of Merger and Amalgamation") among HA-LO, HA-LO Acquisition Corporation, Inc. ("HA-LO Sub-1"), HA-LO Acquisition Corporation of Canada Ltd. ("HA-LO Sub-2"), Market USA, Inc. ("Market USA"), Marusa Marketing Inc. ("Marusa"), Marusa Financial Services Ltd. ("Marusa Financial"), Nerok Verifications Inc. ("Nerok") and the shareholders of Market USA and Marusa, pursuant to which, among other things, (a) HA-LO Sub-1 will be merged with and into Market USA, HA-LO Sub-2 will be amalgamated with Marusa and a Canadian-organized affiliate of HA-LO will purchase all of the assets and properties of each of Marusa Financial and Nerok (collectively, the "Merger Transactions"), and (b) each outstanding share of Market USA Common Stock will be converted into the right to receive 19,125 shares of HA-LO Common Stock (a total of 1,912,500 shares of HA-LO Common Stock), each outstanding share of Marusa Common Stock will be converted into 318,700 shares of HA-LO Common Stock (a total of 637,400 shares of HA-LO Common Stock), and HA-LO will issue 50 shares of HA-LO Common Stock to each of Marusa Financial and Nerok (a total of 100 shares of HA-LO Common Stock), in each case as described in the accompanying Proxy Statement/Prospectus; and

        (2) to transact such other business as may properly come before the Special Meeting or at any postponement(s) or adjournment(s) thereof.

    Notwithstanding shareholder approval of the foregoing Proposal (1), HA-LO reserves the right to abandon the Merger Transactions at any time prior to the consummation of the Merger Transactions.

    The Board of Directors of HA-LO has fixed the close of business on August 26, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting, and only shareholders of record at such time will be entitled to notice of and to vote at the Special Meeting. A list of HA-LO shareholders entitled to vote at the Special Meeting will be available for examination, during ordinary business hours, at the principal offices of HA-LO at 5980 West Touhy Avenue, Niles, Illinois 60714, for ten days prior to the Special Meeting.

    A form of Proxy Statement/Prospectus containing more detailed information with respect to the matters to be considered at the Special Meeting accompany this notice.

    If the Plan of Merger and Amalgamation proposed for approval and adoption herein is approved by the shareholders of HA-LO at the Special Meeting and the transactions described in Proposal (1) above are consummated, any shareholder of HA-LO as of the record date for the Special Meeting who (i) delivers to HA-LO, before the vote is taken at the Special Meeting, a written demand for payment of his or her shares of HA-LO Common Stock if the transactions described in Proposal (1) above are consummated; (ii) does not vote in favor of the approval and adoption of the Plan of Merger and Amalgamation; and (iii) otherwise complies with Sections 11.65 and 11.70 of the Illinois Business Corporation Act of 1983, as amended (the "IBCA"), has or may have the right to require HA-LO to pay such shareholder the fair value of such shareholder's shares of HA-LO Common Stock. HA-LO and such shareholder shall in such case have all of the rights and duties and shall follow the procedures set forth in Sections 11.65 and 11.70 of the IBCA. You are cordially invited and urged to attend the Special Meeting in person, but if you are unable to do so, please complete, sign, date and promptly return the enclosed Proxy in the enclosed, self-addressed, stamped envelope. If you attend the Special Meeting and desire to revoke your Proxy and vote in person, you may do so. In any event, a Proxy may be revoked at any time before it is voted.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE PLAN OF MERGER AND AMALGAMATION.

    IN ORDER TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. AN ADDRESSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                                          By Order of the Board of Directors,

                                          Lou Weisbach
                                          Chairman of the Board,
                                          President and Chief Executive Officer
Niles, Illinois
August 23, 1996

                             HA-LO INDUSTRIES, INC.
                                ----------------

                           PROXY STATEMENT/PROSPECTUS
                               ------------------

                             HA-LO INDUSTRIES, INC.

                        SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 25, 1996

                              GENERAL INFORMATION

    This Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") is furnished in connection with the solicitation of proxies by the Board of Directors of HA-LO Industries, Inc., an Illinois corporation ("HA-LO"), for use in connection with a Special Meeting of Shareholders of HA-LO (the "Special Meeting") to be held on September 25, 1996, or any postponement(s) or adjournment(s) thereof. At the Special Meeting, the shareholders of HA-LO will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger and Amalgamation dated as of June 14, 1996 (the "Plan of Merger and Amalgamation") among HA-LO, HA-LO Acquisition Corporation, Inc., an Illinois corporation and wholly-owned subsidiary of HA-LO ("HA-LO Sub-1"), HA-LO Acquisition Corporation of Canada Ltd., a Canadian federal corporation and wholly-owned subsidiary of HA-LO ("HA-LO Sub-2"), Market USA, Inc., an Illinois corporation ("Market USA"), Marusa Marketing Inc., a Canadian federal corporation ("Marusa"), Marusa Financial Services Ltd., a Canadian federal corporation ("Marusa Financial"), Nerok Verifications Inc., a Canadian federal corporation ("Nerok," and together with Market USA, Marusa and Marusa Financial, the "Target Companies") and the shareholders of each of Market USA and Marusa (the "Target Shareholders"), pursuant to which, among other things, (i) HA-LO Sub-1 will be merged with and into Market USA; (ii) HA-LO Sub-2 will be amalgamated with Marusa; and (iii) a Canadian-organized affiliate of HA-LO having the appropriate licenses will purchase all of the assets and properties of each of Marusa Financial and Nerok (collectively, the "Merger Transactions"). As a result of the Merger Transactions, (i) each outstanding share of common stock, no par value, of Market USA ("Market USA Common Stock") will be converted into the right to receive 19,125 shares of common stock, no par value, of HA-LO ("HA-LO Common Stock") (a total of 1,912,500 shares of HA-LO Common Stock); (ii) each outstanding share of Class A common stock of Marusa ("Marusa Common Stock") will be converted into 318,700 shares of HA-LO Common Stock (a total of 637,400 shares of HA-LO Common Stock); and (iii) HA-LO will issue 50 shares of HA-LO Common Stock to each of Marusa Financial and Nerok (a total of 100 shares of HA-LO Common Stock). HA-LO has reserved the right to consummate the acquisition of the assets of each of Marusa Financial and Nerok upon the terms described in the Plan of Merger and Amalgamation or effect an alternate transaction acceptable to HA-LO having a substantially similar purpose and total consideration which does not exceed 100 shares of HA-LO Common Stock.

    The shareholders of HA-LO also will consider and vote upon such other business as may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.

    This Proxy Statement/Prospectus also constitutes the prospectus of HA-LO under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of HA-LO Common Stock to be issued pursuant to the Merger Transactions.

    FOR CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING THE MERGER TRANSACTIONS, SEE "RISK FACTORS" ON PAGES 1-6.

    This Proxy Statement/Prospectus is first being mailed to the shareholders of HA-LO on or about August 26, 1996.

                            ------------------------

    THE HA-LO COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER TRANSACTIONS HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

        The date of this Proxy Statement/Prospectus is August 23, 1996.

                             AVAILABLE INFORMATION

    This Proxy Statement/Prospectus constitutes a prospectus delivered in compliance with the Securities Act. A Registration Statement on Form S-4 under the Securities Act has been filed with the Securities and Exchange Commission (the "Commission") with respect to the shares of HA-LO Common Stock to be issued in connection with the Merger Transactions. In addition, HA-LO is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such Registration Statement, including exhibits, and such reports, proxy statements and other information may be inspected without charge at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following regional offices of the
Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from those offices upon payment of certain fees prescribed by the Commission. HA-LO is quoted and traded on The Nasdaq National Market. Reports and other information concerning HA-LO may also be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM LOU WEISBACH, CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER, HA-LO INDUSTRIES, INC., 5980 WEST TOUHY AVENUE, NILES, ILLINOIS 60714, TELEPHONE NUMBER (847) 647-2300. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY SEPTEMBER 18, 1996.

    HA-LO UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A PROXY STATEMENT/PROSPECTUS IS DELIVERED A COPY OF ANY AND ALL INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS (EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED THEREIN).

    The following documents, which have been filed by HA-LO with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Proxy Statement/Prospectus: (i) HA-LO's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, including the portions of HA-LO's Proxy Statement for the Annual Meeting of Shareholders held on June 10, 1996 and the portions of HA-LO's 1995 Annual Report to Shareholders for the fiscal year ended December 31, 1995 that have been incorporated by reference therein; (ii) HA-LO's Current Report on Form 8-K dated January 16, 1996; (iii) HA-LO's Current Report on Form 8-K/A dated March 13, 1996; (iv) HA-LO's Current Report on Form 8-K/A dated May 28, 1996; (v) HA-LO's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996; (vi) HA-LO's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996; and (vii) the description of HA-LO's Common Stock contained in the Registration Statement dated October 20, 1992 filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

    All documents filed by HA-LO pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and before the Special Meeting shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in another document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

                            ------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SECURITIES OF HA-LO TO BE ISSUED IN CONNECTION WITH THE MERGER TRANSACTIONS, OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF HA-LO OR THE TARGET COMPANIES SINCE SUCH DATE.

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
SUMMARY....................................................................................................       viii
    General................................................................................................       viii
    Principal Parties to the Proposed Merger Transactions..................................................       viii
    HA-LO Special Meeting of Shareholders..................................................................         ix
    Vote Required..........................................................................................         ix
    The Merger Transactions................................................................................         ix
    Risk Factors...........................................................................................       xiii
    HA-LO Industries, Inc. Selected Historical Financial Data..............................................        xiv
    Target Companies Selected Historical Financial Data....................................................         xv
    Summary Unaudited Pro Forma Financial Information......................................................        xvi
    Comparative Per Share Data.............................................................................       xvii
RISK FACTORS...............................................................................................          1
    Risks Factors Relating to the Merger Transactions......................................................          1
    Risk Factors Relating to the Target Companies..........................................................          1
    Risk Factors Relating to HA-LO and HA-LO Common Stock..................................................          5
THE SPECIAL MEETING........................................................................................          7
    Matters to Be Considered at the Special Meeting........................................................          7
    Vote Required..........................................................................................          7
    Voting of Proxies......................................................................................          8
    Revocability of Proxies................................................................................          8
    Record Date; Shares Entitled to Vote...................................................................          8
    Solicitation of Proxies................................................................................          8
    Dissenters' Rights.....................................................................................          8
THE MERGER TRANSACTIONS....................................................................................         11
    General................................................................................................         11
    Background of the Merger Transactions..................................................................         11
    Reasons for the Merger Transactions; Recommendation of Board of Directors..............................         12
    Opinion of Financial Advisor to HA-LO..................................................................         13
    Accounting Treatment...................................................................................         16
    Certain United States Federal Income Tax Considerations................................................         17
    Certain Canadian Federal Income Tax Considerations.....................................................         18
    Regulatory Approval....................................................................................         19
    Interests of Certain Persons in the Merger Transactions................................................         19
    Resale Restrictions....................................................................................         21
THE PLAN OF MERGER AND AMALGAMATION........................................................................         22
    The Merger Transactions................................................................................         22
    Exchange Procedures....................................................................................         23
    Representations and Warranties.........................................................................         23
    Certain Covenants......................................................................................         24
    No Solicitation of Competing Transactions..............................................................         25
    Governance.............................................................................................         26
    Indemnification........................................................................................         26
    Conditions.............................................................................................         27
    Termination............................................................................................         28
    Expenses; Termination Fees.............................................................................         28
    Amendment and Waiver...................................................................................         29
STOCK PRICE AND DIVIDEND INFORMATION.......................................................................         29
    HA-LO..................................................................................................         29

    The Target Companies...................................................................................         30
HA-LO AND TARGET COMPANIES PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS...............................         31
TARGET COMPANIES SELECTED FINANCIAL INFORMATION............................................................         35
TARGET COMPANIES' MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS....         36
    General................................................................................................         36
    Six Months Ended June 30, 1996 as Compared to Six Months Ended June 30, 1995...........................         37
    Fiscal Year Ended December 31, 1995 as Compared to Fiscal Year Ended December 31, 1994.................         37
    Fiscal Year Ended December 31, 1994 as Compared to Fiscal Year Ended December 31, 1993.................         38
    Liquidity and Capital Resources........................................................................         38
    Inflation..............................................................................................         39
    Quarterly Results......................................................................................         39
BUSINESS OF THE TARGET COMPANIES...........................................................................         39
    General................................................................................................         39
    Industry Overview......................................................................................         39
    Growth Strategy........................................................................................         40
    Business Strategy......................................................................................         40
    Operations Overview....................................................................................         41
    Competition............................................................................................         42
    Government Regulation..................................................................................         42
    Facilities.............................................................................................         44
    Legal Proceedings......................................................................................         45
MANAGEMENT OF THE TARGET COMPANIES.........................................................................         46
    Directors and Executive Officers.......................................................................         46
    Executive Compensation.................................................................................         46
    Employment Agreements..................................................................................         47
CERTAIN TRANSACTIONS RELATING TO THE TARGET COMPANIES......................................................         48
PRINCIPAL SHAREHOLDERS OF THE TARGET COMPANIES.............................................................         49
    Principal Shareholders of Market USA...................................................................         49
    Principal Shareholders of Marusa.......................................................................         49
    Principal Shareholders of Marusa Financial.............................................................         50
    Principal Shareholders of Nerok........................................................................         50
COMPARISON OF RIGHTS OF HOLDERS OF HA-LO COMMON STOCK AND TARGET COMPANY COMMON STOCK......................         51
    Common Stock...........................................................................................         51
    Dividends..............................................................................................         51
    Voting Rights..........................................................................................         51
    Indemnification........................................................................................         51
    Preemptive Rights......................................................................................         53
    Assessments............................................................................................         53
    Liquidation Rights.....................................................................................         53
    Quorum.................................................................................................         53

    Amendment of Articles and Bylaws.......................................................................         53
LEGAL MATTERS..............................................................................................         54
EXPERTS....................................................................................................         54
SHAREHOLDER PROPOSALS......................................................................................         54
INDEX TO FINANCIAL STATEMENTS..............................................................................        F-1
APPENDICES
    A  --  Agreement and Plan of Merger and Amalgamation...................................................        A-1
    B  --  Opinion of William Blair & Company, L.L.C.......................................................        B-1
    C  --  Sections 11.65 and 11.70 of the Illinois Business Corporation Act of 1983.......................        C-1

                                    SUMMARY

    THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION CONTAINED, OR INCORPORATED BY REFERENCE, ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION APPEARING, OR INCORPORATED BY REFERENCE, ELSEWHERE HEREIN. SHAREHOLDERS OF HA-LO INDUSTRIES, INC. ARE URGED TO REVIEW THE ENTIRE PROXY STATEMENT/PROSPECTUS, THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. EXCEPT AS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS HAS BEEN ADJUSTED TO REFLECT A 3-FOR-2 SPLIT OF THE OUTSTANDING HA-LO INDUSTRIES, INC. COMMON STOCK, EFFECTED IN THE FORM OF A 50% COMMON STOCK DIVIDEND, TO SHAREHOLDERS OF RECORD ON MAY 17, 1996 EFFECTIVE JUNE 3, 1996.

GENERAL

    This Proxy Statement/Prospectus is being provided to the shareholders of HA-LO Industries, Inc., an Illinois corporation ("HA-LO"), in connection with the proposed transactions contemplated by the Agreement and Plan of Merger and Amalgamation dated as of June 14, 1996 (the "Plan of Merger and Amalgamation"), by and among HA-LO, HA-LO Acquisition Corporation, Inc., an Illinois corporation and wholly-owned subsidiary of HA-LO ("HA-LO Sub-1"), HA-LO Acquisition Corporation of Canada Ltd., a Canadian federal corporation and wholly-owned subsidiary of HA-LO ("HA-LO Sub-2"), Market USA, Inc., an Illinois corporation ("Market USA"), Marusa Marketing Inc., a Canadian federal corporation ("Marusa"), Marusa Financial Services Ltd., a Canadian federal corporation ("Marusa Financial"), Nerok Verifications Inc., a Canadian federal corporation ("Nerok"), and the shareholders of Market USA and Marusa (individually, a "Target Shareholder" and collectively, the "Target Shareholders").

    Pursuant to the Plan of Merger and Amalgamation, (i) HA-LO Sub-1 will be merged with and into Market USA (the "U.S. Merger"); (ii) HA-LO Sub-2 will be amalgamated with Marusa (the "Canada Amalgamation"); and (iii) each of Marusa Financial and Nerok will sell, and a Canadian-organized affiliate of HA-LO ("New Canadian Service Entity") having the appropriate licenses will purchase, subject to discharge or performance of related liabilities, all of the assets and properties of each of Marusa Financial and Nerok (the "Ancillary Asset Acquisition"). The U.S. Merger, the Canada Amalgamation and the Ancillary Asset Acquisition are collectively referred to as the "Merger Transactions," and Market USA, Marusa, Marusa Financial and Nerok are individually referred to as a "Target Company" and collectively referred to as the "Target Companies." The Ancillary Asset Acquisition is designed to enable HA-LO to acquire all of the assets utilized in the business operations conducted by Marusa Financial and Nerok and is not anticipated to be material to the Merger Transactions, taken as a whole. HA-LO has reserved the right to consummate the Ancillary Asset Acquisition upon the terms described in the Plan of Merger and Amalgamation or effect an alternate transaction acceptable to HA-LO having a substantially similar purpose and total consideration which does not exceed 100 shares of HA-LO Common Stock.

PRINCIPAL PARTIES TO THE PROPOSED MERGER TRANSACTIONS

    HA-LO INDUSTRIES, INC. HA-LO is one of the nation's leading marketers and distributors of advertising specialty products to customers with significant advertising and promotional requirements. HA-LO's national marketing strategy includes a system of 13 showrooms throughout the United States in which it displays products provided by its network of over 2,500 vendors and marketed by approximately 600 sales representatives. HA-LO and its sales representatives assist customers by developing innovative advertising specialty programs which are tailored to customers' specific needs. HA-LO's customers utilize these products, which generally are articles of merchandise imprinted or otherwise customized with a customer's name, logo or message, for marketing, employee incentives and customer gifts and giveaways. These products include (i) apparel items such as jackets, sweaters, hats and golf shirts, (ii) business accessories such as clocks, portfolios, briefcases, blotters and pen and pencil sets, (iii) recognition awards such as trophies and plaques and (iv) other miscellaneous advertising items such as etched crystalware, calendars, golf accessories, key chains, watches and mugs. HA-LO's customers include manufacturing, financial service, broadcasting, consumer product and communications companies as well as professional sports teams. Selected customers of the Company include Motorola, Inc., The Quaker Oats Company, Time Warner, Inc., Ameritech Corporation, Turner Broadcasting System, Inc., Abbott Laboratories, Andersen Consulting, the Chicago Bulls and Sony Signatures. HA-LO's principal executive offices are located at 5980 West Touhy Avenue, Niles, Illinois 60714, and its telephone number at that address is (847) 647-2300.

    THE TARGET COMPANIES. The Target Companies are a rapidly growing provider of outsourced telephone-based sales and marketing services. The Target Companies' client base is comprised of large companies with growing needs for cost-effective means of contacting and servicing current and prospective customers. The Target Companies operate over 900 workstations in 17 telephone call centers located in the United States and Canada. The call centers are centrally managed through the application of extensive telecommunications and computer technology to promote the consistent delivery of quality services. The Target Companies' primary business involves the provision of telephone-based sales to consumers, database analysis and management, script development, consultation and program development as well as customer lead generation, acquisition and retention. The industries in which the Target Companies' specialize include the insurance industry and the financial services industry. The Target Companies' most significant clients in these industries are Allstate Insurance and Maryland Bank of North America.

    The principal executive offices of the Target Companies are located at 701 Lee Street, Des Plaines, Illinois 60016 and their telephone number at that address is (847) 803-1900.

HA-LO SPECIAL MEETING OF SHAREHOLDERS

    This Proxy Statement/Prospectus relates to a Special Meeting of Shareholders of HA-LO (the "Special Meeting"). At the Special Meeting, the shareholders of HA-LO will consider and vote upon a proposal to approve and adopt the Plan of Merger and Amalgamation. A copy of the Plan of Merger and Amalgamation is attached to this Proxy Statement/Prospectus as Appendix A. Approval and adoption of the Plan of Merger and Amalgamation shall also constitute approval of the issuance of shares of common stock, no par value, of HA-LO ("HA-LO Common Stock") in connection with the Merger Transactions.

    The Special Meeting will be held on Wednesday, September 25, 1996, 10:00 A.M., local time at the offices of HA-LO, 5980 West Touhy Avenue, Niles, Illinois 60714. The record date for shareholders of HA-LO entitled to notice of and to vote at the Special Meeting is as of the close of business on August 26, 1996. Voting rights for HA-LO are vested in holders of HA-LO Common Stock; with each share of HA-LO Common Stock entitled to one vote on each matter coming before the shareholders. As of July 31, 1996, there were approximately 10,509,055 shares of HA-LO Common Stock outstanding and approximately 525 holders of record.

VOTE REQUIRED

    The favorable vote of the holders of at least two-thirds of the outstanding shares of HA-LO Common Stock present, in person or by proxy, at the Special Meeting will be necessary for approval and adoption of the Plan of Merger and Amalgamation. As of July 31, 1996, directors and executive officers of HA-LO were beneficial owners of approximately 23.79% of the outstanding shares of HA-LO Common Stock (excluding 475,743 shares which may be acquired upon exercise of options or other rights which are exercisable within 60 days of July 31,
1996). The directors and officers of HA-LO have indicated that they intend to vote their shares FOR the approval and adoption of the Plan of Merger and Amalgamation.

THE MERGER TRANSACTIONS

    General; Conversion of Securities. Pursuant to the Plan of Merger and Amalgamation, (i) HA-LO Sub-1 will be merged with and into Market USA; (ii) HA-LO Sub-2 will be amalgamated with Marusa; and (iii) the New Canadian Service Entity will purchase, subject to discharge or performance of related liabilities, all of the assets and properties of each of Marusa Financial and Nerok. As a result of the U.S. Merger, Market USA will become a wholly-owned subsidiary of HA-LO and each outstanding share of common stock, no par value, of Market USA ("Market USA Common Stock") will be converted into the right to receive 19,125 shares of HA-LO Common Stock (a total of 1,912,500 shares of HA-LO Common Stock). As a result of the Canada Amalgamation, the corporation resulting therefrom will become a wholly-owned subsidiary of HA-LO and each outstanding share of Class A common stock of Marusa ("Marusa Common Stock") will be converted into 318,700 shares of HA-LO Common Stock (a total of 637,400 shares of HA-LO Common Stock). As a result of the Ancillary Asset Acquisition, the New Canadian Service Entity will purchase, subject to discharge or performance of related liabilities, all of the assets and properties of each of Marusa Financial and Nerok in consideration of HA-LO's issuance to each of Marusa Financial and Nerok of 50 shares of HA-LO Common Stock (a total of 100 shares of HA-LO Common Stock). The Ancillary Asset Acquisition is designed to enable HA-LO to acquire all of the assets utilized in the business operations conducted by Marusa Financial and Nerok and is not anticipated to be material to the Merger Transactions, taken as a whole. HA-LO has reserved the right to consummate the Ancillary Asset Acquisition upon the terms described in the Plan of Merger and Amalgamation or effect an alternate transaction acceptable to HA-LO having a substantially similar purpose and total consideration which does not exceed 100 shares of HA-LO Common Stock. As a result of the Merger Transactions, HA-LO will issue an aggregate of 2,550,000 shares of HA-LO Common Stock (approximately 19.5% of the outstanding HA-LO Common Stock as of July 31, 1996, after giving effect to the Merger Transactions).

    RECOMMENDATIONS OF THE BOARD OF DIRECTORS. The Board of Directors of HA-LO has approved the Plan of Merger and Amalgamation and recommends a vote FOR approval and adoption of the Plan of Merger and Amalgamation by the shareholders of HA-LO. The Board of Directors of HA-LO believes that the terms of the Plan of Merger and Amalgamation are fair to and in the best interests of HA-LO and its shareholders. For a discussion of the factors considered by the Board of Directors of HA-LO in reaching its decisions, see "The Merger Transactions Reasons for the Merger Transactions; Recommendations of the Board of Directors."

    EFFECTIVE TIME OF THE MERGER TRANSACTIONS. The Merger Transactions will become effective at the time and on the date that (i) articles of merger relating to the U.S. Merger are filed with Illinois Secretary of State; (ii) articles of amalgamation and an amalgamation agreement relating to the Canada Amalgamation are filed with the Canadian Department of Industry and a certificate of amalgamation is issued thereby; and (iii) all documents and instruments required to effectuate the Ancillary Asset Acquisition, or any applicable alternate transaction, are filed with the appropriate governmental authority (the time at which the last of the U.S. Merger, the Canada Amalgamation and the Ancillary Asset Acquisition becomes effective is referred to as the "Effective Time"). It is presently contemplated that the Effective Time will occur as soon as practicable after the conditions specified in the Plan of Merger and Amalgamation are satisfied or waived. See "The Plan of Merger and Amalgamation -- Conditions."

    EXCHANGE OF SHARES. Exchange of certificates evidencing Market USA Common Stock and Marusa Common Stock (collectively, "Target Company Common Stock") for certificates evidencing HA-LO Common Stock will be made at the Effective Time upon surrender of certificates evidencing Target Company Common Stock to HA-LO.

    OPINION OF FINANCIAL ADVISOR. On August 23, 1996, William Blair & Company, L.L.C. ("Blair") delivered its opinion to HA-LO's Board of Directors to the effect that, based upon and subject to the matters presented to HA-LO's Board of Directors and as set forth in its opinion, as of such date, the proposed consideration to be paid by HA-LO pursuant to the Merger Transactions was fair to HA-LO from a financial point of view. A copy of the full text of the written opinion of Blair, dated August 23, 1996, which sets forth the assumptions made, procedures followed, matters considered and limits of its review, is attached to this Proxy Statement/Prospectus as Appendix B, and should be read carefully in its entirety. See "The Merger Transactions -- Opinion of Financial Advisor."

    MANAGEMENT OF HA-LO AFTER THE MERGER TRANSACTIONS. At the Effective Time, HA-LO will take such action as is necessary to elect one Target Shareholder to the Board of Directors of HA-LO. It is currently anticipated that Seymour N. Okner, the principal Target Shareholder, will be nominated and appointed to the Board of Directors as of the date following the Effective Time. See "The Merger Transactions -- Interest of Certain Persons in the Merger." It also is anticipated that after the consummation of the Merger Transactions Lou Weisbach, the Chairman of the Board, President and Chief Executive Officer of HA-LO, will continue to serve in such capacities.

    CONDITIONS TO THE MERGER TRANSACTIONS. The obligations of HA-LO and the Target Companies to consummate the Merger Transactions are subject to the satisfaction of certain conditions, including, among others (i) obtaining the requisite HA-LO shareholder approval, (ii) the expiration or termination of the waiting period applicable to the consummation of the Merger Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) obtaining from the Target Shareholders a certificate under Section 116 of the Income Tax Act (Canada) (the "ITA") indicating that any gain realized on the Canada Amalgamation is tax-free by virtue of the Canada-United States Income Tax Convention (the "Treaty"), (iv) the absence of any injunction prohibiting consummation of the Merger Transactions, (v) the receipt of certain legal opinions with respect to various aspects of the Merger Transactions and
(vi) the receipt of accountants' letters with respect to "cold comfort" matters. See "The Merger Transactions -- Certain Income Tax Considerations," "The Merger Transactions -- Accounting Treatment" and "The Plan of Merger and Amalgamation
- -- Conditions."

    TERMINATION. The Plan of Merger and Amalgamation may be terminated and the Merger Transactions may be abandoned at any time prior to the Effective Time, before or after the approval by the shareholders of HA-LO, in a number of circumstances, which include, among others, (i) by the mutual consent of HA-LO and the Target Companies (or the Target Shareholders acting on their behalf);
(ii) by HA-LO if there has been a breach by a Target Company or a Target Shareholder of any of its or his respective covenants or agreements in the Plan of Merger and Amalgamation or if any of the representations and warranties of the Target Companies or Target Shareholders shall have become untrue such that a condition to the consummation of the Merger Transactions shall not have been satisfied and such breach or condition has not been cured within 30 days after receipt of written notice; (iii) by the Target Companies (or the Target Shareholders acting on their behalf) if there has been a breach by HA-LO of any of its respective covenants or agreements in the Plan of Merger and Amalgamation or if any of the representations and warranties of HA-LO shall have become untrue such that a condition to the consummation of the Merger Transactions shall not have been satisfied and such breach or condition has not been cured within 30 days after receipt of written notice; (iv) by HA-LO or the Target Companies (or the Target Shareholders acting on their behalf) if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or governmental entity preventing or prohibiting consummation of the Merger Transactions shall have become final and nonappealable; (v) by HA-LO or the Target Companies if the Merger Transactions have not been consummated by October 31, 1996; (vi) by HA-LO, if the Board of Directors of a Target Company shall have recommended to the shareholders of such Target Company any Competing Transaction (hereinafter defined); or (vii) by the Target Companies (or the Target Shareholders acting on their behalf) if HA-LO has entered into a written agreement relating to a HA-LO Change in Control (hereinafter defined). See "The Plan of Merger and Amalgamation -- No Solicitation of Competing Transactions" and "The Plan of Merger and Amalgamation -- Termination."

    TERMINATION FEES. If the Plan of Merger and Amalgamation is terminated by HA-LO, on the one hand, or the Target Companies (or the Target Shareholders acting on their behalf), on the other hand, pursuant to clause (ii) or (iii) of the preceding paragraph due to an intentional breach by the non-terminating party, and without fault of the terminating party, the non-terminating party is required to pay the terminating party an amount equal to all of the non-terminating party's out-of-pocket expenses incurred in connection with the Plan of Merger and Amalgamation. If HA-LO terminates the Plan of Merger and Amalgamation and at the time of such termination a Competing Transaction exists, the Target Companies are required to pay HA-LO a $15 million termination fee and HA-LO's out-of-pocket expenses incurred in connection with the Plan of Merger and Amalgamation. If the Target Companies (or the Target Shareholders acting on their behalf) terminate the Plan of Merger and Amalgamation and at the time of such termination there shall exist a written agreement with respect to a HA-LO Change in Control, HA-LO is required to pay the Target Companies a $15 million termination fee and the Target Companies' out-of-pocket expenses incurred in connection with the Plan of Merger and Amalgamation. In addition, if the Target Companies (or the Target Shareholders acting on their behalf) terminate the Plan of Merger and Amalgamation, HA-LO is required to pay the Target Companies an additional termination fee equal to the discount (if any) applicable to accounts receivable sold by Market USA to a bank at the request of HA-LO. See "The Plan of Merger and Amalgamation -- Expenses; Termination Fees" and "The Plan of Merger and Amalgamation -- Certain Covenants."

    AVAILABILITY OF DISSENTERS' RIGHTS. Shareholders of the Target Companies are not entitled to dissenters' rights in connection with the Merger Transactions. All shareholders of HA-LO at the record date for the Special Meeting will be entitled to exercise dissenters' rights in accordance with the Illinois Business Corporation Act of 1983, as amended (the "IBCA"). A shareholder of HA-LO desiring to exercise dissenters' rights must (i) deliver to HA-LO, before the vote is taken at the Special Meeting, a written demand for payment of his or her shares of HA-LO Common Stock if the Merger Transactions are consummated; (ii) not vote in favor of the approval and adoption of the Plan of Merger and Amalgamation; and (iii) otherwise comply with Sections 11.65 and
11.70 of the IBCA. See "The Special Meeting -- Dissenters' Rights."

    RESALE RESTRICTIONS. Of the 2,550,000 shares of HA-LO Common Stock to be issued in connection with the Merger Transactions, 26 shares of HA-LO Common Stock will be freely transferable and the remaining 2,549,974 shares of HA-LO Common Stock may be resold by the recipients thereof only in limited circumstances because such latter shares of HA-LO Common Stock will be received by persons who may be deemed to be "affiliates" (as such term is defined in the Securities Act) of the Target Companies at the Effective Time. Pursuant to the Plan of Merger and Amalgamation, HA-LO has agreed to file and cause to be declared effective under the Securities Act, at specified dates, a registration statement to permit resales of shares of HA-LO Common Stock received by such affiliates as part of the Merger Transactions. See "The Merger Transactions -- Resale Restrictions."

    ANTITRUST MATTERS. The Merger Transactions are subject to the requirements of the HSR Act and the rules and regulations promulgated thereunder, which provide that certain acquisition transactions (including the U.S. Merger) may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and unless certain waiting period requirements are met. On August 5, 1996, the Notification and Report Forms for the Merger Transactions required pursuant to the HSR Act were filed by both HA-LO and the Target Companies. On August 16, 1996, the FTC informed HA-LO that HA-LO's request for early termination of the applicable waiting period had been granted. See "The Merger Transactions -- Regulatory Approval."

    CANADIAN REGULATORY MATTERS. Neither the Canada Amalgamation nor the Ancillary Asset Acquisition requires governmental approval under the Competition Act (Canada) (the "Competition Act") or the Investment Canada Act prior to the consummation of the Merger Transactions. See "The Merger Transactions -- Regulatory Approval."

    CERTAIN INCOME TAX CONSIDERATIONS. Consummation of the Merger Transactions is conditioned upon receipt by HA-LO and the Target Companies of opinions from their respective legal counsel that the U.S. Merger will qualify as a reorganization for United States federal income tax purposes under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, HA-LO believes that (i) the Canada Amalgamation will qualify as a reorganization under Section 368(a) of the Code (provided that certain shareholders of Marusa will be required to include an amount in gross income as a "toll charge" subject to tax) and (ii) the Ancillary Asset Acquisition will be taxable to both

Nerok and Market Financial, unless both of such corporations adopt plans of liquidation in connection with such exchanges (in which case certain shareholders of each of Marusa Financial and Nerok will be required to include an amount in gross income as a "toll charge" subject to tax). See "The Merger Transactions -- Certain United States Federal Income Tax Considerations" and "The Plan of Merger and Amalgamation -- Conditions."

    Any gains realized as a result of the Canada Amalgamation by a Target Shareholder who is a resident of the United States for purposes of the Treaty should be exempt from Canadian federal income tax by virtue of the Treaty. The Canada Amalgamation will also not give rise to any Canadian federal income tax payable by Marusa or HA-LO Sub-2. Any income or gains realized by Marusa Financial and Nerok as a result of the Ancillary Asset Acquisition will be subject to Canadian federal income tax. Any gain realized by HA-LO on the conversion of the shares of HA-LO Sub-2 in the Canada Amalgamation will be exempt from federal income tax pursuant to the provisions of the Treaty. See "The Merger Transactions -- Certain Canadian Federal Income Tax Considerations."

    ACCOUNTING TREATMENT. The Merger Transactions are expected to be accounted for as a pooling of interests in accordance with the provisions of Accounting Principles Board Opinion No. 16 on business combinations. HA-LO has received the written opinion of Arthur Andersen LLP, independent public accountants, to the effect that, based upon certain material facts and certain representations and warranties provided by HA-LO and the Target Companies described in such opinion, the business combination to be effected by the Merger Transactions would be properly accounted for as a pooling of interests in accordance with generally accepted accounting principles. See "The Merger Transactions -- Accounting Treatment."

    LISTING ON THE NASDAQ NATIONAL MARKET. The HA-LO Common Stock is quoted on The Nasdaq National Market under the symbol "HALO." The obligations of HA-LO to consummate the Merger Transactions are subject to the condition that the HA-LO Common Stock to be issued in connection with the Merger Transactions shall have been approved for quotation on The Nasdaq National Market.

    MARKET PRICE DATA. On June 14, 1996, the last trading day immediately prior to the date on which HA-LO and the Target Companies first publicly announced their intent to undertake the Merger Transactions, the closing sale price of HA-LO Common Stock as reported by The Nasdaq National Market was $26.75 per share. On August 22, 1996, the last trading day for which quotations were available at the time of printing this Proxy Statement/Prospectus, the last reported sale price for HA-LO Common Stock on The Nasdaq National Market, was
$            per share. Neither the Market USA Common Stock nor the Marusa
Common Stock is traded on any established public trading market or the over-the-counter market. See "Stock Price and Dividend Information."

RISK FACTORS

    The information set forth under "Risk Factors" on pages 1-6 should be reviewed and carefully considered in evaluating the Merger Transactions and the issuance of HA-LO Common Stock in connection with the Merger Transactions.

                             HA-LO INDUSTRIES, INC.
                       SELECTED HISTORICAL FINANCIAL DATA

    The following tables set forth selected historical financial data and other operating information for HA-LO for each of the fiscal years in the three-year period ended December 31, 1995 and for the six months ended June 30, 1996 and 1995. The selected financial information for each of the three-year periods has been derived from the Consolidated Financial Statements of HA-LO, which have been audited by Arthur Andersen LLP, independent auditors to HA-LO, and from the underlying accounting records of HA-LO. The selected financial information for the six-month periods has been derived from unaudited consolidated financial statements of HA-LO and reflects all adjustments (consisting of normal recurring adjustments) that, in the opinion of the management of HA-LO, are necessary for a fair presentation of such information. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for fiscal 1996.

    All information contained in the following tables should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Pro Forma Financial Information" and with the Consolidated Financial Statements and related notes of HA-LO included or incorporated by reference herein.

                             HA-LO INDUSTRIES, INC.
                            SELECTED FINANCIAL DATA

                                                                                                   SIX MONTHS ENDED
                                                                   YEARS ENDED DECEMBER 31,            JUNE 30,
                                                                -------------------------------  --------------------
                                                                  1993       1994       1995       1995       1996
                                                                ---------  ---------  ---------  ---------  ---------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Net sales.....................................................  $  80,463  $ 110,396  $ 172,866  $  66,314  $  85,973
Cost of service...............................................     59,262     76,319    122,982     45,634     60,703
                                                                ---------  ---------  ---------  ---------  ---------
Gross profit..................................................     21,201     34,077     49,884     20,680     25,270
Selling expenses..............................................     11,328     18,213     24,600     10,699     13,026
General and administrative expenses...........................      8,876     12,663     19,045      8,293      9,928
                                                                ---------  ---------  ---------  ---------  ---------
Income from operations........................................        997      3,201      6,239      1,688      2,316
Other income (expense)........................................        (53)      (836)    (1,260)      (665)       248
                                                                ---------  ---------  ---------  ---------  ---------
Income before taxes...........................................        944      2,365      4,979      1,023      2,564
Provision for income taxes....................................        198        859      1,991        409      1,026
                                                                ---------  ---------  ---------  ---------  ---------
Net income for the period.....................................  $     746  $   1,506  $   2,988  $     614  $   1,538
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------
Pro forma net income for the period(1)........................  $     566  $   1,419        N/A        N/A        N/A
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------
PER SHARE DATA(2):
Net income (pro forma for 1993 and 1994)(1)...................       0.08       0.20       0.34       0.08       0.14
Shares used in computation assuming full dilution.............      7,074      7,200      8,722      7,955     11,263

BALANCE SHEET DATA (END OF PERIOD):
Total assets..................................................  $  31,306  $  44,667  $  68,848  $  48,742  $  63,093
Working capital...............................................      8,757     14,556     27,586     27,344     29,425
Long-term debt, net of current portion........................      6,071     12,512         --     15,226         --
Shareholders' equity..........................................      8,721      9,911     39,572     12,216     42,124

- ------------------------------

(1) In December, 1995 HA-LO acquired an entity that had elected to be treated as an S corporation for federal income tax purposes. The acquisition was accounted for as a pooling-of-interests. Accordingly, pro forma net income and income per share amounts include an unaudited pro forma tax provision for the years ended December 31, 1993 and 1994 at an effective rate of 40%.

(2) All per share amounts have been adjusted to reflect the June 3, 1996 3-for-2 split of the outstanding HA-LO Common Stock, effected in the form of a 50% common stock dividend, to shareholders of record on May 17, 1996.

                                TARGET COMPANIES
                       SELECTED HISTORICAL FINANCIAL DATA

    The following tables set forth selected historical combined financial data and other operating information for the Target Companies for each of the fiscal years in the three-year period ended December 31, 1995 and for the six months ended June 30, 1996 and 1995. The selected financial information for each of the three-year periods has been derived from the Combined Financial Statements of the Target Companies, which have been audited by Arthur Andersen LLP, independent auditors to the Target Companies, and from the underlying accounting records of the Target Companies. The selected combined financial information for the six-month periods has been derived from unaudited consolidated financial statements of the Target Companies and reflects all adjustments (consisting of normal recurring adjustments) that, in the opinion of the management of the Target Companies, are necessary for a fair presentation of such information. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for fiscal 1996.

    All information contained in the following tables should be read in conjunction with "Target Companies' Management's Discussion and Analysis of Financial Condition and Results of Operations," "Pro Forma Financial Information" and with the Combined Financial Statements and related notes of the Target Companies included herein. Certain amounts from the combined statements of income of the Target Companies have been reclassified to conform with the presentation below.

                                TARGET COMPANIES
                            SELECTED FINANCIAL DATA

                                                                                                     SIX MONTHS ENDED
                                                                     YEARS ENDED DECEMBER 31,            JUNE 30,
                                                                  -------------------------------  --------------------
                                                                    1993       1994       1995       1995       1996
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Net sales.......................................................  $  24,491  $  35,425  $  38,399  $  17,746  $  24,733
Cost of service.................................................     16,392     23,170     25,495     13,173     18,350
                                                                  ---------  ---------  ---------  ---------  ---------
Gross profit....................................................      8,099     12,255     12,904      4,573      6,383
                                                                  ---------  ---------  ---------  ---------  ---------
Selling expenses................................................        459        911        959        435        548
General and administrative expenses.............................      5,487      7,205      9,062      3,013      3,469
                                                                  ---------  ---------  ---------  ---------  ---------
Income from operations..........................................      2,153      4,139      2,883      1,125      2,366
Other income....................................................         14         36         46         23         13
                                                                  ---------  ---------  ---------  ---------  ---------
Income before taxes.............................................      2,167      4,175      2,929      1,148      2,379
Provision for income taxes......................................        209        337        508         47        167
                                                                  ---------  ---------  ---------  ---------  ---------
Net income for the period.......................................  $   1,958  $   3,838  $   2,421  $   1,101  $   2,212
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------  ---------
Pro forma net income for the period(1)..........................  $   1,300  $   2,505  $   1,757  $     689  $   1,427
                                                                  ---------  ---------  ---------  ---------  ---------
                                                                  ---------  ---------  ---------  ---------  ---------
PER SHARE DATA(2):
Dividends.......................................................        .14        .26       1.84       0.17       0.49
Pro forma net income(1).........................................       0.51       0.98       0.69       0.27       0.56
Shares used in computation......................................      2,550      2,550      2,550      2,550      2,550
BALANCE SHEET DATA (END OF PERIOD):
Total assets....................................................  $   7,945  $  11,271  $  10,492  $  12,472  $  13,308
Working capital.................................................      2,130      4,900      2,368      5,819      2,562
Long-term debt, net of current portion..........................         87         79         81         78         78
Shareholders' equity............................................      4,311      7,478      5,338      8,156      6,292

- ------------------------------

(1) Market USA has elected to be treated as an S corporation for federal income tax purposes. Pro forma net income and pro forma net income per share amounts include an unaudited pro forma income tax provision for all periods at an effective rate of 40%.

(2) All per share data is based on the number of shares of HA-LO Common Stock to be issued by HA-LO in connection with the Merger Transactions.

               SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The following table presents summary pro forma financial information derived from the Unaudited Pro Forma Combined Condensed Financial Statements included elsewhere in this Proxy Statement/Prospectus and has been presented assuming the Merger Transactions will be accounted for as a pooling of interests. The Unaudited Pro Forma Condensed Combined Financial Statements do not purport to present the financial position or results of operations of HA-LO had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in HA-LO's Annual Report to Securityholders on Form 10-K, which is incorporated by reference herein, and "Target Companies' Management's Discussion and Analysis of Financial Condition and Results of Operations" and "HA-LO and Target Companies Pro Forma Combined Condensed Financial Statements" included elsewhere in this Proxy Statement/Prospectus.

                           HA-LO AND TARGET COMPANIES
                    SUMMARY PRO FORMA FINANCIAL INFORMATION

                                                                                      SIX MONTHS ENDED JUNE
                                                     YEARS ENDED DECEMBER 31,                  30,
                                               -------------------------------------  ----------------------
                                                  1993         1994         1995        1995        1996
                                               -----------  -----------  -----------  ---------  -----------
                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Income Statement Data:
Revenues.....................................  $   104,954  $   145,821  $   211,265  $  84,060  $   110,706
  Pro forma net income(1),(3)................        1,866        3,924        4,745      1,303        2,965
  Pro forma earnings per share(2),(4)........         0.19         0.40         0.42       0.12         0.21
Balance Sheet Data (at end of period):
  Total assets...............................                                                    $    76,401
  Working capital............................                                                         29,104
  Long-term debt, net of current portion.....                                                             78
  Shareholders' equity.......................                                                         45,532

- ------------------------

(1) A corporation which was acquired by HA-LO in December, 1995 in a transaction accounted for as a pooling-of-interests, had elected to be treated as an S corporation for federal income tax purposes. Pro forma net income and income per share amounts include an unaudited provision for federal and state income taxes at an effective rate of 40% for 1993 and 1994.

(2) All per share information has been adjusted to reflect a 3-for-2 stock split, effected by HA-LO as a 50% common stock dividend, to shareholders of record on May 17, 1996.

(3) Market USA has elected to be treated as an S corporation for federal income tax purposes. Pro forma net income and pro forma net income per share amounts include an unaudited provision for federal and state income taxes for all periods at an effective rate of 40%.

(4) All per share data is based on the number of shares of HA-LO Common Stock to be issued by HA-LO to complete the Merger Transactions.

COMPARATIVE PER SHARE DATA

    The following table sets forth certain historical per share data of HA-LO and the Target Companies and combined per share data on an unaudited pro forma basis, based on the assumption that the Merger Transactions occurred at the beginning of the earliest period presented and were accounted for as a pooling of interests. The pro forma comparative per share data has been adjusted to give effect to (i) the issuance of 1,912,500 shares of HA-LO Common Stock in connection with the U.S. Merger; (ii) the issuance of 637,400 shares of HA-LO Common Stock in connection with the Canada Amalgamation; and (iii) the issuance of 100 shares of Common Stock in connection with the Ancillary Asset Acquisition. The pro forma comparative per share data does not purport to represent what HA-LO's financial position or results of operation would actually have been had the Merger Transactions occurred at the beginning of the earliest period presented or to project HA-LO's financial position or results of operation for any future date or period. This data should be read in conjunction with the pro forma combined condensed financial statements and the separate historical financial statements and notes thereto of HA-LO included or incorporated by reference herein and of the Target Companies included elsewhere herein.

                                                                                                          SIX MONTHS ENDED
                                                                          YEARS ENDED DECEMBER 31,            JUNE 30,
                                                                       -------------------------------  --------------------
                                                                         1993       1994       1995       1995       1996
                                                                       ---------  ---------  ---------  ---------  ---------
INCOME FROM CONTINUING OPERATIONS PER SHARE
  Historical HA-LO...................................................  $    0.08  $    0.20  $    0.34  $    0.08  $    0.14
  Historical Target Companies........................................  $    0.51  $    0.98  $    0.69  $    0.43  $    0.87
  Pro forma combined.................................................  $    0.19  $    0.40  $    0.42  $    0.12  $    0.21
BOOK VALUE PER SHARE
  Historical HA-LO...................................................                        $    4.54             $    3.74
  Historical Target Companies........................................                        $    2.09             $    2.94
  Pro forma combined.................................................                        $    3.98             $    3.30
CASH DIVIDENDS PER SHARE
  Historical HA-LO(1)................................................         --         --         --         --         --
  Historical Target Companies........................................  $    0.14  $    0.26  $    1.84  $    0.17  $    0.49
  Pro forma combined.................................................  $    0.04  $    0.07  $    0.42  $    0.04  $    0.09

- ------------------------

(1) Excludes dividends of $299,000, $610,000 and $555,000 paid by an acquired company to its shareholders in 1993, 1994 and 1995, respectively, prior to its acquisition by HA-LO. The acquisition, which occurred in December 1995, was accounted for as a pooling of interests. No dividends were paid by the acquired company during the six months ended June 30, 1995 or June 30, 1996.

                                  RISK FACTORS

    The following are certain factors that should be considered by the shareholders of HA-LO in evaluating the Merger Transactions as well as the proposal to be considered and voted upon at the HA-LO Special Meeting and by shareholders of each of the Target Companies in evaluating an investment in HA-LO Common Stock. Unless otherwise specified, references herein to the Target Companies after the Merger Transactions refer to the surviving corporation of the U.S. Merger, the corporation resulting from the Canada Amalgamation and the business operated by the New Canadian Service Entity.

RISKS FACTORS RELATING TO THE MERGER TRANSACTIONS

    INTEGRATION OF THE BUSINESSES. The Merger Transactions involve the integration of two business organizations that have previously operated independently. There can be no assurance that HA-LO will not encounter difficulties in integrating the operations of the Target Companies with those of HA-LO or that the benefits expected from such integration will be realized. Any delays or unexpected costs incurred in connection with such integration could have a material adverse effect on the combined company's business, operating results or financial condition. Furthermore, there can be no assurance that the operations, managements and personnel of the two business organizations will be compatible or that HA-LO or the Target Companies will not experience the loss of key personnel. Among the factors considered by the Board of Directors of HA-LO in connection with its approval of the Plan of Merger and Amalgamation were the opportunities to provide additional marketing services to HA-LO's existing clients. There can be no assurance that any of HA-LO's existing clients will become clients of the Target Companies after the Merger Transactions.

    DILUTION OF PERCENTAGE OWNERSHIP INTEREST. Following the Merger Transactions, the current shareholders of HA-LO will own approximately 80.5% of the then outstanding HA-LO Common Stock. This represents substantial dilution of the percentage ownership interest in HA-LO by HA-LO's current shareholders. The shareholders of the Target Companies will own approximately 19.5% of the HA-LO Common Stock. In addition, the policies and day-to-day operations of the combined companies will be controlled by the Board of Directors and management of HA-LO.

RISK FACTORS RELATING TO THE TARGET COMPANIES

    RELIANCE ON MAJOR CLIENTS AND KEY INDUSTRIES. Because a substantial portion of the Target Companies' revenue is generated from relatively few clients, the loss of a significant client or clients could have a materially adverse effect on the Target Companies. The Target Companies' ten largest clients collectively accounted for approximately 89.3% and 77.2%, respectively, of the Target Companies' combined net revenues in 1994 and 1995. The Target Companies' largest client in 1994 was JC Penney Life Insurance Company, which accounted for approximately 25.4% of the Target Companies' combined net revenues. The Target Companies' largest client in 1995 was Allstate Insurance, which accounted for approximately 19.5% of the Target Companies' combined net revenues. Many of the Target Companies' clients are concentrated in the insurance and financial services industries. A trend in either of these industries not to use, or to reduce their use of, telephone-based sales, marketing or customer management services, could have a materially adverse effect on the Target Companies. The Target Companies generally operate under contracts which may be terminated on short notice, some of which do not have minimum volume requirements. See "Business of the Target Companies."

    FACTORS AFFECTING ABILITY TO MANAGE AND SUSTAIN GROWTH. The Target Companies have experienced rapid growth over the past several years and anticipate continued growth to be driven primarily by industry trends toward outsourcing of telephone-based sales, marketing and customer service operations and increased penetration by the Target Companies of new and existing clients and markets. Future growth will depend on a number of factors, including the effective and timely initiation and development of client relationships, opening of new call centers, and recruitment, motivation and retention of qualified personnel. Sustaining growth will also require the implementation of enhanced operational and financial systems and will require additional management, operational and financial resources. There can be no assurance that the Target Companies will be able to manage their expanding operations effectively or that they will be able to maintain or accelerate their growth. See "Target Companies Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business of the Target Companies."

    COMPETITIVE AND FRAGMENTED INDUSTRY; POTENTIAL FUTURE COMPETING TECHNOLOGIES AND TRENDS. The industry in which the Target Companies compete is very competitive and highly fragmented. The Target Companies' competitors range in size from very small firms offering special applications or short term projects to large, publicly traded companies. A number of competitors have capabilities and resources equal to, or greater than, the Target Companies. Some of the Target Companies' services also compete with direct mail, television, radio and other advertising media. There can be no assurance that, as the Target Companies' industry continues to evolve, additional competitors with greater resources than the Target Companies will not enter the industry (or particular segments of the industry) or that the Target Companies' clients will not choose to conduct more of their telephone-based sales, marketing or customer service activities internally. See "Business of the Target Companies -- Competition."

    The development of new forms of direct sales and marketing techniques, such as interactive home shopping through television, computer networks and other media, could have an adverse effect on the demand for the Target Companies' services. In addition, the effectiveness of marketing by telephone could also decrease as a result of consumer saturation and increased consumer resistance to this direct marketing tool. Although the Target Companies' attempt to monitor industry trends and respond accordingly, there can be no assurance that the Target Companies will be able to anticipate and successfully respond to such trends in a timely manner. See "Business of the Target Companies."

    ORGANIZATION OF MARUSA. The Canada Business Corporations Act (the "CBCA") requires that a majority of the directors of a corporation organized under the CBCA be residents of Canada. At the time of its incorporation under the CBCA, the sole directors of Marusa were Seymour N. Okner and Samuel P. Okner, each a resident of the United States. HA-LO's Canadian counsel has informed HA-LO that, because of such failure to comply with the CBCA, (i) Messrs. Okner, in their capacity as the sole directors of Marusa, had no authority to transact business on behalf of Marusa and (ii) all actions so taken by Messrs. Okner on behalf of Marusa were without effect, including, without limitation, the issuance of shares of Marusa Common Stock. As a result, neither Marusa nor the shareholders of Marusa can confirm the identity of either the shareholders or directors of Marusa since its initial incorporation. Although, Marusa has commenced proceedings to obtain a declaratory judgment of a court of competent jurisdiction to confirm the identity of the shareholders and directors of Marusa, there can be no assurance that a court will grant such a declaratory judgment, that such a declaratory judgment will be granted prior to the Effective Time or that Marusa will be able to consummate the Canada Amalgamation in the absence of such a judgment. If such declaratory judgment is not granted prior to the Effective Time and HA-LO is otherwise able to consummate the Canada Amalgamation, HA-LO will bear the risk that persons, other than those set forth in this Proxy Statement/Prospectus, may claim ownership to the Marusa Common Stock. The Target Companies have informed HA-LO that they believe they have meritorious defenses to any such claims. Although HA-LO will vigorously defend any such claims, there can be no assurance that HA-LO would be meritorious in such defense and that any such claimants would not be judicially declared to be the owners of all or a portion of the Marusa Common Stock.

    LICENSING REQUIREMENTS. Certain United States and Canadian jurisdictions in which the Target Companies operate have laws and regulations which require that persons selling insurance products obtain state, provincial or territorial licenses before engaging in such activities. In particular, each Canadian province and territory requires that Marusa Financial and its representatives selling insurance products, among others, obtain such a license. Marusa Financial has been unable to demonstrate that it is in compliance with such licensing requirements in several Canadian provinces and territories. In the absence of a valid license, the provincial or territorial government has the authority to require Marusa Financial to cease and desist from conducting telemarketing activities relating to insurance products in such province or territory until such license is applied for and obtained, a process which could require several months to complete. There can be no assurance that any such license will be obtained. In addition, on May 21, 1996, governmental authorities in the Province of British Columbia issued a cease and desist order with respect to Marusa Financial's activities in such Province requiring each employee of Marusa Financial to cease conducting telemarketing activities on behalf of Marusa Financial until such employees obtain the required Province of British Columbia licenses. On May 24, 1996, Marusa Financial appealed such cease and desist order and applied for and obtained a stay of the British Columbia cease and desist order, which stay is effective until the court renders a decision on the Target Companies' appeal. The hearing relating to the Target Companies' appeal is scheduled for October 1996. The failure of Marusa Financial to obtain, and maintain in effect, all required licenses to conduct telemarketing activities with respect to insurance products would have a material adverse effect on the results of operations of the Target Companies taken as a whole. See "Business of the Target Companies -- Legal Proceedings."

    RELIANCE ON TECHNOLOGY. The Target Companies have invested significantly in sophisticated and specialized telecommunications and computer technology, and have focused on the application of this technology to provide customized solutions to meet their clients' needs. The Target Companies anticipate that it will be necessary to continue to select, invest in and develop new and enhanced technology on a timely basis in the future in order to maintain their competitiveness. The Target Companies' future success will also depend in part on their ability to continue to develop information technology solutions which keep pace with evolving industry standards and changing client demands. In addition, the Target Companies' business is highly dependent on its computer and telephone equipment and software systems, and the temporary or permanent loss of such equipment or systems, through casualty or operating malfunctions, could have a materially adverse effect on the Target Companies' business. See "Business of the Target Companies -- Business Strategy."

    DEPENDENCE ON KEY PERSONNEL. The success of the Target Companies depends in large part upon the abilities and continued service of their executive officers and other key employees. There can be no assurance that the Target Companies will be able to retain the services of such officers and employees. Seymour N. Okner, the principal Target Shareholder, is 69 years of age and, although Mr. Okner will serve as Chairman and Chief Executive Officer of each of Market USA and Marusa and enter into an Employment Agreement with HA-LO for an initial term of three years, there can be no assurance that Mr. Okner or any other executive officer or key employee will continue to be able to devote the same efforts to the success of the Target Companies as has historically been the case. The loss of key personnel, including Mr. Okner, could have a materially adverse effect on the Target Companies. The Target Companies have non-competition agreements with certain of their existing key personnel. However, courts are at times reluctant to enforce such agreements. In order to support their growth, the Target Companies will be required to effectively recruit, develop and retain additional qualified management personnel. See "The Merger Transactions -- Interests of Certain Persons in the Merger Transactions" and "Management of the Target Companies."

    DEPENDENCE ON LABOR FORCE. The Target Companies' industry is very labor intensive and has experienced high personnel turnover. Many of the Target Companies' employees receive modest hourly wages. A higher turnover rate among the Target Companies' employees would increase the Target Companies' recruiting and training costs and decrease operating efficiencies and productivity. Some of the Target Companies' operations, particularly insurance product sales, require specially trained and licensed employees. Growth in the Target Companies' business will require them to recruit and train qualified personnel at an accelerated rate from time to time. There can be no assurance that the Target Companies will be able to continue to hire, train and retain a sufficient labor force of qualified employees. A significant portion of the Target Companies' costs consists of wages to hourly workers. An increase in hourly wages, costs of employee benefits or employment taxes could materially adversely effect the Target Companies. See "Business of the Target Companies -- Personnel and Training."

    DEPENDENCE ON TELEPHONE SERVICE. The Target Companies' business is materially dependent on service provided by various local and long distance telephone companies. A significant increase in the cost of telephone services that is not recoverable through an increase in the price of the Target Companies' services, or any significant interruption in telephone services, could have a materially adverse impact on the Target Companies.

    GOVERNMENT REGULATION. The Target Companies' business is subject to various federal and state laws and regulations. The Target Companies' industry has become subject to an increasing amount of federal and state regulation in the past five years. The rules of the Federal Communications Commission (the "FCC") under the Federal Telephone Consumer Protection Act of 1991 limit the hours during which telemarketers may call consumers and prohibit the use of automated telephone dialing equipment to call certain telephone numbers. The Federal Telemarketing and Consumer Fraud and Abuse Prevention Act of 1994 (the "TCFAPA") broadly authorizes the Federal Trade Commission (the "FTC") to issue regulations prohibiting misrepresentation in telephone sales. In August 1995, the FTC issued regulations under the TCFAPA which, among other things, require telemarketers to make certain disclosures when soliciting sales. The Target Companies' operating procedures comply with the telephone solicitation rules of the FCC and FTC. However, there can be no assurance that additional federal or state legislation, or changes in regulatory implementation, would not limit the activities of the Target Companies or their clients in the future or significantly increase the cost of regulatory compliance. See "Business of the Target Companies -- Government Regulation -- United States Government Regulation."

    The Target Companies' business is also subject to various federal and provincial laws and regulations, including, but not limited to, certain fraud provisions of the Canadian Criminal Code and certain misleading advertising provisions of the Competition Act. In addition, certain provinces and territories have enacted legislation applicable to telemarketing practices. Moreover, the Canadian Radio-television and Telecommunications Commission has issued several decisions relating to the use of automatic dialing-announced devices in connection with certain telemarketing practices. In June 1995, the Director under the Competition Act proposed that certain amendments be made to the Competition Act to, among other things, (i) establish deceptive telemarketing practices as a specific strict liability criminal offense; (ii) permit legal proceedings in respect to deceptive telemarketing practices by way of summary conviction in less serious matters or by way of indictment in more serious matters; and (iii) increase the maximum fine relating to summary convictions from Cdn. $25,000 to Cdn. $200,000. The Target Companies believe that draft legislation relating to the foregoing will be introduced into the House of Commons in the fall of 1996. The Target Companies also believe that, except as described in this Proxy Statement/Prospectus, they are currently in compliance with all existing Canadian laws; however, there can be no assurance
(i) that additional federal or provincial legislation, or changes in regulatory implementation would not limit the activities of the Target Companies or their clients in the future or significantly increase the cost of regulatory compliance or (ii) as to the impact, if any, that any such legislation, if enacted, would have upon the business and operations of the Target Companies in Canada. See "Business of the Target Companies -- Government Regulation -- Canadian Government Regulation."

    Several of the industries in which the Target Companies' clients operate are subject to varying degrees of government regulations, particularly the insurance and financial services industries. Generally, compliance with these regulations is a responsibility shared between the Target Companies and their clients. However, the Target Companies could be subject to a variety of enforcement or private actions for their failure or the failure of their clients to comply with such regulations. The Target Companies' telephone representatives who sell insurance products are required, among other things, to be licensed by various state and provincial insurance commissions and participate in regular continuing education programs, thus requiring the Target Companies to comply with the extensive regulations of these state and provincial commissions. As a result, changes in these regulations or their implementation could materially increase the Target Companies' operating costs. See "Business of the Target Companies -- Government Regulation -- Other Regulation."

    POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING RESULTS. The Target Companies could experience quarterly variations in net revenues and operating income as a result of many factors, including, among others, the timing of clients' marketing campaigns, the timing of additional selling, general and administrative expenses to acquire and support such new business and changes in the Target Companies' revenue mix among its various service offerings. In addition, the Target Companies must plan their operating expenditures based on revenue forecasts, and revenue shortfall below such forecast in any quarter would likely adversely affect the Target Companies' operating results for that quarter. However, the Target Companies' business tends to be slower in the first quarter due to client marketing programs which are typically slower in the first part of the year. See "Target Companies' Management's Discussion and Analysis of Financial Condition and Results of Operations."

RISK FACTORS RELATING TO HA-LO AND HA-LO COMMON STOCK

    GROWTH THROUGH ACQUISITIONS. Acquiring businesses which can be integrated into HA-LO's operations has been and continues to be an important element of HA-LO's strategy for achieving profitable growth. Since January 1, 1993, HA-LO has acquired ten advertising specialty businesses. However, there can be no assurance that suitable acquisition candidates will continue to be available at prices deemed reasonable by HA-LO, that HA-LO will be able to successfully integrate future acquisitions, if any, into its existing business, that the sales representatives previously associated with an acquired business will remain with HA-LO after the acquisition or that HA-LO's recent growth rate will continue in the future. In addition, there is significant competition for attractive acquisition candidates.

    RISKS RELATED TO RAPID GROWTH. Since January 1, 1993, HA-LO's net sales and net income have increased as a result of both its acquisitions of advertising specialty businesses and its internal growth. As part of its business strategy, HA-LO intends to continue to pursue additional acquisitions, open showrooms and attract and retain additional sales representatives. The failure to effectively control and manage growth could have a material adverse effect on HA-LO's financial condition and results of operations. There can be no assurance that HA-LO's recent growth rate will continue in the future.

    CONCENTRATION OF SALES WITH MONTGOMERY WARD; LOWER GROSS MARGINS WITH MONTGOMERY WARD BUSINESS. During the six months ended June 30, 1996, sales to Montgomery Ward & Co. Incorporated ("Montgomery Ward") accounted for approximately 15.0% of HA-LO's net sales. HA-LO's exclusive agreement with Montgomery Ward expires on December 31, 2004, subject to earlier termination (i) at HA-LO's election in the event that Montgomery Ward fails to purchase specified minimum amounts of HA-LO products annually under the agreement and
(ii) at Montgomery Ward's election on December 31 of any year, commencing in 1998, upon no less than six-months' notice. In connection with the agreement, a fund in which Montgomery Ward is the principal investor, acquired shares of HA-LO Common Stock and warrants to purchase additional shares of HA-LO Common Stock. Certain of the warrants are subject to forfeiture upon early termination of the agreement. Subsequently, the fund distributed its shares of HA-LO Common Stock and warrants to its partners (including Montgomery Ward) PRO RATA in accordance with their respective partnership interests. The agreement provides for limitations on HA-LO's gross margins relating to sales thereunder, resulting in lower gross margins on this business than on HA-LO's other business. This is offset, however, by lower selling expenses incurred on the sales to Montgomery Ward. Although HA-LO believes that it has established an excellent relationship with Montgomery Ward, the loss of all or a significant portion of this account would have a material adverse effect on HA-LO's business and results of operations.

    CONCENTRATION OF SALES AND EARNINGS IN FOURTH QUARTER; QUARTERLY FLUCTUATIONS IN SALES AND EARNINGS. Some customers tend to utilize a greater portion of their advertising and promotion budgets in the latter part of the calendar year, which has historically resulted in and may continue to result in a disproportionately large share of HA-LO's net sales and net income being recognized in the fourth quarter. In addition, the timing of, and method of accounting used in connection with, an acquisition may cause substantial fluctuations in operating results from quarter to quarter.

    EMPLOYMENT TAX AUDIT. The Internal Revenue Service (the "IRS") has commenced and is currently engaged in a field audit examination of HA-LO's federal employment tax returns for the years ended December 31, 1993, 1994 and 1995 which includes a review of the facts, circumstances and legal authority supporting HA-LO's position that its independent sales representatives have properly been treated as independent contractors for federal employment tax purposes. The audit is continuing, and no adjustments to HA-LO's federal withholding, federal unemployment or social security tax liabilities have been proposed to date, although management believes that the IRS will propose such adjustments in the near future. Although management believes that HA-LO's characterization of its independent sales representatives as independent contractors rather than employees is proper, the IRS could assert otherwise and seek to require HA-LO to reclassify its independent sales representatives as employees and/or pay substantial additional employment taxes and penalties, which amount could be material. If the IRS proposes such a reclassification or adjustment, HA-LO would have several options available to it, including an appeal of any such determination within the IRS and to the Federal District Court, if necessary. This process could take several years to resolve as the ultimate determination will be based upon a factual analysis of the relationship between HA-LO and its independent sales representatives. If the IRS were to prevail and require HA-LO to treat all or any portion of its independent sales representatives as employees, such change in status could adversely effect HA-LO's business.

    DEPENDENCE UPON INDEPENDENT SALES REPRESENTATIVES. The success of HA-LO is largely attributable to its ability to attract and retain experienced sales representatives. HA-LO's sales force currently consists of approximately 600 sales representatives, most of whom are independent representatives. During the six months ended June 30, 1996, no single sales representative was responsible for more than 0.3% of HA-LO's sales. HA-LO's independent sales representatives generally have the right to represent other companies, including competitors of HA-LO. HA-LO believes that the decision of a sales representative to terminate his or her relationship with HA-LO could result in HA-LO losing that representative's customers. Historically, HA-LO has not had significant turnover among its sales representatives; however, there can be no assurance that HA-LO will not experience higher turnover among its sales representatives in the future.

    COMPETITION. The advertising specialty industry is highly fragmented and competitive, and the cost of entry is low. Although HA-LO believes its value-added services provide it with a competitive advantage, these capabilities may result in higher administrative costs than those incurred by certain of its smaller competitors. Existing or new competitors may have substantially greater financial and other resources than HA-LO. HA-LO also competes for advertising dollars with other sources, such as television, radio, newspapers, magazines and billboards. There can be no assurance that HA-LO will be able to continue to compete successfully against current and future competitors or that competitive pressures faced by HA-LO will not materially adversely affect its business, operating results and financial condition in the future.

    CONTROL BY MANAGEMENT. After giving effect to the issuance of HA-LO Common Stock in connection with the consummation of the Merger Transactions, HA-LO's executive officers and directors (including Seymour N. Okner and his affiliates), and investors currently represented on its Board of Directors, will, in the aggregate, beneficially own approximately 37.1% of the outstanding HA-LO Common Stock. Although no voting agreements or similar arrangements among such shareholders currently exist or are contemplated, if such shareholders were to act in concert in the future, they likely would be able to elect all of HA-LO's directors, determine the outcome of most corporate actions requiring shareholder approval and otherwise control the business affairs of HA-LO. Similarly, such persons, acting together, would be in a position to prevent a take-over of HA-LO by one or more third parties.

    CERTAIN ANTI-TAKEOVER PROVISIONS; PREFERRED STOCK. Certain provisions of HA-LO's Restated Articles of Incorporation, as amended, and HA-LO's Amended and Restated By-laws, as well as provisions of the IBCA, could have an anti-takeover effect. HA-LO's Board of Directors has the authority to issue up to 10,000,000 shares of Preferred Stock and to determine the price, voting, liquidation, dividend and other rights, preferences and privileges of such shares without any further vote or action by HA-LO's shareholders. The rights of the holders of HA-LO Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate transactions, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of HA-LO or to otherwise effect a change of control. HA-LO has no present plan to issue shares of Preferred Stock. Additionally, the IBCA places restrictions on business combinations with persons deemed "interested shareholders." These provisions could have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of HA-LO.

    DIVIDENDS. HA-LO has not paid any dividends on the HA-LO Common Stock since its initial public offering in November 1992 and does not anticipate paying any such dividends in the foreseeable future. However, an entity acquired by HA-LO in December 1995 in a transaction accounted for as a pooling of interests paid cash dividends of $555,000, $610,000 and $299,000 in 1995, 1994 and 1993,
respectively.

    SHARES ELIGIBLE FOR FUTURE SALE. As of July 31, 1996, 10,509,055 shares of HA-LO Common Stock were outstanding, and 2,485,067 shares of HA-LO Common Stock were reserved for issuance in connection with the exercise of outstanding options, warrants and conversion rights. In addition to the 2,550,000 shares of HA-LO Common Stock proposed to be issued in the Merger Transactions, HA-LO may issue shares of HA-LO Common Stock and preferred stock in the future in connection with acquisitions, corporate combinations, financing activities or employee compensation plans. Sales of substantial amounts of HA-LO Common Stock in the open market or the availability of such shares for sale could have an adverse short-term effect on the market price for HA-LO Common Stock. See "The Merger Transactions -- Resale Restrictions."

                              THE SPECIAL MEETING

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

    At the Special Meeting, holders of HA-LO Common Stock will consider and vote upon a proposal to approve and adopt the Plan of Merger and Amalgamation and the transactions contemplated thereby. Approval and adoption of the Plan of Merger and Amalgamation shall also constitute approval of the issuance of shares of HA-LO Common Stock in connection with the Merger Transactions. HA-LO shareholders will also consider and vote upon such other matters as may properly be brought before the Special Meeting or any adjournment(s) or postponement(s) thereof.

    THE HA-LO BOARD OF DIRECTORS HAS APPROVED THE PLAN OF MERGER AND AMALGAMATION AND RECOMMENDS THAT HA-LO STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE PLAN OF MERGER AND AMALGAMATION (WHICH APPROVAL AND ADOPTION SHALL CONSTITUTE, AMONG OTHER THINGS, APPROVAL OF THE ISSUANCE OF SHARES OF HA-LO COMMON STOCK IN CONNECTION WITH THE MERGER TRANSACTIONS.)

    The HA-LO Special Meeting will be held at HA-LO's principal executive offices located at 5980 West Touhy Avenue, Niles, Illinois 60714, on Wednesday, September 25, 1996, at 10:00 A.M., local time.

VOTE REQUIRED

    The affirmative vote of at least two-thirds of the outstanding shares of HA-LO Common Stock will be necessary for approval and adoption of the Plan of Merger and Amalgamation. Each share of HA-LO Common Stock is entitled to one vote.

    On July 31, 1996, HA-LO's directors and executive officers may be deemed to be beneficial owners of 2,500,027 shares of HA-LO Common Stock (excluding 475,743 shares which may be acquired upon exercise of options and other rights which are exercisable within 60 days of July 31, 1996), or approximately 23.79% of the then outstanding shares of HA-LO Common Stock. The directors and executive officers of HA-LO have indicated that they intend to vote their shares FOR the approval and adoption of the Plan of Merger and Amalgamation.

VOTING OF PROXIES

    Shares of HA-LO Common Stock represented by properly executed proxies received at or prior to the Special Meeting, will be voted at the Special Meeting in the manner specified by the holders of such shares. Properly executed proxies which do not contain voting instructions will be voted FOR the approval and adoption of the Plan of Merger and Amalgamation. Abstention from voting on the Plan of Merger and Amalgamation will have the practical effect of voting against such matters. Broker non-votes on the Plan of Merger and Amalgamation will have the effect of a vote against the approval and adoption of the Plan of Merger and Amalgmation

    If any other matters are properly presented at the Special Meeting for consideration, the person or persons named in the form of proxy enclosed herewith and acting thereunder will have discretion to vote on such matters in accordance with their best judgment, unless the proxy indicates otherwise. HA-LO does not have any knowledge of any matters to be presented at the Special Meeting other than those matters referred to and described herein.

REVOCABILITY OF PROXIES

    The grant of a proxy on the HA-LO form of proxy does not preclude a shareholder from voting in person or otherwise revoking a proxy. Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy. A shareholder may revoke a proxy at any time prior to its exercise by delivering to Lou Weisbach, Chairman of the Board, President and Chief Executive Officer of HA-LO, 5980 West Touhy Avenue, Niles, Illinois 60714, a duly executed revocation or a proxy bearing a later date or by voting in person at the Special Meeting.

RECORD DATE; SHARES ENTITLED TO VOTE

    Only holders of record of HA-LO Common Stock at the close of business on August 26, 1996 will be entitled to receive notice of and to vote at the Special Meeting. As of July 31, 1996, HA-LO had outstanding approximately 10,509,055 shares of HA-LO Common Stock.

SOLICITATION OF PROXIES

    HA-LO will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitation by mail, the directors, officers and employees of HA-LO and its subsidiaries may solicit proxies from shareholders of HA-LO by telephone or telegram or in person. Such persons will not be additionally compensated, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage firms, nominees, fiduciaries and other custodians for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and HA-LO will reimburse such persons for their reasonable out-of-pocket expenses in connection therewith.

DISSENTERS' RIGHTS

    TARGET COMPANY SHAREHOLDERS. No statutory right of dissent or appraisal is available to holders of Target Company Common Stock, under the IBCA or CBCA, because all of such shareholders voted their shares in favor of the U.S. Merger, the Canada Amalgamation and the Ancillary Asset Acquisition, as the case may be.

    HA-LO SHAREHOLDERS. The rights of shareholders of HA-LO who dissent in connection with the Merger Transactions are governed by specific legal provisions contained in Sections 11.65 and 11.70 of the IBCA. The description of dissenter's rights contained in this Proxy Statement/Prospectus is qualified in its entirety by reference to Sections 11.65 and 11.70 of the IBCA, a copy of which is attached to this Proxy
Statement/Prospectus as Appendix C.

    If the Merger Transactions are consummated, shareholders of HA-LO who have fully complied with all applicable provisions of the IBCA may have the right to require HA-LO to purchase their shares of HA-LO Common Stock for cash at the fair value of such shares, plus any accrued interest, as of the consummation of the Merger Transactions. Persons who are beneficial owners of shares of HA-LO Common Stock but whose shares are held by another person, such as a trustee, broker or nominee should instruct the record holder to follow the procedures outlined below if such persons wish to dissent with respect to any or all of their shares. Under the IBCA, no shareholder who is entitled to exercise dissenter's rights has any right at law or in equity to challenge the validity of the Merger Transactions or to have the Merger Transactions set aside or rescinded, except in an action to determine whether the Merger Transactions are fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.

    Shares of HA-LO Common Stock must be purchased by HA-LO upon demand from a dissenting shareholder if such shareholder has complied with all applicable requirements of the IBCA. The procedures to be followed under the IBCA include the following requirements:

        (i) The shareholder of record must not vote all of his or its shares for the approval and adoption of the Plan of Merger and Amalgamation. The shareholder may vote part of its shares for the Merger Transaction without losing the right to have HA-LO purchase those shares which were not voted in favor of the approval and adoption of the Plan of Merger and Amalgamation;

        (ii) A beneficial owner of shares who is not the record owner may assert dissenter's rights as to shares held on such person's behalf only if the beneficial owner submits to HA-LO the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenter's rights; and

        (iii) The notice of meeting to the shareholders of HA-LO relating to the proposal to approve and adopt the Plan of Merger and Amalgamation must inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the Special Meeting, HA-LO furnishes to its shareholders material information with respect to the Merger Transactions that will objectively enable its shareholders to vote thereon and to determine whether or not to exercise dissenter's rights, a shareholder may assert dissenter's rights only if the shareholder does not vote in favor of the approval and adoption of the Plan of Merger and Amalgamation and the shareholder delivers to HA-LO, before the vote is taken at the Special Meeting, a written demand for purchase of his or its shares if the Merger Transactions are consummated.

    Within 10 days after the date on which the Merger Transactions become effective or 30 days after the shareholder delivers to HA-LO the written demand for payment, whichever is later, HA-LO shall send each shareholder who has delivered a written demand for payment, the following items: (i) a statement setting forth HA-LO's opinion as to the estimated fair value of the shares, (ii) HA-LO's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and (iii) either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership with respect to the shares, or instructions to the dissenting shareholder to sell his or its shares within 10 days after delivery of HA-LO's statement to the shareholder. HA-LO may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10-day period after being so instructed by HA-LO, for purposes of this provision of the IBCA, the shareholder shall be deemed to have sold his or its shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10-day period.

    A HA-LO shareholder who makes written demand for payment under the IBCA retains all other rights of a shareholder until those rights are cancelled by the Merger Transactions. Upon consummation of the Merger Transactions, HA-LO, if it has not properly instructed the dissenting shareholder to sell his or its shares, shall pay to each dissenter who transmits to HA-LO the certificate or other evidence of ownership of the shares the amount HA-LO estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated. As used in the IBCA, "fair value" means the value of the shares immediately before the consummation of the Merger Transactions excluding any appreciation or depreciation in anticipation of the corporate action, unless such exclusion would be inequitable. "Interest," as defined in the IBCA, means interest from the effective date of the Merger Transactions until the date of payment, at the average rate currently paid by HA-LO on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

    If the shareholder does not agree with the opinion of HA-LO as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of HA-LO's statement of fair value, shall notify HA-LO in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable.

    If, within 60 days from delivery to HA-LO of the shareholder's notification of estimate of fair value of the shares and interest due, HA-LO and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, HA-LO shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of HA-LO is located, requesting the court to determine the fair value of the shares and interest due. HA-LO shall make all dissenters, whether or not residents of Illinois, whose demands remain unsettled, parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of HA-LO to commence an action pursuant to this provision of the IBCA shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

    The jurisdiction of the court in which the proceeding is commenced to determine the fair value of the shares of HA-LO is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision of the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it. Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by HA-LO or the proceeds of sale by the shareholder, whichever amount is applicable.

    The court, in a proceeding commenced under the IBCA, shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court, but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares of HA-LO Common Stock as determined by the court materially exceeds the amount which HA-LO estimated to be the fair value of the shares, then all or any part of the costs may be assessed against HA-LO. If the amount which any dissenter estimated to be the fair market value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable (i) against HA-LO and in favor of any or all dissenters if the court finds that HA-LO did not substantially comply with the requirements of the IBCA, or (ii) against either HA-LO or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by the IBCA.

                            THE MERGER TRANSACTIONS

    The detailed terms of, and conditions to, the Merger Transactions and certain related transactions are contained in the Plan of Merger and Amalgamation, a copy of which is attached hereto as Appendix A. The statements made in this Proxy Statement/Prospectus with respect to the terms and conditions of the Merger Transactions and the transactions related thereto are qualified in their entirety by reference to the more complete information set forth in the Plan of Merger and Amalgamation and the exhibits thereto.

GENERAL

    The Plan of Merger and Amalgamation provides for a business combination between HA-LO and the Target Companies in which (i) a wholly-owned subsidiary of HA-LO will merge with and into Market USA; (ii) a wholly-owned subsidiary of HA-LO will amalgamate with Marusa; and (iii) the New Canadian Service Entity will purchase, subject to discharge or performance of related liabilities, all of the assets of each of Marusa Financial and Nerok, and the holders of Market USA Common Stock and Marusa Common Stock and each of Marusa Financial and Nerok will be issued shares of HA-LO Common Stock. HA-LO has reserved the right to consummate the Ancillary Asset Acquisition upon the terms described in the Plan of Merger and Amalgamation or effect an alternate transaction acceptable to HA-LO having a substantially similar purpose and total consideration which does not exceed 100 shares of HA-LO Common Stock. As a result of the Merger Transactions, HA-LO will issue an aggregate of 2,550,000 shares of HA-LO Common Stock (approximately 19.5% of the outstanding HA-LO Common Stock after giving effect to the Merger Transactions). The Merger Transactions are intended to qualify as a pooling of interests for accounting purposes and as a tax-free reorganization for United States federal income tax purposes.

BACKGROUND OF THE MERGER TRANSACTIONS

    HA-LO has had an active acquisition program for several years. One of the goals of that program has been the development of a nationally-cohesive strategy for servicing the advertising specialty and premium product needs of an expanding base of high-volume corporate customers operating from multiple locations throughout the U.S. and Canada. HA-LO has focused on the growing needs of its national clientele by establishing (internally and by acquisition) offices in key locations from which to better serve its larger customers and offer a more diverse mix of products and services than would be generally available from one source. Examples of HA-LO's goal of providing a full range of products and services to its corporate clientele include the establishment of a full service ad agency, a sports marketing subsidiary, an event planning division and the acquisition of over 10 unique advertising specialty companies in key geographic regions.

    In January 1995, HA-LO signed a multi-year agreement to be the exclusive provider of premium products to Montgomery Ward, an agreement that was extended to 10 years in December 1995. Through its relationship with Montgomery Ward, HA-LO has become a supplier of premium products to The Signature Group ("Signature"), a subsidiary of Montgomery Ward, and one of the nation's largest captive telemarketing operations. By virtue of its agreements with HA-LO, Montgomery Ward was entitled to nominate an individual to serve as a member of HA-LO's Board of Directors. In June 1995, Dominic M. Mangone, a partner of Merchant Partners, L.P., a limited partnership in which Montgomery Ward is a substantial partner ("Merchant Partners"), upon HA-LO's recommendation to its shareholders, was elected to HA-LO's Board of Directors. Under its agreement with HA-LO, Merchant Partners acquired the right to purchase up to 900,000 shares of HA-LO Common Stock through the exercise of warrants vesting at the earlier of nine years or upon satisfaction of certain annual volume purchase requirements through HA-LO.

    In March 1996, Seymour N. Okner, the principal Target Shareholder, approached Mr. Weisbach and Marshall J. Katz, a Director of HA-LO (and compensated consultant to HA-LO on acquisition matters), regarding the terms of a possible business combination between HA-LO and the Target Companies. In preliminary discussions among HA-LO's Board of Directors, Mr. Mangone indicated that Merchant Partners held options to purchase between 20%-25% of the equity interest in each of

Market USA and Marusa for a purchase price equal to $4 million. To avoid any appearance of a conflict in this regard, Mr. Mangone resigned from the HA-LO Board and did not participate in discussions regarding a possible acquisition of the Target Companies.

    Based upon both internal analyses and those presented by certain of HA-LO's outside advisors, the Board of Directors authorized HA-LO's management to pursue acquisition discussions with Mr. Okner and his advisors. During April 1996, a Confidentiality Letter Agreement was executed among the parties, and thereafter, representatives of HA-LO, Market USA and Marusa met to discuss and negotiate the issues related to the possible business combination.

    In early April 1996, HA-LO met with certain of its outside advisors in anticipation of conducting a preliminary due diligence review of the Target Companies' operations and discussing issues involving the possible terms and structure of a transaction, evaluation and consideration of the proposed transaction by HA-LO's Board of Directors and the timing of events in a possible business combination. In May 1996, HA-LO's Board of Directors authorized the retention of Blair to provide a fairness opinion in connection with the business combination (with the understanding that Blair would not commence its activities until after the execution of the Plan of Merger and Amalgamation) and consulted with Arthur Andersen LLP, HA-LO's independent public accountants, regarding the structure of the potential business combination and the applicability of pooling-of-interests accounting. In addition, HA-LO's Board authorized the retention of the law firm of Neal, Gerber & Eisenberg as counsel to HA-LO for the transaction, since among the primary terms discussed was the issuance of authorized shares of HA-LO Common Stock in exchange for the outstanding capital stock of Market USA and Marusa.

    On May 20, 1996, a special meeting of HA-LO's Board of Directors was convened to review the proposed terms of a business combination with the Target Companies. At such meeting, Mr. Weisbach reviewed the material terms and conditions of the business combination, including the number of shares of HA-LO Common Stock to be exchanged for full ownership of the Target Companies, the terms under which the shareholders of the Target Companies would be eligible to sell HA-LO shares in the open market, the liquidated damages amounts payable if Market USA or Marusa breached their agreement to consummate the business combination, the terms and conditions under which Mr. Okner and his son, Samuel
P. Okner, would be provided Employment Agreements with the Target Companies and HA-LO, and other material issues.

    HA-LO's Board of Directors then deliberated on the issues presented and the terms proposed, and after considering various factors, determined the Merger Transactions to be fair and in the best interests of HA-LO's shareholders and approved the Merger Transactions, including the Employment Agreements of Messrs. Okner. The Plan of Merger and Amalgamation was executed as of the evening of June 14, 1996, and the Merger Transactions were publicly announced prior to the opening of business on Monday, June 17, 1996.

REASONS FOR THE MERGER TRANSACTIONS; RECOMMENDATION OF BOARD OF DIRECTORS

    The HA-LO Board of Directors believes that the terms of the Plan of Merger and Amalgamation are fair to and in the best interests of HA-LO and its shareholders. Accordingly, HA-LO's Board has approved the Plan of Merger and Amalgamation and recommends approval thereof by the shareholders of HA-LO. In reaching its determination, the HA-LO Board of Directors consulted with HA-LO management, as well as its advisors, and considered a number of factors, including, without limitation, the following:

        (i) the Merger Transactions provide HA-LO with the opportunity to provide integrated marketing services and solutions to its existing and prospective customers;

        (ii) the market capitalization of the combined company will be larger than HA-LO's current market capitalization, providing HA-LO shareholders with enhanced liquidity;

        (iii) the business, operations, prospects and strategic alliances of each of HA-LO and the Target Companies;

        (iv) the Merger Transactions will better position HA-LO to further capitalize on the trend toward the outsourcing of telemarketing services present in many industries;

        (v) the increased ability of HA-LO to enhance and/or expand the scope of the corporate fulfillment sales programs by offering telemarketing services to corporate fulfillment customers as part of such programs;

        (vi) the terms of the Plan of Merger and Amalgamation;

        (vii) the opinion of Arthur Andersen LLP that the Merger Transactions will be accounted for under the pooling of interests method of accounting; and

        (vii) the conditions to the Plan of Merger and Amalgamation that the U.S. Merger will be a tax-free reorganization for federal income tax purposes.

    In view of the wide variety of factors considered in connection with its evaluation of the Merger Transactions, the HA-LO Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

    THE BOARD OF DIRECTORS OF HA-LO RECOMMENDS THAT HA-LO SHAREHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE PLAN OF MERGER AND AMALGAMATION.

OPINION OF FINANCIAL ADVISOR TO HA-LO

    HA-LO engaged Blair to render an opinion regarding the fairness, from a financial point of view, to HA-LO, of the consideration to be paid by HA-LO in the Merger Transactions. Blair delivered its written opinion, dated August 23, 1996, to the HA-LO Board of Directors which provides that, based upon and subject to the factors and assumptions set forth in such opinion, the consideration to be paid by HA-LO in the Merger Transactions is fair to HA-LO from a financial point of view. The amount of such consideration was determined pursuant to negotiations between HA-LO and the Target Companies and not pursuant to recommendations of Blair. No limitations were imposed by HA-LO with respect to the investigations made or the procedures followed by Blair in rendering its opinion. A copy of the full text of the written opinion of Blair, dated August 23, 1996, which sets forth the assumptions made, procedures followed, matters considered and limits of its review is attached to this Proxy Statement/Prospectus as Appendix B, and should be read carefully in its entirety. The summary of Blair's opinion set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to this opinion.

    In arriving at its fairness opinion, Blair reviewed the financial terms and conditions of the Plan of Merger and Amalgamation, including but not limited to, the number and fair market value of shares of HA-LO Common Stock to be issued in connection with the Merger Transactions. Blair also reviewed certain other information, including market information regarding HA-LO, audited and unaudited financial statements of the Target Companies, internal financial analyses and forecasts of the Target Companies prepared by the management of the Target Companies and HA-LO, audited and unaudited financial statements of HA-LO and forecasts of HA-LO prepared by the management of HA-LO. Blair also had discussions with the members of the senior management of the Target Companies and HA-LO to discuss the Merger Transactions and has considered other matters which Blair deemed relevant to its inquiry. This opinion is necessarily based on economic, market and other conditions in effect on, and the information made available to Blair as of, the date of the analyses.

    In connection with its review, Blair assumed and relied upon the accuracy and completeness of the foregoing information and did not assume any responsibility for independent verification of such information. With respect to financial forecasts, Blair assumed that the forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of HA-LO and the Target Companies, as the case may be, as to their respective future financial performance and that they provided a reasonable basis upon which Blair could form an opinion. Blair also assumed that there had been no material changes to either HA-LO or the Target Companies since the respective dates of their latest financial statements made available to Blair and that no material adverse change will subsequently occur to HA-LO or the Target Companies. In addition, Blair also assumed that the Merger Transactions would be consummated in accordance with the terms set forth in the Plan of Merger and Amalgamation and that the Merger Transactions will be accounted for as a pooling of interests for accounting purposes. Blair did not assume responsibility for making an independent evaluation, appraisal or physical inspection of the assets or properties of HA-LO or the Target Companies, nor was Blair furnished with any such appraisals.

    SUMMARY OF VALUATION ANALYSES. In connection with its opinion, Blair performed three valuation analyses: (i) a comparison of the Target Companies with certain publicly traded comparable companies; (ii) an analysis of prices and terms of certain recent comparable acquisitions, and (iii) a discounted cash flow analysis of the Target Companies. The basis for valuation assumed HA-LO's stock price to be $24.00 per share, which was the closing bid on August 16, 1996. In addition, Blair analyzed the estimated effects of the Merger Transactions on HA-LO's projected future financial performance.

    COMPARABLE COMPANIES. Blair analyzed the relative performance and outlook for the Target Companies by comparing certain financial and market information for the Target Companies with the corresponding publicly available data and statistics of four publicly traded companies -- APAC Corporation, ATC Communications, ICT Group and Sitel Corp. While no company in the comparable group is identical to the Target Companies, they were chosen principally because they all generate the majority of their revenue from the provision of telemarketing services. Among the information considered were revenue, operating income, earnings before interest, taxes, depreciation and amortization ("EBITDA"), net income and growth in revenues and net income. It was noted that multiples of total enterprise value (defined as the market value of common equity, plus total debt less cash and equivalents) to net revenues, operating income and EBITDA for the latest 12 months implied that the consideration paid by HA-LO compared favorably, from HA-LO's perspective, to the median of corresponding multiples of comparable companies. Further, multiples of equity value to net income of the Target Companies implied by the consideration paid by HA-LO, both for the latest 12 months and estimated for calendar 1996 and calendar 1997, revealed favorable comparisons. Blair's report indicated that the price paid for the Target Companies implied the following multiples: total enterprise value of 1.3 times the latest 12 months' revenue (compared to a median multiple of 3.7 and a range of 2.5 to 14.0); total enterprise value of
14.5 times the latest 12 months' operating income (compared to a median multiple of 50.8 and a range of 32.9 to 101.7); total enterprise value of 11.9 times the latest 12 months' EBITDA (compared to a median multiple of 28.8 and a range of 22.9 to 78.6); equity value of 24.5 times the latest 12 months' net income (compared to a median multiple of 106.3 and a range of 69.9 to 172.3); equity value of 19.3 times estimated net income for calendar 1996 (compared to a median multiple of 63.4 and a range of 52.6 to 68.0); and equity value of 15.9 times estimated net income for calendar 1997 (compared to a median multiple of 40.6 and a range of 28.2 to 47.2). It was also noted that, in making these comparisons with the comparable group of publicly traded companies, no premium for control was applied to the prevailing market values of comparable companies. Application of such a control premium to the equity values of the comparable companies would cause a more favorable comparison, from HA-LO's perspective, with the multiples for the Target Companies implied by the Merger Transactions.

    DISCOUNTED CASH FLOW. Using a discounted cash flow ("DCF") analysis, Blair estimated the net present value of the unleveraged free cash flows that the Target Companies could produce on a stand-alone basis over a five-year period from January 1, 1996 through December 31, 2000 if the Target Companies performed in accordance with the forecasts of the Target Companies for 1996 and 1997 and with certain assumptions made by Blair and the management of the Target Companies for subsequent periods. In calculating the "terminal value," Blair assumed multiples of total enterprise value to earnings before interest and taxes ("EBIT") ranging from 7.0 to 9.0 times, which multiples Blair believed to be appropriate for such an analysis. The annual and terminal free cash flows were discounted to determine a net present value of the unleveraged equity value of the Target Companies. Discount rates in a range of 12.0% to 16.0% were chosen based on an analysis of the weighted average cost of capital of a comparable group of companies. The DCF analysis indicated a valuation of the equity of the Target Companies in a range of $65.6 million to $90.8 million. Based upon a $24.00 HA-LO stock price, Blair believes that the value of the equity of the Target Companies compares favorably, from HA-LO's perspective, to the values indicated by the discounted cash flow analysis.

    COMPARABLE ACQUISITIONS. Blair examined 26 selected acquisitions involving certain companies involved in business services and advertising services. There was no public company data available related to acquisitions of telemarketing services companies. These transactions occurred during the period from January 1, 1995 through June 21, 1996. It was noted that the multiples of the latest 12 months' revenue implied by the consideration to be paid by HA-LO compared favorably to the median of the corresponding multiples of the comparable acquisitions. It was also noted that the multiples of the latest 12 months operating income, EBITDA and net income and the multiples of estimated net income for 1996 and 1997 implied by the consideration to be paid by HA-LO were higher than the respective median multiples of the comparable acquisitions. Such analysis indicated that the price paid for the Target Companies implied the following multiples: total enterprise value of 1.3 times the latest 12 months' revenue (compared to a median multiple implied by comparable transactions of 1.6); total enterprise value of 14.5 times the latest 12 months' operating income (compared to a median multiple implied by comparable transactions of 13.9); total enterprise value of 11.9 times the latest 12 months' EBITDA (compared to a median multiple implied by comparable transactions of 9.1); and equity value of 24.5 times the latest 12 months' pro forma net income (compared to a median multiple implied by comparable transactions of 18.4).

    OTHER ANALYSES. In the course of its assignment, Blair also reviewed HA-LO's historical stock price performance. This analysis involved the examination of the historical prices and trading volumes of HA-LO Common Stock and was used primarily to confirm the reasonableness of using the August 16, 1996 market price of the shares in calculating the indicated value of the total consideration to be paid for the Target Companies.

    The companies and transactions used in the foregoing analyses as a comparison are not necessarily substantially comparable to HA-LO or the Target Companies or the Merger. Accordingly, an analysis of the foregoing involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of companies to which the Target Companies and the Merger are being compared.

    PRO FORMA MERGER AND CONTRIBUTION ANALYSIS. In addition to performing the valuation methodologies described above, Blair reviewed and analyzed the estimated effects of the Merger Transactions on HA-LO's projected earnings per share and the capitalization of the combined companies. Based on such analyses, Blair observed that, based on the terms of the Merger Transactions and assuming that the Merger Transactions were treated as a pooling of interests for accounting purposes, the Merger would result in an increase in HA-LO's earnings per share in fiscal years 1996 and 1997. Blair analyzed the relative contributions of HA-LO and the Target Companies to the proposed combined entity, based on net sales, operating income and net income. Based on the terms of the Merger Transactions and various assumptions, the Target Companies' shareholders would own approximately 19.5% of the outstanding HA-LO Common Stock immediately following the Merger Transactions and would contribute in excess of 20% of the combined companies' net income in fiscal 1996 without giving effect to any transaction costs. The actual results achieved by HA-LO, the Target Companies and the combined companies may vary from projected results and any such variations may be material.

    While the foregoing summary describes all analyses and examinations that Blair deems material to its opinion, it is not a comprehensive description of all analysis and examinations actually conducted by Blair. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. Blair believes that such analysis and the summary set forth above must be considered as a whole and that selecting portions of such analysis and of the factors considered without considering all such analyses and factors would create an incomplete view of the process underlying the analyses set forth in its report to the HA-LO Board of Directors. In addition, Blair may have given various analysis more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Blair's view of the actual value of the Target Companies.

    In performing its analyses, Blair made numerous assumptions with respect to industry performance and general business and economic conditions, such as industry growth, inflation and interest rates, many of which are beyond the control of HA-LO and the Target Companies. The analyses performed by Blair are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as part of Blair's analysis of the fairness to HA-LO of the consideration to be paid in the Merger Transactions, from a financial point of view, and were provided to HA-LO in connection with the delivery of Blair's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future. Blair used in its analyses various projections of future performance prepared by the managements of HA-LO and the Target Companies. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

    Blair is a nationally recognized investment banking firm regularly engaged in the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and tax valuations and similar transactions. Blair was selected by HA-LO as its financial advisor because of its extensive prior experience, reputation and expertise in corporate finance and in providing such opinions in prior transactions with other companies.

    In connection with Blair's engagement as financial advisor, if the Merger Transactions are consummated, HA-LO will pay Blair a fee of $75,000 and will reimburse Blair for all reasonable out-of-pocket expenses incurred in connection with the services provided by Blair, and will indemnify and hold harmless Blair and certain related parties to the full extent lawful from and against certain liabilities, including certain liabilities under the federal securities laws, in connection with its engagement. From time to time, Blair provides other services to HA-LO for which it is compensated.

ACCOUNTING TREATMENT

    HA-LO and the Target Companies believe that the Merger Transactions will qualify as a pooling of interests for accounting and financial reporting purposes, and have been so advised by Arthur Andersen LLP, HA-LO's independent public accountant. Under this method of accounting, the assets and liabilities of HA-LO and the Target Companies will be combined based on the respective carrying values of the accounts in the historical financial statements of each entity. Results of operations of the combined company will include income of HA-LO and the Target Companies for the entire fiscal period in which the combination occurs and the historical results of operations of the separate companies for fiscal years prior to the Merger Transactions will be combined and reported as the results of operations of the combined company. Certain events, including certain transactions with respect to Market USA Common Stock or Marusa Common Stock or HA-LO Common Stock by affiliates of the Target Companies or HA-LO, respectively, may occur that could prevent the Merger Transactions from qualifying as a pooling of interests for accounting and financial reporting purposes. See "-- Resale Restrictions."

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    GENERAL. The respective obligations of HA-LO and the Target Companies to consummate the U.S. Merger are conditioned on the receipt of opinions of their respective counsel, Marc S. Roth Associates, Ltd. and Altheimer & Gray, to the effect that the U.S. Merger will be treated substantially in the manner described herein. See "The Plan of Merger and Amalgamation -- Conditions."

    The following discussion is intended only as a summary of selected income tax consequences of the Merger Transactions under current law and does not purport to be a complete analysis or description of all potential tax effects of the Merger Transactions. The summary does not address all of the tax consequences that may be important to shareholders of the Target Companies subject to special tax treatment, such as insurance companies, corporations subject to the alternative minimum tax, banks, dealers in securities, tax-exempt organizations or foreign persons, or to shareholders who acquired their shares of Target Company Common Stock as compensation. With the exception of certain tax laws of Canada described herein, no information is provided herein with respect to the tax consequences, if any, of the Merger Transactions under applicable foreign, state, local and other tax laws. The summary is based on the current provisions of the Code and other applicable law, final and proposed Treasury regulations thereunder and current administrative rulings and court decisions. All of the foregoing are subject to change and any such change could effect the accuracy of this discussion. Shareholders of the Target Companies are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger Transactions.

    THE U.S. MERGER. If the U.S. Merger is treated as a tax-free reorganization under Section 368(a) of the Code, no gain or loss will be recognized to the shareholders of Market USA upon receipt of HA-LO Common Stock in exchange for Market USA Common Stock. Shareholders of Market USA will have a tax basis for the shares of HA-LO Common Stock received in the U.S. Merger equal to the tax basis for the shares of Market USA Common Stock surrendered in exchange therefor. If the shares of Market USA Common Stock are held as capital assets, the holding period of the shares of HA-LO Common Stock received will include the period during which such shares of Market USA Common Stock were held.

    THE CANADA AMALGAMATION. If the Canada Amalgamation is treated as a tax-free reorganization under Section 368(a) of the Code, the United States shareholders (within the meaning of Treasury regulations issued under Section 367 of the Code) of Marusa must include in gross income, as a toll charge, an amount which will be treated as a dividend. Such amount, referred to as the "Section 1248 amount," is generally equal to the company's post-1962 earnings and profits attributable to the Marusa Common Stock exchanged, to the extent that the fair market value of such Marusa Common Stock exceeds its adjusted basis. The United States shareholders of Marusa will receive no increase in basis for the HA-LO Common Stock received, notwithstanding that income is recognized. In addition, notice of the transaction must be filed with the Internal Revenue Service in order for the transaction to qualify as tax-free (to the extent possible).

    THE ANCILLARY ASSET ACQUISITION. Generally, the transfer of substantially all of the assets of a company in exchange for stock of an acquiring company constitutes a taxable transaction. As such, each of Marusa Financial and Nerok will recognize gain or loss equal to the difference between the value of the shares of HA-LO Common Stock received and the basis of the assets surrendered. However, if Marusa Financial or Nerok is liquidated in connection with the Ancillary Asset Acquisition, the Ancillary Asset Acquisition will be eligible to qualify as a tax-free reorganization under Section 368(a) of the Code, subject to the toll charge and notice provisions described in the immediately preceding paragraph. Any transaction which may be consummated in lieu of the Ancillary Asset Acquisition may have different United States federal income tax consequences to the parties thereto.

    TAX CONSEQUENCES TO HA-LO. If any of the Merger Transactions is treated as a tax-free reorganization under Section 368(a) of the Code, such Merger Transaction will result in no gain or loss to HA-LO in connection with the issuance of HA-LO Common Stock in exchange for Target Company Common Stock or Target Company assets, as applicable. If any of the Merger Transactions is not treated as tax-free reorganizations under Section 368(a) of the Code, then it is possible, but not certain, that HA-LO may recognize gain in an amount equal to the value of the shares of HA-LO Common Stock issued in connection with any such taxable Merger Transaction.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

    The following general summary describes the principal Canadian federal income tax consequences of the Canada Amalgamation and the Ancillary Asset Acquisition to Target Shareholders, HA-LO Sub-2, Marusa, Nerok, Marusa Financial and HA-LO. The summary is based upon the current provisions of the ITA and the regulations thereunder, in force on the date hereof, an understanding of the current administrative and assessing policies of Revenue Canada, Customs, Excise and Taxation ("Revenue Canada") and all specific proposals to amend the ITA and the regulations announced by the Minister of Finance (Canada) prior to the date hereof. This summary is not exhaustive of all possible Canadian federal income tax consequences and, except as noted, does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial action or any changes in the administrative practices of Revenue Canada, nor does it take into account provincial tax considerations which may differ from those discussed herein. This summary is of a general nature only and it is not intended to be, nor should it be construed to be, legal or tax advice to any Target Shareholder and no representation with respect to the income tax consequences to any such shareholder is made. Accordingly, the Target Shareholders are urged to consult their own tax advisors for advice with respect to the Canadian federal income tax consequences to them of the Canada Amalgamation and the Ancillary Asset Acquisition.

    THE CANADA AMALGAMATION. The Canada Amalgamation will not qualify as an amalgamation pursuant to section 87 of the ITA. As a result, the shareholders of Marusa will be considered to have disposed of their shares of Marusa Common Stock for proceeds of disposition equal to the fair market value of the shares of HA-LO Common Stock received in exchange therefor. However, because the shares of Marusa Common Stock do not derive their value principally from real property situated in Canada, any gain realized from such disposition by a shareholder of Marusa who is a resident of the United States for purposes of the Treaty will be exempt from Canadian federal income tax by virtue of the Treaty. Although the Canada Amalgamation does not comply with the provisions of section 87 of the ITA, Revenue Canada has stated in a number of technical interpretations that corporations amalgamating pursuant to such non-qualifying amalgamations will not be considered to have disposed of their assets if the corporate law governing the amalgamation provides that the amalgamating corporations continue as one corporation following the amalgamation. The Canada Amalgamation will be governed by the provisions of the CBCA which provides that the amalgamating corporations continue as one corporation. As a result, the Canada Amalgamation should not result in any disposition of assets by Marusa or HA-LO Sub-2 and, accordingly, no Canadian federal income tax will be payable by Marusa or HA-LO Sub-2 as a result of the Canada Amalgamation.

    THE ANCILLARY ASSET ACQUISITION. The transfer of assets by Marusa Financial and Nerok to the New Canadian Service Entity in exchange for shares of HA-LO Common Stock will be considered to be a disposition of such assets for consideration equal to the fair market value of the shares of HA-LO Common Stock received in exchange therefor. Any income or gains realized as a result of such disposition will be subject to Canadian federal income tax. Any transaction which may be consummated in lieu of the Ancillary Asset Acquisition may have different Canadian federal income tax consequences to the parties thereto.

    TAX CONSEQUENCES TO HA-LO. The conversion of the shares of HA-LO Sub-2 into shares of the amalgamated corporation of the Canada Amalgamation will be regarded as a disposition of such shares by HA-LO for Canadian federal income tax purposes. Since the value of the shares of HA-LO

Sub-2 is not derived principally from real property situated in Canada, any gain realized by HA-LO in respect of the conversion of the shares of HA-LO Sub-2 on the Canada Amalgamation will be exempt from Canadian federal income tax pursuant to the provisions of the Treaty.

REGULATORY APPROVAL

    HSR ACT. Under the HSR Act, and the rules promulgated thereunder by the FTC, the Merger Transactions cannot be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. HA-LO and the Target Companies each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on August 5, 1996. On August 16, 1996, the FTC informed HA-LO that HA-LO's request for early termination of the applicable waiting period had been granted.

    CANADIAN COMPETITION ACT. The Merger Transactions are not subject to the pre-notification provisions of the Competition Act. These provisions stipulate that where specified size of parties and size of transaction thresholds are exceeded, merger transactions may not be substantially completed until an advance ruling certificate has been issued by the Director of Investigation and Research (the "Director"), or specified information has been furnished to the Director and waiting periods stipulated in the Competition Act have expired without an order having been issued by the Canadian Competition Tribunal (the "Tribunal") in respect of the merger transactions. The parties to the Merger Transactions, together with their affiliates, do not have sufficient assets in Canada or gross revenues from sales in, from or into Canada to trigger the pre-notification provisions of the Competition Act. Even though the Merger Transactions do not require pre-notification under the Competition Act, the Tribunal may, among other things, on the application of the Director, issue an order dissolving the mergers resulting from the Merger Transactions or prohibiting the Merger Transactions from proceeding if such transactions prevent or lessen competition substantially, or are likely to do so.

    INVESTMENT CANADA ACT. Certain of the Merger Transactions are subject to the Investment Canada Act. That statute requires either notification or, in certain instances, review and approval by the Minister of Industry, Government of Canada of a transaction where a non-Canadian proposes to acquire control of a Canadian business. None of the Merger Transactions are subject to review and approval under the Investment Canada Act because the asset value of the Canadian businesses that are to be acquired pursuant to such transactions is below the threshold for review and approval. However, notification to the Investment Review Division of the Department of Industry, Government of Canada must be provided in respect of the Canada Amalgamation and the Ancillary Asset Acquisition, either prior to the completion of such transactions or within thirty days thereafter.

    CANADIAN INCOME TAX ACT. A non-resident of Canada who disposes of "taxable Canadian property" is required to obtain a certificate pursuant to section 116 of the ITA in respect of the disposition. The shares of Marusa are taxable Canadian property for these purposes. Accordingly, the obligations of HA-LO to consummate the Merger Transactions are subject to the condition that the Target Shareholders shall deliver to HA-LO a certificate issued under section 116 of the ITA.

INTERESTS OF CERTAIN PERSONS IN THE MERGER TRANSACTIONS

    At the Effective Time, HA-LO will take such action as is necessary to elect one Target Shareholder to the Board of Directors of HA-LO. It is currently anticipated that Seymour N. Okner, the principal Target Shareholder, will be nominated and appointed to the Board of Directors. HA-LO's obligation to recommend to its shareholders the election of a Target Shareholder to HA-LO's Board of Directors will terminate upon the earlier to occur of (i) June 14, 2001; (ii) the last to occur of the death of Seymour N. Okner or Samuel P. Okner, a principal Target Shareholder and the son of Seymour N. Okner; or (iii) the date upon which the Target Shareholders have sold or disposed of more than 50% of the shares of HA-LO Common Stock received by them in the Merger Transactions.

    In addition, at the Effective Time, HA-LO will enter into an Employment Agreement with each of Seymour N. Okner, Samuel P. Okner and certain other employees of the Target Companies. Pursuant to Seymour N. Okner's Employment Agreement, Mr. Okner will become the Chairman and Chief Executive Officer of each of Market USA and the corporation resulting from the Canada Amalgamation. The Employment Agreement (i) specifies, among other things, Mr. Okner's annual salary (not less than $150,000), benefits, rights to performance based bonuses and other compensation and rights to participate in HA-LO's Stock Option Plan and (ii) contains customary provisions governing competition with HA-LO during the term of the Employment Agreement and for 12 months thereafter, solicitation of HA-LO's employees, ownership of inventions, confidentiality, non-disparagement and certain other matters. Mr. Okner's Employment Agreement will terminate upon the earlier to occur of (i) the last day of the month during which the third anniversary of the Effective Time occurs; (ii) the mutual agreement of HA-LO and Mr. Okner; (iii) the death or disability of Mr. Okner; (iv) HA-LO's election to terminate Mr. Okner's Employment Agreement for Cause (as defined therein); and (v) Mr. Okner's election to terminate his Employment Agreement for Good Reason (as defined therein). A form of Mr. Okner's Employment Agreement is attached as an exhibit to the Plan of Merger and Amalgamation which is attached hereto as Appendix A.

    Pursuant to Samuel P. Okner's Employment Agreement, Mr. Okner will become the President and Chief Operating Officer of each of Market USA and the corporation resulting from the Canada Amalgamation. The Employment Agreement (i) specifies, among other things, Mr. Okner's annual salary (not less than $200,000), benefits, rights to performance based bonuses and other compensation and rights to participate in HA-LO's Stock Option Plan and (ii) contains customary provisions governing competition with HA-LO during the term of the Employment Agreement and for 12 months thereafter, solicitation of HA-LO's employees, ownership of inventions, confidentiality, non-disparagement and certain other matters. Mr. Okner's Employment Agreement will terminate upon the earlier to occur of (i) the last day of the month during which the fifth anniversary of the Effective Time occurs; (ii) the mutual agreement of HA-LO and Mr. Okner; (iii) the death or disability of Mr. Okner; (iv) HA-LO's election to terminate Mr. Okner's Employment Agreement for Cause (as defined therein); and
(v) Mr. Okner's election to terminate his Employment Agreement for Good Reason (as defined therein). A form of Mr. Okner's Employment Agreement is attached as an exhibit to the Plan of Merger and Amalgamation which is attached hereto as Appendix A.

    In addition to their respective Employment Agreements, each of Messrs. Okner is required to enter into an Agreement and Covenant Against Unfair Competition and a General Release of Claims for the benefit of HA-LO and the Target Companies. The Agreement and Covenant Against Unfair Competition, among other things, prohibits each of Messrs. Okner from engaging, within the continental United States and Canada, in a telemarketing business which competes with the business of the Target Companies for five years after the Effective Time. Pursuant to the General Release of Claims, each of Messrs. Okner will release HA-LO and its subsidiaries, the Target Companies and certain other persons from any and all claims which either of the Okner's had, have or may have against any of such parties in connection with any matter prior to, and including, the Effective Time.

    Pursuant to an Employment Agreement with Patricia E. Richert, Ms. Richert will continue to serve as the Vice President -- Operations of each of Market USA and the corporation resulting from the Canada Amalgamation. The Employment Agreement specifies that Ms. Richert will be paid an annual base salary of $100,000 in 1996, $120,000 in 1997 and $145,000 in 1998. In addition, Ms.
Richert will receive an annual bonus of up to $100,000 if specified financial criteria are satisfied. In addition, if the Target Companies' 1996 earnings equal or exceed certain thresholds, HA-LO is required to grant Ms. Richert options to purchase up to 5,000 shares of HA-LO Common Stock pursuant to HA-LO's Stock Option Plan. In connection with the execution of her Employment Agreement, Ms. Richert will be granted options to purchase 15,000 shares of HA-LO Common Stock pursuant to HA-LO's Stock Option Plan (25% of such options will vest at the Effective Time and an additional 25% of such options will vest on the first, second and third anniversary of the Effective Time). Ms. Richert's Employment Agreement will terminate upon the earlier to occur of (i) the third anniversary of the Effective Time; (ii) the mutual agreement of HA-LO and Ms. Richert; (iii) the death or disability of Ms. Richert; and (iv) HA-LO's election to terminate the Employment Agreement for Cause (as defined therein). A form of Ms. Richert's Employment Agreement is attached as an exhibit to the Plan of Merger and Amalgamation which is attached hereto as Appendix A.

RESALE RESTRICTIONS

    Of the shares of HA-LO Common Stock issued in connection with the Merger Transactions, shares of HA-LO Common Stock received by "affiliates" (as such term is defined in the Securities Act) of the Target Companies at the Effective Time may be resold by such persons only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of persons who become affiliates of HA-LO). All other shares of HA-LO Common Stock issued in connection with the Merger Transactions will be freely transferable. Persons who may be deemed to be affiliates of the Target Companies or HA-LO generally include individuals or entities that control, are controlled by or are under common control with, such party and may include officers and directors of such party as well as principal shareholders of such party.

    Of the 2,550,000 shares of HA-LO Common Stock to be issued in connection with the Merger Transactions, 26 shares of HA-LO Common Stock will be freely transferable and the remaining 2,549,974 shares of HA-LO Common Stock will be received by persons who are deemed to be affiliates of the Target Companies at the Effective Time. The Plan of Merger and Amalgamation requires, as a condition to HA-LO's obligation to consummate the Merger Transactions, that each Target Shareholder, every other holder of shares of Target Company Common Stock and any other person who may be deemed to have become a shareholder or an affiliate of a Target Company prior to the Effective Time to execute a written agreement ("Affiliate Agreement") to the effect that such person will not offer to sell, transfer or otherwise dispose of any of the shares of HA-LO Common Stock, acquired in or pursuant to the Merger Transactions, unless (i) such sale, transfer or disposition has been effectively registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations under Rule 145 or (iii) in the opinion of counsel reasonably acceptable to HA-LO, such sale, transfer or other disposition is exempt from registration under the Securities Act. The Affiliate Agreement also provides that each affiliate executing such agreement for the benefit of HA-LO may not (i) during the 30 days prior to the Effective Time, sell, transfer or otherwise dispose of any shares of HA-LO Common Stock or (ii) sell, transfer or otherwise dispose of any shares of HA-LO Common Stock during the period (the "Pooling Period") from and after the Effective Time until after such time as HA-LO publishes results covering at least 30 days of combined operations of HA-LO and the Target Companies. A form of the Affiliate Agreement is attached as an exhibit to the Plan of Merger and Amalgamation which is attached hereto as Appendix A.

    In satisfaction of a condition to each Affiliate Agreement, prior to the Effective Time HA-LO will enter into a Registration Rights Agreement ("Registration Rights Agreement") with each person executing an Affiliate Agreement for the benefit of HA-LO. The Registration Rights Agreement provides for registration ("Shelf Registration") under the Securities Act, at HA-LO's expense, of the shares of HA-LO Common Stock that such holders will receive in the Merger Transactions, which will permit such holders to collectively sell an aggregate number of such shares of HA-LO Common Stock having a specified dollar value at the following times: (i) immediately after completion of the Pooling Period, a number of shares of HA-LO Common Stock having a market value of $15 million; (ii) immediately after the first anniversary of the Effective Time, a number of shares of HA-LO Common Stock equal to 50% of the shares of HA-LO Common Stock then held by such persons which were acquired pursuant to the Plan of Merger and Amalgamation; and (iii) immediately after the second anniversary of the Effective Time, the remaining shares of HA-LO Common Stock held by such persons which were acquired pursuant to the Plan of Merger and Amalgamation which have not previously been sold or otherwise disposed of. The Registration Rights Agreement also provides that if at any time prior to HA-LO's satisfaction of its obligations to effect each Shelf Registration, Lou Weisbach is no longer the Chairman of the Board of HA-LO, the parties to the Registration Rights Agreement may require HA-LO to register their shares of HA-LO Common Stock in connection with a firm commitment underwritten offering thereof; provided, however, that such persons may not require HA-LO to register under the Securities Act a number of shares of HA-LO Common Stock held by such persons in excess of the number of such shares of HA-LO Common Stock for which HA-LO is then required to file a Shelf Registration. Each party to the Registration Rights Agreement, other than HA-LO, has agreed not to effect a public sale or distribution of any of HA-LO's equity securities under certain circumstances, including during the 10-day period prior to, and during the 90-day period beginning on, the closing date of an underwritten offering of HA-LO's securities if so requested by the underwriter. Subject to certain exceptions, HA-LO has agreed not to effect the public sale or distribution of any of its equity securities (and certain derivatives thereof) during the 15 days prior to, and for a period of 90 days beginning on, the effective date of any underwritten offering of HA-LO Common Stock for which registration was required by the parties to the Registration Rights Agreement. A form of the Registration Rights Agreement is attached as an exhibit to the form of Affiliate Agreement which is attached as an exhibit to the Plan of Merger and Amalgamation which is attached hereto as Appendix A.

                      THE PLAN OF MERGER AND AMALGAMATION

    The following is a brief summary of certain provisions of the Plan of Merger and Amalgamation, a copy of which is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Plan of Merger and Amalgamation and the exhibits thereto.

THE MERGER TRANSACTIONS

    Pursuant to the Plan of Merger and Amalgamation, subject to the terms and conditions thereof, at the Effective Time, (i) HA-LO Sub-1 will be merged with and into Market USA; (ii) HA-LO Sub-2 will be amalgamated with Marusa; and (iii) the New Canadian Service Entity will purchase, subject to discharge or performance of related liabilities, all of the assets and properties of each of Marusa Financial and Nerok. The U.S. Merger will have the effects specified in the IBCA, and the Canada Amalgamation will have the effects specified in the CBCA.

    Upon the satisfaction or waiver of all conditions to the Merger Transactions, and provided that the Plan of Merger and Amalgamation has not been terminated or abandoned, HA-LO and the Target Companies will cause (i) Articles of Merger with respect to the U.S. Merger to be executed, acknowledged and filed with the Secretary of State of Illinois, (ii) Articles of Amalgamation and an amalgamation agreement with respect to the Canada Amalgamation to be executed and filed with the Canadian Department of Industry (and a certificate of amalgamation will be issued thereby) and (iii) all documents and instruments required to effectuate the Ancillary Asset Acquisition, or any applicable alternate transaction, to be filed with the appropriate governmental authority. The time at which the last of the U.S. Merger, the Canada Amalgamation and the Ancillary Asset Acquisition becomes effective is referred to as the Effective Time.

    As a result of the U.S. Merger and without any action on the part of the holders thereof, each share of Market USA Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 19,125 shares of HA-LO Common Stock (a total of 1,912,500 shares of HA-LO Common Stock) and will cease to be outstanding and will be cancelled and retired without payment of any consideration therefor. Each holder of a certificate representing any such shares of Market USA Common Stock will thereafter cease to have any rights with respect to such shares of Market USA Common Stock, except the right to receive, without interest, shares of HA-LO Common Stock upon surrender of such certificate. As a result of the Canada Amalgamation and without any action on the part of the holders thereof, each share of Marusa Common Stock issued and outstanding immediately prior to the Effective Time will be converted into 318,700 shares of HA-LO Common Stock (a total of 637,400 shares of HA-LO Common Stock) and will cease to be outstanding. Each holder of a certificate representing any such shares of Marusa Common Stock will thereafter cease to have any rights with respect to such shares of Marusa Common Stock. In the Ancillary Asset Acquisition, the New Canadian Service Entity will purchase all of the assets and properties of each of

Marusa Financial and Nerok, subject to discharge or performance of related liabilities, in consideration of HA-LO's issuance to each of Marusa and Nerok of 50 shares of HA-LO Common Stock (a total of 100 shares of HA-LO Common Stock). As a result of the Merger Transactions, HA-LO will issue an aggregate of 2,550,000 shares of HA-LO Common Stock (approximately 19.5% of the outstanding HA-LO Common Stock after giving effect to the Merger Transactions).

    The Ancillary Asset Acquisition is designed to enable HA-LO to acquire all of the assets utilized in the business operations conducted by Marusa Financial and Nerok and is not anticipated to be material to the Merger Transactions, taken as a whole. HA-LO has reserved the right to consummate the Ancillary Asset Acquisition upon the terms described in the Plan of Merger and Amalgamation or effect an alternate transaction acceptable to HA-LO having a substantially similar purpose and total consideration which does not exceed 100 shares of HA-LO Common Stock. No fractional shares of HA-LO Common Stock will be issued as part of the Merger Transactions; the number of shares of HA-LO Common Stock otherwise issuable pursuant to the Plan of Merger and Amalgamation will be rounded upward or downward to the nearest whole number of shares of HA-LO Common Stock.

    At the Effective Time, each outstanding equity security of each of Market USA and Marusa, together with any and all options, warrants or other rights, agreements, arrangements or commitments to sell or purchase and such equity securities, whether written, oral, authorized, issued, unissued, outstanding, vested or unvested (collectively, "Other Target Company Securities"), will be cancelled and terminated and be of no further force and effect. In the Plan of Merger and Amalgamation, the Target Companies and the Target Shareholders represented that, except for options granted by certain Target Shareholders to Merchant Partners (see "Certain Transactions Relating to the Target Companies"), no Other Target Company Securities exist and have agreed not to issue or permit to exist any Other Target Company Securities prior to the Effective Time.

EXCHANGE PROCEDURES

    EXCHANGE OF CERTIFICATES. At the Effective Time, each shareholder of Market USA and Marusa is required to present to HA-LO one or more stock certificates evidencing such shareholder's shares of Market USA Common Stock or Marusa Common Stock. See "-- Conditions." As soon as practicable after the Effective Time, HA-LO will cause its stock transfer agent to issue a stock certificate evidencing the appropriate number of shares of HA-LO Common Stock to each of the shareholders of Market USA and Marusa as well as to Marusa Financial and Nerok.

    FRACTIONAL SHARES. No fractional shares of HA-LO Common Stock will be issued in connection with the Merger Transaction and any fractional shares otherwise issuable will be rounded upward or downward to the nearest whole number of shares of HA-LO Common Stock.

REPRESENTATIONS AND WARRANTIES

    The Plan of Merger and Amalgamation contains various customary representations and warranties made by the Target Companies and the Target Company Shareholders relating to, among other things, (i) the due organization, power and standing of each of the Target Companies and similar corporate matters; (ii) the capital structure of each of the Target Companies and the ownership of the capital stock of each of the Target Companies; (iii) the authorization, execution, delivery and enforceability of the Plan of Merger and Amalgamation; (iv) the absence of conflicts under articles of incorporation or by-laws and violations of any instruments or law, and required consents or approvals; (v) the possession of all licenses and permits necessary to operate the business of each Target Company and the compliance with applicable laws by each Target Company; (vi) the filing of all required materials with all applicable governmental authorities; (vii) the combined financial statements of the Target Companies; (viii) absence of undisclosed liabilities; (ix) certain specified material changes or events; (x) litigation; (xi) contracts and agreements to which a Target Company is party; (xii) employee benefits and matters relating to the Employee Retirement Income Security Act of 1974, as amended; (xiii) taxes; (xiv) patents, trademarks, copyrights, licenses, franchises and other proprietary rights; (xv) absence of certain business practices; (xvi) insurance; (xvii) qualification for "pooling of interests" accounting treatment and tax-free reorganization treatment; (xviii) title to certain properties and assets; (xix) unanimous shareholder approval of the Merger Transactions; (xx) the hiring of brokers and finders with respect to the Merger Transactions; (xxi) affiliated party transactions; (xxii) bank accounts, officers and directors and powers of attorney; (xxiii) customers of the Target Companies; (xxiv) proprietary software utilized by the Target Companies; (xxv) Target Company accounts receivable; (xxvi) Target Company sales commission and bonus policies; (xxvii) certain suppliers to the Target Companies; and (xxviii) the accuracy of certain information supplied to HA-LO by the Target Companies and the Target Shareholders.

    The Plan of Merger contains various customary representations and warranties made by HA-LO relating to, among other things, (i) the due organization, power and standing of HA-LO and its subsidiaries; (ii) the capital structure of HA-LO, HA-LO Sub-1 and HA-LO Sub-2; (iii) the authorization, execution, delivery and enforceability of the Plan of Merger and Amalgamation; (iv) the absence of conflicts under articles of incorporation or by-laws and violations of any instruments or law, and required consents or approvals; (v) the possession of all licenses and permits necessary to operate the business of HA-LO and its subsidiaries; (vi) documents filed by HA-LO with the Commission and the accuracy of the information contained therein; (vii) the consolidated financial statements of HA-LO; (viii) absence of undisclosed liabilities; (ix) certain specified material changes or events; (x) litigation; (xi) qualification for "pooling of interests" accounting treatment and tax-free reorganization treatment; (xii) title to certain properties and assets; (xiii) the hiring of brokers and finders with respect to the Merger Transactions; (xiv) the ownership of HA-LO Sub-1 and HA-LO Sub-2 and the activities thereof; and (xv) the accuracy of certain information supplied by HA-LO to the Target Companies and the Target Shareholders.

CERTAIN COVENANTS

    Each of the Target Companies has agreed, among other things, prior to the Effective Time, unless HA-LO agrees in writing or as otherwise required or permitted by the Plan of Merger, (i) to operate its business only in the usual and ordinary course, consistent with reasonable past practices; (ii) to use its reasonable best efforts to preserve intact its business organization and goodwill and retain the services of its officers, key employees and managers;
(iii) to use its reasonable best efforts to keep in full force and effect all liability insurance and bonds in comparable amount and scope of coverage to that previously maintained; (iv) to confer with HA-LO from time to time to report on all operational matters and to the general status of the ongoing operations of the business of such Target Company; (v) to prepare and deliver combined interim quarterly financial statements as at and for the periods ended March 31, 1996, June 30, 1996 and, if prior to the Effective Time, September 30, 1996; (vi) to file all required U.S. and Canadian federal, state, provincial and local tax returns; and (vii) with respect to Market USA only, immediately prior to the Effective Time, at the request of HA-LO, to sell all or such portion of its accounts receivable to a bank or factor designated by HA-LO for a discount from the face value of such accounts receivable reasonably acceptable to HA-LO. In addition, each of the Target Companies has agreed that, among other things, prior to the Effective Time, unless HA-LO agrees in writing or as otherwise required or permitted by the Plan of Merger, it will not (i) increase compensation payable to any director, officer, manager or employee, grant any severance or termination pay, enter into any employment agreement or establish, adopt or amend any employee benefit plan; (ii) declare or pay any dividend or other distribution in respect of its common stock (except for amounts necessary to enable the relevant Target Shareholders to pay all applicable income taxes relating to the taxable income of Market USA through the Effective Time) (see "Stock Price and Divided Information"); (iii) incur indebtedness payable to another Target Company; (iv) redeem, purchase, or otherwise acquire any shares of its capital stock, effect any reorganization or recapitalization or split, combine or reclassify any of its capital stock; (v) issue any shares of its capital stock or any securities which are exercisable or exchangeable for or convertible into its capital stock; (vi) purchase or otherwise acquire or agree to acquire any business, entity or assets (other than the purchase of assets from suppliers in the ordinary course of business); (vii) sell, mortgage, pledge or otherwise dispose or agree to dispose, of any assets (other than the retirement of assets in the ordinary course of business); (viii) adopt any amendments to its articles of incorporation or bylaws; (ix) change any methods of accounting in effect at December 31, 1995 or make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action or suit relating to taxes; (x) incur any obligation for borrowed money (other than borrowings not exceeding $10,000 in the ordinary course of business); or (xi) without first consulting HA-LO, perform any act which would prevent or excuse the performance of the Plan of Merger and Amalgamation by HA-LO or which would result in the breach of any representation or warranty made by the Target Companies or fail to perform any act which would prevent or excuse the performance of the Plan of Merger and Amalgamation by HA-LO or which would result in the breach of any representation or warranty made by the Target Companies.

    HA-LO has agreed, among other things, prior to the Effective Time, unless the Target Companies agree in writing or as otherwise required or permitted by the Plan of Merger and Amalgamation, that HA-LO will, and will cause each of its subsidiaries, to (i) operate its business only in the usual and ordinary course, consistent with past practices; (ii) use its reasonable best efforts to preserve intact its business organization and goodwill and retain the services of its officers, key employees and managers; (iii) use its reasonable best efforts to keep in full force and effect all liability insurance and bonds in comparable amount and scope of coverage to that previously maintained. In addition, HA-LO has agreed that, among other things, prior to the Effective Time, unless the Target Companies agree in writing or as otherwise required or permitted by the Plan of Merger and Amalgamation, HA-LO will not, and will not permit any of its subsidiaries to, (i) amend any of the material terms of HA-LO's securities or
(ii) without first consulting the Target Companies, perform any act which would prevent or excuse the performance of the Plan of Merger and Amalgamation by the Target Companies or which would result in the breach of any representation or warranty made by HA-LO or fail to perform any act which would prevent or excuse the performance of the Plan of Merger and Amalgamation by the Target Companies or which would result in the breach of any representation or warranty made by HA-LO.

NO SOLICITATION OF COMPETING TRANSACTIONS

    Each of the Target Companies and each of the Target Shareholders has agreed that they will not, and will use their best efforts to cause its directors, officers, managers, employees, affiliates, agents and representatives not to, initiate, solicit or encourage any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (hereinafter defined), enter into discussions or negotiate with any person or entity in furtherance of such inquiries or obtain a Competing Transaction, agree to endorse any Competing Transaction or authorize any officer, manager, director, or affiliate of such Target Company to take any such action. Each Target Company has agreed to promptly notify HA-LO if any such inquiries or proposals are received by a Target Company or any of their respective directors, officers, managers, employees, affiliates, agents and representatives. In addition, each Target Company is required to keep HA-LO informed, on a current basis, of the nature of, and provide HA-LO with true and complete copies of, any such inquiries, and such Target Company's response thereto. As used in this Proxy Statement/Prospectus the term "Competing Transaction" means any of the following involving a Target Company or any subsidiary (other than the transactions contemplated by this Agreement): (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of five percent (5%) or more of the assets of a Target Company or a subsidiary thereof, in a single transaction; (iii) any public or private tender offer or exchange offer for any outstanding shares of capital stock of a Target Company or any subsidiary thereof, or the filing of a registration statement under the Securities Act in connection therewith; (iv) any solicitation of proxies in opposition to approval by a Target Company's shareholders of such Target Company's participation in the Merger Transactions; (v) any person other than the current beneficial owners of the Target Companies shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Securities Exchange Act of 1934, as amended) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, any of the then outstanding shares of capital stock of a Target Company; or (vi) any agreement to, or public announcement by a Target Company of a proposal, plan or intention, to do any of the foregoing.

GOVERNANCE

    HA-LO will take such action as is necessary to increase the size of the Board of Directors of HA-LO from seven to eight, and it is currently anticipated that Seymour N. Okner, a principal Target Shareholder, will be nominated and appointed as of the date following the Effective Time to fill the vacancy created by such increase in the size of the Board of Directors of HA-LO. It also is anticipated that after the consummation of the Merger Transactions, Lou Weisbach, the Chairman of the Board, President and Chief Executive Officer of HA-LO, will continue to serve in such capacities.

INDEMNIFICATION

    HA-LO has agreed to cause (i) Market USA to indemnify, defend and hold harmless the present and former officers and directors of Market USA and (ii) the corporation resulting from the Canada Amalgamation to indemnify, defend and hold harmless the present and former officers and directors of Marusa, in each case against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring at or prior to the Effective Time to the fullest extent permitted under the IBCA and the CBCA (and to advance expenses as incurred to the fullest extent permitted by applicable law). The foregoing rights to indemnification will survive the Merger Transactions. In addition, HA-LO has agreed that, in the event a Target Company is unable to obtain extended coverage under any existing Target Company policies of directors' and officers' liability insurance, HA-LO is required to use its reasonable efforts to cause to be maintained in effect for not less than three years after the Effective Time the existing policies of directors' and officers' liability and fiduciary liability insurance maintained by such Target Company with respect to matters occurring prior to the Effective Time.

    In the event HA-LO terminates the Plan of Merger and Amalgamation prior to consummation of the Merger Transactions as a result of the breach by the Target Companies of the Plan of Merger and Amalgamation or the recommendation by the board of directors of a Target Company of a Competing Transaction, then, unless HA-LO shall have elected for the Target Companies to pay HA-LO the $15 million termination fee described herein plus the amount of expenses incurred by HA-LO in connection with the Plan of Merger and Amalgamation, the Target Companies shall be obligated to indemnify and hold HA-LO harmless from and against the full amount of its damages incurred or suffered by HA-LO and proximately resulting from or attributable to such termination of the Plan of Merger and Amalgamation. See "-- Expenses; Termination Fees."

    In the event that the Merger Transactions are consummated, the Target Shareholders have agreed to indemnify and hold harmless HA-LO from and against any and all damages incurred proximately resulting from or attributable to, among other things, (i) the breach by the Target Companies of their representations or warranties in the Plan of Merger and Amalgamation, (ii) the failure of the Target Companies to comply with any of the covenants and agreements to be performed by them under the Agreement and Plan of Merger of Amalgamation, (iii) U.S. federal, state, provincial and local taxes attributable to, assessed against or levied on Market USA with respect to all periods ending on or before the Effective Time (but only to the extent that (A) such taxes would not have been payable by or assessable against Market USA if a valid S corporation election had been in effect with respect to such tax periods, and
(B) Market USA, during such tax periods, would have been subject to Subchapter S of the Code, and (iv) any failure to withhold employee health taxes in Canada. HA-LO has agreed that any and all claims to indemnification pursuant to clauses
(i) and (ii) of the preceding sentence shall be enforceable only against the shares of HA-LO Common Stock to be issued pursuant to the Merger Transactions. HA-LO's right to indemnification is subject to certain exceptions and limitations, including, among other things, (i) HA-LO's right to indemnification is generally limited to shares of HA-LO Common Stock having an aggregate value not exceeding 10% of the average value, determined for the 10 trading days prior to the Effective Time, of all shares of HA-LO Common Stock issued pursuant to the Merger Transactions and (ii) HA-LO is generally not entitled to recover any amounts from the Target Shareholders unless and until the aggregate damages which HA-LO is entitled to recover in respect of all such claims exceed $500,000, and only to the extent that HA-LO's aggregate damages exceed such amount.

    HA-LO has agreed to indemnify and hold harmless the Target Companies and the Target Shareholders from and against any and all damages incurred proximately resulting from or attributable to (i) the breach by HA-LO of its representations or warranties in the Plan of Merger and Amalgamation and (ii) the failure of HA-LO to comply with any of the covenants and agreements to be performed by it under the Agreement Plan of Merger and Amalgamation. The Target Companies and the Target Shareholders are not entitled to recover any amount from HA-LO pursuant to the foregoing sentence unless and until the aggregate damages which the Target Companies are entitled to recover in respect of all such claims exceed $500,000, and only to the extent that the Target Companies' aggregate damages exceed such amount.

CONDITIONS

    The respective obligations of each of HA-LO and the Target Companies to consummate the Merger Transactions are subject to the fulfillment of each of the following conditions, among others: (i) this Proxy Statement/Prospectus shall have been declared effective by the Commission and HA-LO shall have received all other Canadian and U.S. securities permits and other authorizations necessary to issue the HA-LO Common Stock in connection with the Merger Transactions; (ii) the Merger Transactions and the issuance of HA-LO Common Stock in connection therewith shall have been approved by the requisite vote of HA-LO's shareholders; (iii) there shall not have been instituted and there shall not be pending any action or proceeding by a governmental authority (A) imposing or seeking to impose limitations on the ability of HA-LO to acquire or hold any securities of Market USA or Marusa, (B) imposing or seeking to impose limitations on the ability of HA-LO to combine and operate the business and assets of any Target Company with any of HA-LO's subsidiaries, (C) imposing or seeking to impose other sanctions, damages or liabilities arising out of the Merger Transactions on any party to the Plan of Merger and Amalgamation, (D) requiring or seeking to require divestiture by HA-LO of all or any significant portion of the business, assets or properties of any Target Company, or (E) restraining, enjoining or prohibiting or seeking to restrain, enjoin or prohibit any of the Merger Transactions; (iv) the applicable waiting period under the HSR Act shall have expired or been terminated; (v) if deemed reasonably necessary, the Director under the Competition Act shall have informed the parties in writing that no approval, consent or application for an order is required under the Competition Act (or if required, such approval shall have been obtained); and (vi) the Target Shareholders shall have delivered to HA-LO a certificate issued under Section 116 of the ITA.

    The obligations of HA-LO to consummate the Merger Transactions are subject to the fulfillment of each of the following additional conditions, among others:
(i) each of the representations and warranties of the Target Companies and the Target Shareholders shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time; (ii) each Target Company and Target Shareholder shall have performed or complied in all material respects with all agreements and covenants required to be performed or complied with by such party on or prior to the Effective Time; (iii) HA-LO shall have received all material third party consents necessary or advisable to consummate the Merger Transactions; (iv) each Target Shareholder and every other holder of shares of Market USA Common Stock and Marusa Common Stock shall have fully tendered such shares to HA-LO, and HA-LO shall have received from the Target Shareholders and every other holder of shares of Market USA Common Stock and Marusa Common Stock a duly executed Affiliate Agreement and a duly executed Registration Rights Agreement; (v) HA-LO shall have received from Seymour N. Okner, Samuel P. Okner and certain other Target Company employees, executed Employment Agreements in the forms attached as exhibits to the Plan of Merger and Amalgamation (and HA-LO shall have received from each of Messrs. Okner an executed Agreement and Covenant Against Unfair Competition and General Release of Claims, in each case in the forms attached as exhibits to the Plan of Merger and Amalgamation); (vi) HA-LO shall have received the updated opinion of

William Blair, dated the date of the Proxy Statement/Prospectus, to the effect that the Merger Transactions are, from a financial standpoint, fair to HA-LO; and (vii) HA-LO shall have received the opinion of Altheimer & Gray, legal counsel for the Target Companies, dated as of the Effective Time, with respect to various matters, including the federal income tax treatment of the U.S. Merger.

    The obligations of the Target Companies and the Target Shareholders to consummate the Merger Transactions are subject to the fulfillment of each of the following additional conditions, among others: (i) each of the representations and warranties of HA-LO shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time; (ii) HA-LO shall have performed or complied in all material respects with all agreements and covenants required to be performed or complied with by such party on or prior to the Effective Time; (iii) HA-LO shall have received all material third party consents necessary or advisable to consummate the Merger Transactions;
(iv) each person entering into an Affiliate Agreement shall have received from HA-LO a duly executed Affiliate Agreement and a duly executed Registration Rights Agreement; (v) each person entering into an employment agreement shall have received from HA-LO a duly executed Employment Agreement; and (vi) the Target Companies and the Target Shareholders shall have received the opinions of each of Marc S. Roth & Associates, Ltd. and Neal, Gerber & Eisenberg, legal counsel for the Target Companies, dated as of the Effective Time, with respect to various matters, including, in the case of Marc S. Roth & Associates, Ltd., the federal income tax treatment of the U.S. Merger.

TERMINATION

    The Plan of Merger and Amalgamation may be terminated and the Merger Transactions may be abandoned at any time prior to the Effective Time, before or after the approval by the shareholders of HA-LO, in a number of circumstances, which include, among others, (i) by the mutual consent of HA-LO and the Target Companies (or the Target Shareholders acting on their behalf); (ii) by HA-LO if there has been a breach by a Target Company or a Target Shareholder of any of its or his respective covenants or agreements in the Plan of Merger and Amalgamation or if any of the representations and warranties of the Target Companies or Target Shareholders shall have become untrue such that a condition to the consummation of the Merger Transactions shall not have been satisfied and such breach or condition has not been cured within 30 days after receipt of written notice; (iii) by the Target Companies (or the Target Shareholders acting on their behalf) if there has been a breach by HA-LO of any of its respective covenants or agreements in the Plan of Merger and Amalgamation or if any of the representations and warranties of HA-LO shall have become untrue such that a condition to the consummation of the Merger Transactions shall not have been satisfied and such breach or condition has not been cured within 30 days after receipt of written notice; (iv) by HA-LO or the Target Companies (or the Target Shareholders acting on their behalf) if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or governmental entity preventing or prohibiting consummation of the Merger Transactions shall have become final and nonappealable; (v) by HA-LO or the Target Companies if the Merger Transactions have not been consummated by October 31, 1996; (vi) by HA-LO, if the Board of Directors of a Target Company shall have recommended to the shareholders of such Target Company any Competing Transaction; or (vii) by the Target Companies (or the Target Shareholders acting on their behalf) if HA-LO has entered into a written agreement under which HA-LO will be acquired by or merge with another entity, where, after such transaction, persons who were directors of HA-LO prior to such transaction will not constitute a majority of the board of directors of the acquiring or surviving corporation (a "HA-LO Change in Control").

EXPENSES; TERMINATION FEES

    Except as provided in the following paragraph, each party to the Plan of Merger and Amalgamation is responsible for all costs and expenses paid or incurred by it in connection with the Merger Transactions.

    If the Plan of Merger and Amalgamation is terminated by HA-LO, on the one hand, or the Target Companies (or the Target Shareholders acting on their behalf), on the other, pursuant to clause (ii) or (iii) of the paragraph under "-- Termination" due to an intentional breach by the terminating party, and without fault of the terminating party, the non-terminating party is required to pay the terminating party an amount equal to all of the terminating party's out-of-pocket expenses incurred in connection with the Agreement and Plan of Merger of Amalgamation. If HA-LO terminates the Plan of Merger and Amalgamation and at the time of such termination a Competing Transaction exists, the Target Companies are required to pay HA-LO a $15 million termination fee and HA-LO's out-of-pocket expenses incurred in connection with the Plan of Merger and Amalgamation. If the Target Companies (or the Target Shareholders acting on their behalf) terminate the Plan of Merger and Amalgamation and at the time of such termination there shall exist a written agreement with respect to a HA-LO Change in Control, HA-LO is required to pay the Target Companies a $15 million termination fee and the Target Companies' out-of-pocket expenses incurred in connection with the Plan of Merger and Amalgamation. In addition, if the Target Companies (or the Target Shareholders acting on their behalf) terminate the Plan of Merger and Amalgamation, HA-LO is required to pay the Target Companies an additional termination fee equal to the discount (if any) applicable to accounts receivable sold by Market USA to a bank at HA-LO's request. See "The Merger Transactions -- Certain Covenants."

AMENDMENT AND WAIVER

    The parties to the Plan of Merger and Amalgamation may modify or amend the Plan of Merger and Amalgamation by written agreement at any time prior to the Effective Time, to the extent permitted by applicable law. The conditions to each party's obligations to consummate the Merger Transactions may be waived by such party in whole or in part to the extent permitted by applicable law.

                      STOCK PRICE AND DIVIDEND INFORMATION

HA-LO

    HA-LO Common Stock is traded in the over-the-counter market on The Nasdaq National Market under the symbol "HALO." The following table sets forth the range of high and low bid quotations for the quarterly periods indicated and reflects inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                                                       HIGH          LOW
                                                     ---------    ---------
1996
First Quarter.....................................   $19 1/4      $13 1/2
Second Quarter....................................   29 3/4       18
Third Quarter.....................................
  (through August 22, 1996)
1995
First Quarter.....................................   7            4
Second Quarter....................................    7 1/4       6
Third Quarter.....................................   12 1/4        6 3/4
Fourth Quarter....................................   20 1/2        9 3/4
1994
First Quarter.....................................    5 1/4        3 1/4
Second Quarter....................................    4 3/4        3 3/4
Third Quarter.....................................    4 1/2        3 3/4
Fourth Quarter....................................    4 1/4        3 3/4

    On June 3, 1996, HA-LO effected a 3-for-2 stock split in the form of a 50% common stock dividend to shareholders of record on May 17, 1996. All information included in this Proxy Statement/Prospectus, including the information presented in the foregoing table, has been adjusted to give effect to such stock split. On June 14, 1996, the last trading day immediately prior to the date on which HA-LO and the Target Companies first publicly announced their intent to undertake the Merger Transaction, the closing price of HA-LO Common Stock as reported by The Nasdaq National Market was $26.75 per share. On August 22, 1996, the last trading day for which quotations were available at the time of printing this Proxy Statement/Prospectus, the closing price of HA-LO Common Stock as reported
by the Nasdaq National Market was $    per share.

    No cash dividends have been paid on shares of HA-LO Common Stock. However, a corporation acquired by HA-LO in December 1995 in a transaction accounted for as a pooling-of-interests paid cash dividends of $555,000, $610,000 and $299,000 in 1995, 1994 and 1993, respectively.

    As of July 31, 1996, HA-LO had 10,509,055 shares of HA-LO Common Stock outstanding and approximately 525 holders of record.

THE TARGET COMPANIES

    MARKET USA. Market USA Common Stock is not traded on any established public trading market or the over-the-counter market and trading activity is nonexistent.

    During 1994 and 1995, and for the six months ended June 30, 1996, Market USA paid cash dividends to its shareholders of $666,000, $4,682,000 and $1,256,0000, respectively. In addition, it is anticipated that Market USA will make a distribution to its shareholders of approximately $2,166,000 immediately prior to the Effective Time. Such distribution will be designed to be equal to Market USA's estimate of the amount of federal and state income taxes which will be imposed upon its shareholders with respect to Market USA's activities for the period prior to the Effective Time.

    As of the date of this Proxy Statement/Prospectus, Market USA had 100 shares of Market USA Common Stock outstanding and 4 holders of record.

    MARUSA. Marusa Common Stock is not traded on any established public trading market or the over-the-counter market and trading activity is nonexistent.

    No cash dividends have been paid with respect to the Marusa Common Stock since Marusa's organization in 1992.

    As of the date of this Proxy Statement/Prospectus, Marusa had two shares of Marusa Common Stock outstanding and two holders of record.

                      HA-LO AND TARGET COMPANIES PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS

    The following unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 1996 and the unaudited Pro Forma Combined Condensed Income Statements for each of the three years ended December 31, 1993, 1994 and 1995, and the six months ended June 30, 1995 and 1996 give effect to the Merger Transactions as if they had occurred at the beginning of the earliest period presented. The pro forma information gives effect to the Merger Transactions under the pooling of interests method of accounting and to the assumptions and adjustments described in the accompanying notes to the pro forma combined condensed financial statements.

    The pro forma combined condensed financial statements are based on the historical financial statements of HA-LO and the related notes thereto incorporated herein by reference and the historical financial statements of the Target Companies and the related notes thereto included elsewhere herein. These pro forma statements are presented for informational purposes only and may not necessarily be indicative of the results that actually would have occurred had the Merger Transactions been consummated at the dates indicated, nor are they necessarily indicative of future operating results or financial position.

                           HA-LO AND TARGET COMPANIES
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 JUNE 30, 1996
                                  (UNAUDITED)

                                     ASSETS

                                                                               TARGET      PRO FORMA
                                                                    HA-LO     COMPANIES   ADJUSTMENTS  COMBINED
                                                                  ---------  -----------  -----------  ---------
                                                                                  (IN THOUSANDS)

CURRENT ASSETS:
  Cash and cash equivalents.....................................  $   1,343   $   2,027           --   $   3,370
  Short-term investments........................................      4,477          --           --       4,477
  Receivables...................................................     31,975       6,584           --      38,559
  Inventories...................................................      7,428          --           --       7,428
  Prepaid expenses and deposits.................................      3,405         591           --       3,996
                                                                  ---------  -----------  -----------  ---------
      Total current assets......................................     48,628       9,202           --      57,830
                                                                  ---------  -----------  -----------  ---------
PROPERTY AND EQUIPMENT, NET:....................................      5,146       4,070           --       9,216
                                                                  ---------  -----------  -----------  ---------
OTHER ASSETS:
  Intangible assets relating acquired businesses, net...........      7,333          --           --       7,333
  Samples.......................................................      1,160          --           --       1,160
  Other.........................................................        825          37           --         862
                                                                  ---------  -----------  -----------  ---------
      Total other assets........................................      9,318          37           --       9,355
                                                                  ---------  -----------  -----------  ---------
                                                                  $  63,092   $  13,309    $      --   $  76,401
                                                                  ---------  -----------  -----------  ---------
                                                                  ---------  -----------  -----------  ---------

                                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Notes payable.................................................  $      --   $     592    $      --   $     592
  Book overdraft................................................        666          --           --         666
  Accounts payable..............................................     11,351         912           --      12,263
  Accrued expenses..............................................      6,406       4,973          718      12,097
  Dividend payable..............................................         --          --        2,166       2,166
  Deferred taxes -- current.....................................        780         162           --         942
                                                                  ---------  -----------  -----------  ---------
  Total current liabilities.....................................     19,203       6,639        2,884      28,726
                                                                  ---------  -----------  -----------  ---------
LONG-TERM DEBT..................................................         --          78           --          78
                                                                  ---------  -----------  -----------  ---------
DEFERRED LIABILITIES:...........................................      1,765         300           --       2,065
                                                                  ---------  -----------  -----------  ---------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Preferred stock, no par value...................................         --          --           --          --
  Common stock, no par value....................................     38,443           2        4,103      42,548
  Unearned compensation -- restricted stock.....................       (880)         --           --        (880)
  Deferred marketing costs......................................     (1,448)         --           --      (1,448)
  Cumulative translation adjustment.............................         --          21           --          21
  Retained earnings.............................................      6,009       6,269       (6,987)      5,291
                                                                  ---------  -----------  -----------  ---------
      Total shareholders' equity................................     42,124       6,292       (2,884)     45,532
                                                                  ---------  -----------  -----------  ---------
                                                                  $  63,092   $  13,309    $      --   $  76,401
                                                                  ---------  -----------  -----------  ---------
                                                                  ---------  -----------  -----------  ---------

        (See Notes to Pro Forma Combined Condensed Financial Statements)

                           HA-LO AND TARGET COMPANIES
                 PRO FORMA COMBINED CONDENSED INCOME STATEMENTS
                                  (UNAUDITED)

                                                                                           SIX MONTHS ENDED JUNE
                                                          YEARS ENDED DECEMBER 31,                  30,
                                                    -------------------------------------  ----------------------
                                                       1993         1994         1995        1995        1996
                                                    -----------  -----------  -----------  ---------  -----------
                                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales.........................................  $   104,954  $   145,821  $   211,265  $  84,060  $   110,706
Cost of sales/service.............................       75,654       99,489      148,477     58,807       79,053
                                                    -----------  -----------  -----------  ---------  -----------
  Gross profit....................................       29,300       46,333       62,788     25,253       31,653
Selling expenses..................................       11,787       19,124       25,559     11,134       13,575
General and administrative expenses...............       14,363       19,868       28,107     11,306       13,397
                                                    -----------  -----------  -----------  ---------  -----------
  Income from operations..........................        3,150        7,340        9,122      2,813        4,681
Other income (expense), net.......................          (39)        (800)      (1,214)      (642)         260
                                                    -----------  -----------  -----------  ---------  -----------
  Income before taxes.............................        3,110        6,540        7,908      2,171        4,941
Provision for income taxes........................        1,245        2,616        3,163        868        1,976
                                                    -----------  -----------  -----------  ---------  -----------
Pro forma net income for the period...............  $     1,866  $     3,924  $     4,745  $   1,303  $     2,965
                                                    -----------  -----------  -----------  ---------  -----------
                                                    -----------  -----------  -----------  ---------  -----------
Pro forma net income per share assuming full
 dilution.........................................  $      0.19  $      0.40  $      0.42  $    0.12  $      0.21
                                                    -----------  -----------  -----------  ---------  -----------
                                                    -----------  -----------  -----------  ---------  -----------
Weighted average shares outstanding assuming full
 dilution.........................................        9,624        9,750       11,272     10,505       13,813
                                                    -----------  -----------  -----------  ---------  -----------
                                                    -----------  -----------  -----------  ---------  -----------
REVENUES:
  HA-LO...........................................  $    80,463  $   110,396  $   172,866  $  66,314  $    85,973
  Target Companies................................       24,491       35,425       38,399     17,746       24,733
                                                    -----------  -----------  -----------  ---------  -----------
    Combined......................................  $   104,954  $   145,821  $   211,265  $  84,060  $   110,706
                                                    -----------  -----------  -----------  ---------  -----------
                                                    -----------  -----------  -----------  ---------  -----------
PRO FORMA NET INCOME:
  HA-LO...........................................  $       566  $     1,419  $     2,988  $     614  $     1,538
  Target Companies................................        1,300        2,505        1,757        689        1,427
                                                    -----------  -----------  -----------  ---------  -----------
    Combined......................................  $     1,866  $     3,924  $     4,745  $   1,303  $     2,965
                                                    -----------  -----------  -----------  ---------  -----------
                                                    -----------  -----------  -----------  ---------  -----------

        (See Notes to Pro Forma Combined Condensed Financial Statements)

                           HA-LO AND TARGET COMPANIES
           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. The pro forma combined condensed balance sheet reflects the issuance of 2,550,000 shares of HA-LO Common Stock in connection with the Merger Transactions. The Merger Transactions are intended to be accounted for as a pooling-of-interests. Therefore, all undistributed earnings of Market USA, an S corporation for federal income tax purposes prior to the Merger Transactions, have been transferred to HA-LO's Common Stock account.

2. Market USA had elected to be treated as an S corporation for federal income taxes prior to the consummation of the U.S. Merger. The accompanying pro forma combined condensed financial statements include an unaudited pro forma income tax provision for all periods at an effective rate of 40%.

3. Earnings per share for all periods is based on the weighted average number of shares of HA-LO Common Stock outstanding, including common stock equivalents, plus the 2,550,000 shares to be issued in connection with the Merger Transactions.

4. The pro forma combined condensed balance sheet reflects an anticipated $2,166,000 dividend which will be paid to the shareholders of Market USA immediately prior to the consummation of the Merger Transactions. This distribution is intended to reflect Market USA's estimate of federal and state income taxes to be imposed on its shareholders resulting from its operations for the period from January 1, 1996 through the Effective Time.

5. On June 3, 1996, HA-LO completed a 3-for-2 split of the outstanding HA-LO Common Stock pursuant to the payment of a 50% common stock dividend to shareholders of record on May 17, 1996. All information in the accompanying pro forma combined condensed financial statements has been adjusted to reflect the foregoing common stock dividend.

6. The pro forma combined condensed financial statements of HA-LO and the Target Companies exclude any non recurring costs and expenses associated with consummating the Merger Transactions and combining the operations of the companies. Such costs are expected to result in a one time, material charge to HA-LO's earnings of approximately $950,000 after tax. Of the expected charge, approximately $639,000 relates to transaction costs, $200,000 relates to the recognition of deferred tax liabilities and the remainder relates to combining the operations of the companies. HA-LO's management expects the charge to occur in the third quarter of 1996, the quarter in which the Merger Transactions are expected to be consummated.

                                TARGET COMPANIES
                         SELECTED FINANCIAL INFORMATION

    The following tables set forth selected historical financial data and other operating information for the Target Companies for each of the fiscal years in the five-year period ended December 31, 1995 and for the six months ended June 30, 1995 and 1996. The selected financial information for each of the three years ended December 31, 1993, 1994 and 1995 has been derived from the Combined Financial Statements of the Target Companies, which have been audited by Arthur Andersen LLP, independent auditors to the Target Companies, and from the underlying accounting records of the Target Companies. The selected financial information for the two years ended December 31, 1991 and 1992 and the six-month periods has been derived from unaudited combined financial statements of the Target Companies and reflects all adjustments (consisting of normal recurring adjustments) that, in the opinion of the management of the Target Companies, are necessary for a fair presentation of such information. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for fiscal 1996.

    All information contained in the following tables should be read in conjunction with "Target Companies' Management's Discussion and Analysis of Financial Condition and Results of Operations," "Pro Forma Financial Information" and with the Combined Financial Statements and related notes of the Target Companies included herein. Certain amounts from the combined statements of income of the Target Companies have been reclassified to conform with the presentation below.

                                TARGET COMPANIES
                            SELECTED FINANCIAL DATA

                                                                                                       SIX MONTHS ENDED
                                                            YEARS ENDED DECEMBER 31,                       JUNE 30,
                                              -----------------------------------------------------  --------------------
                                                1991       1992       1993       1994       1995       1995       1996
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Net sales...................................  $  11,445  $  14,049  $  24,491  $  35,425  $  38,399  $  17,746  $  24,733
Cost of service.............................      7,795      9,625     16,392     23,170     25,495     13,173     18,350
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit................................      3,650      4,424      8,099     12,255     12,904      4,573      6,383
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
Selling expenses............................        153        448        459        911        959        435        548
General and administrative expenses.........      1,779      2,412      5,487      7,205      9,062      3,013      3,469
Income from operations......................      1,718      1,564      2,153      4,139      2,883      1,125      2,366
Other income (expense), net.................         38       (378)        14         36         46         23         13
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before taxes.........................      1,756      1,186      2,167      4,175      2,929      1,148      2,379
Provision for income taxes..................         26          3        209        337        508         47        167
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income for the period...................  $   1,730  $   1,183  $   1,958  $   3,838  $   2,421  $   1,101  $   2,212
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
Pro forma net income for the period(1)......  $   1,054  $     712  $   1,300  $   2,505  $   1,757  $     689  $   1,427
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
PER SHARE DATA(2):
  Pro forma net income(1)...................       0.41       0.28       0.51       0.98       0.69       0.27       0.56
  Dividends.................................       0.25       0.28       0.14       0.26       1.84       0.17       0.49
  Shares used in computation................      2,550      2,550      2,550      2,550      2,550      2,550      2,550
BALANCE SHEET DATA (END OF PERIOD):
Total assets................................  $   3,282  $   4,774  $   7,945  $  11,271  $  10,492  $  12,472  $  13,308
Working capital.............................      1,796        839      2,130      4,900      2,368      5,819      2,562
Long-term debt, net ofcurrent portion.......         99         95         87         79         81         78         78
Shareholders' equity........................      2,390      2,703      4,311      7,478      5,338      8,156      6,292

- ------------------------

(1) Market USA has elected to be treated as an S corporation for federal income tax purposes. Pro forma net income and pro forma net income per share amounts include an unaudited pro forma income tax provision for all periods at an effective rate of 40%.

(2) All per share data is based on the number of shares of HA-LO Common Stock to be issued by HA-LO in connection with the Merger Transactions.

             TARGET COMPANIES' MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion and analysis of the statements of condition and results of operations should be read in conjunction with the related financial statements and notes thereto which are included elsewhere herein.

GENERAL

    The Target Companies provide outbound telemarketing services to large corporations primarily engaged in the insurance and financial services industries. Calling programs are typically conducted pursuant to short-term contracts and for payment of a specified rate per calling hour. Revenues are based upon the total hours required to complete the program and the specified contract rate per calling hour. Cost of service includes direct labor, telephone charges, insurance agent license fees, depreciation and direct costs required to operate the call center. Selling expenses consist of commissions and are earned based on the difference between actual contract rates and targeted minimum billing rates. General and administrative expenses relate to corporate overhead and other call center expenses.

    Since its organization, Market USA elected to be taxable as an S corporation and, accordingly, was not subject to income taxes. The Target Companies' pro forma net income includes an unaudited pro forma provision for income taxes as if Market USA had been treated as a C corporation during the relevant periods.

    The following table sets forth for the periods indicated the percent of net sales represented by each line item from the Target Companies' Combined Statements of Operations:

                                                                                         SIX MONTHS ENDED
                                                         YEARS ENDED DECEMBER 31,            JUNE 30,
                                                      -------------------------------  --------------------
                                                        1993       1994       1995       1995       1996
                                                      ---------  ---------  ---------  ---------  ---------
Net sales...........................................      100.0%     100.0%     100.0%     100.0%     100.0%
Cost of service.....................................       66.9       65.4       66.4       74.2       74.2
                                                      ---------  ---------  ---------  ---------  ---------
Gross profit........................................       33.1       34.6       33.6       25.8       25.8
Selling expenses....................................        1.9        2.6        2.5        2.5        2.2
General and administrative expenses.................       22.4       20.3       23.6       17.0       14.0
                                                      ---------  ---------  ---------  ---------  ---------
Income from operations..............................        8.8       11.7        7.5        6.3        9.6
Other income, net...................................        0.1        0.1        0.1        0.1         --
                                                      ---------  ---------  ---------  ---------  ---------
Income before taxes.................................        8.9       11.8        7.6        6.4        9.6
Provision for income taxes..........................        0.9        1.0        1.3        0.2        0.7
                                                      ---------  ---------  ---------  ---------  ---------
Net income..........................................        8.0%      10.8%       6.3%       6.2%       8.9%
                                                      ---------  ---------  ---------  ---------  ---------
                                                      ---------  ---------  ---------  ---------  ---------

SIX MONTHS ENDED JUNE 30, 1996 AS COMPARED TO SIX MONTHS ENDED JUNE 30, 1995

    RESULTS OF OPERATIONS. Net sales for the six months ended June 30, 1996 increased 39.4% to $24.7 million compared to $17.7 million in the same period in 1995. The increase is primarily attributable to additional programs and clients and the addition of four main call centers and three satellite locations which were not open during the six months ended June 30, 1995.

    Gross profit as a percentage of sales for the six months ended June 30, 1996 was 25.8% ($6.4 million), unchanged for the same period a year earlier ($4.6 million).

    Selling expenses as a percentage of sales for the six months ended June 30, 1996 decreased to 2.2% ($548,000) from 2.5% ($435,000) compared to the same period a year earlier. The decrease is primarily attributable to a change in sales mix toward non-commissionable sales.

    General and administrative expenses as a percentage of sales for the six months ended June 30, 1996 decreased to 14.0% ($3.5 million) from 17.0% ($3.0 million) for the same period in 1995. This decrease is primarily a function of increased revenues without significant incremental overhead costs.

    Other income for the six months ended June 30, 1996 relates primarily to interest income and remained constant as a percentage of sales compared with the same period from 1995.

    The Target Companies' effective income tax rate for the six months ended June 30, 1996 increased to 7.0% ($167,000) from 4.1% ($47,000) for the same period in 1995. The increase reflects the greater contribution of Marusa's operations to the combined operations for the six months ended June 30, 1996.

FISCAL YEAR ENDED DECEMBER 31, 1995 AS COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1994

    RESULTS OF OPERATIONS. Net sales increased 8.4% to $38.4 million in 1995 from $35.4 million in 1994. The increase is primarily attributable to both volume and rate increases, which were offset by a decrease in revenue from programs subcontracted to other service bureaus. During 1995, the Target Companies increased their capacity by approximately 12%, resulting in an increase in billed hours of 3.7%. At the same time, the Target Companies' average rate per hour billed increased by approximately 3.5%.

    During 1995 and 1994, approximately 71% and 80%, respectively, of the Target Companies' net sales were concentrated in the insurance industry. The decrease in 1995 reflects the Target Companies' efforts to diversify their service offerings to other industries. During 1995, the Target Companies' largest customer accounted for approximately 19.5% of net sales, while three others accounted for 14.8%, 12.6% and 10.0%, respectively. During 1994, the Target Companies' largest customer accounted for 25.4% of net sales, while the next three largest accounted for 22.1%, 13.2% and 13.1% of net sales, respectively. The reduction in comparative customer concentration is also a reflection of the Target Companies' efforts to diversify.

    Gross profit as a percentage of sales in 1995 decreased to 33.6% ($12.9 million) from 34.6% ($12.3 million) in 1994. The decrease is primarily attributable to increased capacity without a corresponding increase in billed hours because new call centers are not immediately as efficient as existing ones. As such, associated fixed costs are not absorbed by incremental revenue.

    Selling expenses as a percentage of net sales remained relatively constant at 2.5% ($959,000) for 1995 compared to 2.6% ($911,000) in 1994. General and administrative expenses as a percentage of sales increased to 23.6% ($9.1 million) in 1995 from 20.3% ($7.2 million) in 1994. The increase is primarily attributable to overhead costs added to enhance the Target Companies' infrastructure and to support the capacity growth discussed above.

    Other income, which consists primarily of interest, remained constant at .1% of net sales for both 1995 and 1994.

    The Target Companies' effective income tax rate increased to 17.3% in 1995 from 8.1% in 1994. The increase is a result of increases in Marusa's net income between 1995 and 1994. While Market USA is an S corporation for federal income tax purposes, and does not pay corporate income taxes, Marusa pays Canadian income taxes on its corporate earnings. Marusa's effective tax rate for 1995 and 1994 was 23.5% and 18.3%, respectively.

FISCAL YEAR ENDED DECEMBER 31, 1994 AS COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1993

    RESULTS OF OPERATIONS. Net sales increased 44.6% in 1994 to $35.4 million compared to $24.5 million in 1993. The increase is primarily attributable to the addition of one new call center which increased capacity approximately 12% and an increase in billed hours from existing call centers. During 1994 and 1993, approximately 80% and 78%, respectively, of the Target Companies' net sales were derived from the insurance industry. Further, during 1994, the Target Companies' largest customer accounted for approximately 25.4% of net sales, while the next three largest accounted for

22.1%, 13.2% and 13.1% of net sales, respectively. During 1993, the Target Companies' largest customer accounted for approximately 41.4% of net sales, while two others accounted for 14.9% and 10.2% of net sales, respectively. No other customer in either year accounted for more than 10% of net sales. The comparative decrease in concentration reflects the Target Companies' efforts to diversify their customer base to minimize their reliance on any one customer.

    Gross profit as a percentage of sales for 1994 increased to 34.6% ($12.3 million) from 33.1% ($8.1 million) in 1993. The increase is primarily attributable to the more efficient utilization of call centers in 1994 versus 1993.

    Selling expenses, which consist of commissions, increased as a percentage of revenue to 2.6% ($911,000) in 1994 from 1.9% ($459,000) in 1993. The increase reflects an increase in the amount of commissionable programs performed during 1994.

    General and administrative expenses as a percentage of net sales decreased to 20.3% ($7.2 million) in 1994 from 22.4% ($5.5 million) in 1993. The decrease is the result of an increase in net sales without an incremental increase in overhead costs.

    Other income, which consists primarily of interest, remained constant as a percentage of net sales at .1% for 1994 and 1993.

    The Target Companies' effective income tax rate decreased in 1994 to 8.1% from 9.6% in 1993. The decrease reflects a decline of Marusa's proportionate contribution to combined pretax income in 1994. While Market USA is an S corporation for federal income tax purposes, and does not pay corporate income taxes, Marusa pays Canadian income taxes on its corporate earnings. For 1994 and 1993, Marusa's effective tax rate was 18.3% and 13.7%, respectively.

LIQUIDITY AND CAPITAL RESOURCES

    Historically, the Target Companies have funded their operations and capital expenditures primarily through cash flow from operations. The Target Companies have a credit facility with Harris Bank Glencoe-Northbrook, N.A. ("Harris") that provides for the borrowings of up to $1,000,000. Borrowings under the credit facility are unsecured and bear interest at the prime rate announced by Harris from time to time. The credit facility terminates in September 1996, but is in the process of being extended. As of June 30, 1996, $91,700 was outstanding under the credit facility. The Target Companies also borrowed $500,000 from a bank during the six months ended June 30, 1996. The loan was secured by certificates of deposit and was repaid in full in July 1996.

    Net cash provided by operating activities was $3.3 million for the six months ended June 30, 1996, $4.0 million in 1995 and $2.2 million in 1994.

    Net cash used in investing activities was $1.4 million for the six months ended June 30, 1996, $388,000 in 1995 and $1.4 million in 1994. Such activities primarily consist of capital expenditures relating to acquiring and outfitting new call centers and upgrading existing call centers with state-of-the-art technology.

    Net cash used in financing activities was $667,000 for the six months ended June 30, 1996, $4.8 million in 1995 and $960,000 in 1994. The foregoing amounts include dividends paid of $1.3 million for the six months ended June 30, 1996, $4.7 million in 1995 and $666,000 in 1994. The remainder relates to the repayment of indebtedness. In addition, the Target Companies borrowed $591,700 during the six months ended June 30, 1996 primarily for working capital needs, $500,000 of which was repaid in July 1996.

    The Target Companies believe that cash from operations, together with existing cash and available borrowings under its credit facility, will be sufficient to finance the Target Companies' current operations, planned capital expenditures and anticipated growth at least through 1997. However, if the Target Companies were unable to make any significant acquisitions for cash, it may be necessary for the Company to obtain additional debt or equity financing.

INFLATION

    Inflation has not had a material impact upon operating results, and the Target Companies do not expect inflation to have such an impact in the future. To date, in those instances where the Target Companies have experienced cost increases, they have been able to increase their rates to offset the increased costs. There can be no assurance, however, that the Target Companies' business will not be so affected by inflation or that they can continue to increase their rates and remain competitive.

QUARTERLY RESULTS

    The Target Companies could experience quarterly variations in net revenues and operating income as a result of many factors, including the timing of clients' marketing campaigns and customer service programs, the timing of additional selling, general and administrative expenses to acquire and support such new business and changes in the Target Companies' revenue mix among its various service offerings. In addition, the Target Companies must plan their operating expenditures based on revenue forecasts, and a revenue shortfall below such forecast in any quarter would likely adversely affect the Target Companies' operating results for that quarter. While the effects of seasonality on the Target Companies' business have historically been obscured by their growing net revenues, the Target Companies' business tends to be slower in the first quarter of their fiscal year due to client marketing programs which are typically slower in the early part of the year.

                        BUSINESS OF THE TARGET COMPANIES

GENERAL

    The Target Companies create, manage and conduct large scale telephone based marketing programs for large corporate clients throughout the United States and Canada. Through a network of more than 1,400 telephone service representatives ("TSRs") and 550 licensed insurance agents, the Target Companies provide script development, telephone-based direct sales, database analysis and management, consultation and program design as well as customer lead acquisition services to clients, primarily in the insurance and financial services industries. The Target Companies make extensive use of technology, including predictive dialers and digital switches to initiate outbound calls, electronically transmit applicable program scripts and customer information to their TSR workstations and record and report the customer and transaction data captured during each call. The Target Companies currently operate over 900 workstations in 17 call centers located primarily throughout the Midwestern United States and Canada.

INDUSTRY OVERVIEW

    The telephone based marketing industry is highly fragmented and includes both captive and independent companies. In 1994, industry sources estimated that $77 billion was spent on telephone based direct marketing approximately twice the amount spent a decade earlier. This significant industry growth has prompted the need for technologically advanced high volume call centers dedicated to providing telephone-based marketing services for clients on an outsourced basis. In addition, many large companies are continuing to focus on their core competencies and outsourcing non-core functions. The advantages of telephone based marketing, which include high response rates, low cost per transaction, direct interaction with customers and the ability to immediately respond to customer inquiries, make it an attractive alternative to other forms of direct marketing.

GROWTH STRATEGY

    In light of increasing direct marketing expenditures by large corporations, greater emphasis on telemarketing programs and the trend toward outsourcing of telemarketing activities, the Target Companies believe there are significant opportunities to expand their business. The Target Companies' growth strategy includes the following components:

        INCREASE REVENUES FROM EXISTING CLIENTS. The Target Companies believe there is a significant opportunity to increase revenues from existing clients. Specifically, the Target Companies are targeting opportunities to capture an increasing share of their clients' direct sales activities and to cross-sell their other telemarketing services. For example, the Target Companies recently worked closely with Allstate Insurance to create a lead acquisition program for Allstate's insurance agents. Prior to this program, the Target Companies provided strictly insurance sales calls for Allstate.

        OBTAIN NEW CLIENTS WITHIN EXISTING INDUSTRY SPECIALIZATIONS. The insurance and financial services industries include many large corporations which rely on telemarketing for a substantial portion of their direct sales needs. The Target Companies believe there is significant opportunity to grow by targeting new clients in these industries that are seeking to outsource their existing or new telemarketing programs. The Target Companies believe they have a competitive advantage in competing for these new clients because of their expertise and reputation for quality service with clients in these industries. For example, the Target Companies currently have approximately 550 licensed insurance agents in the United States and Canada, more than any of their direct competitors.

        ADD NEW INDUSTRY SPECIALIZATIONS. The Target Companies are evaluating several industries which are expected to substantially increase expenditures on direct sales and customer service telemarketing applications, including the telecommunications and natural gas industries, both of which are, or may become, even more competitive due to ongoing or potential deregulation efforts.

        CREATE NEW VALUE ADDED TELEMARKETING APPLICATIONS. The Target Companies regularly seek to create new value-added services which have not historically been offered by independent telemarketers. Creating additional value-added services should both increase the average account size and, more importantly, strengthen the long-term relationships between the Target Companies and their clients.

        EXPLORE STRATEGIC ACQUISITIONS. The Target Companies intend to take advantage of the fragmented nature of the telemarketing industry by making strategic acquisitions. Through selected strategic acquisitions, the Target Companies seek to serve new industries or complement their client base in one of their current industry specializations. The Target Companies will evaluate acquisitions using numerous criteria including management strength, service quality, industry focus, diversification of client base and operating characteristics.

BUSINESS STRATEGY

    The following are key components of the Target Companies' business strategy:

        FOCUS ON LARGE CORPORATE CLIENTS: The Target Companies seek clients with large customer bases which can generate revenues because of their ongoing telemarketing service needs. Establishing such relationships creates additional business opportunities and can help improve the predictability of facility and labor requirements, both of which enhance profitability and service levels. The Target Companies believe revenues from major clients is an indication of their ability to provide quality client service on a long-term basis. In 1993, 1994 and 1995 the same 10 customers, including JC Penney Life Insurance Co., Allstate Insurance, Sears and Union Fidelity Life Insurance Co., have accounted for 88.0%, 89.3% and 77.2%, respectively, of the Target Companies' revenues. During that time, no significant customer losses have occurred.

        COMMITMENT OF QUALITY SERVICE: The Target Companies stress quality service throughout their organization and believe their philosophy is central to their ability to add and retain desirable clients. Employees at all levels have compensation incentives tied to quality measures. Further, during 1995, the Target Companies invested heavily in infrastructure enhancements designed to bolster their employee selection, training and management process and strengthen their information systems department. Such investments have positioned the Target Companies for growth and, in combination with existing call and data management technology, have increased their ability to provide quality client service.

        SOPHISTICATED AND FLEXIBLE CALL AND DATA MANAGEMENT TECHNOLOGY: The Target Companies make extensive use of call and data management technology, including predictive dialers and digital switches to provide superior client service and perform large scale telemarketing programs.

OPERATIONS OVERVIEW

    The Target Companies provide outbound telemarketing for clients primarily in the insurance and financial service industries.

        CALLING: Outbound telemarketing refers to direct sales, research and service activities that commence when the Target Companies place calls to parties targeted by their client to offer products or services. In most instances, the Target Companies receive customer data electronically from their clients. These files have been selected to match the demographic profile of the targeted customer for the product or service being offered and contain each targeted customer's name, address, phone number and other relevant data. The Target Companies' data management systems sort the records and electronically assign them to one of their call centers. Telephone calls are controlled by computerized call management systems that utilize predictive dialers to automatically dial the numbers in the files, determine if a live connection is made and present connected calls to a TSR who has been trained for the client's program. When a call is presented, the customer's name, other information about the customer and the program script simultaneously appear on the TSR's computer screen. The TSR then uses the script to solicit an order for the product or service or to request information that will be added to the client's database.

        QUALITY ASSURANCE: During the course of each telemarketing program, the Target Companies carefully monitor their representatives to insure strict compliance with the script and to maintain quality and efficiency. Sales confirmations are recorded with the customer's consent to insure accuracy and provide a record in the event a customer later questions or challenges the accuracy of a transaction. The Target Companies also have extensive call monitoring programs to facilitate TSR evaluation and provide clients the ability to obtain program feedback on a real time basis. The Target Companies' information systems enable them to provide their clients with hourly reports, if necessary, on the status of an outgoing telemarketing campaign and can transmit summary data and captured information electronically to clients, if desired. Access to this data enables the Target Companies' clients to modify or enhance an ongoing program to improve their effectiveness.

        SALES: Historically, the Target Companies have acquired new clients and marketed their services primarily through personal contacts, referrals from existing customers and by attending trade shows, advertising in industry publications and responding to requests for proposals. Although the Target Companies will continue to utilize these sources to identify potential clients, the Target Companies are developing a more targeted approach to identifying new clients and the potential additional needs of existing clients. The Target Companies believe their services compliment those of HA-LO and believe the opportunities to cross-sell their services to HA-LO's current customers are significant.

        PERSONNEL AND TRAINING: The Target Companies believe a key component of their success is the quality of their employees. Therefore, the Target Companies are continually refining their approach to hiring, training and managing qualified personnel. The Target Companies' call centers are strategically located in an effort to attract a high quality, dedicated work force and lower their operating costs. The Target Companies believe that their relatively high proportion of full-time employees provides a more stable work force and reduces their recruiting and training expenditures. At each call center, the Target Companies utilize a management structure designed to insure that their telephone representatives are properly supervised, managed and developed.

    The Target Companies currently employ over 1,400 TSRs and 550 insurance agents. None of the Target Companies' employees are subject to a collective bargaining agreement. The Target Companies consider their relations with their employees to be good.

COMPETITION

    The industry in which the Target Companies operate is very competitive and highly fragmented. The Target Companies' competitors range in size from very small firms offering specialized applications or short term projects, to large independent firms and the in-house operations of many clients and potential clients. A number of competitors have capabilities and resources equal to, or greater than, the Target Companies'. The market includes non-captive telemarketing and customer service operations such as APAC Teleservices, MATRIXX Marketing, Inc., SITEL Corporation, ITI Marketing Services, Inc., West Telemarketing, and TeleService Resources, as well as in-house telemarketing and customer service organizations throughout the United States. In-house telemarketing and customer services organizations comprise by far the largest segment of the industry. In addition, some of the Target Companies' services also compete with other forms of direct marketing such as mail, television and radio. The Target Companies believe the principle competitive factors in the telephone-based marketing industry are reputation for quality, sales and marketing results, price, technological expertise, and the ability to promptly provide clients with customized solutions to their sales and marketing needs.

GOVERNMENT REGULATION

    United States Government Regulation. Telephone sales practices are regulated at both the federal and state level. The Federal Communications Commission's (the "FCC") rules under the Federal Telephone Consumer Protection Act of 1991 (the "TCPA") prohibit the initiation of telephone solicitations to residential telephone subscribers before 8:00 A.M. or after 9:00 P.M., local time, and prohibit the use of automated telephone dialing equipment to call certain telephone numbers. In addition, the FCC rules require the maintenance of a list of residential consumers who have stated that they do not wish to receive telephone solicitations and avoidance of making calls to such consumers' telephone numbers.

    The Federal Telemarketing and Consumer Fraud and Abuse Prevention Act of 1996 (the "TCFAPA") broadly authorizes the FTC to issue regulations prohibiting misrepresentation in telephone sales. In August 1995, the FTC issued rules under the TCFAPA which generally prohibit abusive telephone solicitation practices and impose disclosure and record keeping requirements.

    The Target Companies believe that they are in compliance with the TCPA and the FCC rules thereunder and with the FTC rules under the TCFAPA. The Target Companies train their telephone service representatives to comply with the FTC and FCC rules and programs their call management system to avoid telephone calls during restricted hours or to individuals maintained on the Target Companies' "do-not-call" list.

    A number of states have enacted or are considering legislation to regulate telephone solicitations. At least one state also prohibits telemarketers from requiring credit card payment and several other states require certain telemarketers to obtain licenses and post bonds. From time to time bills are introduced in Congress which, if enacted, would regulate the use of credit information. The Target Companies cannot predict whether this legislation will be enacted and what effect, if any, it would have on the Target Companies or their industry.

    CANADIAN GOVERNMENT REGULATION. Telemarketing in Canada is governed by both federal and provincial legislation. At the federal level, telemarketing practices may be dealt with under the fraud provisions of the Criminal Code (Canada) or under the misleading advertising provisions of the Competition Act. A telemarketer can be found guilty of fraud under the Criminal Code if, by deceit, falsehood or other fraudulent means, the telemarketer defrauds the public or any person of any property, money or valuable security. A telemarketer found guilty of fraud is subject to fines and/or imprisonment. Pursuant to the misleading advertising provisions of the Competition Act, no person, for the purposes of promoting, directly or indirectly, the supply or use of a product or any business interest, by any means whatever, may make a representation to the public that is false or misleading in a material respect. Telemarketers convicted under the misleading advertising provisions of the Competition Act are subject to fines and/or imprisonment. In addition, pursuant to the civil remedy provisions of the Competition Act, those who have suffered loss or damage as a result of such misleading advertising may sue for and recover from the person who engaged in the conduct an amount equal to such loss or damages, together with an additional amount not exceeding the full cost of any investigation in connection with the matter and of proceedings under the civil remedy provisions.

    In June 1995, the Director under the Competition Act circulated for public comment a Discussion Paper on possible amendments to the Competition Act which, among other things, address telemarketing practices directly. The Director then established a Consultative Panel to review and provide advice in respect of the comments from the public and the proposals in the Discussion Paper. The report of the Consultative Panel (the "Report") was issued on March 6, 1996 and notes the need for federal legislation in order to deal effectively with deceptive telemarketing practices due to their multi-jurisdictional nature. For purposes of discussion, the Report includes, among other things, proposals prepared by the Director to amend the Competition Act to (i) establish deceptive telemarketing as a specific strict liability criminal offense; (ii) allow proceedings in respect of deceptive telemarketing by way of summary conviction in less serious matters, or on indictment in more serious matters; and (iii) increase the maximum fine available upon summary conviction from Cdn. $25,000 to Cdn. $200,000. The Report is expected to result in draft legislation proposing amendments to the Competition Act being introduced to the House of Commons in the fall of 1996.

    Provinces and Territories in Canada have legislation dealing with consumer protection and/or business practices. Some of such legislation also governs telemarketing practices. In certain instances, telephone solicitations are excluded from the application of the legislation; however, in other instances, the legislation requires registration and bonds to be posted by telemarketers and cooling off periods are prescribed. Such legislation may provide for both private remedies, including rescission, damages, and injunctive or declaratory relief, and public remedies, including cease and desist orders and criminal penalties.

    Aspects of telemarketing in Canada are also regulated by the Canadian Radio-television and Telecommunications Commission (the "Commission"), which has authority under the Telecommunications Act, to prohibit or regulate certain uses of telecommunications facilities for the provision of unsolicited telecommunications. The Commission has exercised its authority in relation to the use of automatic dialing-announcing devices ("ADADs"). Currently, the use of ADADs to make unsolicited calls for the purpose of solicitation (defined as the selling or promoting of a product or a service, or the soliciting of money, whether directly or indirectly) is prohibited (charities excluded). For unsolicited calls for purposes other than solicitation (e.g., market research), new tariff provisions are to be adopted which, among other things, limit calling hours during which telephone solicitation can occur, require that each permitted unsolicited ADAD call begin and, in certain cases, repeat a message identifying the person on behalf of whom the call is being made, and, subject to limited exceptions, display the calling party's originating calling number. While there is a prohibition on sequential dialing, random dialing for permitted unsolicited ADAD calls can occur if the parties ensure that no calls are made to emergency lines and healthcare facilities. Callers using ADADs must make all reasonable efforts to ensure that their dialing equipment disconnects within 10 seconds of the called party hanging up their telephone. Additional restrictions on the use of live voice operators or facsimile equipment to make unsolicited telephone calls for the purpose of solicitation exist for territories served by Bell Canada (i.e., Ontario and Quebec).

    OTHER REGULATION. The industries served by the Target Companies are also subject to varying degrees of government regulation. The Target Companies have never been held responsible for regulatory noncompliance by a client. The Target Companies' employees who complete the sale of insurance products are required to be licensed by various state and provincial insurance commissions and participate in regular continuing education programs, access to which are currently provided in-house by the Target Companies. See "-- Legal Proceedings."

FACILITIES

    The Target Companies' corporate headquarters are located in Des Plaines, Illinois in leased facilities consisting of approximately 11,000 square feet of office space. The term of this lease expires in November, 1996. In addition, a portion of the office space is being acquired by the City of Des Plaines through eminent domain proceedings. The Target Companies are currently in the process of selecting an alternative site for their corporate office and believe suitable space at commercially reasonable terms will be found.

    The Target Companies also lease the facilities listed below:

                                                                      CURRENT NO.
LOCATION                                                OPENED      OF WORKSTATIONS
- ----------------------------------------------------  -----------  -----------------
Des Plaines, IL                                             1988              16
Beloit, WI                                                  1989              48
Hollywood, FL                                               1989              64
Oak Lawn, IL                                                1991              47
Fairborn, OH                                                1991              58
Montreal, Quebec                                            1992             100
Toronto, Ontario                                            1992             116
Ottawa, IL                                                  1993              80
Houston, TX                                                 1994              70
Loves Park, IL                                              1995              32
Springfield, OH                                             1995              48
Worth, IL                                                   1995              16
Hollywood, FL (2)                                           1995              16
Welland, Ontario                                            1995              32
Winnipeg, Manitoba                                          1995              80
Chicago, IL                                                 1996              62
Morris, IL                                                  1996              32

    The leases of these facilities generally expire between 1996 and 2000, and most contain renewal options. The Target Companies believe their current facilities are adequate for their current operations, but additional facilities will be required to support growth. The Target Companies believe that suitable or alternative spaces will be available as needed at commercially reasonable terms. In addition, the Target Companies intend to open a call station containing 48 workstations in Middletown, Ohio prior to September 30, 1996.

LEGAL PROCEEDINGS

    On May 21, 1996, governmental authorities in the Province of British Columbia issued a cease and desist order with respect to Marusa's activities in such Province requiring each employee of Marusa to cease conducting telemarketing activities on behalf of Marusa until such employees obtain the required Province of British Columbia licenses. On May 24, 1996, Marusa appealed such cease and desist order and applied for and obtained a stay of the British Columbia cease and desist order, which stay is effective until the court renders a decision on the Target Companies' appeal. The hearing relating to the Target Companies' appeal is scheduled for October 1996. The failure of Marusa to obtain, and maintain in effect, all required licenses to conduct telemarketing activities with respect to insurance products would have a material adverse effect on the results of operations of the Target Companies taken as a whole. See "Risk Factors -- Licensing Requirements."

    From time to time, the Target Companies are involved in litigation incidental to their business. In the opinion of the Target Companies, no litigation to which the Target Companies are currently a party is likely to have a materially adverse effect on the Target Companies' results of operations or financial condition.

                       MANAGEMENT OF THE TARGET COMPANIES

DIRECTORS AND EXECUTIVE OFFICERS

    The directors and executive officers of each Target Company who will serve as a director or executive officer of HA-LO are set forth below. All Target Company directors hold office until the annual meeting of such Target Company following their election or until their successors are duly elected and qualified. Officers of a Target Company are appointed by such Target Company's board of directors and serve at the discretion thereof.

NAME                        AGE                                         POSITION
- ----------------------      ---      ------------------------------------------------------------------------------
                                69   President, Secretary, Treasurer and a Director of Market USA; President and
Seymour N. Okner                      Secretary of Marusa; and President and Secretary of Marusa Financial
                                44   Vice President and Assistant Secretary of Market USA; Vice President and
                                      Assistant Secretary of Marusa; and Vice President and Assistant Secretary of
Samuel P. Okner                       Marusa Financial
                                42   Vice President Operations of Market USA; Vice President -- Operations of
Patricia E. Richert                   Marusa

    Seymour N. Okner has served as (i) the President, Secretary, Treasurer and a Director of Market USA since Market USA's inception in November 1988; (ii) the President and Secretary of Marusa since April 1992; and (iii) the President and Secretary of Marusa Financial since April 1993. From November 1985 until October 1987, Mr. Okner served as the President of Montgomery Ward Life Insurance Company, Montgomery Ward Insurance Company and Forum Insurance Company, all affiliates of Montgomery Ward. From September 1986 until October 1987, Mr. Okner served as the President of Signature Life Insurance Company of America, also an affiliate of Montgomery Ward. In 1985, Mr. Okner was named "Insurance Direct Marketer of the Year" by and received the "Telemarketing Pioneer Award" from the Direct Marketing Association. Mr. Okner is the father of Samuel P. Okner. At the Effective Time, Mr. Okner will be appointed to the Board of Directors of HA-LO. See "The Merger Transactions -- Interests of Certain Persons in the Merger Transactions."

    Samuel P. Okner has served as (i) the Vice President and Assistant Secretary of Market USA since November 1991; (ii) the Vice President and Assistant Secretary of Marusa since April 1992; and (iii) the Vice President and Assistant Secretary of Marusa Financial since April 1993. Mr. Okner is a founding board member and director of the Canadian Telemarketing Association and a representative on the Chicago Direct Marketing Association's telemarketing council. Mr. Okner is the son of Seymour N. Okner.

    Patricia E. Richert has served as (i) the Vice President -- Operations of Market USA since November 1988 and (ii) the Vice President -- Operations of Marusa since April 1996. From October 1981 until November 1987, Ms. Richert served as the Director of Telemarketing of Signature Life Insurance Company of America, an affiliate of Montgomery Ward.

EXECUTIVE COMPENSATION

    The following table sets forth information with respect to all compensation paid or earned for services rendered to the Target Companies in 1995 by each of the directors and executive officers of the Target Companies who will serve as a director or executive officer of HA-LO. The Company does not have a pension plan or a long-term incentive plan, has not issued any restricted stock awards and did not grant any stock options during its most recent fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                           1995 ANNUAL COMPENSATION
                                                          --------------------------    ALL OTHER
NAME AND PRINCIPAL POSITION                                 SALARY         BONUS      COMPENSATION
- --------------------------------------------------------  -----------  -------------  -------------
Seymour N. Okner
 President, Secretary, Treasurer and a Director of
 Market USA; President and Secretary of Marusa; and
 President and Secretary of Marusa Financial............  $    84,000  $   1,000,000   $         0
Samuel N. Okner
 Vice President and Assistant Secretary of Market USA;
 Vice President and Assistant Secretary of Marusa; and
 Vice President and Assistant Secretary of Marusa
 Financial..............................................  $   200,000  $     188,300   $         0
Patricia E. Richert
 Vice President -- Operations of Market USA; Vice
 President -- Operations of Marusa......................  $   100,000  $      81,250   $         0

EMPLOYMENT AGREEMENTS

    At the Effective Time, each of Seymour N. Okner and Samuel P. Okner will enter into an Employment Agreement with HA-LO, and an Agreement and Covenant Against Unfair Competition and a General Release of Claims for the benefit of, among other parties, HA-LO and its subsidiaries and each of the Target Companies. In addition, at the Effective Time Patricia E. Richert will enter into an Employment Agreement with HA-LO. See "The Merger Transactions -- Interests of Certain Persons in the Merger Transactions."

             CERTAIN TRANSACTIONS RELATING TO THE TARGET COMPANIES

    Seymour N. Okner and Samuel P. Okner own a shopping center in Beloit, Wisconsin known as Northgate Plaza. Market USA is a tenant of such shopping center under a Lease dated March 1, 1990, as amended. Market USA paid aggregate triple-net lease payments to Messrs. Okner of $52,000 in 1995.

    Pursuant to an Agreement dated November 9, 1995 memorializing an oral understanding reached in October 1993 (the "Option Agreement"), among Seymour N. Okner, Samuel P. Okner and Merchant Partners, in consideration of $1,000 paid by Merchant Partners, Messrs. Okner together granted Merchant Partners the right and option to purchase, at any time prior to November 10, 2000, up to 25% of the number of outstanding shares of each class of capital stock of each of Market USA and Marusa. The actual percentage of the outstanding capital stock of each of Market USA and Marusa which may be acquired by Merchant Partners pursuant to the Option Agreement is reduced by 0.25% for each $1,000,000 by which the combined enterprise value of Market USA and Marusa exceeds $20.0 million. As a result of the execution of the Plan of Merger and Amalgamation, Merchant Partners has the right to acquire 20% of the outstanding capital stock of each of Market USA and Marusa. See "Principal Shareholders of the Target Companies." The exercise price payable by Merchant Partners pursuant to the Option Agreement is $4.0 million. Merchant Partners has indicated to Messrs. Okner that it intends to exercise its rights under the Option Agreement in full, and deliver the full exercise price to Messrs. Okner, immediately prior to the Effective Time. As a condition to HA-LO's obligations to consummate the Merger Transactions, Merchant Partners, as an owner of Market USA Common Stock and Marusa Common Stock, will be required to execute and deliver to HA-LO an Affiliate Agreement and a Registration Rights Agreement. See "The Merger Transactions -- Resale Restrictions."

    The shareholders of each of Marusa and Marusa Financial have entered into a unanimous shareholder agreement pursuant to Section 146(2) of the CBCA pursuant to which (i) all of the powers of the directors of each such corporation to manage or supervise the management of the business and affairs of each such corporation is restricted to the fullest extent permitted by the CBCA and (ii) the shareholders of each such corporation have retained for themselves all of the rights, powers, duties and liabilities to manage the business and affairs of each such corporation.

    Market USA made distributions to its shareholders of $666,000, $4.7 million and $1.3 million in fiscal 1994 and 1995 and for the first six months of 1996, respectively.

    Market USA and its shareholders have elected to be taxable as an S corporation under the Code. Consequently, Market USA is not generally subject to federal and certain state income taxes; rather, its shareholders are required to include in their separate income tax returns their pro rata portion of Market USA's taxable income. As a result, Market USA intends to make a distribution of approximately $2,166,000 to its shareholders immediately prior to the Effective Time. Such distribution will be equal to Market USA's estimate of the amount of federal and state income taxes which will be imposed upon its shareholders with respect to Market USA's activities for such period.

                 PRINCIPAL SHAREHOLDERS OF THE TARGET COMPANIES

    The following tables set forth certain information regarding the beneficial ownership of the common stock of each of the Target Companies as of the date of this Proxy Statement/Prospectus (i) by each person who is known to the Target Companies to beneficially own more than 5% of any class of a Target Company's outstanding common stock; (ii) each director of the Target Companies; (iii) each executive officer of the Target Company; and (iv) by all of a Target Company's directors and officers as a group.

PRINCIPAL SHAREHOLDERS OF MARKET USA

                                                                               NUMBER OF     PERCENTAGE
NAME                                                                          SHARES (1)      OWNERSHIP
- --------------------------------------------------------------------------  ---------------  -----------
Seymour N. Okner .........................................................            23          23.0%
 701 Lee Street
 Des Plaines, Illinois 60016
Ellyn Robbins Family Trust (2) ...........................................            17          17.0%
 701 Lee Street
 Des Plaines, Illinois 60016
Joel C. Okner Family Trust (3) ...........................................            19          19.0%
 701 Lee Street
 Des Plaines, Illinois 60016
Samuel P. Okner Family Trust (4) .........................................            21          21.0%
 701 Lee Street
 Des Plaines, Illinois 60016
Merchant Partners, Limited Partnership (5) ...............................            20          20.0%
 9690 Deereco Road
 Timonium, Maryland 21093
Samuel P. Okner...........................................................            --             --
Patricia E. Richert.......................................................            --             --
All Directors and Executive Officers as a group (3 persons) (6)...........            80          80.0%

PRINCIPAL SHAREHOLDERS OF MARUSA

                                                                              NUMBER OF    PERCENTAGE
NAME                                                                         SHARES (1)     OWNERSHIP
- --------------------------------------------------------------------------  -------------  -----------
Seymour N. Okner .........................................................         0.80         40.0%
 701 Lee Street
 Des Plaines, Illinois 60016
Samuel P. Okner ..........................................................         0.80         40.0%
 701 Lee Street
 Des Plaines, Illinois 60016
Merchant Partners, Limited Partnership (5) ...............................         0.40         20.0%
 9690 Deereco Road
 Timonium, Maryland 21093
Stephane Deland...........................................................           --            --
Patricia E. Richert.......................................................           --            --
All Directors and Executive Officers as a group (4 persons) (6)...........         1.60         80.0%

PRINCIPAL SHAREHOLDERS OF MARUSA FINANCIAL

                                                           NUMBER OF CLASS               NUMBER OF CLASS
                                                                  A         PERCENTAGE          B         PERCENTAGE OF
NAME                                                        COMMON STOCK     OF CLASS     COMMON STOCK        CLASS
- ---------------------------------------------------------  ---------------  -----------  ---------------  -------------
Seymour N. Okner ........................................             1             50%            49              49%
 701 Lee Street
 Des Plaines, Illinois 60016
Samuel P. Okner .........................................             1             50%            --              --
 701 Lee Street
 Des Plaines, Illinois 60016
Ernest E. Gershon (7) ...................................            --             --             51              51%
 360 Bloor Street East
 Suite 1601
 Toronto, Ontario
 Canada M4W 3M3
Stephane Deland..........................................            --             --             --              --
All Directors and Executive Officers as a group (3
 persons) (6)............................................             2            100%            49              49%

PRINCIPAL SHAREHOLDERS OF NEROK

                                                                              NUMBER OF    PERCENTAGE
NAME                                                                           SHARES       OWNERSHIP
- --------------------------------------------------------------------------  -------------  -----------
Anne Okner ...............................................................           50         50.0%
 701 Lee Street
 Des Plaines, Illinois 60016
Debra Okner ..............................................................           50         50.0%
 701 Lee Street
 Des Plaines, Illinois 60016
Stephane Deland...........................................................           --            --
All Directors and Executive Officers as a group (3 persons) (6)...........          100        100.0%

- ------------------------------

 *  Less than 1%.

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Target Company Common Stock which such person has the right to acquire within 60 days after the date of this Proxy Statement/ Prospectus.

(2) The Ellyn Robbins Family Trust is a trust primarily for the benefit of Ellyn Robbins with Ellyn Robbins and Anne Okner as Co-Trustees.

(3) The Joel C. Okner Family Trust is a trust primarily for the benefit of Joel
    C. Okner with Joel C. Okner and Anne Okner as Co-Trustees.

(4) The Samuel P. Okner Family Trust is a trust primarily for the benefit of Samuel P. Okner with Samuel P. Okner and Anne Okner as Co-Trustees.

(5) Represents shares subject to the Option Agreement. See "Certain Transactions Relating to the Target Companies." Merchant Partners, Limited Partnership is a Delaware limited partnership, the general partner of which is Merchant Advisors, Limited Partnership, a Delaware limited partnership. The general partner of Merchant Advisors, Limited Partnership is Merchant Development Corp., a Delaware corporation.

(6) Includes shares of Target Company Common Stock owned by Seymour N. Okner, Samuel P. Okner, Anne Okner and Debra Okner.

(7) Pursuant to a Memorandum of Agreement dated April 19, 1993 between Ernest E. Gershon, Seymour N. Okner and Marusa Financial, the 51 shares of Class B Common Stock of Marusa Financial owned by Ernest E. Gershon are subject to a voting trust which grants to Seymour N. Okner the exclusive right, power and discretion pertaining to such shares, including the right to vote such shares.

             COMPARISON OF RIGHTS OF HOLDERS OF HA-LO COMMON STOCK
                        AND TARGET COMPANY COMMON STOCK

    HA-LO is an Illinois corporation and is governed by the IBCA, its Restated Articles of Incorporation (the "HA-LO Articles") and its Amended and Restated Bylaws (the "HA-LO Bylaws"). Market USA is also an Illinois corporation and is governed by the IBCA, its Articles of Incorporation (the "Market USA Articles") and its Bylaws (the "Market USA Bylaws"). Marusa is a Canadian federal corporation and is governed by the CBCA, its Articles of Incorporation (the "Marusa Articles") and its Bylaws (the "Marusa Bylaws").

    Upon consummation of the Merger Transactions, the shareholders of Market USA and Marusa will become shareholders of HA-LO. The rights of HA-LO shareholders and Market USA shareholders are substantially similar because there are few differences between the HA-LO Articles and HA-LO Bylaws and the Market USA Articles and Market USA Bylaws. The rights of HA-LO shareholders differ from the rights of Marusa shareholders because of differences between the IBCA and the CBCA and because the HA-LO Articles and HA-LO Bylaws differ in certain respects from the Marusa Articles and Marusa Bylaws. The following is a brief summary of the principal similarities and differences in the rights of shareholders of HA-LO, Market USA and Marusa.

COMMON STOCK

    Pursuant to the HA-LO Articles, HA-LO is authorized to issue 25,000,000 shares of HA-LO Common Stock. As of July 31, 1996, 10,509,055 shares of HA-LO Common Stock were issued and outstanding. Shares of HA-LO Common Stock are quoted and traded on The Nasdaq National Market under the symbol "HALO."

    Pursuant to the Market USA Articles, Market USA is authorized to issue 1,000 shares of Market USA Common Stock. As of the date of this Proxy Statement/Prospectus, Market USA had 100 shares of Market USA Common Stock issued and outstanding. Market USA Common Stock is not traded on any established public trading market or the over-the-counter market and trading is nonexistent.

    Pursuant to the Marusa Articles, Marusa is authorized to issue an unlimited number of shares of Marusa Common Stock and an unlimited number of shares of Class B common stock, Class A preferred stock, Class B preferred stock, Class C preferred stock and Class D preferred stock. As of the date of this Proxy Statement/Prospectus, Marusa had two shares of Marusa Common Stock issued and outstanding. Marusa Common Stock is not traded on any established public trading market or the over-the-counter market and trading is non-existent.

DIVIDENDS

    Generally, shareholders of HA-LO, Market USA and Marusa are entitled to receive dividends when and as declared by their respective Boards of Directors, out of funds legally available therefor.

VOTING RIGHTS

    Holders of HA-LO Common Stock, Market USA Common Stock and Marusa Common Stock are entitled to one vote for each share of common stock held of record on all matters submitted to a vote of shareholders, except with respect to the election of directors, each holder of Market USA Common Stock has cumulative voting rights.

INDEMNIFICATION

    Section 8.75 of the IBCA expressly grants to Illinois corporations, such as HA-LO and Market USA, the power to indemnify directors, officers, employees and agents against certain liabilities and expenses incurred in the performance of their duties. Indemnification may not be made, however with respect to liability incurred in connection with actions involving gross negligence, willful misconduct and criminal acts.

    With respect to all proceedings other than shareholders derivative actions,
Section 8.75 of the IBCA permits an Illinois corporation to indemnify any of its directors, officers, employees or agents only if such person acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in the case of a criminal proceeding, had no reason to believe his or her conduct was unlawful. In the case of derivative actions, an Illinois corporation may indemnify any party if such person acted in good faith and in a manner he or she believes to be in the best interests of the corporation. Furthermore, in derivative actions, no indemnification is permitted with respect to any matter in which the person to be indemnified has been held liable to the corporation unless such indemnification is approved by the court. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits in defense of any proceeding for which indemnification is permitted by Section 8.75 of the IBCA, a corporation is obligated to indemnify such person against expenses actually and reasonably incurred by such person in connection with the proceeding.

    The HA-LO Articles require HA-LO to indemnify any current or former director or officer to the fullest extent permitted by IBCA. HA-LO maintains officers' and directors' liability insurance which insures against liabilities that officers and directors of HA-LO may incur in such capacities. HA-LO has also entered into indemnity agreements with each of its directors and officers pursuant to which it has agreed to indemnify such persons against any and all losses and expenses to the fullest extent permitted under the HA-LO Articles and HA-LO Bylaws and the IBCA and to advance to such persons any and all expenses arising in connection therewith.

    The Market USA Bylaws provide for indemnification consistent with Section
8.75 of the IBCA. The Market USA Bylaws also permit Market USA to purchase and maintain officers' and directors' liability insurance to insure against liabilities that officers and directors of Market USA may incur in such capacities.

    Section 124 of the CBCA provides that, except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, a corporation may indemnify a current or former director or officer of the corporation, or a person who acts or acted at a corporation's request as a director or officer of a corporation of which the corporation is or was a shareholder or creditor, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation, if (a) he acted honestly and in good faith with a view to the best interests of the corporation, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. Court approval is required by the corporation for indemnification of individuals or corporations in derivative actions, although such persons are entitled to indemnity from the corporation if the person seeking the indemnity was substantially successful on the merits in his defense of the action or proceeding and was in good faith or had reasonable grounds for believing that his conduct was lawful. Section 124 of the CBCA also provides that a corporation may purchase and maintain insurance for the benefit of any officer or director of the corporation against any liability incurred by him in his capacity as a director or officer of the corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation, or in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate. Section 124 also provides that a corporation or an individual may apply to a court for an order approving an indemnity under this section and the court may make any further order that it thinks fit.

    The Marusa Bylaws provide for indemnification of directors, officers, or persons acting at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs or legal representatives, in accordance with the provisions of Section 124 of the CBCA. The Marusa Bylaws also provide that no director or officer shall be liable for the acts, neglects or defaults of any other person including any director or officer or employee, or for any loss, damage or expense happening to the corporation through the insufficiency or deficiency of title to any property acquired by or on behalf of the corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, delictual, quasi-delictual or tortious acts of any person with whom any of the moneys, securities or other property of the corporation shall be deposited or for any loss occasioned by an error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which may arise out of the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own wilful neglect or default.

PREEMPTIVE RIGHTS

    Holders of HA-LO Common Stock, Market USA Common Stock and Marusa Common Stock do not have any preemptive or preferential rights to subscribe to (i) any additional shares or (ii) any obligations convertible into stock.

ASSESSMENTS

    The outstanding shares of capital stock of HA-LO, Market USA and Marusa are fully paid and are not subject to assessment.

LIQUIDATION RIGHTS

    Holders of capital stock of HA-LO, Market USA and Marusa are entitled to receive their pro rata portion of any assets distributable to shareholders upon a liquidation.

QUORUM

    Pursuant to the bylaws of each of HA-LO, Market USA and Marusa, a majority of the outstanding shares of the corporation, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders; PROVIDED, HOWEVER, with respect to the HA-LO Bylaws, a quorum shall not consist of less than one-third of the outstanding shares entitled to vote. If a quorum is present at any meeting, the affirmative vote of the holders of a majority of the shares represented at such meeting shall be the act of the shareholders, unless the vote of a greater number is required by applicable law.

BOARD OF DIRECTORS

    Pursuant to the HA-LO Bylaws, the Board of Directors of HA-LO shall consist of not less than five nor more than eleven and shall be fixed from time to time, within such minimum and maximum, by the shareholders. At present, the HA-LO Board of Directors consists of seven directors. It is currently anticipated that Seymour N. Okner, the principal Target Shareholder, will be nominated and appointed as of the date following the Effective Time the Board of Directors of HA-LO. See "The Plan of Merger and Amalgamation -- Governance."

    Pursuant to the Market USA Bylaws, the number of directors of Market USA shall not be less than one nor more than five. At present, the Market USA Board of Directors consists of one director.

    Pursuant to the Marusa Bylaws, the number of directors of Marusa shall not be less than one nor more than ten. At present, the Marusa Board of Directors consists of one director.

AMENDMENT OF ARTICLES AND BYLAWS

    Pursuant to Article 10 of the IBCA, the HA-LO Articles and Market USA Articles may be amended by the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote on such amendment. The HA-LO Bylaws and Market USA Bylaws may be amended by the affirmative vote of the holders of a majority of the outstanding shares of the corporation or by the action of the Board of Directors.

    Pursuant to Section 103 of the CBCA, unless the articles, bylaws, or unanimous shareholder agreement otherwise provide, the directors may, by resolution, make, amend or repeal any bylaws that regulate the business or affairs of the corporation. The directors shall submit such bylaw, or an amendment, or a repeal of a bylaw, to the shareholders at the next meeting of shareholders, and the shareholders may, by ordinary resolution (i.e., a resolution passed by a majority of the votes cast by the shareholders who voted in respect of that resolution) confirm, reject or amend the bylaw, amendment or repeal. Pursuant to Section 173 of the CBCA, the articles of a corporation may be amended by special resolution (i.e., a resolution passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution).

                                 LEGAL MATTERS

    The validity of the issuance of the HA-LO Common Stock being offered hereby and certain other legal matters relating to the Merger Transactions will be passed upon for HA-LO by Neal, Gerber & Eisenberg, Chicago, Illinois. The federal income tax consequences in connection with the U.S. Merger will be passed upon for HA-LO by Marc S. Roth & Associates, Ltd., Glencoe, Illinois, and for the Target Companies by Altheimer & Gray, Chicago, Illinois.

                                    EXPERTS

    The consolidated financial statements of HA-LO incorporated by reference in this Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto. Such financial statements have been incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

    The combined financial statements of the Target Companies as of December 31, 1995 and 1994 and for each of the three fiscal years ended December 31, 1995 included in this Proxy Statement/ Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto. Such financial statements have been included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                             SHAREHOLDER PROPOSALS

    As described in HA-LO's proxy statement relating to its 1996 Annual Meeting of Shareholders, any proposals that shareholders of HA-LO desire to have presented at the 1997 Annual Meeting of Shareholders must have been received by HA-LO at its principal executive offices not less than 60 days nor more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given, the 10th day following the earlier of (i) the day such notice was mailed or (ii) the day such public disclosure was made), for inclusion in HA-LO's 1997 proxy materials. The 1997 Annual Meeting of Stockholders is scheduled to be held on June 2, 1997.

                         INDEX TO FINANCIAL STATEMENTS

TARGET COMPANIES AUDITED FINANCIAL STATEMENTS:
  Report of Independent Public Accountants...........................................        F-2
  Combined Balance Sheets as of December 31, 1994 and 1995...........................        F-3
  Combined Statements of Operations for the three years ended December 31, 1993, 1994
   and 1995..........................................................................        F-4
  Combined Statements of Shareholders' Equity for the years ended December 31, 1993,
   1994 and 1995.....................................................................        F-5
  Combined Statements of Cash Flows for the years ended December 31, 1993, 1994 and
   1995..............................................................................        F-6
  Notes to Combined Financial Statements.............................................        F-7

TARGET COMPANIES UNAUDITED FINANCIAL INFORMATION:
  Combined Condensed Balance Sheets at June 30, 1996.................................       F-14
  Combined Condensed Statements of Operations for the three months ended and six
   months ended June 30, 1995 and 1996...............................................       F-15
  Combined Condensed Statements of Cash Flows for the six months ended June 30, 1995
   and 1996..........................................................................       F-16
  Notes to Combined Condensed Interim Financial Statements...........................       F-17

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder of Market USA and Shareholders of MARUSA Marketing Inc.:

    We have audited the accompanying combined balance sheets of Market USA, MARUSA Marketing Inc. and subsidiary (the Company) as of December 31, 1994 and 1995, and the related combined statements of operations, shareholders' equity and cash flows for each of the three years ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Market USA, MARUSA Marketing Inc. and subsidiary as of December 31, 1994 and 1995, and the combined results of their operations and their cash flows for each of the three years ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          /s/ ARTHUR ANDERSEN LLP

                                          Boston, Massachusetts
                                          February 2, 1996

                       MARKET USA, MARUSA MARKETING INC.
                                 AND SUBSIDIARY
             COMBINED BALANCE SHEETS -- DECEMBER 31, 1994 AND 1995

                                     ASSETS

                                                                                        1994            1995
                                                                                   --------------  --------------
CURRENT ASSETS:
  Cash and cash equivalents......................................................  $    1,898,275  $      739,149
  Accounts receivable --
    Trade, less allowance for doubtful accounts of $128,619 and $155,859 in 1994
     and 1995, respectively......................................................       6,123,205       5,955,975
  Other receivables..............................................................          56,858          13,953
  Prepaid expenses...............................................................         269,948         431,993
                                                                                   --------------  --------------
      Total current assets.......................................................       8,348,286       7,141,070
PROPERTY AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION..........................       2,910,655       3,320,002
OTHER ASSETS.....................................................................          12,158          31,214
                                                                                   --------------  --------------
      Total assets...............................................................  $   11,271,099  $   10,492,286
                                                                                   --------------  --------------
                                                                                   --------------  --------------
                            LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt.............................................  $      117,400  $           --
Accounts payable.................................................................          17,650         923,294
Accrued expenses--...............................................................
Payroll, bonuses and related items...............................................       1,517,644         760,847
Accrued telephone and other accrued expenses.....................................       1,569,482       2,355,838
Foreign and state income taxes payable...........................................          88,295         571,443
Deferred income taxes............................................................         137,772         161,780
                                                                                   --------------  --------------
Total current liabilities........................................................       3,448,243       4,773,202
                                                                                   --------------  --------------
LONG-TERM DEBT, LESS CURRENT MATURITIES..........................................          78,769          81,336
                                                                                   --------------  --------------
OTHER LONG-TERM LIABILITIES......................................................         266,000         300,000
                                                                                   --------------  --------------
COMMITMENTS AND CONTINGENCIES (Notes 6 and 7)
SHAREHOLDERS' EQUITY:
Common Shares, $1.00 par value--
Authorized -- 1,795 shares
Issued and outstanding -- 1,795 shares...........................................           1,795           1,795
Cumulative translation adjustment................................................            (254)         22,681
Retained earnings................................................................       7,476,546       5,313,272
                                                                                   --------------  --------------
Total shareholders' equity.......................................................       7,478,087       5,337,748
                                                                                   --------------  --------------
Total liabilities and shareholders' equity.......................................  $   11,271,099  $   10,492,286
                                                                                   --------------  --------------
                                                                                   --------------  --------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE COMBINED FINANCIAL
                                  STATEMENTS.

                       MARKET USA, MARUSA MARKETING INC.
                                 AND SUBSIDIARY
                       COMBINED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                                                        1993            1994            1995
                                                                   --------------  --------------  --------------
REVENUES.........................................................  $   24,491,477  $   35,424,712  $   38,399,421
                                                                   --------------  --------------  --------------
OPERATING EXPENSES:
  Cost of services...............................................      16,850,808      24,080,572      26,453,720
  Selling, general and administrative expenses...................       5,487,200       7,205,357       9,062,416
                                                                   --------------  --------------  --------------
    Total operating expenses.....................................      22,338,008      31,285,929      35,516,136
                                                                   --------------  --------------  --------------
    Income from operations.......................................       2,153,469       4,138,783       2,883,285
                                                                   --------------  --------------  --------------
OTHER INCOME (EXPENSES):
  Interest income................................................          21,671          57,614          53,825
  Interest expense...............................................          (9,418)        (21,585)         (7,766)
  Other income...................................................           1,245              --              --
                                                                   --------------  --------------  --------------
    Other income, net............................................          13,498          36,029          46,059
                                                                   --------------  --------------  --------------
    Income before provision for income taxes.....................       2,166,967       4,174,812       2,929,344
PROVISION FOR INCOME TAXES.......................................         208,739         336,912         508,241
                                                                   --------------  --------------  --------------
    Net income...................................................  $    1,958,228  $    3,837,900  $    2,421,103
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE COMBINED FINANCIAL
                                  STATEMENTS.

                       MARKET USA, MARUSA MARKETING INC.
                                 AND SUBSIDIARY
                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                                      COMMON SHARES
                                                   --------------------                  CUMULATIVE       TOTAL
                                                    SHARES                  RETAINED     TRANSLATION  SHAREHOLDERS'
                                                    ISSUED     AMOUNT       EARNINGS     ADJUSTMENTS      EQUITY
                                                   ---------  ---------  --------------  -----------  --------------
BALANCE, DECEMBER 31, 1992.......................      1,795  $   1,795  $    2,698,449   $   2,900   $    2,703,144
  Net income.....................................         --         --       1,958,228          --        1,958,228
  Translation adjustment.........................         --         --              --       2,298            2,298
  Cash dividends paid............................         --         --        (351,902)         --         (351,902)
                                                   ---------  ---------  --------------  -----------  --------------
BALANCE, DECEMBER 31, 1993.......................      1,795      1,795       4,304,775       5,198        4,311,768
  Net income.....................................         --         --       3,837,900          --        3,837,900
  Translation adjustment.........................         --         --              --      (5,452)          (5,452)
  Cash dividends paid............................         --         --        (666,129)         --         (666,129)
                                                   ---------  ---------  --------------  -----------  --------------
BALANCE, DECEMBER 31, 1994.......................      1,795      1,795       7,476,546        (254)       7,478,087
  Net income.....................................         --         --       2,421,103          --        2,421,103
  Cash dividends paid............................         --         --      (4,682,154)         --       (4,682,154)
  Translation adjustment.........................         --         --              --      22,935           22,935
  MARUSA Marketing Inc.'s net loss for the three
   months ended March 31, 1995...................         --         --          97,777          --           97,777
                                                   ---------  ---------  --------------  -----------  --------------
BALANCE, DECEMBER 31, 1995.......................      1,795  $   1,795  $    5,313,272   $  22,681   $    5,337,748
                                                   ---------  ---------  --------------  -----------  --------------
                                                   ---------  ---------  --------------  -----------  --------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE COMBINED FINANCIAL
                                  STATEMENTS.

                       MARKET USA, MARUSA MARKETING INC.
                                 AND SUBSIDIARY
                       COMBINED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                                                         1993            1994            1995
                                                                    --------------  --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income......................................................  $    1,958,228  $    3,837,900  $    2,421,103
  Adjustments to reconcile net income to net cash provided by operating activities-
    MARUSA Marketing Inc.'s net loss for the three months ended
     March 31, 1995...............................................              --              --          97,777
    Depreciation and amortization.................................         522,487         743,192         852,760
    Deferred taxes................................................          48,909          80,916          24,008
    Change in assets and liabilities-
      Accounts receivables........................................      (1,394,435)     (2,702,916)        167,230
    Other receivables.............................................         (24,025)        (10,798)         42,905
      Prepaid expenses and deposits...............................         (60,359)       (127,519)       (181,290)
      Accounts payable............................................        (826,812)             --          32,055
      Accrued expenses............................................       1,780,499         276,071         512,683
      Other long-term liabilities.................................         132,000         134,000          34,000
                                                                    --------------  --------------  --------------
        Net cash provided by operating activities.................       2,136,492       2,230,846       4,003,231
                                                                    --------------  --------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash used for purchases of property and equipment...............        (824,879)     (1,396,360)       (388,305)
                                                                    --------------  --------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable.....................................         500,000         550,000              --
  Payments on long-term debt......................................          (6,270)         (6,967)         (4,833)
  Payments of notes payable.......................................        (100,000)       (840,000)       (110,000)
  Dividends paid..................................................        (351,902)       (666,129)     (4,682,154)
                                                                    --------------  --------------  --------------
        Net cash provided by (used in) financing activities.......          41,828        (963,096)     (4,796,987)
                                                                    --------------  --------------  --------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS......           2,298          (5,452)         22,935
                                                                    --------------  --------------  --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS..............       1,335,739        (134,062)     (1,159,126)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR......................         676,598       2,032,337       1,898,275
                                                                    --------------  --------------  --------------
CASH AND CASH EQUIVALENTS, END OF YEAR............................  $    2,032,337  $    1,898,275  $      739,149
                                                                    --------------  --------------  --------------
                                                                    --------------  --------------  --------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for interest..........................  $        9,418  $       21,585  $        7,766
                                                                    --------------  --------------  --------------
                                                                    --------------  --------------  --------------
  Cash paid during the year for income taxes......................  $        4,182  $       24,052  $      122,672
                                                                    --------------  --------------  --------------
                                                                    --------------  --------------  --------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE COMBINED FINANCIAL
                                  STATEMENTS.

                       MARKET USA, MARUSA MARKETING INC.
                                 AND SUBSIDIARY

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

(1) BUSINESS AND ORGANIZATION
    The accompanying combined financial statements include the accounts of Market USA (an Illinois company) and MARUSA Marketing Inc. (a Canadian company) (MARUSA) (collectively, the Company). Market USA was founded in 1987 and MARUSA was founded in 1992 as a provider of telemarketing services.

    The Company provides high-volume, telephone-based sales; marketing; and customer management solutions for corporate clients operating in the financial, insurance, telecommunications, and business and consumer industries throughout the United States and Canada. The nature of the industry is such that the Company is dependent on several large clients for a significant portion of its annual revenues. The Company had four clients which each accounted for more than 10% of the Company's net revenues for each of the three years ended December 31, 1995. The loss of one or more of these major clients could have a materially adverse effect on the Company's business.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    The following is a summary of significant accounting policies followed in the preparation of these combined financial statements.

    (A)  USE OF ESTIMATES

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (B)  PRINCIPLES OF COMBINATION

           The accompanying combined financial statements include accounts of Market USA and MARUSA. Market USA is owned by a single shareholder and MARUSA is owned by the Market USA shareholder and his son. All significant intercompany accounts and transactions have been eliminated.

    (C)  CASH AND CASH EQUIVALENTS

           The Company considers all highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

    (D)  PROPERTY AND EQUIPMENT

           Property and equipment are stated at cost less accumulated depreciation. Leasehold improvements are capitalized and charged to expense through depreciation. Upon sale or retirement, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is recorded in the combined statement of operations. Depreciation is

                       MARKET USA, MARUSA MARKETING INC.
                                 AND SUBSIDIARY

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1995

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) determined using the straight-line method for financial reporting purposes and accelerated methods for income tax reporting purposes over the estimated useful lives of the respective assets. Estimated useful lives are as follows:

                                                    ESTIMATED
                                                      USEFUL
               ASSET CLASSIFICATION                    LIFE
- --------------------------------------------------  ----------
Telecommunications equipment                           5 Years
Office furniture and equipment                         7 Years
Leasehold improvements                                15 Years
Automobiles                                            5 Years
Building                                              15 Years

    The Company's depreciation method and useful lives were retroactively revised in connection with these combined financial statements in order to more fairly allocate the cost of the assets over the period of actual service. Previously, the Company had used accelerated tax depreciation methods and lives for financial reporting.

    Repairs and maintenance are charged to expense as incurred. General and administrative costs associated with the opening of new Company call centers are expensed as incurred.

    (E)  REVENUE RECOGNITION

           The Company recognizes revenues on programs as services are performed for its clients, generally based on hours incurred.

    (F)  CONCENTRATION OF CREDIT RISK

           Concentration of credit risk is limited to trade accounts receivable and is subject to the financial conditions of certain major clients described in Note 1. The Company does not require collateral or other security to support clients' receivables. The Company conducts periodic reviews of its clients' financial conditions and vendor payment practices to minimize collection risks on trade accounts receivable.

    (G)  TRAINING COSTS

           The Company maintains ongoing training programs for its employees. The cost of this training is expensed when incurred. In addition, certain contracts require clients to reimburse the Company for specific training. These costs are billed to clients and expensed as incurred.

    (H)  FISCAL YEAR-END

           Market USA's fiscal year-end is December 31 and MARUSA's fiscal year-end is March 31. The accompanying combined statements of operations for the years ended December 31, 1993 and 1994 include MARUSA's statements of operations for the 12 months ended March 31, 1994 and 1995, respectively. The accompanying combined statement of operations for the year ended December 31, 1995 includes MARUSA's statement of operations for the 12 months ended December 31, 1995. MARUSA's statement of operations for the three months ended March 31, 1995, which is included in the accompanying combined statements of operations for the years ended December 31, 1994 and 1995, had revenues, expenses and net loss of $1,794,255, $1,962,836 and $97,777, respectively. The accompanying combined balance sheets as of December 31, 1994 and 1995 include MARUSA's balance sheets as of March 31, 1995 and December 31, 1995, respectively.

                       MARKET USA, MARUSA MARKETING INC.
                                 AND SUBSIDIARY

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1995

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
    (I)  FOREIGN CURRENCY TRANSLATION

           All assets and liabilities of MARUSA are translated at year-end exchange rates while revenues and expenses are translated at the average exchange rate for the year. The gains or losses, net of applicable deferred income taxes, resulting from such translation are included in shareholders' equity.

    (J)  FAIR MARKET VALUE OF FINANCIAL INSTRUMENTS

           The fair market value of the Company's financial instruments (cash equivalents, accounts receivable, accounts payable and long-term debt) approximates its financial statement carrying value.

(3) INCOME TAXES
    Market USA elected to include its income and expenses with those of its shareholder for federal and state income tax purposes (an S corporation election). Accordingly, the accompanying combined statements of operations for the three years ended December 31, 1995, do not include a provision for federal income taxes. MARUSA's income is taxed in accordance with the corporate tax requirements of Canada and the accompanying combined statements of operations for the three years ended December 31, 1995 include a provision for MARUSA's income pursuant to Canadian corporate income tax requirements.

    The Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES, for the year ended December 31, 1993, which required a change from the deferred method to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of TEMPORARY DIFFERENCES by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Under SFAS No. 109, the effect on deferred taxes of a change in tax rates is recognized as income in the period that includes the enactment date.

    The adoption of SFAS No. 109 did not impact the Company's combined statement of operations for the year ended December 31, 1993, and there was no cumulative effect as of the date of adoption.

    The provision for income taxes consists of the following at December 31, 1993, 1994 and 1995:

                                                                      1993        1994         1995
                                                                    ---------  -----------  -----------
Current--
  State...........................................................  $   6,947  $    15,047  $    47,738
  Canadian........................................................     17,559      107,207      400,595
                                                                    ---------  -----------  -----------
                                                                       24,506      122,254      448,333
                                                                    ---------  -----------  -----------
Deferred--
  State...........................................................     15,816       38,490      (19,686)
  Canadian........................................................     36,417       42,168       45,594
                                                                    ---------  -----------  -----------
                                                                       52,233       80,658       25,908
                                                                    ---------  -----------  -----------
                                                                    $  76,739  $   202,912  $   474,241
                                                                    ---------  -----------  -----------
                                                                    ---------  -----------  -----------

                       MARKET USA, MARUSA MARKETING INC.
                                 AND SUBSIDIARY

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1995

(3) INCOME TAXES (Continued)
    A reconciliation between the provision for income taxes computed at the statutory rates and the amount reflected in the accompanying combined statements of operations for the three years ended December 31, 1995 is as follows:

                                                                           1993           1994           1995
                                                                        -----------  --------------  -------------
Computed expected federal tax provision for the three years ended
 December 31, 1995....................................................  $   759,889  $    1,441,876  $   1,065,308
Increase (decrease) in taxes resulting from -- Impact of S corporation
 not taxable..........................................................     (722,545)     (1,516,875)      (794,818)
Incremental tax rate for foreign taxes................................       20,886          28,612         83,865
State income taxes....................................................       18,509          53,537         28,052
Other.................................................................           --         195,762         91,834
                                                                        -----------  --------------  -------------
Provision for income taxes............................................  $    76,739  $      202,912  $     474,241
                                                                        -----------  --------------  -------------
                                                                        -----------  --------------  -------------

    Deferred tax (assets) liabilities consist of the following at December 31, 1994 and 1995:

                                                                         1994         1995
                                                                      -----------  -----------
Tax assets--
  Accruals..........................................................  $   (50,802) $   (24,403)
  Other.............................................................       (3,068)      (5,352)
                                                                      -----------  -----------
                                                                          (53,870)     (29,755)
                                                                      -----------  -----------
Tax liabilities--
  Receivables.......................................................       57,860       50,533
  Prepaid Canadian Provincial taxes.................................      100,102      115,629
  Other.............................................................       33,680       25,373
                                                                      -----------  -----------
                                                                          191,642      191,535
                                                                      -----------  -----------
Net deferred tax liability..........................................  $   137,772  $   161,780
                                                                      -----------  -----------
                                                                      -----------  -----------

(4) PROPERTY AND EQUIPMENT
    Property and equipment consist of the following at December 31, 1994 and 1995:

                                                                           1994           1995
                                                                       -------------  -------------
Leasehold improvements...............................................  $      23,726  $      24,330
Telecommunications equipment.........................................      3,371,867      4,401,081
Furniture and office equipment.......................................        906,643      1,088,571
Automobiles..........................................................         46,305         54,477
Building and land....................................................        175,285        212,912
                                                                       -------------  -------------
Total property and equipment.........................................      4,523,826      5,781,371
Less -- Accumulated depreciation.....................................      1,613,171      2,461,369
                                                                       -------------  -------------
Property and equipment, net..........................................  $   2,910,655  $   3,320,002
                                                                       -------------  -------------
                                                                       -------------  -------------

                       MARKET USA, MARUSA MARKETING INC.
                                 AND SUBSIDIARY

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1995

(5) DEBT
    The Company has a term loan with Harris Bank and Trust, personally guaranteed by a shareholder and expiring in September 1999. At December 31, 1995, $81,336 was outstanding under the term loan.

(6) LEASE COMMITMENTS
    The Company leases administrative offices and telephone call centers at several locations through January 4, 2001. Rent expense for the fiscal years ended December 31, 1993, 1994 and 1995 was $484,880, $621,785 and $743,827,
respectively. Minimum future rental payments at December 31, 1995 are as follows:

                                                                         OPERATING LEASES
                                                                         ----------------
1996...................................................................   $      489,177
1997...................................................................          336,327
1998...................................................................          292,397
1999...................................................................          208,772
2000...................................................................           94,903
                                                                         ----------------
                                                                          $    1,421,576
                                                                         ----------------
                                                                         ----------------

    One of the telephone call centers leased by the Company is owned by a shareholder of the Company. The annualized rent for this lease is $52,272. Management believes that the rent is equivalent to the amount that would be charged by an unrelated party.

(7) COMMITMENTS AND CONTINGENCIES
    Various lawsuits have arisen in the ordinary course of the Company's business. The Company believes that its defenses are meritorious and that the eventual outcome of those lawsuits will not have a material effect on the Company's financial position or results of operations.

                                TARGET COMPANIES
                  UNAUDITED COMBINED CONDENSED BALANCE SHEETS

                                                                                    DECEMBER 31,
                                                                                        1995
                                                                                   --------------     JUNE 30,
                                                                                                        1996
                                                                                                   --------------
                                                                                                    (UNAUDITED)
ASSETS
Current Assets:
  Cash and cash equivalents......................................................  $      739,149  $    2,025,549
  Receivables....................................................................       5,955,975       6,583,540
  Prepaid expenses and deposits..................................................         445,946         591,340
                                                                                   --------------  --------------
    Total current assets.........................................................       7,141,070       9,200,429
                                                                                   --------------  --------------
PROPERTY AND EQUIPMENT, NET......................................................       3,320,002       4,070,252
                                                                                   --------------  --------------
OTHER ASSETS:....................................................................          31,214          37,312
                                                                                   --------------  --------------
                                                                                   $   10,492,286  $   13,307,993
                                                                                   --------------  --------------
                                                                                   --------------  --------------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable...............................................................  $      923,294  $      911,584
  Notes payable..................................................................              --         591,700
  Accrued expenses...............................................................       3,116,685       4,083,247
  Income taxes payable...........................................................         571,443         889,702
  Deferred taxes -- current......................................................         161,780         161,780
                                                                                   --------------  --------------
  Total current liabilities......................................................       4,773,202       6,638,013
                                                                                   --------------  --------------
LONG-TERM DEBT,
  less maturities shown above....................................................          81,336          78,095
                                                                                   --------------  --------------
DEFERRED LIABILITIES:............................................................         300,000         300,000
                                                                                   --------------  --------------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Preferred stock, no par value..................................................              --              --
  Common stock, no par value.....................................................           1,795           1,795
  Cumulative translation adjustment..............................................          22,681          20,641
  Retained earnings..............................................................       5,313,272       6,269,449
                                                                                   --------------  --------------
    Total shareholders' equity...................................................       5,337,748       6,291,885
                                                                                   --------------  --------------
                                                                                   $   10,492,286  $   13,307,993
                                                                                   --------------  --------------
                                                                                   --------------  --------------

         SEE NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL INFORMATION

                                TARGET COMPANIES
             UNAUDITED COMBINED CONDENSED STATEMENTS OF OPERATIONS

                                                        THREE MONTHS ENDED               SIX MONTHS ENDED
                                                             JUNE 30,                        JUNE 30,
                                                   -----------------------------  ------------------------------
                                                       1995            1996            1995            1996
                                                   -------------  --------------  --------------  --------------
Net sales........................................  $   9,665,217  $   13,280,474  $   17,745,971  $   24,733,149
Cost of service..................................      7,223,556       9,877,132      13,172,817      18,349,570
                                                   -------------  --------------  --------------  --------------
  Gross Profit...................................      2,441,661       3,403,342       4,573,154       6,383,579
                                                   -------------  --------------  --------------  --------------
Selling expenses.................................        233,401         315,279         435,099         548,508
General and administrative expenses..............      1,470,593       1,901,524       3,012,611       3,469,028
                                                   -------------  --------------  --------------  --------------
  Income from operations.........................        737,667       1,186,539       1,125,444       2,366,043
Other income (expense)...........................         14,442          (5,016)         22,641          13,369
                                                   -------------  --------------  --------------  --------------
  Income before taxes............................        752,109       1,181,523       1,148,085       2,379,412
Provision for income taxes.......................         49,896         167,333          46,641         167,333
                                                   -------------  --------------  --------------  --------------
Net income for the period........................  $     702,213  $    1,014,190  $    1,101,444  $    2,212,079
                                                   -------------  --------------  --------------  --------------
                                                   -------------  --------------  --------------  --------------

         SEE NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL INFORMATION

                                TARGET COMPANIES
             UNAUDITED COMBINED CONDENSED STATEMENTS OF CASH FLOWS

                                                                                          SIX MONTHS ENDED
                                                                                              JUNE 30,
                                                                                    ----------------------------
                                                                                        1995           1996
                                                                                    -------------  -------------
Cash flows from operating activities:
  Net Income......................................................................  $   1,101,444  $   2,212,079
  Adjustments to reconcile income to operating cash
    Depreciation and amortization.................................................        443,728        601,296
  Change in assets and liabilities:
    Receivables...................................................................      1,195,200       (613,612)
    Prepaid expenses and deposits.................................................       (457,300)      (165,445)
    Accounts payable..............................................................         64,817        (11,710)
    Accrued expenses..............................................................        549,913        966,562
    Foreign and state taxes payable...............................................         25,154        318,259
                                                                                    -------------  -------------
      Net cash provided by operations.............................................      2,922,956      3,307,429
                                                                                    -------------  -------------
Cash flows used for investing activities:
  Purchases of property and equipment.............................................       (201,773)    (1,351,546)
                                                                                    -------------  -------------
Cash flows from financing activities:
  Proceeds from notes payable.....................................................             --        591,700
  Repayments of debt..............................................................       (117,847)        (3,241)
  Payment of dividends............................................................       (423,549)    (1,255,902)
                                                                                    -------------  -------------
    Net cash used for financing activities........................................       (541,396)      (667,443)
                                                                                    -------------  -------------
Effect of exchange rate changes on cash and cash equivalents......................             --         (2,040)
                                                                                    -------------  -------------
Net increase in cash and equivalents..............................................      2,179,787      1,286,400
Cash and equivalents, beginning of period.........................................      1,898,275        739,149
                                                                                    -------------  -------------
Cash and equivalents, end of period...............................................  $   4,078,062  $   2,025,549
                                                                                    -------------  -------------
                                                                                    -------------  -------------

         SEE NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL INFORMATION

                                TARGET COMPANIES
       NOTES TO UNAUDITED COMBINED CONDENSED INTERIM FINANCIAL STATEMENTS
                FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996

1.  BASIS OF PRESENTATION

    The accompanying financial statements have been prepared by the Company, without audit, in accordance with generally accepted accounting principles for interim information and in conjunction with the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for financial statements. In the opinion of management, all adjustments (consisting only of normal recurring matters) considered necessary for a fair presentation have been included.

    The results of operations for the six-month period ended June 30, 1996 are not necessarily indicative of the results that may be expected for the full year. These financial statements should be read in conjunction with the Company's audited financial statements and footnotes located elsewhere in this registration statement.

2.  SIGNIFICANT CUSTOMERS

    For the six months ended June 30, 1996, 70.6% of the Company's revenue was derived from its top five customers. Specifically, Allstate Insurance accounted for 22.7% of revenue for the six-month period, Maryland Bank of North America 12.8%, Liberty Life Insurance 12.5%, Sears, Roebuck & Co. 11.4% and JC Penney Life Insurance Co. 11.2%.

    For the six months ended June 30, 1995, 74.9% of the Company's revenue was derived from its top five customers. Specifically, Allstate Insurance accounted for 26.8% of revenue for the six-month period, Union Fidelity Life Insurance Co. 19.9%, JC Penney Life Insurance Co. 13.2%, Liberty Life Insurance 8.8% and Sears, Roebuck & Co. 6.2%.

                                   APPENDIX A


                  AGREEMENT AND PLAN OF MERGER AND AMALGAMATION

                                  BY AND AMONG

                             HA-LO INDUSTRIES, INC.,

                      HA-LO ACQUISITION CORPORATION, INC.,

                  HA-LO ACQUISITION CORPORATION OF CANADA LTD.,

                                MARKET USA, INC.,

                             MARUSA MARKETING INC.,

                         MARUSA FINANCIAL SERVICES LTD.,

                            NEROK VERIFICATIONS INC.,

                                       AND

                              THE STOCKHOLDERS OF
                   MARKET USA, INC. AND MARUSA MARKETING INC.

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

ARTICLE I           THE UNITARY TRANSACTION . . . . . . . . . . . . . . . .  A-3
     SECTION 1.01.  The U.S. Merger . . . . . . . . . . . . . . . . . . . .  A-3
     SECTION 1.02.  The Canada Amalgamation . . . . . . . . . . . . . . . .  A-3
     SECTION 1.03.  The Ancillary Asset Acquisition . . . . . . . . . . . .  A-3
     SECTION 1.04.  Effective Time  . . . . . . . . . . . . . . . . . . . .  A-4
     SECTION 1.05.  Effect of the Unitary Transaction . . . . . . . . . . .  A-4
     SECTION 1.06.  Articles of Incorporation; By-Laws  . . . . . . . . . .  A-5
     SECTION 1.07.  Directors and Officers  . . . . . . . . . . . . . . . .  A-5
     SECTION 1.08.  Taking Necessary Action; Further Action . . . . . . . .  A-5
     SECTION 1.09.  The Closing . . . . . . . . . . . . . . . . . . . . . .  A-6

ARTICLE II          CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES  . .  A-6
     SECTION 2.01.  Conversion of Securities; Consideration . . . . . . . .  A-6
     SECTION 2.02.  Exchange of Certificates; No Cash Payments in Lieu of
                    Fractional Shares . . . . . . . . . . . . . . . . . . .  A-8
     SECTION 2.03.  Stock Transfer Books  . . . . . . . . . . . . . . . . .  A-9
     SECTION 2.04.  Other Securities and Options  . . . . . . . . . . . . .  A-9

ARTICLE III         REPRESENTATIONS AND WARRANTIES OF THE TARGET COMPANIES  A-10
     SECTION 3.01.  Organization and Qualification; Subsidiaries  . . . . . A-11
     SECTION 3.02.  Articles of Incorporation; By-Laws  . . . . . . . . . . A-12
     SECTION 3.03.  Capitalization of the Target Companies and the Canadian
                    Ancillary Service Entities  . . . . . . . . . . . . . . A-12
     SECTION 3.04.  Authority . . . . . . . . . . . . . . . . . . . . . . . A-16
     SECTION 3.05.  No Conflicts; Required Filings and Consents . . . . . . A-16
     SECTION 3.06.  Permits; Compliance . . . . . . . . . . . . . . . . . . A-18
     SECTION 3.07.  Governmental Reports; Financial Statements  . . . . . . A-19
     SECTION 3.08.  Absence of Certain Changes or Events  . . . . . . . . . A-20
     SECTION 3.09.  Absence of Litigation . . . . . . . . . . . . . . . . . A-20
     SECTION 3.10.  Contracts; No Default . . . . . . . . . . . . . . . . . A-21
     SECTION 3.11.  Employee Benefit Plans; Labor Matters . . . . . . . . . A-23
     SECTION 3.12.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . A-29
     SECTION 3.13.  Intellectual Property Rights  . . . . . . . . . . . . . A-33
     SECTION 3.14.  Certain Business Practices and Regulations  . . . . . . A-34
     SECTION 3.15.  Insurance . . . . . . . . . . . . . . . . . . . . . . . A-35
     SECTION 3.16.  Accounting and Tax Matters  . . . . . . . . . . . . . . A-35
     SECTION 3.17.  Real Property . . . . . . . . . . . . . . . . . . . . . A-35
     SECTION 3.18.  Shareholder   . . . . . . . . . . . . . . . . . . . . . A-36
     SECTION 3.19.  Brokers . . . . . . . . . . . . . . . . . . . . . . . . A-36
     SECTION 3.20.  Title to Assets . . . . . . . . . . . . . . . . . . . . A-36

     SECTION 3.21.  Related Party Transactions  . . . . . . . . . . . . . . A-37
     SECTION 3.22.  Bank Accounts.  . . . . . . . . . . . . . . . . . . . . A-37
     SECTION 3.23.  Officers and Directors. . . . . . . . . . . . . . . . . A-37
     SECTION 3.24.  Powers of Attorney. . . . . . . . . . . . . . . . . . . A-37
     SECTION 3.25.  Guarantees  . . . . . . . . . . . . . . . . . . . . . . A-37
     SECTION 3.26.  Customers . . . . . . . . . . . . . . . . . . . . . . . A-38
     SECTION 3.27.  Proprietary Software Used in the Business . . . . . . . A-38
     SECTION 3.28.  Receivables and Advances  . . . . . . . . . . . . . . . A-39
     SECTION 3.29.  Commission Policies . . . . . . . . . . . . . . . . . . A-39
     SECTION 3.30.  Sole Source Suppliers . . . . . . . . . . . . . . . . . A-39
     SECTION 3.31.  Disclosure  . . . . . . . . . . . . . . . . . . . . . . A-39

ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF ACQUIROR  . . . . . . A-40
     SECTION 4.01.  Organization and Qualification; Subsidiaries  . . . . . A-40
     SECTION 4.02.  Articles of Incorporation; By-Laws  . . . . . . . . . . A-40
     SECTION 4.03.  Capitalization of Acquiror  . . . . . . . . . . . . . . A-40
     SECTION 4.04.  Capitalization of Acquiror Sub-1 and Sub-2  . . . . . . A-41
     SECTION 4.05.  Authority . . . . . . . . . . . . . . . . . . . . . . . A-42
     SECTION 4.06.  No Conflict; Required Filings and Consents  . . . . . . A-43
     SECTION 4.07.  Permits; Compliance . . . . . . . . . . . . . . . . . . A-44
     SECTION 4.08.  Securities Reports; Financial Statements  . . . . . . . A-44
     SECTION 4.09.  Absence of Certain Changes or Events. . . . . . . . . . A-45
     SECTION 4.10.  Absence of Litigation.  . . . . . . . . . . . . . . . . A-45
     SECTION 4.11.  Title to Assets . . . . . . . . . . . . . . . . . . . . A-46
     SECTION 4.12.  Accounting and Tax Matters  . . . . . . . . . . . . . . A-46
     SECTION 4.13.  Ownership of Acquiror Subs; Prior Activities  . . . . . A-46
     SECTION 4.14.  Brokers . . . . . . . . . . . . . . . . . . . . . . . . A-47
     SECTION 4.15.  Disclosure  . . . . . . . . . . . . . . . . . . . . . . A-47

ARTICLE V           COVENANTS RELATING TO THE CONDUCT OF BUSINESS . . . . . A-47
     SECTION 5.01.  Affirmative Covenants of the Target Companies . . . . . A-47
     SECTION 5.02.  Negative Covenants of the Target Companies  . . . . . . A-48
     SECTION 5.03.  Affirmative Covenants of Acquiror . . . . . . . . . . . A-52
     SECTION 5.04.  Negative Covenants of Acquiror  . . . . . . . . . . . . A-52
     SECTION 5.05.  Access and Information  . . . . . . . . . . . . . . . . A-53
     SECTION 5.06.  New Target Company Shareholders . . . . . . . . . . . . A-54

ARTICLE VI          ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . A-54
     SECTION 6.01.  Registration Statement; Proxy Statement . . . . . . . . A-54
     SECTION 6.02.  Meeting of Acquiror Stockholders  . . . . . . . . . . . A-56

     SECTION 6.03.  Ratification of Target Shareholder Approval . . . . . . A-57
     SECTION 6.04.  Appropriate Action; Consents; Filings . . . . . . . . . A-57
     SECTION 6.05.  Letters of Accountants  . . . . . . . . . . . . . . . . A-59
     SECTION 6.06.  Update Disclosure; Breaches . . . . . . . . . . . . . . A-59
     SECTION 6.07.  Target Company Affiliates; Accounting and Tax
                    Treatment . . . . . . . . . . . . . . . . . . . . . . . A-60
     SECTION 6.08.  Public Announcements  . . . . . . . . . . . . . . . . . A-60
     SECTION 6.09.  NASDAQ Listing of Acquiror Common Stock . . . . . . . . A-60
     SECTION 6.10.  Indemnification of Directors and Officers . . . . . . . A-61
     SECTION 6.11.  Election of Target Shareholder to Acquiror and Other
                    Sub Boards  . . . . . . . . . . . . . . . . . . . . . . A-62
     SECTION 6.12.  Obligations of Acquiror Subs  . . . . . . . . . . . . . A-63
     SECTION 6.13.  Obligations of the Target Companies . . . . . . . . . . A-63
     SECTION 6.14.  Obligations of Target Shareholders  . . . . . . . . . . A-63

ARTICLE VII         CLOSING CONDITIONS  . . . . . . . . . . . . . . . . . . A-63
     SECTION 7.01.  Conditions to Obligations of Each Party Under this
                    Agreement . . . . . . . . . . . . . . . . . . . . . . . A-63
     SECTION 7.02.  Additional Conditions to Obligations of Acquiror  . . . A-65
     SECTION 7.03.  Conditions to Obligations of the Target Companies and
                    Target Shareholders . . . . . . . . . . . . . . . . . . A-67

ARTICLE VIII        TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . A-69
     SECTION 8.01.  Termination . . . . . . . . . . . . . . . . . . . . . . A-69
     SECTION 8.02.  Effect of Termination . . . . . . . . . . . . . . . . . A-70
     SECTION 8.03.  Fees and Expenses . . . . . . . . . . . . . . . . . . . A-70

ARTICLE IX          INDEMNIFICATION MATTERS . . . . . . . . . . . . . . . . A-72
     SECTION 9.01.  Survival of Representations, Warranties and Agreements;
                    Indemnification . . . . . . . . . . . . . . . . . . . . A-72
     SECTION 9.02.  Indemnification by the Target Companies and the Target
                    Shareholders  . . . . . . . . . . . . . . . . . . . . . A-72
     SECTION 9.03.  Acquiror's Indemnification  . . . . . . . . . . . . . . A-76
     SECTION 9.04.  Indemnification Procedures  . . . . . . . . . . . . . . A-76

ARTICLE X           GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . A-78
     SECTION 10.01. Notices . . . . . . . . . . . . . . . . . . . . . . . . A-78
     SECTION 10.02. Amendment . . . . . . . . . . . . . . . . . . . . . . . A-79
     SECTION 10.03. Waiver  . . . . . . . . . . . . . . . . . . . . . . . . A-79
     SECTION 10.04. Headings  . . . . . . . . . . . . . . . . . . . . . . . A-79
     SECTION 10.05. Severability  . . . . . . . . . . . . . . . . . . . . . A-79
     SECTION 10.06. Entire Agreement  . . . . . . . . . . . . . . . . . . . A-79
     SECTION 10.07. Assignment  . . . . . . . . . . . . . . . . . . . . . . A-80
     SECTION 10.08. Parties in Interest . . . . . . . . . . . . . . . . . . A-80
     SECTION 10.09  Governing Law . . . . . . . . . . . . . . . . . . . . . A-80
     SECTION 10.10. Counterparts  . . . . . . . . . . . . . . . . . . . . . A-80
     SECTION 10.11. Power of Attorney . . . . . . . . . . . . . . . . . . . A-80

     THIS AGREEMENT AND PLAN OF MERGER AND AMALGAMATION, dated as of June 14, 1996 (this "Agreement"), is by and among HA-LO Industries, Inc., an Illinois corporation ("Acquiror"), HA-LO Acquisition Corporation, Inc., an Illinois corporation ("Acquiror Sub-1"), HA-LO Acquisition Corporation of Canada Ltd., a Canadian federal corporation ("Acquiror Sub-2"), Market USA, Inc., an Illinois corporation (the "U.S. Company"), Marusa Marketing Inc., a Canadian federal corporation (the "Canada Company"), Marusa Financial Services Ltd., a Canadian federal corporation ("Marusa Financial"), Nerok Verifications Inc., a Canadian federal corporation ("Nerok"), and the stockholders of the U.S. Company and the Canada Company who are identified on Schedule 1 to this Agreement (such stockholders, together with every other person who acquires shares of the authorized capital stock of the U.S. Company or the Canada Company prior to the "Effective Time" [as hereafter defined], are hereafter collectively the "Target Shareholders", and each individually is a "Target Shareholder").

                                   WITNESSETH:

     WHEREAS, the U.S. Company and the Canada Company are each engaged in the conduct of a telemarketing business on behalf of their respective clients and customers;

     WHEREAS, the U.S. Company and the Canada Company are "affiliates" through common ownership within the meaning of (i) paragraphs (c) and (d) of Rule 145 of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and (ii) Accounting Series, Releases 130 and 135, as amended, of the Commission (the U.S. Company and the Canada Company are hereafter collectively the "Target Companies", and each individually is a "Target Company");

     WHEREAS, the Target Shareholders identified on Schedule 1 to this Agreement are currently the sole stockholders of the Target Companies;

     WHEREAS, the Canada Company engages in its telemarketing business alone and through Marusa Financial, and conducts telemarketing verification services through Nerok (Marusa Financial and Nerok are hereafter collectively the "Canadian Ancillary Service Entities", and each individually is a "Canadian Ancillary Service Entity");

     WHEREAS, Acquiror Sub-1, a wholly-owned first tier subsidiary of Acquiror, upon the terms and subject to the conditions of this Agreement and in accordance with the Business Corporation Act of the State of Illinois, as amended ("Illinois Law"), will merge with and into the U.S. Company (the "U.S. Merger");

     WHEREAS, Acquiror Sub-2, a wholly-owned first tier subsidiary of Acquiror, upon the terms and subject to the conditions of this Agreement and in accordance with the Canada Business Corporations Act, as amended ("Canada Law"), will amalgamate with the Canada Company (the "Canada Amalgamation");

     WHEREAS, at the Effective Time, Acquiror, upon the terms and subject to the conditions of this Agreement, will cause a designee organized under Canada Law to acquire all of the right, title and interest of the Canada Ancillary Service Entities in all of their licenses, rights, properties and other assets, in exchange for such designee's (the "New Canadian Ancillary Service Entity") transfer to the Canadian Ancillary Service Entities of one hundred (100) shares in aggregate of Acquiror's common voting stock, no par value, together with its assumption, without recourse of any nature to Acquiror, of all debts, obligations, liabilities and "Taxes" (as hereafter defined) of the Canadian Ancillary Service Entities (such transaction is hereafter the "Ancillary Asset Acquisition") (the U.S. Merger, the Canada Amalgamation and the Ancillary Asset Acquisition are hereafter sometimes collectively referred to as the "Unitary Transaction");

     WHEREAS, the Board of Directors and shareholders of the U.S. Company have determined that the U.S. Merger and Unitary Transaction are in the best interests of the U.S. Company, and have unanimously approved and adopted this Agreement and consented to the transactions contemplated hereby;

     WHEREAS, the Board of Directors and shareholders of the Canada Company have determined that the Canada Amalgamation and Unitary Transaction are in the best interests of the Canada Company, and have unanimously approved and adopted this Agreement and consented to the transactions contemplated hereby;

     WHEREAS, the Board of Directors and shareholders of the Canadian Ancillary Service Entities have determined that the Ancillary Asset Acquisition and Unitary Transaction are in the best interests of each Canadian Ancillary Service Entity, and have unanimously approved and adopted this Agreement and consented to the transactions contemplated hereby;

     WHEREAS, the Board of Directors of Acquiror has determined that the Unitary Transaction is in the best interests of Acquiror and its stockholders, and has approved and adopted this Agreement and the transactions contemplated hereby;

     WHEREAS, for U.S. federal income tax purposes, it is intended that the U.S. Merger and the Canada Amalgamation shall qualify as a reorganization under the provisions of Sections 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, for Canada tax purposes, it is intended that the Canada Amalgamation shall qualify as a transaction exempt from taxation under the Canada/U.S. Income Tax Convention, as amended (the "Tax Convention"); and

     WHEREAS, for accounting purposes, it is intended that the Unitary Transaction shall be accounted for as a "pooling of interests";

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

                                   ARTICLE I
                                   ---------

                             THE UNITARY TRANSACTION
                             -----------------------

     SECTION 1.01. THE U.S. MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Illinois Law, at the Effective Time, Acquiror Sub-1 shall be merged with and into the U.S. Company. As a result of the U.S. Merger, the separate corporate existence of Acquiror Sub-1 shall cease and the U.S. Company shall continue as the surviving corporation of the Merger (the "U.S. Surviving Corporation").

     SECTION 1.02. THE CANADA AMALGAMATION. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Canada Law, at the Effective Time, Acquiror Sub-2 shall be amalgamated with the Canada Company. As a result of the Canada Amalgamation, the separate corporate existences of Acquiror Sub-2 and the Canada Company shall cease and the amalgamating corporations shall continue in existence as one amalgamated corporation under Canada Law (hereafter, the "Amalgamated Canada Corporation"), using such name, and having such features and characteristics, as are described in Schedule 2 to this Agreement.

     SECTION 1.03. THE ANCILLARY ASSET ACQUISITION. Upon the terms and subject to the conditions set forth in this Agreement and in the Asset Purchase Agreement in the form attached to this Agreement as Exhibit "A" and by this reference incorporated in and made a part hereof (the "Ancillary Asset Purchase Agreement"), and in accordance with Ontario (Canada) Law, at the Effective Time, the Canadian Ancillary Service Entities shall sell, convey, transfer and assign to the New Canadian Ancillary Service Entity, and the New Canadian Ancillary Service Entity shall purchase from the Canadian Ancillary Service Entities, free and clear of any liability, lien, claim, restriction or encumbrance whatsoever, except those created under the Ancillary Asset Purchase Agreement, all of their respective right, title and interest in and to all assets, properties, rights and privileges of every kind and nature whatsoever, tangible and intangible, wherever located, and whether or not used in or related to the conduct of a business (the "Ancillary Assets"); provided, however, the New Canadian Ancillary Service Entity, Marusa Financial and the Canada Company may, in their sole discretion, endeavor to cause the clients and customers of Marusa Financial to renew and/or renegotiate any contracts expiring prior to the Effective Time with the New Canadian Ancillary Service Entity.

     SECTION 1.04. EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver, of the conditions set forth in Article VII, the parties shall cause the Unitary Transaction to be consummated by filing, as promptly as practicable without regard to priority of task, (i) a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Illinois in such form as required by, and executed in accordance with, the relevant provisions of Illinois Law, (ii) the Articles of Amalgamation in the form attached to this Agreement as Exhibit "B" (the "Articles of Amalgamation") with the Department of Industry Canada, together with such other forms required by, and executed in accordance with, the relevant provisions of Canada Law, and (iii) all filings required (if any) to effectuate the purposes of the Ancillary Asset Purchase Agreement (the date and time at which the last of such filings shall become effective, and the Unitary Transaction deemed close for all purposes under this Agreement is hereafter the "Effective Time").

     SECTION 1.05. EFFECT OF THE UNITARY TRANSACTION. At the Effective Time, the effect of the U.S. Merger shall be as provided in the applicable provisions of Illinois Law, and the effect of the Canada Amalgamation shall be as provided in the applicable provisions of Canada Law. Without limiting the generality of those laws, and subject to their provisions, at the Effective Time, except as otherwise provided in this Agreement, (i) all the properties, rights, privileges, powers and franchises of Acquiror Sub-1 and the U.S. Company shall vest in the U.S. Surviving Corporation, (ii) all the properties, rights, privileges, powers and franchises of Acquiror Sub-2 and the Canada Company shall continue to be properties, rights, privileges, powers and franchises of the Amalgamated Canada Corporation, (iii) all debts, liabilities and duties of Acquiror Sub-1 and the U.S. Company shall become the debts, liabilities and duties of the U.S. Surviving Corporation, (iv) all debts, liabilities and duties of Acquiror Sub-2 and the Canada Company shall be the debts, liabilities and duties of the Amalgamated Canada Corporation, and (v) the New Canadian Ancillary Service Entity shall purchase the Ancillary Assets from the Canadian Ancillary Service Entities (subject to its assumption of all debts, obligations, liabilities and Taxes of same), for the purpose, among others, of continuing the businesses previously conducted by the Canadian Ancillary Service Entities.

     SECTION 1.06.  ARTICLES OF INCORPORATION; BY-LAWS.  At the Effective Time,
(i) the Articles of Incorporation and the By-Laws of the U.S. Company shall be the Articles of Incorporation and the By-Laws of the U.S. Surviving Corporation,
(ii) the Articles of Amalgamation shall be the Articles of the Amalgamated Canada Corporation, and (iii) the By-Laws of the Amalgamated Canada Corporation shall be in the form attached to this Agreement as Exhibit "C".

     SECTION 1.07. DIRECTORS AND OFFICERS. Except as may be provided in the Employment Agreements attached as Exhibits "D" and "E" to this Agreement, the directors of Acquiror Sub-1 immediately preceding the Effective Time shall be the initial directors of the U.S. Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and the By-Laws of the U.S. Surviving Corporation, and the officers of Acquiror Sub-1 immediately preceding the Effective Time shall be the initial officers of the U.S. Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified. The directors of Acquiror Sub-2 immediately preceding the Effective Time shall be the initial directors of the Amalgamated Canada Corporation, and the officers of Acquiror Sub-2 immediately preceding the Effective Time shall be the initial officers of the Amalgamated Canada Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     SECTION 1.08. TAKING NECESSARY ACTION; FURTHER ACTION. The parties shall each use reasonable efforts to take all action as may be necessary or appropriate to effectuate the Unitary Transaction at the time specified in
Section 1.04 hereof. If, at any time following or prior to the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or (i) to vest the U.S. Surviving Corporation and the Amalgamated Canada Corporation with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of its constituent corporations, the officers of such Surviving or Amalgamated Corporation are fully authorized, in the name of each constituent corporation or otherwise, to take, and shall take, all such lawful and necessary action, to carry out the purposes of this Agreement, and (ii) the Ancillary Asset Purchase Agreement, and/or to vest the New Canadian Ancillary Service Entity with the Canadian Ancillary Service Entities' respective right, title and possession to all Ancillary Assets, the officers of the Canadian Ancillary Service Entities and the New Canadian Ancillary Service Entity are fully authorized to take, and shall take, all such lawful and necessary action desirable to carry out the purposes of this Agreement and the Ancillary Asset Purchase Agreement. Without limiting the generality of the forgoing, each such party shall take all steps necessary (if any) to conform their respective boards of directors to applicable Laws, and obtain and/or renew all licenses and other permits required to conduct their businesses under applicable Laws.

     SECTION 1.09. THE CLOSING. The closing of the transactions contemplated by this Agreement will take place at the offices of Neal Gerber & Eisenberg, Chicago, Illinois, and will be effective at the Effective Time.

                                   ARTICLE II
                                   ----------

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
               --------------------------------------------------

     SECTION 2.01. CONVERSION OF SECURITIES; CONSIDERATION. At the Effective Time, by virtue of the Unitary Transaction and without any further action on the part of Acquiror, Acquiror Sub-1, Acquiror Sub-2, the U.S. Company, the Canada Company, the Canadian Ancillary Service Entities or the holders of any of the following securities:

          (a) CONVERSION APPLICABLE TO SHARES OF THE U.S. COMPANY. Each share of common stock, no par value per share, of the U.S. Company ("U.S. Company Common Stock"), issued and outstanding immediately preceding the Effective Time shall be converted into and become nineteen thousand one hundred twenty-five (19,125) shares (the "U.S. Exchange Ratio") of common voting stock, no par value, of the Acquiror ("Acquiror Common Stock"). All such shares of U.S. Company Common Stock so converted shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the shares of Acquiror Common Stock into which such U.S. Company Common Stock was converted in the U.S. Merger. Certificates previously representing shares of U.S. Company Common Stock shall be exchanged for certificates representing whole shares of Acquiror Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.02, without interest; and

          (b) CONVERSION APPLICABLE TO SHARES OF THE CANADA COMPANY. Each share of Class A Common Stock of the Canada Company ("Canada Company Common Stock"), issued and outstanding immediately preceding the Effective Time shall be converted into and become three hundred eighteen thousand seven hundred (318,700) shares of Acquiror Common Stock (the "Canada Exchange Ratio"). Certificates previously representing shares of Canada Company Common Stock shall be exchanged for certificates representing whole shares of Acquiror Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.02, without interest.

          (c) CONSIDERATION PAYABLE TO THE CANADIAN ANCILLARY SERVICE ENTITIES. At the Effective Time, the New Canadian Ancillary Service Entity shall transfer (or cause Acquiror to issue) (i) fifty (50) shares of Acquiror Common Stock to Marusa Financial against delivery of Marusa Financial's Ancillary Assets, and (ii) fifty (50) shares of Acquiror Common Stock to Nerok against delivery of Nerok's Ancillary Assets, representing one hundred (100) shares of Acquiror Common Stock in aggregate issuable to Marusa Financial and Nerok. Simultaneously therewith, the New Canadian Ancillary Service Entity shall assume and agree to pay and discharge the debts, obligations, liabilities and Taxes arising from the conduct of each Canadian Ancillary Service Entity's businesses preceding the Effective Time, in each case whether matured or unmatured, accrued or contingent, and whether now known or later discovered. As soon as practicable after the Effective Time, each of Marusa Financial and Nerok shall completely liquidate and dissolve under Canada Law, and each shall distribute to its stockholders in cancellation of all their outstanding shares of capital stock, all right, title and interest in and to the Acquiror Common Stock received in the exchange for the Ancillary Assets and debt assumptions under the Ancillary Asset Purchase Agreement.

          (d) EFFECT OF RECAPITALIZATION, ETC. If between the date of this Agreement and the Effective Time the outstanding shares of Acquiror Common Stock, U.S. Company Common Stock or Canada Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the U.S. Exchange Ratio and/or Canada Exchange Ratio, and the aggregate number of Acquiror Common Stock to be issued to Marusa Financial and Nerok under the Ancillary Asset Purchase Agreement, as the case may be, shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. Subject to the provisions of this subsection (d), at the Effective Time, after giving effect to all issuances by Acquiror of its voting common stock under this Section 2.01, an aggregate amount not exceeding two million five hundred fifty thousand (2,550,000) shares of Acquiror Common Stock shall be transferred at the Effective Time to the Target Shareholders, Marusa Financial and Nerok.

          (e) NO FRACTIONAL SHARES. Anything in this Agreement to the contrary notwithstanding, any fractional shares of Acquiror Common Stock otherwise issuable in the Unitary Transaction shall be rounded upward or downward to the nearest whole number of shares of Acquiror Common Stock.

          (f) TREASURY AND OTHER SHARES. Each share of U.S. Company Common Stock held in the treasury of the U.S. Company and each share of U.S. Company Common Stock owned by Acquiror or any direct or indirect subsidiary of Acquiror, the U.S. Company, the Canada Company or the Canadian Ancillary Service Entities immediately preceding the Effective Time shall be cancelled and extinguished without any conversion of such shares and no payment shall be made with respect to such shares.

          (g) CONVERSION OF ACQUIROR SUB SHARES. Each share of common stock, no par value, of Acquiror Sub-1 issued and outstanding immediately preceding the Effective Time shall be converted into and exchanged for one
     (1) newly and validly issued, fully paid and nonassessable share of common stock of the U.S. Surviving Corporation, and each share of common stock, no par value, of Acquiror Sub-2 issued and outstanding immediately preceding the Effective Time shall be converted into and exchanged for one (1) newly and validly issued, fully paid and nonassessable share of Common Voting Stock of the Amalgamated Canada Corporation.

     SECTION 2.02. EXCHANGE OF CERTIFICATES; NO CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES.

          (a) EXCHANGE OF CERTIFICATES. At the Effective Time, each holder of record of a certificate or certificates which immediately preceding the Effective Time represented outstanding shares of U.S. Company Common Stock or Canada Company Common Stock, as the case may be (the "Target Certificates"), shall forthwith deliver to Acquiror the Target Certificates in exchange for and against certificates representing the shares of Acquiror Common Stock issuable pursuant to Section 2.01 hereof (such certificates for shares of Acquiror Common Stock are hereafter the "Acquiror Certificates"). Upon the transfer of a Target Certificate to Acquiror, together with such duly executed documents and other instruments of transfer as may reasonably be required by Acquiror, the holder of such Target Certificate shall receive in exchange therefor an Acquiror Certificate or Certificates representing, in aggregate, that number of whole shares of Acquiror Common Stock which such holder has received in respect of the shares of U.S. Company Common Stock or Canada Company Common Stock, as the case may be, formerly represented by such Target Certificate (after taking into account all shares of such U.S. Company Common Stock or Canada Company Common Stock, as the case may be, then held by such holder and the Exchange Ratio applicable thereto).

          (b) NO FURTHER RIGHTS IN COMPANY COMMON STOCK. All shares of Acquiror Common Stock issued upon conversion of the shares of U.S. Company Common Stock in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of U.S. Company Common Stock. All shares of Acquiror Common Stock issued upon conversion of the shares of Canada Company Common Stock in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Canada Company Common Stock.

     SECTION 2.03. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Target Companies shall, with respect to the Unitary Transaction, be closed and solely with respect to the Unitary Transaction, there shall be no further registration of transfers of shares of (i) U.S. Company Common Stock thereafter on the records of the U.S. Company, or (ii) Canada Company Common Stock thereafter on the records of the Canada Company. From and after the Effective Time, (i) the holders of Target Certificates representing shares of U.S. Company Common Stock outstanding immediately preceding the Effective Time shall cease to have any rights with respect to such shares of U.S. Company Common Stock following the U.S. Merger except as otherwise provided in this Agreement or by "Law" (as hereafter defined), and (ii) the holders of Target Certificates representing shares of Canada Company Common Stock outstanding immediately preceding the Effective Time shall cease to have any rights with respect to such shares of Canada Company Common Stock following the Canada Amalgamation except as otherwise provided in this Agreement or by Law. For the purposes of this Agreement, the term "Law" shall mean any Canada or U.S. federal, state, provincial, local or municipal law, statute, ordinance, rule, regulation, order, judgment or decree.

     SECTION 2.04.  OTHER SECURITIES AND OPTIONS.  At and as of the Effective
Time:

          (a) each outstanding share of common and preferred capital stock of the U.S. Company other than U.S. Company Common Stock ("Other U.S. Company Securities"), together with all options, warrants or other rights, agreements, arrangements or commitments (collectively, the "U.S. Company Options") to sell or purchase shares of U.S. Company Common Stock or Other U.S. Company Securities, whether written, oral, authorized, outstanding, issued, unissued, vested or unvested, shall, to the extent not prohibited by Law, be cancelled and terminated, and of no further force or effect. Prior to the Effective Time, the U.S. Company and the Target Shareholders shall take all corporate action necessary to effectuate the cancellation and termination of all Other U.S. Company Securities and U.S. Company Options; and

          (b) each outstanding share of common and preferred capital stock of the Canada Company other than Canada Company Common Stock ("Other Canada Company Securities"), together with all options, warrants or other rights, agreements, arrangements or commitments (collectively, the "Canada Company Options") to sell or purchase shares of Canada Company Common Stock or Other Canada Company Securities, whether written, oral, authorized, outstanding, issued, unissued, vested or unvested, shall, to the extent not prohibited by Law, be cancelled and terminated, and of no further force or effect. Prior to the Effective Time, the Canada Company and the Target Shareholders shall take all corporate action necessary to effectuate the cancellation and termination of all Other Canada Company Securities and Canada Company Options.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF THE TARGET COMPANIES

     The term "Target Company Adverse Effect", as used in this Agreement, shall mean any change or effect that, individually or when taken together with all other such changes or effects, would reasonably be considered to be materially adverse to the financial condition, business or results of operations of the U.S. Company, the Canada Company and their respective "subsidiaries" (if any), taken as a whole; provided, however, except to the extent set forth in Article IX hereof, the occurrence of any of the changes or events described in any Section of the "Target Company Disclosure Schedule" (as hereafter defined), shall not, individually or in the aggregate, constitute a breach of, or misstatement or inaccuracy in a representation or warranty of a Target Company hereunder, nor shall it constitute a Target Company Adverse Effect.

     The term "subsidiary" (or its plural) as used in this Agreement with respect to the U.S. Company, the Canada Company, Acquiror, the U.S. Surviving Corporation, the Amalgamated Canada Corporation, Marusa Financial, Nerok, or any other person, shall mean any corporation, partnership, joint venture or other legal entity of which the U.S. Company, the Canada Company, Acquiror, the U.S. Surviving Corporation, the Amalgamated Canada Corporation, Marusa Financial, Nerok or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, five percent (5%) or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     For purposes of this Article III, and Sections 6.04 and 7.01 hereof, the term "knowledge" means the actual knowledge of the following individuals (collectively, the "Target Knowledge Persons"): (1) the current Target Shareholders, (2) each person who, in accordance with Section 7.02(e)(iii) hereof, has executed an Employment Agreement as of the date of this Agreement, and (3) to the extent not previously described, the directors, officers and shareholders of the Target Companies and the Canadian Ancillary Service Entities who were in or acquired such director, officer or shareholder status at any time within the six (6) month period immediately preceding the date of this Agreement and ending at the Effective Time.

     Acquiror hereby agrees that to the extent any representation or warranty of a Target Company made hereunder is, to the actual knowledge of any person listed on Schedule 3 to this Agreement (the "Acquiror Knowledge Persons"), acquired prior to the Effective Time, untrue or incorrect in any material respect, and Acquiror does not elect to terminate this Agreement in accordance with the provisions of Section 8.01(b) hereof, then such representation or warranty shall be deemed to be amended as of the Effective Time to the extent necessary to render it consistent with the actual knowledge of such Acquiror Knowledge Person. The Target Companies agree they shall have the sole burden of proof to demonstrate the actual knowledge of an Acquiror Knowledge Person, and further agree that such burden shall include a showing that such actual knowledge was derived prior to the Effective Time from any one or more of the documents provided to Acquiror listed on Schedule 4 to this Agreement, which Schedule 4 is, by this reference, incorporated herein and made a part hereof.

     Except to the extent provided in the preceding paragraph, and except as set forth in the Target Company Disclosure Schedule attached to this Agreement and by this reference made a part hereof (the "Target Company Disclosure Schedule"), which Target Company Disclosure Schedule shall identify exceptions to the Target Companies' representations and warranties by specific Section references, the Target Companies hereby represent and warrant, jointly and severally, to Acquiror that:

     SECTION 3.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each Target Company and its subsidiaries (if any), and each Canadian Licensed Entity and its subsidiaries (if any), is a corporation validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization. Except to the extent described in Section 3.01 of the Target Company Disclosure Schedule, each Target Company, each Canadian Ancillary Service Entity and, to the Target Companies' knowledge, each of their respective employees, separately possesses all requisite corporate or other power and authority to own, lease and operate its properties and/or to carry on their business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by such person or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to do so would not have a Target Company Adverse Effect. A true and complete list of each Target Company's and Canadian Licensed Entity's directly and indirectly owned subsidiaries, together with the jurisdiction of incorporation or organization of each such subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by such Target Company, Canadian Licensed Entity or another subsidiary thereof, is set forth in Section 3.01 of the Target Company Disclosure Schedule.

     SECTION 3.02. ARTICLES OF INCORPORATION; BY-LAWS. The U.S. Company has furnished to Acquiror complete and correct copies of its Articles of Incorporation and By-Laws, as amended or restated, together with those of each of its subsidiaries. The Canada Company, Marusa Financial and Nerok have each furnished to Acquiror complete and correct copies of their respective Articles of Incorporation and By-Laws, as amended or restated, together with those of each of their respective subsidiaries. Except as set forth in Section 3.02 of the Target Company Disclosure Schedule, neither Target Company nor any subsidiary thereof, nor any Canadian Ancillary Service Entity nor any subsidiary thereof, is in violation of any provision of its Articles of Incorporation or By-Laws.

     SECTION 3.03. CAPITALIZATION OF THE TARGET COMPANIES AND THE CANADIAN ANCILLARY SERVICE ENTITIES.

          (a) As of the date of this Agreement, the authorized capital stock of the U.S. Company consists solely of one thousand (1,000) shares of U.S. Company Common Stock, no par value, of which one hundred (100) shares are issued and outstanding, and as of the date hereof there are not, and at the Effective Time there shall not be, any Other U.S. Company Securities authorized by the U.S. Company.

          (b) As of the date of this Agreement, the authorized capital stock of the Canada Company consists solely of (i) an unlimited number of shares of
     (A) Class A Voting Shares, of which two (2) Class A Voting Shares are issued and outstanding, (B) Class B Non-Voting Shares, and (C) Classes A through D, inclusive, of Preferred Stock, and (ii) as of the date hereof there are not, and at the Effective Time there will not be, any other Canada Company Securities authorized by the Canada Company.

          (c) As of the date of this Agreement, the authorized capital stock of Marusa Financial consists solely of (i) an unlimited number of Class A Common Non-Voting Shares, of which two (2) Class A Common Non-Voting Shares are issued and outstanding, (ii) an unlimited number of Class B Common Voting Shares, of which one hundred (100) Class B Common Voting

     Shares are issued and outstanding, and (iii) the other securities set forth in Section 3.03(c) of the Target Company Disclosure Schedule.

          (d) As of the date of this Agreement, the authorized capital stock of Nerok consists solely of (i) an unlimited number of shares of (A) Class A Voting Shares, of which one hundred (100) Class A Voting Shares are issued and outstanding, (B) Class B Non-Voting Shares, and (C) Classes A through D, inclusive, of Preferred Stock, and (ii) as of the date hereof there are not, and at the Effective Time they will not be, any other Canada Company Securities authorized by Nerok.

          (e) Except as described in Section 3.03(e) of the Target Company Disclosure Schedule no shares of U.S. Company Common Stock or Canada Company Common Stock are held in treasury or are reserved for any other purpose.

          (f) All outstanding shares of U.S. Company Common Stock and Canada Company Common Stock are duly authorized, validly issued, fully paid and non-assessable, and not subject to preemptive rights created by statute, a Target Company's Articles of Incorporation or By-Laws, or any agreement as to which any Target Company is a party or by which it is bound. Each of the outstanding shares of capital stock of, or other equity interests in, each Target Company's subsidiaries is duly authorized, validly issued, fully paid and non-assessable, and such shares or other equity interests are owned by such Target Company, free and clear of all security interests, liens, claims, pledges, agreements, limitations on such Target Company's voting rights, charges or other encumbrances of any nature whatsoever, except for an option in favor of Merchant Partners, Limited Partnership, a Delaware limited partnership ("MPLP"), pursuant to the terms and conditions of an October, 1993 agreement between certain Target Shareholders and MPLP, which was re-memorialized in a letter agreement dated November 9, 1995 (a true and correct copy of which is attached to this Agreement as Exhibit "F" and by this reference made a part hereof; hereafter, the "MPLP Option"). From October, 1993, through and including the date of this Agreement, the MPLP Option was, and at all times hereafter, through and including the period expiring at the Effective Time, the MPLP Option shall be, valid and binding on MPLP and the Target Shareholders who are signatory thereto, and there is no default (or event which, with the giving of notice or lapse of time, or both, would be a default) by any party thereto in the timely performance of any obligation to be performed or paid thereunder. The MPLP Option provides MPLP with no rights, and MPLP does not otherwise possess any right or claim, to acquire any shares of capital stock or assets of Marusa Financial or Nerok.

          (g) Except as disclosed in Section 3.03(g) of the Target Company Disclosure Schedule, there are no U.S. Company Options to which the U.S. Company or any of its subsidiaries is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, the U.S. Company or any of its subsidiaries or obligating the U.S. Company or any of its subsidiaries to grant, issue, sell or register for sale any shares of the capital stock of, or other equity interests in, the U.S. Company or any subsidiaries thereof, whether by sale, lease, license or otherwise. As of the date of this Agreement there are no, and as of the Effective Time there will be no, obligations, contingent or otherwise, of the U.S. Company or any of its subsidiaries to (x) repurchase, redeem or otherwise acquire any shares of U.S. Company Common Stock or the capital stock of, or other equity interests in, any subsidiary of the U.S. Company, or (y) except for (i) guarantees of obligations of subsidiaries in the ordinary course of business, and (ii) advances and loans to providers in the ordinary course of business and in amounts not exceeding five thousand dollars ($5,000) in the aggregate to any one such provider, provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any subsidiary of the U.S. Company, or any other person.

          (h) Except as disclosed in Section 3.03(h) of the Target Company Disclosure Schedule, there are no Canada Company Options to which the Canada Company or any of its subsidiaries is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, the Canada Company or any of its subsidiaries or obligating the Canada Company or any of its subsidiaries to grant, issue, sell or register for sale any shares of the capital stock of, or other equity interests in, the Canada Company or any subsidiaries thereof, whether by sale, lease, license or otherwise. As of the date of this Agreement there are no, and as of the Effective Time there will be no, obligations, contingent or otherwise, of the Canada Company or any of its subsidiaries to (x) repurchase, redeem or otherwise acquire any shares of Canada Company Common Stock or the capital stock of, or other equity interests in, any subsidiary of the Canada Company, or (y) except for (i) guarantees of obligations of subsidiaries in the ordinary course of business, and (ii) advances and loans to providers in the ordinary course of business and in amounts not exceeding five thousand dollars ($5,000) in the aggregate to any one provider at any one time, provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any subsidiary of the Canada Company, or any other person.

          (i) The Target Shareholders hold of record and own the entire beneficial interest in all of the outstanding U.S. Company Common Stock and Canada Company Common Stock. Each Target Shareholder's legal and beneficial stockholdings (by number of shares and percentage) in the Target Companies is listed opposite each such person's name and address on
     Schedule 1 attached to this Agreement.

          (j) The shareholders of Marusa Financial and Nerok (the "MFN Shareholders") are listed on Schedule 1(a) to this Agreement. Each such MFN Shareholder's legal and beneficial stockholdings (by number of shares and percentage) in the Canadian Ancillary Service Entities is listed opposite each such person's name and address on said Schedule 1(a).

          (k) With the exception of the MPLP Option, each Target Shareholder owns his shares of Target Company Common Stock, and such Target Company Common Stock is, on the date of this Agreement, and will be, at the Effective Time, free and clear of all liabilities, liens, charges, security interests, adverse claims, pledges, restrictions, encumbrances and demands whatsoever. No other person has any right, title or interest in or to such shares of Target Company Common Stock, whether by reason of any purchase agreement, Law, statute, rule, option, assignment, contract (written or oral) or otherwise. No Target Shareholder is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of such shares of Target Company Common Stock. The shares of Target Company Common Stock recited herein as being owned by the Target Shareholders constitute all of the issued and outstanding shares of capital stock of the Target Companies. Except for the MPLP Option, no Target Shareholder has entered into, issued or given, or agreed to enter into, issue or give, any person other than Acquiror or its subsidiaries an option, warrant, right, put, call, commitment or agreement relating to, or any security convertible into, any shares of capital stock of the Target Companies or any such convertible security and, except as set forth in Section 3.03(k) to the Target Company Disclosure Schedule, no Target Shareholder is a party to any agreement (written or oral) respecting the issue, purchase, sale or transfer of any of the same.

          (l) Each MFN Shareholder owns his shares of capital stock in Marusa Financial or Nerok, as the case may be, and such shares of stock are, on the date of this Agreement, and will be, at the Effective Time, free and clear of all liabilities, liens, charges, security interests, adverse claims, pledges, restrictions, encumbrances and demands whatsoever. No other person has any right, title or interest in or to shares of capital stock of Marusa Financial or Nerok, whether by reason of any purchase agreement, Law, statute, rule, option, assignment, contract (written or oral) or otherwise. No MFN Shareholder is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of such shares of Marusa Financial and/or Nerok capital stock. The shares of Marusa Financial and Nerok capital stock recited herein as being owned by the MFN Shareholders constitute all of the issued and outstanding shares of capital stock of the Canadian Ancillary Service Entities. No MFN Shareholder has entered into, issued or given, or agreed to enter into, issue or give, any person other than Acquiror or its subsidiaries an option, warrant, right, put, call, commitment or agreement relating to, or any security convertible into, any shares of capital stock or assets of the Canadian Ancillary Service Entities and, except as set forth in Section 3.03(l) to the Target Company Disclosure Schedule, no MFN Shareholder is a party to any agreement (written or oral) respecting the issue, purchase, sale or transfer of any of the same.

          (m) As used in this Agreement, the term "person" means any individual, corporation, partnership, association, trust, unincorporated organization, other entity or group.

     SECTION 3.04. AUTHORITY. The Target Companies and the Canadian Ancillary Service Entities have the requisite corporate power and authority to execute and deliver this Agreement, to perform their obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each Target Company and Canadian Ancillary Service Entity and the consummation by such Target Company or Canadian Ancillary Service Entity of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of any Target Company or Canadian Ancillary Service Entity are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Target Companies, the Target Shareholders and the Canadian Ancillary Service Entities, and assuming the due authorization, execution and delivery by Acquiror, Acquiror Sub-1 and Acquiror Sub-2, constitutes the legal, valid and binding obligation of each Target Company, Target Shareholder and Canadian Ancillary Service Entity.

     SECTION 3.05.  NO CONFLICTS; REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery of this Agreement by the U.S. Company does not, and the performance of this Agreement by the U.S. Company shall not (i) conflict with or violate its Articles of Incorporation or By-Laws or equivalent organizational documents, or those of any of its subsidiaries, (ii) subject to (x) obtaining the consents, authorizations, approvals and permits of, and making filings with or notifications to, any governmental or regulatory authority, domestic or foreign (collectively, "Governmental Entities"), pursuant to the applicable requirements of U.S. and Canadian federal, state, provincial and local rules, Laws and regulations, including but not limited to the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), state securities or blue sky laws and the rules and regulations thereunder ("Blue Sky Laws"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), and the filing and recordation of appropriate merger documents as required by Illinois Law, and (y) obtaining the consents, approvals, authorizations or permits described in Section 3.05(a) of the Target Company Disclosure Schedule, conflict with or violate any Laws applicable to the U.S. Company or any of its subsidiaries or by which any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the U.S. Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the U.S. Company or any of its subsidiaries is a party or by which the U.S. Company or any of its subsidiaries or any of their respective properties is bound or affected, except for any such conflicts or violations described in clause (ii), or breaches or defaults described in clause (iii) that would not have a Target Company Adverse Effect.

          (b) The execution and delivery of this Agreement by the Canada Company, Marusa Financial and Nerok does not, and the performance of this Agreement by the Canada Company, Marusa Financial and Nerok shall not (i) conflict with or violate their respective Articles or By-Laws or equivalent organizational documents, or those of any of their subsidiaries, (ii) subject to (x) obtaining the consents, authorizations, approvals and permits of, and making filings with or notifications to, any Governmental Entities pursuant to the applicable requirements of U.S. and Canadian federal, state, provincial and local rules, Laws and regulations, including but not limited to the HSR Act, the Competition Act (Canada), and the rules and regulations thereunder (the "Competition Act"), the Investment Canada Act, and the rules and regulations thereunder (the "Investment Act"), the Income Tax Act (Canada), as amended, and the rules and regulations thereunder (the "ITA"), and the filing and recordation of appropriate amalgamation documents (with respect to the Canada Company) as required by applicable Law, and (y) obtaining the consents, approvals, authorizations or permits described in Section 3.05(a) of the Target Company Disclosure Schedule, conflict with or violate any Laws applicable to the Canada Company, Marusa Financial, Nerok or any of their subsidiaries or by which any of their respective properties is bound or affected, or
     (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Canada Company, Marusa Financial, Nerok or any of their subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Canada Company, Marusa Financial, Nerok or any of their subsidiaries is a party or by which the Canada Company, Marusa Financial, Nerok or any of their subsidiaries or any of their respective properties is bound or affected, except for any such conflicts or violations described in clause (ii), or breaches or defaults described in clause (iii) that would not have a Target Company Adverse Effect.

          (c) The execution and delivery of this Agreement by the Target Companies and the Canadian Ancillary Service Entities does not, and the performance of this Agreement by the Target Companies and the Canadian Ancillary Service Entities shall not, individually or collectively, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entities or other persons, except for applicable requirements, if any, of the Securities Act, Exchange Act, Blue Sky Laws, the HSR Act, the Competition Act, the Investment Act, the ITA, the consents, approvals, authorizations or permits described in Section 3.05(a) of the Target Company Disclosure Schedule, and the filing and recordation of appropriate merger or amalgamation documents as required by Illinois Law and Canada Law, as applicable.

     SECTION 3.06. PERMITS; COMPLIANCE. Each Target Company and its subsidiaries, and each Canadian Ancillary Service Entity and its subsidiaries, is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary for such Target Company, Canadian Ancillary Service Entity and their subsidiaries to own, lease and operate their respective properties or to carry on their respective businesses as they are now being conducted (each, a "Company Permit"), other than where the failure to so possess a Company Permit would not have a Target Company Adverse Effect, and no suspension, revocation or cancellation of any such Company Permit is pending or, to the knowledge of any Target Company, threatened. No Target Company, Canadian Ancillary Service Entity or any subsidiary of any of the foregoing is operating in conflict with, or is in default or violation of (i) any Canadian or U.S. federal, state, provincial or local rule, Law or regulation applicable to such person or by which its properties are bound or affected, including without limitation, the Telemarketing and Consumer Fraud and Abuse Prevention Act of 1994, as amended, and the rules and regulations thereunder (the "Telemarketing Act"), other Canadian and U.S. federal, state, provincial and local telemarketing rules, Laws and regulations ("Other Telemarketing Laws"), and rules, Laws and regulations governing the sale of insurance or other financial products, or the performance of insurance agency or other financial services ("Financial Laws"), or (ii) any Company Permit, except for any such conflicts, defaults or violations which would not have a Target Company Adverse Effect. Each Company Permit material to the operations of a Target Company or Canadian Ancillary Service Entity is listed in Section 3.06 to the Target Company Disclosure Schedule.

     SECTION 3.07.  GOVERNMENTAL REPORTS; FINANCIAL STATEMENTS.

          (a) Since December 31, 1992, the Target Companies, the Canadian Ancillary Service Entities and their respective subsidiaries have filed all forms, reports, statements and other documents required to be filed with any applicable Governmental Entities, except where failure to file any such forms, reports, statements and other documents would not have a Target Company Adverse Effect (all such forms, reports, statements and other documents referred to in this Subsection (a) are, collectively, "Company Reports"). The Company Reports, including all Company Reports filed after the date of this Agreement and prior to the Effective Time (i) were or will be prepared in all material respects in accordance with the requirements of applicable Laws, and (ii) did not, at the times they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

          (b) Except as disclosed in Section 3.07(b) of the Target Company Disclosure Schedule, the audited combined income statements of the Target Companies as at and for the periods ended December 31, 1993, 1994 and 1995, and the audited combined balance sheets of the Target Companies for the years ended December 31, 1994 and 1995 (including, in each case, related notes) (collectively, the "Target Company Financial Statements") delivered to Acquiror prior to the date of this Agreement (i) have been prepared from, and are in agreement in all material respects with, the books, records and accounts (including consolidating workpapers and supporting entries), of the Target Companies and their subsidiaries, (ii) have been prepared in all material respects in substantial accordance with the published rules and regulations of the Financial Accounting Standards Board and United States generally accepted accounting principles and standards ("GAAP") applied on a consistent basis throughout the periods involved, (iii) fairly present in all material respects the financial position of the Target Companies and their subsidiaries on a combined basis as of the dates thereof, and (iv) fairly present, in all material respects, the combined results of operations of the Target Companies for the periods indicated. All assets, properties, liabilities, debts, results of operations and cash flows of the Canadian Ancillary Service Entities have previously been, and shall continue to be, fully reported in the Target Company Financial Statements.

          (c) Except as and to the extent set forth on the Target Company Financial Statements, including all notes thereto, the Target Companies, the Canadian Ancillary Service Entities and their respective subsidiaries have no liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of such Target Company (or in the notes thereto), prepared in accordance with GAAP applied on a consistent basis, except for liabilities or obligations described in
     Section 3.07(c) of the Target Company Disclosure Schedule, or incurred in the ordinary course of business since December 31, 1995, that would not have a Target Company Adverse Effect.

     SECTION 3.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Section 3.08 of the Target Company Disclosure Schedule, (i) since December 31, 1995, there has not been, and the Target Companies have no knowledge of any facts that are reasonably likely to result in, any event or events causing a Target Company Adverse Effect, and (ii) from December 31, 1995, to the date of this Agreement, there has not been any change by a Target Company, Canadian Ancillary Service Entity or any subsidiary in its accounting methods, principles or practices, except any such change after the date of this Agreement mandated by a change in GAAP.

     SECTION 3.09.  ABSENCE OF LITIGATION.

          (a) Section 3.09(a) of the Target Company Disclosure Schedule lists and briefly describes all claims, actions, suits, litigations, proceedings, arbitrations or investigations of any kind affecting each Target Company, Canadian Ancillary Service Entity and their respective subsidiaries, at law or in equity (including actions or proceedings seeking injunctive relief), which are pending or, to the knowledge of the Target Companies, threatened. Except as noted in Section 3.09(a) of the Target Company Disclosure Schedule, none of the matters listed therein may reasonably be expected to have a Target Company Adverse Effect. There is no action pending seeking to enjoin or restrain the Unitary Transaction or any of the transactions contemplated by this Agreement.

          (b) Except as set forth in Section 3.09(b) of the Target Company Disclosure Schedule, neither Target Company, Canadian Ancillary Service Entity nor any of their respective subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of such Target Company, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders.

     SECTION 3.10.  CONTRACTS; NO DEFAULT.

          (a) Section 3.10(a) of the Target Company Disclosure Schedule sets forth as of the date of this Agreement a listing of each contract or agreement of each Target Company, Canadian Ancillary Service Entity or their respective subsidiaries in effect as of the date of this Agreement and:

          (i) concerning a partnership, joint venture or other business venture involving the sharing of profits with another person;

          (ii) relating to the employment or compensation of any employee, officer, director or agent, with respect to which there is or may be an obligation by a Target Company or Canadian Ancillary Service Entity to provide current or deferred compensation in excess of U.S. fifty thousand dollars (U.S. $50,000) per year for such person, and which is not terminable by such Target Company or Canadian Ancillary Service Entity without premium or penalty on less than twenty (20) days prior notice;

          (iii) under which such Target Company's, Canadian Ancillary Service Entity's or subsidiary's unfulfilled obligations exceed U.S. fifty thousand dollars (U.S.$50,000) in value;

          (iv) under which any Target Company, Canadian Ancillary Service Entity or subsidiary has obtained access to or through local or long-distance telephone carriers or other Canada and U.S. federally-regulated entities;

          (v)  relating to any customer of a Target Company listed on Section
     3.26 to the Target Company Disclosure Schedule;

          (vi) relating to telephone or telemarketing equipment or other personal property purchases involving an expenditure (or series thereof) of U.S. fifty thousand dollars (U.S.$50,000) or greater, or to the development of computer software programs or applications involving expenditures of U.S. twenty-five thousand dollars (U.S.$25,000) or greater (but excluding annual maintenance expenses arising after the first twelve (12) months following acceptance thereof);

          (vii) relating to bonus and incentive plans or similar plans and arrangements providing for the payment of bonuses, commissions, incentive compensation or similar result-based salary or other remuneration to employees and other service providers to the Target Companies;

          (viii) relating to borrowed money, guarantees or undertakings to answer for the debts of another, or otherwise encumbering title to any asset, excepting purchase money obligations relating to personal property which do not exceed U.S. fifty thousand dollars (U.S.$50,000) in any one case;

          (ix) concerning a conditional sales contract or lease of personal property involving an annual expenditure (or series thereof) of U.S. twenty-five thousand (U.S.$25,000) or greater;

          (x) concerning a lease or agreement relating in any manner to real estate; and

          (xi) relating to royalty or licensing contracts, or contracts requiring similar payments (including software license agreements) involving or which may reasonably in the future involve an amount in excess of U.S. ten thousand dollars (U.S.$10,000) annually.

          (b) Section 3.10(b) of the Target Company Disclosure Schedule lists each contract or agreement to which any Target Company, Canadian Ancillary Service Entity or any of their respective subsidiaries, directors, affiliates, shareholders, employees or officers is a party limiting the right of such

     Target Company, Canadian Ancillary Service Entity or any such person to engage in, or to compete with any person in, any business, including each contract or agreement containing exclusivity provisions restricting the geographical area in which, or the method by which, any business may be conducted by such Target Company, Canadian Ancillary Service Entity or any such person prior to or after the Effective Time, or by the Acquiror or any of its subsidiaries or affiliates after the Effective Time. For the purpose of this Agreement, the term (i) "affiliate", in addition to the meaning given by the Commission, means any person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person, (ii) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise, and (iii) "Company Contracts" means the contracts and agreements listed in Sections 3.10(a) and 3.10(b) of the Target Company Disclosure Schedule.

          (c) Each Company Contract, each other contract or agreement which would have been required to be disclosed in Section 3.10(a) of the Target Company Disclosure Schedule had such contract or agreement been entered into prior to the date of this Agreement, and each contract or agreement listed in Section 3.10(b) of the Target Company Disclosure Schedule is, on the date hereof, and shall be at the Effective Time, in full force and effect and valid and binding as to the contracting Target Company or Canadian Ancillary Service Entity and, to the knowledge of the Target Companies, the other party or parties signatory thereto. With respect to each such Company Contract, there is no default (or any event known to a Target Company which, with the giving of notice or lapse of time or both, would be a default) by a Target Company or Canadian Ancillary Service Entity or, to the knowledge of the Target Companies, any other party or parties thereto, in the timely performance of any obligation to be performed or amount to be paid thereunder, which default would have a Target Company Adverse Effect.

     SECTION 3.11.  EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

          (a) Section 3.11(a) of the Target Company Disclosure Schedule sets forth all pension, retirement, savings, disability, medical, dental, health, life (including any individual life insurance policy as to which a Target Company is owner, beneficiary or both of such policy), death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, severance pay, "cafeteria" or "flexible benefit" plans, or other employee benefit plans, trusts, arrangements, contracts, agreements, policies or commitments (including without limitation, any employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any pension plan as defined in Section 1 of the Pension Benefits Act (Quebec), as amended ("QBA"), and any employee welfare benefit plan as defined in Section 3(1) of ERISA), under which current or former employees of a Target Company, Canadian Ancillary Service Entity or their respective subsidiaries or "Plan Affiliates" (as defined in Section 3.11(b) below) are entitled to participate by reason of their employment with such Target Company, Canadian Ancillary Service Entity, subsidiary or its Plan Affiliates, whether or not any of the foregoing is funded, and whether insured or self-funded, (i) to which a Target Company, Canadian Ancillary Service Entity, subsidiary or Plan Affiliate is a party or a sponsor or a fiduciary thereof or by which such Target Company, Canadian Ancillary Service Entity, subsidiary or Plan Affiliate (or any of their rights, properties or assets) is bound, or (ii) with respect to which such Target Company, Canadian Ancillary Service Entity, subsidiary or Plan Affiliate has made any payments, contributions or commitments, or may otherwise have any liability (whether or not such plan, trust, arrangement, contract, agreement, policy or commitment is still in effect or frozen as to benefits or assets) (collectively, the "Employee Benefit Plans").

          (b) For purposes of this Agreement, the term "Plan Affiliate" shall mean any trade or business (whether or not incorporated) that is part of the same controlled group, or under common control with, or part of an affiliated service group that includes, a Target Company or Canadian Ancillary Service Entity within the meaning of Section 414(b), (c), (m) or
     (o) of the Code, or within the intendment of the QBA.

          (c) As used in this Agreement, "Pension Plan" means any Employee Benefit Plan which is an employee pension benefit plan as defined in ERISA or the QBA, or is otherwise a pension, savings or retirement plan or a plan of deferred compensation, and the term "Welfare Plan" means any Employee Benefit Plan which is not a Pension Plan.

          (d)  With respect to the Employee Benefit Plans:

          (i) There are no Employee Benefit Plans which are multiemployer plans as defined in Section 3(37) of ERISA or Section 1 of the QBA, and neither the Target Companies, the Canadian Ancillary Service Entities nor any of their respective subsidiaries or ERISA Affiliates has incurred or may reasonably be expected to incur, any direct or indirect liability under or by operation of Title IV of ERISA or the QBA (including, without limitation, Sections 22, 75(1)(b), 86, 87, 88, 109 or 110 of the QBA).

          (ii) There are no Employee Benefit Plans which promise or provide health or life benefits to retirees or former employees of a Target Company, Canadian Ancillary Service Entity, subsidiary or Plan Affiliate other than as required by Title I of ERISA or Section 4980 of the Code, or otherwise as identified in Section 3.11(d) of the Target Company Disclosure Schedule.

          (iii) Except as disclosed in Section 3.11(d) of the Target Company Disclosure Schedule, each Employee Benefit Plan has at all times been operated and administered in material compliance with the applicable requirements of ERISA, the Code, the QBA, the ITA and any other applicable law (including regulations and rulings thereunder), and its terms.

          (iv) Each Pension Plan identified in Section 3.11(a) of the Target Company Disclosure Schedule has (i) received a favorable determination letter from the Internal Revenue Service ("IRS") stating that such Plan meets all the requirements of the Code and that any trust or trusts associated with the plan are tax exempt under Section 501(a) of the Code, or (ii) been accepted for registration under the ITA. Any trust or trusts associated with such Pension Plans are tax exempt under Section 501(a) of the Code or the relevant provisions of the ITA. To the knowledge of the Target Companies, there is no reason why the tax-qualified or registered status of any such Pension Plan should be revoked, whether retroactively or prospectively, by any Governmental Entity pursuant to applicable rules, Laws or regulations. All amendments to the Pension Plans which were required to be made through the date hereof and the Effective Time under
     Section 401(a) of the Code or the applicable provisions of the ITA subsequent to the issuance of each such Plan's determination letter or registration have been made, including all amendments required to be made by each respective date by the Tax Reform Act of 1986, the ITA, the Canadian federal budget announced in March, 1996, and any other rules, Laws or regulations legislation affecting such Employee Benefit Plans. Except as set forth in Section 3.11(d) of the Target Company Disclosure Schedule, there are no amendments which are required to be made to such Pension Plans which adversely affect, or may result in the discontinuance of, the continuing tax-qualification or registered status of such Pension Plans under the Code or the ITA.

          (v) To the knowledge of the Target Companies, no actual or threatened disputes, lawsuits, claims (other than routine claims for benefits), investigations, audits or complaints to, or by, any person or Governmental Entity have been filed or are pending with respect to any Employee Benefit Plan or its sponsor, or such sponsor's subsidiaries or Plan Affiliates, in connection with any Employee Benefit Plan, or the fiduciaries responsible for such Employee Benefit Plan, and to the knowledge of the Target Companies, no state of facts or conditions exist which reasonably could be expected to subject such Target Company, Canadian Ancillary Service Entity, subsidiary or Plan Affiliate to any material liability (other than routine claims for benefits) in accordance with the terms of such Employee Pension Plan or pursuant to applicable rules, Laws or regulations.

          (vi) Except as disclosed in Section 3.11(d) of the Target Company Disclosure Schedule, the following clauses are true with respect to each Employee Benefit Plan:

               (A) All material filings required by ERISA, the Code or the ITA, or any other applicable rules, Laws or regulations, have been timely filed and all material notices and disclosures to Plan participants required by same have been timely provided.

               (B) The Target Companies, the Canadian Ancillary Service Entities and their respective subsidiaries and Plan Affiliates have not made, nor have they committed to make, whether in writing or orally, any representation, payment, contribution or award to or under any Employee Benefit Plan (other than as required by its terms, the Code, ERISA, the ITA or the QBA).

               (C) All contributions and payments made or accrued with respect to each Employee Benefit Plan required to be disclosed in Section 3.11(a) of the Target Company Disclosure Schedule are deductible in full under the Code or the ITA, as applicable. All contributions, premiums or payments required to be made with respect to each such Employee Benefit Plan have been or will hereafter be made on or before their due date(s).

               (D) Except as disclosed in Section 3.11(e) of the Target Company Disclosure Schedule, with respect to each Employee Benefit Plan, the Target Companies have delivered to Acquiror true and complete copies of the following documents to the extent in each case that such documents exist or are required to be preserved under applicable domestic or foreign Laws:

                    (1) plan documents, subsequent plan amendments, and any and all other documents that establish or describe the existence of the plan, trust, arrangement, contract, policy or commitment;

                    (2) summary plan descriptions and summaries of material amendments and modifications;

                    (3) the most recent tax-qualified determination letters received from, or applications pending with, the IRS with respect to Pension Plans;

                    (4) the most recent letters received from the Department of National Revenue and the Pension Commission of Quebec relating to the status of the Pension Plans adopted by the Canada Company, and a copy of the most recent letter of confirmation of registration for such Plans pursuant to the ITA and the QBA;

                    (5) the three most recent annual information returns, including related schedules and audited financial statements and opinions of independent certified public accountants, for each Employee Benefit Plan filed (i) on IRS Form 5500 for Employee Benefit Plans adopted by the U.S. Company, and (ii) on such forms prescribed under the QBA for Employee Benefit Plans adopted by the Canada Company; and

                    (6) all related trust agreements, insurance contracts or other funding agreements that imple-ment each such Employee Benefit Plan.

          (vii) At no time have the Target Companies adopted any Pension Plan which is or could become subject to Title IV of ERISA, the funding standards of Section 402 of the Code, or which contain defined benefit provisions within the meaning of Section 147.1(1) of the ITA. The Target Companies have not, and no subsidiaries or Plan Affiliates thereof have, incurred any liability to, or adopted any Employee Benefit Plan or other arrangement which may expose it to liability of any nature whatsoever, to
     (i) the Pension Benefit Guarantee Corporation under Title IV or Section 502 of ERISA, (ii) the IRS under Chapter 43 of the Code, or (iii) the Department of National Revenue or the Pension Commission of Quebec under the ITA or other Canadian Laws;

          (viii) With respect to each Employee Benefit Plan, there has not occurred, and no person or entity is contractually bound to enter into, any nonexempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA, or any other transaction contrary to the provisions of the ITA, the QBA or the terms of such Employee Benefit Plan.

          (e) The Target Companies have complied in all material respects with the provisions of ERISA, the Code and the ITA, as applicable, with respect to each Pension Plan and Welfare Plan heretofore adopted or currently in effect for the benefit of its employees, together with employees of their respective subsidiaries and Plan Affiliates. Each Employee Benefit Plan described in Section 3.11(a) of the Target Company Disclosure Schedule may, by its express terms, be amended or terminated, in whole or in part, without penalty, premium or unscheduled contributions or payments.

          (f) No payment that is owed or may become due to any director, officer, employee or agent of a Target Company is subject to, and none shall result in the imposition of, tax under Section 280(G) or 4999 of the Code, nor is any Target Company obligated, orally or in writing, to "gross up" or otherwise compensate any such person due to the imposition of an excise or similar tax on payments made to such person by the Target Company.

          (g) The consummation of the transactions contemplated by this Agreement will not accelerate or terminate, nor does there exist any basis for the acceleration or termination of, (i) benefits payable to employees of or other compensated personnel at the Target Companies under any Employee Benefit Plan, Welfare Plan, or other plan, arrangement, contract or agreement, written or oral, (ii) a participant's vesting credits or years of service under any Pension Plan or Welfare Plan, or (iii) accruals with respect to any other benefits or amounts reserved under any such plan or arrangement.

          (h) Section 3.11(e) of the Target Company Disclosure Schedule lists, as of the date of this Agreement, all collective bargaining or other labor union contracts to which either Target Company or any of its subsidiaries is a party and which is applicable to persons employed by such Target Company or subsidiary. There is no pending or, to the knowledge of the Target Companies, threatened, labor dispute, strike or work stoppage against a Target Company or any of its subsidiaries which may materially interfere with the business activities of such Target Company, its revenues, profits, cash flows, or other results of operations, or those of its subsidiaries. The Target Companies have no knowledge of the commission of any unfair labor practices in connection with the operation of their respective businesses or the businesses of their respective subsidiaries, and there is not now pending or, to the knowledge of the Target Companies, threatened, any charge, complaint or other proceeding against any Target Company or its subsidiaries by the National Labor Relations Board, or comparable Governmental Entities, both Canadian and U.S., state and provincial, and local.

          (i) Section 3.11 (i) of the Target Company Disclosure Schedule sets forth all written employment agreements, employment contracts or understandings relating to employment to which each Target Company or any of its subsidiaries is a party, other than (i) the general employment of employees pursuant to an at-will understanding, and (ii) agreements, contracts or understandings which may be terminated without penalty or premium on no more than twenty (20) days' prior notice to the employed person. To the knowledge of the Target Companies, no employee of a Target Company or any of its subsidiaries holding the position of manager or higher is subject to any secrecy or noncompetition agreement or any agreement or restriction of any kind with any third party that in any material way would impede the ability of such employee to carry out fully all activities of such employee in furtherance of the business of such Target Company or any of its subsidiaries.

     SECTION 3.12.  TAXES.

          (a) (i) Except as disclosed in Section 3.12(a) of the Target Company Disclosure Schedule, all material Returns (as defined below) in respect of "Taxes" (as defined below) required to be filed with respect to each Target Company, Canadian Ancillary Service Entity and each of their subsidiaries (including any Canada or U.S. federal, state, provincial and local income tax returns and returns which would include a Target Company, Canadian Ancillary Service Entity or any subsidiary on a consolidated, combined or unitary basis, returns required to be filed under the ITA and under Part IX of the Excise Tax Act (Canada) (the "GST"), and reports and returns applicable to the S Corporation Election under Section 1361 ET. SEQ. of the Code filed by the U.S. Company and its stockholders (the "S Corporation Election") have been timely filed (including extensions), and no extension of time within which to file any such Return has been requested, which Return has not since been filed;

           (ii) Except as disclosed in Section 3.12(b) of the Target Company Disclosure Schedule, all Taxes shown on such Returns or otherwise known by a Target Company to be due or payable (whether by such Target Company, a Canadian Ancillary Service Entity or, in the case of the S Corporation Election, by a Target Shareholder, "Subchapter S Returns") have been timely paid by the party to whom chargeable and all payments of estimated Taxes required to be made with respect to a Target Company, Canadian Ancillary Service Entity or any of their respective subsidiaries, affiliates or shareholders under the Code, the ITA, the GST, or any comparable provision of Canada or U.S. federal, state, provincial, local or foreign law have been made on the basis of such Target Company's good faith estimate of the required installments;

          (iii) Except as disclosed in Section 3.12 of the Target Company Disclosure Schedule, all such Returns (or, in cases where amended Returns have been filed, such Returns as amended) are believed by the Target Companies to be true, correct and complete in all material respects;

            (iv) No material adjustment relating to any of such Returns has been proposed in writing by any Tax authority, except proposed adjustments that have been resolved prior to the date hereof;

             (v) There are no outstanding subpoenas or requests for information with respect to any Canada or U.S. federal, state or provincial income tax Returns of a Target Company, Canadian Ancillary Service Entity or subsidiary, or the Taxes reflected on such Returns, or with respect to Subchapter S Returns;

            (vi) No Target Company or Canadian Ancillary Service Entity has, in any taxable period for which the statute of limitations on assessment remains open, acquired, either directly or through any subsidiary, any corporation that filed a consolidated federal income tax return with any other corporation that was not also acquired, either directly or through any subsidiary, by such Target Company or Canadian Ancillary Service Entity, and no subsidiary or corporation that was included in the filing of a Return with a Target Company or Canadian Ancillary Service Entity on a consolidated, combined, or unitary basis has left such corporation's consolidated, combined or unitary group in a taxable year for which the statute of limitations on assessment remains open;

           (vii) No consent under Section 341(f) of the Code has been filed with respect to a Target Company, Canadian Ancillary Service Entity or their subsidiaries;

          (viii) There are no Tax liens on any assets of a Target Company, Canadian Ancillary Service Entity or their subsidiaries other than liens for Taxes not yet due or payable or being contested in good faith;

            (ix) No Target Company, Canadian Ancillary Service Entity or any of their subsidiaries has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax potentially applicable as a result of such membership or holding has not expired;

             (x) No Target Company, Canadian Ancillary Service Entity or any of their subsidiaries owes any material amount pursuant to any Tax sharing agreement or arrangement, and no such corporation will have any liability after the date hereof in respect of any Tax sharing agreement or arrangement executed or agreed to prior to the date hereof with respect to any company that has been sold or disposed prior to the date of this Agreement or the Effective Time, whether any such agreement or arrangement is written or unwritten;

            (xi) All material Taxes required to be withheld, collected or deposited by each Target Company, Canadian Ancillary Service Entity and their respective subsidiaries during any taxable period for which the statue of limitations on an assessment remains open have been timely withheld, collected or deposited and, to the extent required, have been paid to the relevant Tax authority; without limiting the generality of the foregoing, the Canada Company and each Canadian Ancillary Service Entity has withheld at source and remitted to the relevant Government Entity all material amounts required to be withheld under the ITA, and has accounted for and remitted all Tax that has been collected and is remittable under the GST;

           (xii) Neither Target Company nor any of its subsidiaries was acquired in a qualified stock purchase under Section 338(d)(3) of the Code and no elections under Section 338(g) of the Code, protective carryover basis elections, offset prohibition elections or other deemed or actual elections are applicable to such Target Company or any of its subsidiaries;

          (xiii) Neither Target Company nor any of its subsidiaries is or has been subject to the provisions of Section 1503(d) of the Code related to "dual consolidated loss" rules;

           (xiv) Neither Target Company nor any of its subsidiaries is a party to any agreement, contract, or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code by reason of the Unitary Transaction; and

            (xv) No property of any Target Company or any of its subsidiaries is property that is or will be required to be treated as being owned by another person under the provisions of section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Reform Act of 1986); or is "tax-exempt use property" within the meaning of Section 168 of the Code.

             (b)    (i)    There are no outstanding waivers or agreements
     extending the statute of limitations for any period with respect to any Tax, other than real or personal property Taxes to which a Target Company, Canadian Ancillary Service Entity or their subsidiaries may be subject;

            (ii) No Target Company, Canadian Ancillary Service Entity or any of their subsidiaries is, as of the date of this Agreement, under audit with respect to any taxable period for any federal, state, provincial, local or foreign Tax (including income and franchise Taxes but not including real or personal property Taxes) by the Internal Revenue Service, Revenue Canada or the applicable Tax authority in each such other country, state, local, or foreign jurisdiction.

             (c)    (i)    Except as expressly provided in this subdivision (i),
     no Target Company, Canadian Ancillary Service Entity or any of their subsidiaries has any --

                    (A) Material income reportable for a period ending after the Effective Time but attributable to an installment sale occurring in or a change in accounting method made for a period ending at or prior to the Effective Time which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or

                    (B) Material deferred gain or loss arising out of any deferred intercompany transaction.

            (ii) No written Tax sharing or allocation agreement exists involving a Target Company or Canadian Ancillary Service Entity.

           (iii) Neither Target Company nor any of its subsidiaries has any unused net operating loss, unused net capital loss, unused credit, unused foreign tax credit, or excess charitable contribution for federal or Canada income tax purposes as of the Effective Time.

            (d) For purposes of this Agreement, "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any Canada or U.S. federal, state, provincial, local or foreign governmental entity or taxing authority or agency, including, without limitation,

           (i) income, franchise, net worth, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, goods and services, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, Medicare, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, withholding taxes pursuant to the Tax Convention, windfall profits, transfer and gains taxes;

          (ii) customs duties, imposts, charges, levies or other similar assessments of any kind; and

         (iii) interest, penalties and additions to tax imposed with respect thereto.

As used herein, the term "Returns" shall mean any and all returns, reports, information returns and information statements with respect to Taxes required to be filed with the IRS, Revenue Canada or any U.S. State or Canada provincial equivalent, or any other Governmental Entity or tax authority or agency, whether domestic or foreign, including, without limitation, consolidated, combined, unitary and Subchapter S Returns. For the purposes of this Section 3.12, references to a Target Company or Canadian Ancillary Service Entity and each of its subsidiaries shall include former subsidiaries of such Target Company or Canadian Ancillary Service Entity for periods during which any such corporations were owned, directly or indirectly, by such corporation.

     SECTION 3.13.  INTELLECTUAL PROPERTY RIGHTS.  Except as set forth in
Section 3.13 to the Target Company Disclosure Schedule, each Target Company and its subsidiaries owns or possesses the right or license to use all material patents, trademarks, servicemarks, trade names, slogans, registered copyrights, industrial designs, and all trade secrets (including scientific and technical information, design processes, procedures, formulae, data processing techniques, computer programs and improvements, the specialized information and technology embodied in communications program materials, software documentation and other program and system designs), it currently uses, without any known conflict or alleged conflict with, or infringement of, the rights of others. Section 3.13 of the Target Company Disclosure Schedule identifies in all material respects
(i) the intellectual property (including, without limitation, issued domestic and foreign patents, patent applications pending, patent applications in process, industrial designs, industrial design applications and registrations, trademarks, trademark registrations, trademark registration applications, copyright registrations, copyright registration applications, service marks, service mark registrations, service mark registration applications, know-how agreements, licenses (other than of computer software which is generally commercially available), rights acquired through litigation, logos, trade names and trade secrets material to the conduct of the business of the Target Companies (collectively, the "Owned Intellectual Property"), and
(ii) intellectual property currently licensed to such Target Company ("Licensed Intellectual Property") (together with the "Owned Intellectual Property", the "Intellectual Property"). To the knowledge of the Target Companies, (i) the agreements and/or arrangements for Licensed Intellectual Property (including computer software) are in full force and effect; (ii) the rights of each Target Company thereunder are free and clear of all adverse claims, options, liens, charges, security interests and encumbrances; and (iii) no material defaults exist thereunder. There are no interference, opposition or cancellation proceedings or infringement suits pending, or, to the knowledge of the Target Companies threatened, with respect to any Owned Intellectual Property. Within the last six (6) years, no Target Company or subsidiary has been charged with infringing any patent or trademark right of any person. The Intellectual Property comprises all of the intellectual property rights and licenses pertaining thereto necessary for the Target Companies to conduct their respective businesses as now operated, and such Intellectual Property is sufficient for the purposes of operating the communications hardware and other equipment utilized by the Target Companies in the provision of telemarketing services generally. No Target Company has knowingly taken or knowingly allowed there to be taken any action to cause any of the material Owned Intellectual Property relating to its business or operations to enter the public domain, or knowingly failed to take such action necessary to prevent such Owned Intellectual Property from so entering the public domain.

     SECTION 3.14. CERTAIN BUSINESS PRACTICES AND REGULATIONS. Neither Target Company nor any of its subsidiaries, nor any of their respective executive officers, directors, or managerial employees has, to the knowledge of such Target Company, (i) made or agreed to make any contribution, payment or gift to any customer, supplier, governmental official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under any Law, (ii) established or maintained any unrecorded fund or asset for any purpose or made any false entries on its books and records for any reason, (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for foreign, federal, state, provincial or local public office in violation under any Law, or (iv) engaged in any activity constituting fraud or abuse under the Laws relating to telemarketing or insurance.

     SECTION 3.15. INSURANCE. All policies and binders of insurance for professional liability, directors and officers, fire, liability, worker's compensation and other customary matters held by or on behalf of each Target Company or its subsidiaries ("Insurance Policies") have been made available to Acquiror. The Insurance Policies (which term shall include any insurance policy entered into after the date of this Agreement in replacement of an Insurance Policy; provided, that such replacement policy shall insure against risks and liabilities, and in amounts and under terms and conditions, substantially the same as those provided in such replaced policy or binder) are in full force and effect and neither Target Company nor any of their subsidiaries is in default with respect to any material provision contained in any Insurance Policy nor, to the knowledge of such Target Company, has such Target Company or its subsidiaries failed to give any notice of any claim under any Insurance Policy in due and timely fashion, nor, to the knowledge of such Target Company, has any coverage for current claims been denied, except where such default or failure individually or in the aggregate would not reasonably be expected to have a Target Company Adverse Effect.

     SECTION 3.16.  ACCOUNTING AND TAX MATTERS.   No Target Company, Canadian
Ancillary Service Entity, nor, to the knowledge of the Target Companies, any of their subsidiaries or affiliates, has taken or agreed to take any action that would prevent either the U.S. Merger or the Canadian Amalgamation from being effected as a pooling of interests under GAAP or the rules and regulations promulgated by the Commission, or would prevent the U.S. Merger or the Canadian Amalgamation from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

     SECTION 3.17. REAL PROPERTY. Neither Target Company nor any of its subsidiaries owns or has the option or right to acquire any real property.
Section 3.17 of the Target Company Disclosure Schedule sets forth a true and complete list of all real property leases to which a Target Company is a party (all such real estate is hereafter collectively, the "Real Property"). Each Target Company has heretofore furnished to Acquiror true and complete copies of the most recent lease with respect to any leased Real Property.

             (a) Except as set forth in Section 3.17(a) of the Target Company Disclosure Schedule, no Target Company has any interest in, or any right or obligation to acquire any material interest in, any other real property.

             (b) To the knowledge of the Target Companies, there are no pending or threatened requests, applications or proceedings to alter or materially restrict the zoning or other use restrictions applicable to any Real Property.

             (c) Each Target Company is in material compliance with, and to the knowledge of the Target Companies the Real Property has not been used by any other person in violation of, any Environmental Laws. For purposes of this Agreement, the term "Environmental Laws" shall mean all Canadian and U.S. federal, state, provincial and local statutes, Laws, ordinances, codes, rules, regulations, orders, decrees, directives, permits, licenses and guidelines relating to protection of the environment, or to protection of the public health from releases into the environment of hazardous substances, pollutants or contaminants, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Environmental Quality Act, R.S.Q.C., Q-2, and Canadian and U.S. state and provincial tort laws and common Laws.

             (d) With respect to the leases described in Section 3.17(d) of the Target Company Disclosure Schedule (i) the rental set forth in each such lease is the actual rental being paid, and there are no separate agreements or understandings with respect to the same not set forth therein, (ii) the lessee under each such lease has, as of the date hereof, the full right to exercise any renewal option contained therein, (iii) there are no written or oral contracts between a Target Company and any person relating to any claim by such person of any right to all or any part of the interest of such Target Company in any leasehold estate; and (iv) all security deposits required by such leases have been made and no material forfeiture with respect thereto has been claimed by any of the lessors.

             (e) No Target Company is the subject of any remedial order entered with respect to real property of which it was previously or is currently in possession.

     SECTION 3.18. SHAREHOLDER APPROVAL OBTAINED. The Target Shareholders and the MFN Shareholders have unanimously approved and consented to the Unitary Transaction.

     SECTION 3.19. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Target Company, Canadian Ancillary Service Entity or their subsidiaries or affiliates.

     SECTION 3.20. TITLE TO ASSETS. Each Target Company, or its applicable subsidiary, is the owner of and has good and valid title to, or in the case of leased property has a valid leasehold interest in, all of its material properties and assets (except statutory liens for taxes, materialmen, warehousemen and landlords incurred in the ordinary course of business and not yet due), including those assets and properties reflected in the 1995 Target Company Financial Statements.

     SECTION 3.21. RELATED PARTY TRANSACTIONS. Neither Target Company, nor to the knowledge of the Target Companies, any director, employee, shareholder, officer or agent of a Target Company, have any direct or indirect interest in any competitor, supplier or customer of a Target Company or in any person from whom or to whom a Target Company leases any property, or in any other person, firm or entity with whom a Target Company transacts business of any nature.
Section 3.21 to the Target Company Disclosure Schedule identifies and describes all material contracts or other arrangements (oral or written), including, but not limited to, intercompany loans, advances, transfers of goods or services, or other transactions (whether or not for consideration), to which either Target Company is a party and to which the other, or any of their subsidiaries or affiliates, or their respective officers, directors, employees, shareholders, officers or agents, is directly or indirectly also a party.

     SECTION 3.22. BANK ACCOUNTS. Section 3.22 to the Target Company Disclosure Schedule sets forth all banks and other institutions or agents in which either Target Company or any of its subsidiaries has or maintains an account, installment obligation, mortgage, deposit, escrow, lockbox or safe deposit box, the names of all persons authorized to draw thereon or to have access thereto, the number of signatures required to be given for any transaction, deposit or withdrawal, and a description of the type of relationship maintained by such entity with such bank, institution or agent.

     SECTION 3.23. OFFICERS AND DIRECTORS. Section 3.23 to the Target Company Disclosure Schedule sets forth a list of the names, addresses and years of service of all officers and directors of the Target Companies, the Canadian Ancillary Service Entities and their respective subsidiaries as of the date hereof.

     SECTION 3.24. POWERS OF ATTORNEY. No Target Company or Canadian Ancillary Service Entity has given any powers of attorney (irrevocable or otherwise) to any person or entity for any purpose whatsoever.

     SECTION 3.25. GUARANTEES. No Target Company or Canadian Ancillary Service Entity is a guarantor of, or indemnitor, co-maker or otherwise liable for, any indebtedness of any person, except as an endorser of checks received by it and deposited in the ordinary course of business.

     SECTION 3.26. CUSTOMERS. Section 3.26 to the Target Company Disclosure Schedule sets forth a true, complete and accurate listing of (i) the names, addresses and telephone numbers of the ten (10) largest customers (measured by revenue) to whom the Target Companies and the Canadian Ancillary Service Entities, as a whole, have provided services during each of calendar years 1994 and 1995, (ii) the revenues attributable to each such customer for the same periods, and (iii) the approximate gross profits attributable to each such customer for such periods. The business of the Target Companies will, as of the Effective Time, include the services provided on behalf of those customers listed on Section 3.26 to the Target Company Disclosure Schedule. Except as specifically noted on such Disclosure Schedule, the Target Companies have no knowledge that the customers listed therein will not continue as customers of the U.S. Surviving Corporation and Amalgamated Canada Corporation on and after the Effective Time. Except for billings with respect to customer deposits, the Target Companies have made no billings whatsoever to their customers for services to be provided after the Effective Time. All customer deposits held by a Target Company arose from written agreements between such Target Company and the remitting customer, are correct as to amount, and no such customer has notified the Target Company of its intention to seek a refund of its deposit. All such customer deposits were received by the Target Companies in cash, in the ordinary course of their business. The Target Companies have previously delivered to Acquiror true and complete copies of all contracts and agreements (and written descriptions of any oral arrangements) between all such customers and the applicable Target Company. As of the date of this Agreement, no party to any such contract has defaulted in any of its material obligations thereunder, and no customer is in default of its payment obligations on invoices for services previously rendered by such Target Company.

     SECTION 3.27. PROPRIETARY SOFTWARE USED IN THE BUSINESS. Section 3.27 to the Target Company Disclosure Schedule contains a description of all material non-licensed computer software products and software programs (collectively, "Software Programs"), both generally available in a Target Company's business and under development (in all stages of development), that are used or intended for use in the business and operations of each Target Company. To the extent any Software Program has been developed by a third party for the benefit of, or in accordance with specifications provided by, a Target Company, the Target Company Disclosure Schedule sets forth the form and placement of the proprietary legends and/or copyright notices displayed in or on the Software Programs. To the Target Companies' knowledge, in no instance has the eligibility of any such Software Program for protection under applicable copyright law been forfeited to the public domain by omission of any required notice or any other action or inaction by a Target Company unless such forfeiture would not have a Target Company Material Effect. Except as provided in

Section 3.27 of the Target Company Disclosure Schedule, the source code for such Software Programs has at all times been maintained in strict confidence and the only individuals or entities who have access to such source code are parties to written nondisclosure agreements with the Target Company. Section 3.27 to the Target Company Disclosure Schedule also sets forth all individuals and entities, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of such Software Programs. All individuals so listed in such Schedule have either (i) been party to a "work-for-hire" arrangement or agreement with a Target Company, in accordance with applicable national and state law, or (ii) have executed appropriate instruments of assignment in favor of such Target Company as assignee, conveying to such Target Company full, effective and exclusive ownership of all tangible and intangible property rights thereunder arising.

     SECTION 3.28. RECEIVABLES AND ADVANCES. All accounts receivable and advances of the Target Companies have arisen in the ordinary course of business, for full and adequate consideration, and, to the knowledge of the Target Companies, are subject to no claims, charges or defenses (either by a Target Company or by any other person). No person has asserted a right of set-off (or similar right) against any such receivable or advance.

     SECTION 3.29. COMMISSION POLICIES. Each Target Company's commission and bonus policies with respect to employees and independent contractors entitled to receive commissions and/or bonus in excess of U.S. ten thousand dollars (U.S.$10,000) per year are described on Section 3.29 to the Target Company Disclosure Schedule.

     SECTION 3.30. SOLE SOURCE SUPPLIERS. Section 3.30 to the Target Company Disclosure Schedule sets forth the names and addresses of, and volume of purchases from, any suppliers of significant goods, equipment or services to each Target Company (other than public utilities) with respect to which practical alternative sources of supply are not available.

     SECTION 3.31. DISCLOSURE. No representations or warranties made by either Target Company under this Agreement or in any certificate, Schedule, Exhibit or other document furnished or to be furnished to Acquiror, Acquiror Sub-1, Acquiror Sub-2 or their respective counsel pursuant hereto contains or will contain any untrue statement of any material fact, or omits or will omit to state a material fact necessary to make the statements of fact contained therein not misleading.

                                   ARTICLE IV
                                   ----------

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR
                   ------------------------------------------

     The term "Acquiror Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all such other changes or effects, is or is reasonably likely to be materially adverse to the financial condition, business or results of operations of Acquiror and its subsidiaries, taken as a whole; provided, however, that the occurrence of any or all of the changes or events described in the Acquiror Disclosure Schedule shall not, individually or in the aggregate, constitute an Acquiror Adverse Effect. Except as set forth in the Acquiror Disclosure Schedule attached to this Agreement and by this reference made a part hereof (the "Acquiror Company Disclosure Schedule"), which Acquiror Company Disclosure Schedule shall identify exceptions to the Acquiror's representations and warranties by specific Section references, Acquiror hereby represents and warrants to the Target Companies that:

     SECTION 4.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Acquiror and Acquiror's subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and each of Acquiror and its subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to do so would not have an Acquiror Adverse Effect. A true and complete list of all of Acquiror's directly or indirectly owned subsidiaries, together with the jurisdiction of incorporation or organization of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by the Acquiror or another subsidiary of Acquiror, is set forth in Section 4.01 of the Acquiror Disclosure Schedule.

     SECTION 4.02. ARTICLES OF INCORPORATION; BY-LAWS. Acquiror has furnished to the Target Companies a complete and correct copy of the Articles of Incorporation and the By-Laws, as amended or restated, of each of Acquiror, Acquiror Sub-1 and Acquiror Sub-2. Neither Acquiror, Acquiror Sub-1 nor Acquiror Sub-2 is in violation of any of the provisions of its Articles of Incorporation or By-Laws.

     SECTION 4.03.  CAPITALIZATION OF ACQUIROR.

             (a) The authorized capital stock of Acquiror consists of (i) 25,000,000 shares of Acquiror Common Stock, and (ii) 10,000,000 shares of preferred stock, no par value per share. As of the date of this Agreement, (i) 10,479,219 shares of Acquiror Common Stock are issued and outstanding, and are duly authorized, validly issued, fully-paid and non-assessable and not subject to preemptive rights created by statute, Law, Acquiror's Articles of Incorporation or By-Laws or any agreement to which Acquiror is a party or is bound, (ii) approximately 3,111,905 shares of Acquiror Common Stock were reserved for future issuance pursuant to stock options, warrants and awards issued to certain officers, employees, consultants, directors and affiliates of Acquiror, and (iii) approximately 510,426 shares of Acquiror Common Stock were issued and outstanding pursuant to the terms and conditions of those certain agreements described in Section 4.03(a) of the Acquiror Disclosure Schedule, a significant portion of which are subject to set-off or cancellation in accordance with the terms and provisions of such
     agreements, and therefore may not be fully-paid and non-assessable.   As of
     the date of this Agreement, no shares of Acquiror preferred stock were outstanding.

             (b)    As of the date of this Agreement, except as set forth in
     Section 4.03(b) to the Acquiror Disclosure Schedule, there are no obligations, contingent or otherwise, of Acquiror or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Acquiror Common Stock or the capital stock of, or other equity interests in, any subsidiary of Acquiror.

             (c) Subject in all respects to the terms and conditions of this Agreement, the shares of Acquiror Common Stock to be issued pursuant to the Unitary Transaction (i) will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, or by Acquiror's Articles of Incorporation or By-Laws or any agreement to which Acquiror is a party or is bound, (ii) will, when issued, be registered under the Exchange Act and the Securities Act (but without representation as to effectiveness) and registered or exempt from registration under applicable Blue Sky Laws, and (iii) will, when issued, be listed on the NASDAQ.

     SECTION 4.04.  CAPITALIZATION OF ACQUIROR SUB-1 AND SUB-2.

             (a) The authorized capital stock of Acquiror Sub-1 consists of 100,000 shares of Acquiror Sub-1 Common Stock of which, as of the date of this Agreement, 10,000 shares are issued and outstanding. On the date of this Agreement, all issued and outstanding shares of Acquiror Sub-1 Common Stock are, and at the Effective Time all issued and outstanding shares of Acquiror Sub-1 Common Stock will be, duly authorized, validly issued, fully paid and non-assessable. Acquiror is the record holder of all issued and outstanding shares of Acquiror Sub-1 Common Stock, and such shares are owned by Acquiror free and clear of any and all security interests, liens, claims, pledges, agreements, limitations on Acquiror's voting rights, charges or other encumbrances of any nature whatsoever.

             (b) The authorized capital stock of Acquiror Sub-2 consists of an unlimited shares of Acquiror Sub-2 Common Stock of which, as of the date of this Agreement, one (1) shares is issued and outstanding. On the date of this Agreement, all issued and outstanding shares of Acquiror Sub-2 Common Stock are, and at the Effective Time, all issued and outstanding shares of Acquiror Sub-2 Common Stock will be, duly authorized, validly issued, fully paid and non-assessable. Acquiror is the record holder of all issued and outstanding shares of Acquiror Sub-2 Common Stock, and such shares are owned by Acquiror free and clear of any and all security interests, liens, claims, pledges, agreements, limitations on Acquiror's voting rights, charges or other encumbrances of any nature whatsoever.

             (c) Except as disclosed in Section 4.04(c) to the Acquiror Disclosure Schedule, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments to which Acquiror or either of Acquiror Sub-1 or Acquiror Sub-2 is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, Acquiror Sub-1 or Acquiror Sub-2, or obligating Acquiror or Acquiror Sub-1 or Acquiror Sub-2 to grant, issue, sell or register for sale any shares of the capital stock of, or other equity interests in, either of Acquiror Sub-1 or Acquiror Sub-2 by sale, lease, license or otherwise.

     SECTION 4.05. AUTHORITY. Each of Acquiror, Acquiror Sub-1 and Acquiror Sub-2 has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquiror and such Acquiror Subs, and the consummation by Acquiror and such Acquiror Subs of the transactions contemplated hereby, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror or such Acquiror Subs are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Acquiror, Acquiror Sub-1 and Acquiror Sub-2 and, assuming the due authorization, execution and delivery by the Target Companies, the Canadian Ancillary Service Entities, the Target Shareholders and the stockholders of Acquiror, constitutes the legal, valid and binding obligation of Acquiror, Acquiror Sub-1 and Acquiror Sub-2.

     SECTION 4.06.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

             (a) The execution and delivery of this Agreement by Acquiror, Acquiror Sub-1 and Acquiror Sub-2 do not, and the performance of this Agreement by Acquiror and such Acquiror Subs shall not (i) conflict with or violate the Articles, By-Laws or equivalent organizational documents of Acquiror, Acquiror Sub-1, Acquiror Sub-2 or any of Acquiror's subsidiaries,
     (ii) subject to (x) obtaining the consents, approvals, authorizations and permits of, and making filings or notifications to, any Governmental Entities pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the NASDAQ, the HSR Act, the Competition Act, the Investment Act, the ITA and the filing and recordation of appropriate merger and amalgamation documents as required by Illinois Law and Canada Law, and (y) obtaining the consents, approvals, authorizations or permits described in Section 4.06(b) of the Acquiror Disclosure Schedule, conflict with or violate any Laws applicable to Acquiror, Acquiror Sub-1, Acquiror Sub-2 or any of Acquiror's other subsidiaries or by which any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Acquiror, Acquiror Sub-1, Acquiror Sub-2 or any of Acquiror's other subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror, Acquiror Sub-1, Acquiror Sub-2 or any of Acquiror's other subsidiaries is a party or by which Acquiror, such Acquiror Subs or other Acquiror subsidiaries or any of their respective properties is bound or affected, except for any such conflicts or violations described in clause (ii), or breaches or defaults described in clause (iii) that would not have an Acquiror Adverse Effect.

             (b) The execution and delivery of this Agreement by Acquiror, Acquiror Sub-1 and Acquiror Sub-2 do not, and the performance of this Agreement by Acquiror, Acquiror Sub-1 and Acquiror Sub-2 shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entities or other persons, except for (i) applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the NASDAQ, the HSR Act, the Competition Act, the Investment Act, the ITA, the Telemarketing Act, Other Telemarketing Laws and Insurance

     Laws, (ii) the consents, approvals, authorizations or permits described in
     Section 4.06(b) of the Acquiror Disclosure Schedule, and (iii) the filing and recordation of appropriate merger and amalgamation documents as required by Illinois Law and Canada Law.

     SECTION 4.07. PERMITS; COMPLIANCE. Each of Acquiror and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary for Acquiror or any of its subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Acquiror Permits") and no suspension, revocation or cancellation of any of the Acquiror Permits is pending or, to the knowledge of Acquiror, threatened, except where the failure to have, or the suspension, revocation or cancellation of, any of the Acquiror Permits would not have an Acquiror Adverse Effect. Neither Acquiror nor any of its subsidiaries is in conflict with, or in default or violation of (i) any Law applicable to Acquiror or any of its subsidiaries or by which any of their respective properties is bound or affected, or (ii) any of the Acquiror Permits, except for any such conflicts, defaults or violations which would not have an Acquiror Adverse Effect.

     SECTION 4.08.  SECURITIES REPORTS; FINANCIAL STATEMENTS.

             (a) Since December 31, 1993, Acquiror and its subsidiaries have filed (x) all forms, reports, statements and other documents required to be filed (or filed by reference) with (i) the Commission, including without limitation, (A) all Annual Reports on Form 10-K, (B) all Quarterly Reports on Form 10-Q, (C) all Proxy Statements relating to meetings of shareholders, (D) all required current reports on Form 8-K, (E) all other reports and registration statements, and (F) all amendments and supplements to all such reports and registration statements (collectively, the "Acquiror SEC Documents"), and (ii) any applicable state securities authorities, and (y) all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities, except where failure to file any such forms, reports, statements and other documents under this clause (y) would not have an Acquiror Adverse Effect (all such forms, reports, statements and other documents referred to in this Subsection (a) are, collectively, "Acquiror Reports"). The Acquiror Reports, including all Acquiror Reports filed after the date of this Agreement and prior to the Effective Time (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law, and (ii) did not, at the times they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

             (b) Except as disclosed in Section 4.08(b) of the Acquiror Disclosure Schedule, and except for changes required under GAAP or by the Commission, each of Acquiror's financial statements (including any notes to such financial statements) included within the Acquiror Reports (i) has been or will be prepared in all material respects in accordance with the published rules and regulations of the Financial Accounting Standards Board and GAAP and the Commission applied on a consistent basis throughout the periods involved, and (ii) fairly present, or will fairly present, in all material respects, the consolidated financial position of the Acquiror as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated; provided, however, the interim financial statements of Acquiror may (x) be subject to normal or recurring adjustments at Acquiror's fiscal year-end, (y) not necessarily be indicative of results for a full-fiscal year, and (z) contain pro-forma financial information which is not necessarily indicative of Acquiror's consolidated financial position.

             (c) Except as and to the extent disclosed in Section 4.08(c) of the Acquiror Disclosure Schedule, neither Acquiror nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Acquiror, prepared in accordance with GAAP, except (i) as otherwise disclosed in Section 4.08(c) of the Acquiror Disclosure Schedule, or (ii) for liabilities or obligations incurred in the ordinary course of business since March 31, 1996, that would not have an Acquiror Adverse Effect.

     SECTION 4.09.  ABSENCE OF CERTAIN CHANGES OR EVENTS.   Except as disclosed
in Section 4.09 of the Acquiror Disclosure Schedule, or as contemplated in this Agreement, (i) since March 31, 1996, there has not been, and Acquiror has no knowledge of any facts that are reasonably likely to result in, an Acquiror Adverse Effect, and (ii) from December 31, 1996, to the date of this Agreement, there has not been any change by Acquiror or its subsidiaries in their accounting methods, principles or practices, except any such change after the date of this Agreement required by GAAP or the Commission.

     SECTION 4.10.  ABSENCE OF LITIGATION.

             (a) There is no claim, action, suit, litigation, proceeding, arbitration, or, to the knowledge of Acquiror, investigation of any kind affecting Acquiror or any of its subsidiaries, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of Acquiror, threatened, except for claims, actions, suits, litigations, proceedings, arbitrations or investigations which cannot reasonably be expected to have an Acquiror Adverse Effect.

             (b) Neither Acquiror nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Acquiror, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for such matters which cannot reasonably be expected to have an Acquiror Adverse Effect.

     SECTION 4.11. TITLE TO ASSETS. Acquiror, or its applicable subsidiary, is the owner of and has good and valid title to, or in the case of leased property has a valid leasehold interest in, all of its material properties and assets (except statutory liens for taxes, materialmen, warehousemen and landlords incurred in the ordinary course of business and not yet due), including those assets and properties reflected in the Acquiror's consolidated financial statements.

     SECTION 4.12. ACCOUNTING AND TAX MATTERS. Neither Acquiror nor, to the knowledge of Acquiror, any of its subsidiaries or affiliates, has taken or agreed to take any action that would prevent either the U.S. Merger or the Canadian Amalgamation from being effected as a pooling of interests under GAAP or the rules and regulations promulgated by the Commission, or would prevent the U.S. Merger or the Canadian Amalgamation from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

     SECTION 4.13.  OWNERSHIP OF ACQUIROR SUBS; PRIOR ACTIVITIES.
             (a) Acquiror Sub-1 and Acquiror Sub-2 were formed for the purpose of engaging in the transactions contemplated by this Agreement and have no material debts or liabilities.

             (b) As of the Effective Time, all the outstanding capital stock of each of Acquiror Sub-1 and Acquiror Sub-2 will be owned directly by Acquiror. As of the Effective Time, there will be no options, warrants or other rights (including registration rights), agreements, arrangements or commitments to which either Acquiror Sub is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, such Acquiror Sub or obligating such Acquiror Sub to grant, issue or sell any shares of the capital stock of, or other equity interests in, such Acquiror Sub, by sale, lease, license or otherwise. There are no obligations, contingent or otherwise, of any Acquiror Sub to repurchase, redeem or otherwise acquire any shares of the capital stock of such Acquiror Sub.

     SECTION 4.14. BROKERS. Except as disclosed in Section 4.14 of the Acquiror Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

     SECTION 4.15. DISCLOSURE. No representations or warranties made by Acquiror under this Agreement or in any certificate, Schedule, Exhibit or other document furnished or to be furnished to the Target Companies, Target Shareholders or their respective counsel pursuant hereto contains or will contain any untrue statement of any material fact, or omits or will omit to state a material fact necessary to make the statements of fact contained therein not misleading.

                                    ARTICLE V
                                    ---------

                  COVENANTS RELATING TO THE CONDUCT OF BUSINESS
                  ---------------------------------------------

     SECTION 5.01. AFFIRMATIVE COVENANTS OF THE TARGET COMPANIES. The Target Companies and Canadian Ancillary Service Entities hereby covenant and agree with Acquiror and its subsidiaries that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Acquiror, each Target Company and Canadian Ancillary Service Entity shall, and shall cause its subsidiaries to:

             (a) operate its business only in the usual and ordinary course, consistent with reasonable past practices;

             (b) use reasonable best efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its officers, key employees and managers, and maintain existing good relationships with its customers, clients, vendors and suppliers;

             (c) use reasonable best efforts to keep in full force and effect all liability insurance and bonds comparable in amount and scope of coverage to that currently maintained; and

             (d) confer with Acquiror from time-to-time at Acquiror's request to report on all manner of operational matters, and to provide, orally or in writing, as Acquiror shall request, the general status of the ongoing operations of the business of such Target Company or Canadian Ancillary Service Entity;

             (e) prepare and cause its independent accountants to deliver to Acquiror combined interim quarterly financial statements (including a balance sheet and statement of results of operations and cash flows) as at and for the periods ended March 31, 1996, June 30, 1996, and if prior to the Effective Time, September 30, 1996 (the "Target Company Interim Financials"). Such Target Company Interim Financials shall be prepared in accordance with GAAP, applied on a consistent basis for the periods involved, and shall present fairly, in all material respects, the combined financial position of the Target Companies as of the dates indicated therein the combined results of operations and cash flows of the Target Companies for the periods then ended, except that the Target Companies Interim Financials (i) shall be subject to normal recurring year-end adjustments, and (ii) may omit footnote disclosures required by GAAP in audited annual financial statements;

             (f) file their Canada and U.S. federal income tax returns, and all required provincial, state and local income and franchise tax returns, and Subchapter S Returns, that include a Target Company, Canadian Ancillary Service Entity or any of their subsidiaries, for the fiscal tax year 1995 on or before the due date for filing such returns (including extensions), and if such returns, or any of them, are filed prior to the Effective Time, such corporation shall afford to Acquiror reasonable opportunity for review of such returns prior to filing; and

             (g) immediately prior to the Effective Time, the U.S. Company shall, upon the written instructions of Acquiror, sell all or such portion of its accounts receivable to a bank or factor designated by Acquiror, for a discount from face value reasonably acceptable to Acquiror.

     SECTION 5.02. NEGATIVE COVENANTS OF THE TARGET COMPANIES. Except as expressly contemplated by this Agreement, set forth in Section 5.02 of the Target Company Disclosure Schedule or other-wise consented to in writing by Acquiror, from the date of this Agreement until the Effective Time, the Target Companies and the Canadian Ancillary Service Entities shall not, and the Target Shareholders shall not cause a Target Company to, individually or collectively, nor shall the Target Companies or Canadian Ancillary

Service Entities permit any of their respective subsidiaries to, do any of the following:

             (a) (i) increase the compensation payable or to become payable to any director, officer, manager or employee, except for increases in salary or wages payable or to become payable in the ordinary course of business and consistent with past practice to employees who are not directors, officers or managers, (ii) grant any severance or termination pay (other than pursuant to normal severance policy to, or enter into any severance agreement with, any director, officer, manager or employee, (iii) enter into any employment agreement of any nature whatsoever with any director, officer, manager or employee that would extend beyond the Effective Time, except on an at-will basis, or (iv) establish, adopt, enter into or amend any employee benefit plan or arrangement, except as may be required to comply with applicable Law;

             (b) except as expressly set forth in Section 5.02(b) of the Target Company Disclosure Schedule with respect to income reportable on the U.S. Company's final Subchapter S Return, declare or pay, or agree to declare or pay, in any manner whatsoever, any dividend on, or make any other distribution in respect of, outstanding shares of U.S. Company Common Stock, Canada Company Common Stock, Other U.S. Company Securities, Other Canada Company Securities, U.S. Company Options or Canada Company Options;

             (c) accrue or pay, or agree to accrue or pay, in any manner whatsoever, any amount, whether in cash or in kind, from one Target Company, Canadian Ancillary Service Entity (or their respective subsidiaries) to or in respect of another Target Company, Canadian Ancillary Service Entity (or their respective subsidiaries), and whether for products or services provided or to be provided, or for any other reason;

             (d) (i) redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock, or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations, (ii) effect any reorganization or recapitalization, or (iii) split, combine or reclassify any of its or its respective subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its subsidiaries' capital stock;

             (e) issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale of

     (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances), any shares of any class of its or its subsidiaries' capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares, or amend or otherwise modify the terms of any such rights, warrants or options, the effect of which shall be to make such terms more favorable to the holders thereof;

             (f) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with reasonable past practices);

             (g) except to the extent required under Section 5.01(g) of this Agreement, sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any amount of any of its or its subsidiaries' operating assets, except for retirements of operating assets in the ordinary course of business and consistent with reasonable past practices;

             (h) initiate, solicit or encourage (including by way of furnishing any information or assistance in connection with) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any "Competing Transaction" (as such term is defined below), enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any officer, manager, director or affiliate of such Target Company, or of any of subsidiary thereof, to take any such action; and each Target Company, together with its Target Shareholder(s) shall use its reasonable best efforts to cause the directors, officers, managers, employees, affiliates, agents and representatives of such Target Company and its subsidiaries (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by such Target Company or any of its subsidiaries) not to take any such action. Each Target Company shall promptly notify Acquiror if any such inquiries or proposals are received by a Target Company or any of its subsidiaries, or by any of their respective officers, managers, directors, affiliates, investment bankers, financial advisors, attorneys, accountants or other representatives. Each Target Company shall keep Acquiror informed, on a current basis, of the nature of, and provide Acquiror with true and complete copies of, any such inquiries, and such Target Company's responses thereto. For purposes of this Agreement, the term "Competing Transaction" shall mean any of the following involving a Target Company or any subsidiary (other than the transactions contemplated by this Agreement): (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of five percent (5%) or more of the assets of a Target Company or a subsidiary thereof, in a single transaction; (iii) any public or private tender offer or exchange offer for any outstanding shares of capital stock of a Target Company or any subsidiary thereof, or the filing of a registration statement under the Securities Act in connection therewith; (iv) any solicitation of proxies in opposition to approval by a Target Company's shareholders of such Target Company's Merger or of the Unitary Transaction; (v) any person other than the Target Shareholders or MPLP shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, any of the then outstanding shares of capital stock of a Target Company; or (vi) any agreement to, or public announcement by a Target Company of a proposal, plan or intention, to do any of the foregoing;

             (i)    adopt any amendments to their Articles or By-Laws;

             (j) change any methods of accounting in effect at December 31, 1995, or make or rescind any express or deemed election relating to taxes (including an election to file a Subchapter S Return), settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any method of reporting income, gain, expense, loss or deduction for federal or Canada income tax purposes from those employed in the preparation of income tax returns for taxable years ending on or prior to November 30, 1994, except in either case as may be required by Law; provided, however, that the Canada Company may settle an existing dispute with Revenue Canada to the extent and on the terms set forth in Section 3.12 of the Target Company Disclosure Schedule;

             (k) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except for borrowings made with the prior written consent of Acquiror or borrowings not exceeding $10,000 in the aggregate made in the ordinary course of a Target Company's business and consistent with reasonable past practice;

             (l)    agree in writing or otherwise to do any of the foregoing; or

             (m) without first consulting with Acquiror, (i) perform any act which, if performed, would prevent or excuse the performance of this Agreement by Acquiror or which would result in any representation or warranty herein contained of the Target Companies to be untrue in any material respect as if originally made on and as of the Effective Time, or
     (ii) fail to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by Acquiror or which would result in any representation or warranty herein contained of the Target Companies to be untrue in any material respect as if originally made on and as of the Effective Time.

     SECTION 5.03. AFFIRMATIVE COVENANTS OF ACQUIROR. Acquiror hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the Target Companies, Acquiror will, and will cause each of its subsidiaries to:

             (a)    operate its business in the usual and ordinary course;

             (b) use reasonable efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its respective officers and key employees and maintain the relationships with its respective customers and suppliers; and

             (c) use reasonable efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained.

     SECTION 5.04. NEGATIVE COVENANTS OF ACQUIROR. Except as expressly contemplated by this Agreement or otherwise consented to in writing by the Target Companies, from the date of this Agreement to the Effective Time, Acquiror shall not, and shall not permit any of its subsidiaries to (i) amend any of the material terms or provisions of Acquiror's securities, except for any such amendments which affect equally all shares of Acquiror Common Stock, (ii) agree in writing or otherwise to do the foregoing, or (iii) without first consulting with the Target Companies, (x) perform any act which, if performed, would prevent or excuse the performance of this Agreement by the Target Companies or which would result in any representation or warranty herein contained of the Acquiror to be untrue in any material respect as if originally made on and as of the Effective Time, or (y) fail to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by the Target Companies or which would result in any representation or warranty herein contained of Acquiror to be untrue in any material respect as if originally made on and as of the Effective Time.

     SECTION 5.05.  ACCESS AND INFORMATION.

             (a) Upon reasonable prior notice from Acquiror, the Target Companies and the Canadian Ancillary Service Entities shall (and shall cause their subsidiaries to) afford to Acquiror and its officers, employees, accountants, consultants, legal counsel and other representatives, reasonable access during business hours to (i) the properties and locations at which the Target Companies, the Canadian Ancillary Service Entities and their subsidiaries are conducting business activities, (ii) the directors, officers and management personnel of the Target Companies and the Canadian Ancillary Service Entities at all such locations, and (iii) all information (including, if available, original documents and Returns) concerning the business, properties, contracts, records and personnel of the Target Companies, the Canadian Ancillary Service Entities and their subsidiaries. The Target Companies and the Canadian Ancillary Service Entities shall permit Acquiror to make copies of such books, records and other documents as Acquiror reasonably considers necessary or appropriate for the purpose of familiarizing itself with the business, properties, contracts, records and personnel of such corporations, and/or for obtaining any approvals, consents, licenses or permits for the transactions contemplated by this Agreement.

             (b) Acquiror shall (and shall cause its subsidiaries to) afford to the Target Companies and their respective officers, employees, accountants, consultants, legal counsel and other representatives, reasonable access upon reasonable notice to all information concerning the business, properties, contracts, records and personnel of Acquiror or its subsidiaries as the Target Companies may reasonably request, and as may be lawfully disclosed by Acquiror.

             (c) The parties and their respective officers, employees, accountants, consultants, legal counsel and other representatives shall comply with all of their respective obligations under that certain Confidentiality Letter Agreement dated as of April 30, 1996, among Acquiror, the U.S. Company and the Canada Company.

     SECTION 5.06. NEW TARGET COMPANY SHAREHOLDERS. The Target Companies shall cause each person becoming a Target Shareholder after the date of this Agreement (including MPLP, upon the exercise of the MPLP Option) to be bound by this Agreement, by executing a counterpart hereof or such other document in form and substance reasonably satisfactory to Acquiror which causes this Agreement, and the duties and obligations of the Target Shareholders hereunder, to become valid and binding on such new Target Shareholder; provided, however, no person may become a Target Shareholder if, in the reasonable judgment of Acquiror, the effect of such acquisition of Target Company Common Stock shall be to (i) disqualify the Unitary Transaction for "pooling of interests" accounting treatment, or (ii) cause the representation of the Target Companies in Section
3.16 of this Agreement to become untrue in any respect whatsoever.

                                   ARTICLE VI
                                   ----------

                              ADDITIONAL AGREEMENTS
                              ---------------------

     SECTION 6.01.  REGISTRATION STATEMENT; PROXY STATEMENT.

             (a) As promptly as practicable after the date of this Agreement, Acquiror shall prepare and file with the Commission a registration statement on Form S-4 (together with any amendments thereto, the "Registration Statement"), containing a proxy statement/prospectus (together with any amendments thereto, the "Proxy Statement"), in connection with (i) the registration under the Securities Act of the Acquiror Common Stock to be issued in the Unitary Transaction, (ii) the vote of Acquiror's stockholders with respect to the Unitary Transaction, and (iii) the other transactions contemplated by this Agreement. Each of Acquiror, the Target Companies and the Canadian Ancillary Service Entities will use reasonable best efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable Canadian and U.S. federal, state, provincial or local securities Laws in connection with the issuance of shares of Acquiror Common Stock in the Unitary Transaction. Each of Acquiror, the Target Companies and the Canadian Ancillary Service Entities shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become effective, Acquiror shall mail the Proxy Statement to its stockholders. The Proxy Statement shall include the recommendation of Acquiror's Board of Directors in favor of the Unitary Transaction, unless otherwise required by the fiduciary duties of the directors of Acquiror, as determined by such directors in good faith after consultation with and receipt of written advice from outside legal counsel.

             (b) The information supplied by the Target Companies, Target Shareholders or the Canadian Ancillary Service Entities for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by the Target Companies, the Target Shareholders or the Canadian Ancillary Service Entities for inclusion in the Proxy Statement to be sent to the stockholders of Acquiror in connection with the meeting of Acquiror's stockholders to consider the Unitary Transaction (the "Stockholders' Meeting") shall not, at the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Acquiror stockholders, at the time of the Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Target Companies, the Canadian Ancillary Service Entities or any of their respective subsidiaries, or their respective affiliates, officers or directors, should be discovered by the Target Companies or Target Shareholders which should be set forth in an amendment to the Registration Statement, the Target Companies (or Target Shareholders, as the case may be) shall promptly so inform Acquiror. All documents that any Target Company, Canadian Ancillary Service Entity or Target Shareholder is responsible for providing in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder, and the Exchange Act and the rules and regulations thereunder.

             (c) The information supplied by Acquiror for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by Acquiror for inclusion in the Proxy Statement to be sent to the stockholders of Acquiror in connection with the Stockholders' Meeting shall not, at the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Acquiror stockholders, at the time of the Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Acquiror or any of its subsidiaries, or their respective affiliates, officers or directors, should be discovered by Acquiror which should be set forth in an amendment to the Registration Statement, Acquiror shall promptly so inform the Target Companies and the Target Shareholders. All documents that Acquiror is responsible for providing in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder, and the Exchange Act and the rules and regulations thereunder.

             (d) The Target Companies, the Target Shareholders, the Canadian Ancillary Service Entities and Acquiror each hereby (i) consent to the use of their names and, on behalf of their subsidiaries and affiliates, the names of such subsidiaries and affiliates, and to the inclusion of financial statements and business information relating to such party and its subsidiaries and affiliates, in any registration statement or proxy statement prepared by Acquiror, (ii) agree to use their reasonable efforts to obtain the written consent of any person or entity retained by it which may be required to be named (as an expert or otherwise) in such registration statement or proxy statement, and (iii) agree to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause (i) in connection with the preparation of any and all information required, as determined after consultation with each party's counsel by applicable securities Laws to be disclosed in any such registration statement or proxy statement.

     SECTION 6.02. MEETING OF ACQUIROR STOCKHOLDERS. Acquiror shall, promptly after the date of this Agreement, take all action necessary, in accordance with Illinois Law and its Articles of Incorporation and By-Laws, to convene the Stockholders' Meeting. Acquiror shall use its reasonable efforts to solicit from the stockholders of Acquiror proxies in favor of the Unitary Transaction and shall take all other actions necessary or advisable to secure the vote or consent of stockholders required by Illinois Law to approve the Unitary Transaction, unless otherwise required by the applicable fiduciary duties of directors of Acquiror, as determined by such directors in good faith after consultation with and receipt of written advice from outside legal counsel.

     SECTION 6.03. RATIFICATION OF TARGET SHAREHOLDER APPROVAL. At any time or times prior to the Effective Time as Acquiror shall reasonably request, the Target Shareholders shall provide Acquiror with documents, in such form and substance as reasonably requested by Acquiror, executed by each such Target Shareholder, and affirming and ratifying their unanimous approval of and consent to the Unitary Transaction and the other transactions contemplated hereunder.

     SECTION 6.04.  APPROPRIATE ACTION; CONSENTS; FILINGS.

             (a) The Target Companies, the Canadian Ancillary Service Entities, the Target Shareholders and Acquiror shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable,
     (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Target Companies, Canadian Ancillary Service Entities, Target Shareholders or Acquiror or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Unitary Transaction, and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Unitary Transaction required under (A) the Securities Act and the Exchange Act, and any other applicable Canadian, federal or state securities Laws, (B) the HSR Act, (C) the Competition Act, and (D) any other applicable Law; provided, however, that the Target Companies. Canadian Ancillary Service Entities and Acquiror shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Target Companies, Canadian Ancillary Service Entities, Target Shareholders and Acquiror shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Registration Statement and the Proxy Statement) in connection with the transactions contemplated by this Agreement.

             (b) (i) The Target Companies, Canadian Ancillary Service Entities, Target Shareholders and Acquiror shall give (or shall cause their respective subsidiaries or affiliates to give) any notices to third parties, and use, and cause their respective subsidiaries to use, all reasonable efforts to obtain any third party consents, (A) necessary or advisable to consummate the transactions contemplated in this Agreement, or (B) required to prevent a Target Company Adverse Effect from occurring prior to or after the Effective Time or an Acquiror Adverse Effect from occurring after the Effective Time (collectively, "Material Consents").

             (ii) In the event that any party shall fail to obtain a third party consent described in subsection (b)(i), above, such party shall use best reasonable efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon the Target Companies, the Canadian Ancillary Service Entities and Acquiror, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

             (c) From the date of this Agreement until the Effective Time, the Target Companies, Canadian Ancillary Service Entities and Target Shareholders shall promptly notify Acquiror in writing of any pending or, to the knowledge of any Target Company, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking damages in connection with the U.S. Merger, the Canada Amalgamation, the Ancillary Asset Acquisition, the Unitary Transaction, the conversion of U.S. Company Common Stock into Acquiror Common Stock pursuant to the U.S. Merger, the conversion of Canada Company Common Stock into Acquiror Common Stock pursuant to the Canada Amalgamation, the conversion of Acquiror Sub-1 capital stock into capital stock of the U.S. Surviving Corporation, and/or the conversion of Acquiror Sub-2 capital stock into capital stock of the Amalgamated Canada Corporation, or (ii) seeking to restrain or prohibit the consummation of the Unitary Transaction, the other transactions contemplated under this Agreement, or otherwise limit the right of Acquiror or its subsidiaries to own or operate all or any portion of the businesses or assets of the Target Companies, the Canadian Ancillary Service Entities or their subsidiaries, which in either case is reasonably likely to have a Target Company Adverse Effect prior to or after the Effective Time, or an Acquiror Adverse Effect after the Effective Time.

             (d) From the date of this Agreement until the Effective Time, Acquiror shall promptly notify the Target Companies and Target Shareholders in writing of any pending or, to the knowledge of Acquiror, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking damages in connection with the U.S. Merger, the Canada Amalgamation, the Ancillary Asset Acquisition, the Unitary Transaction, the conversion of U.S. Company Common Stock into Acquiror Common Stock pursuant to the U.S. Merger, the conversion of Canada Company Common Stock into Acquiror Common Stock pursuant to the Canada Amalgamation, the conversion of Acquiror Sub-1 capital stock into capital stock of the U.S. Surviving Corporation, and/or the conversion of Acquiror Sub-2 capital stock into capital stock of the Amalgamated Canada Corporation, or (ii) seeking to restrain or prohibit the consummation of the Unitary Transaction or the other transactions contemplated under this Agreement, or in either case reasonably likely to have an Acquiror Adverse Effect prior to the Effective Time.

     SECTION 6.05. LETTERS OF ACCOUNTANTS. The Target Companies and Acquiror shall use their reasonable efforts, respectively, to cause to be delivered "cold comfort" letters of Arthur Andersen, L.L.P., independent public accountants for each of the Target Companies and Acquiror, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to the Target Companies and Acquiror, respectively, in form and substance reasonably satisfactory to the Target Companies and Acquiror, and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Agreement.

     SECTION 6.06. UPDATE DISCLOSURE; BREACHES. From and after the date of this Agreement until the Effective Time, the Target Companies and the Canadian Ancillary Service Entities, on the one hand, and Acquiror, on the other hand, shall promptly notify the other by written update to its Disclosure Schedule of
(i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligations of any party to effect the Unitary Transaction and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of any Target Company, Canadian Ancillary Service Entity or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this
Section 6.06 shall not be deemed to cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement, or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

     SECTION 6.07.   TARGET COMPANY AFFILIATES; ACCOUNTING AND TAX TREATMENT.
Section 6.07 of the Target Company Disclosure Schedule sets forth all persons who, as of the date of this Agreement, may be deemed to be affiliates of the Target Companies under applicable accounting releases with respect to pooling-of-interests accounting treatment. As promptly as practicable after the date of this Agreement, the Target Companies shall advise such persons of the resale restrictions imposed by applicable securities Laws required to cause the U.S. Merger, the Canada Amalgamation, the Ancillary Asset Acquisition and the Unitary Transaction to qualify for pooling-of-interests accounting treatment. Prior to the Effective Time, the Target Companies shall obtain from each person listed in
Section 6.07 of the Target Company Disclosure Schedule and any person who may be deemed to have become an affiliate of a Target Company after the date of this Agreement and on or prior to the Effective Time, or affiliate of Acquiror on and after the Effective Time, a written agreement substantially in the form of Exhibit "G" hereto (each, an "Affiliate Agreement"); provided, however, the Target Companies shall provide Acquiror with Affiliate Agreements executed by Seymour Okner ("Sy Okner") and Sam Okner ("Sam Okner") prior to the filing by Acquiror of the Registration Statement; and provided, further, the Target Companies shall use reasonable efforts to obtain executed Affiliate Agreements from each other such person as soon as practicable after the date of this Agreement or the date on which such person attains such status, as the case may be. Each party shall use reasonable efforts to cause the U.S. Merger, the Canada Amalgamation, the Ancillary Asset Acquisition and the Unitary Transaction to qualify, and shall not take any actions which could prevent any such Merger from qualifying, for pooling-of-interests accounting treatment and as a reorganization qualifying under the provisions of Section 368(a) of the Code; provided, however, that the incurrence of tax by stockholders of the Canada Company upon consummation of the Canada Amalgamation by virtue of its status as a "controlled foreign corporation" under the Code shall not, in itself, be deemed a disqualification from reorganization treatment under the provisions of
Section 368(a) of the Code.

     SECTION 6.08. PUBLIC ANNOUNCEMENTS. Acquiror shall consult with the Target Companies and Target Shareholders before issuing any press release with respect to the Unitary Transaction or this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or the requirements of the NASDAQ. The Target Companies and Target Shareholders acknowledge and agree that any such press release or other public announcement respecting the Unitary Transaction or this Agreement may be disseminated only through the agents of Acquiror.

     SECTION 6.09. NASDAQ LISTING OF ACQUIROR COMMON STOCK. Acquiror shall cause the shares of Acquiror Common Stock to be issued in the Unitary Transaction to be listed on the NASDAQ subject only to official notice of issuance thereof.

     SECTION 6.10.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             (a) From and after the Effective Time, Acquiror shall, and shall cause (x) the U.S. Surviving Corporation to, indemnify, defend and hold harmless the present and former officers and directors of the U.S. Company, and (y) the Amalgamated Canada Corporation to, indemnify, defend and hold harmless the present and former officers and directors of the Canada Company (such U.S. Company and Canada Company present and former officers and directors are collectively, the "Indemnified Parties") against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement, but specifically excluding damages or liabilities attributable to an inaccuracy in or breach or violation of the representations, warranties, covenants and agreements of the Target Companies made under or pursuant to the Agreement) to the full extent permitted or required under Illinois Law and Canada Law (and shall also advance expenses as incurred to the fullest extent permitted under Illinois Law and Canada Law, provided that the person to whom expenses are advanced provides the undertaking to repay such advances contemplated by Illinois Law and Canada Law). Acquiror, Acquiror Sub-1 and Acquiror Sub-2 agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any claim, action, suit, proceeding or investigation (a "Claim") existing in favor of the Indemnified Parties as provided in each Target Company's Articles of Incorporation or By-Laws, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall (subject to the exclusions provided for damages and liabilities attributable to inaccuracies, breaches and violations, as provided above) survive the Unitary Transaction and continue in full force and effect, as provided by Law.

             (b) Without limiting the generality of the foregoing, in the event any Claim is brought against any Indemnified Party (whether arising before or after the Effective Time) after the Effective Time, (i) the Indemnified Parties may retain counsel satisfactory to them and the applicable Surviving Corporation, (ii) the applicable Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii) the applicable Surviving Corporation will use all reasonable efforts to assist in the defense of any such matter; provided, however, the applicable Surviving Corporation shall not be liable for the settlement of any Claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 6.10, upon learning of any such Claim, shall promptly notify Acquiror and the applicable Surviving Corporation. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

             (c) In the event a Target Company (the U.S. Survivor Corporation or the Canada Amalgamated Corporation) is unable to obtain extended coverage under any existing policies of directors' and officers' liability insurance, Acquiror shall use reasonable efforts to cause to be maintained in effect for not less than three (3) years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by such Target Company with respect to matters occurring prior to the Effective Time; provided, however, that Acquiror may cause to be substituted therefor policies of substantially the same coverage containing terms and conditions which are substantially the same for the Indemnified Parties to the extent reasonably available.

             (d) This Section 6.10 is intended to benefit the Indemnified Parties and shall be binding on all successors and assigns of Acquiror, Acquiror Sub-1, Acquiror Sub-2, the U.S. Company, the Canada Company, the U.S. Surviving Corporation and the Amalgamated Canada Corporation.

     SECTION 6.11. ELECTION OF TARGET SHAREHOLDER TO ACQUIROR AND OTHER SUB BOARDS. At the Effective Time, Acquiror shall amend its By-Laws to increase the number of its Directors by one (1), and shall elect one (1) Target Shareholder reasonably satisfactory to Acquiror and Sy Okner to fill the directorship thereby created. Acquiror agrees that, in the absence of materially adverse information discovered or coming to light after the date of this Agreement, Sy Okner and Sam Okner are each deemed reasonably satisfactory to Acquiror for purposes of this Section 6.11. From and after the Effective Time, prior to each annual meeting of the stockholders of Acquiror, Acquiror shall, and shall cause the U.S. Surviving Corporation and the Amalgamated Canada Corporation to, nominate one (1) Target Shareholder reasonably satisfactory to Acquiror and selected by Sy Okner (or, in his absence, Sam Okner) for election to the respective Boards of Directors of Acquiror, the U.S. Surviving Corporation and the Amalgamated Canada Corporation, and once so nominated, Acquiror shall not, except to the extent of the fiduciary requirements under Illinois Law, withdraw its recommendation of or support for such Target Shareholder to

Acquiror's stockholders generally; provided, however, that election of such Target Shareholder to the Board of Directors of any such corporation shall be determined by vote of Acquiror's stockholders (or the Board of Directors elected by them); and provided, further, upon the earlier to occur of (i) five (5) years from the date of this Agreement, (ii) the last to occur of the death of Sy or Sam Okner, or (iii) the sale or other disposition by Target Shareholders of more than one-half of the shares of Acquiror Common Stock received by them in the Unitary Transaction, Acquiror shall be under no obligation to nominate or cause there to be nominated any such Target Shareholder to the Boards of Directors of Acquiror, the Surviving U.S. Corporation or the Amalgamated Canada Corporation.

     SECTION 6.12. OBLIGATIONS OF ACQUIROR SUBS. Acquiror shall take all action necessary to cause each of Acquiror Sub-1 and Sub-2 to perform its obligations under this Agreement and to consummate the Unitary Transaction on the terms and conditions set forth in this Agreement.

     SECTION 6.13. OBLIGATIONS OF THE TARGET COMPANIES. Each Target Company shall take all action necessary to cause the other to perform its obligations under this Agreement and to consummate the Unitary Transaction on the terms and conditions set forth in this Agreement.

     SECTION 6.14. OBLIGATIONS OF TARGET SHAREHOLDERS. The Target Shareholders shall take all action necessary to cause the Target Companies to perform their respective obligations under this Agreement and to consummate the Unitary Transaction on the terms and conditions set forth in this Agreement.

                                   ARTICLE VII
                                   -----------

                               CLOSING CONDITIONS
                               ------------------

     SECTION 7.01. CONDITIONS TO OBLIGATIONS OF EACH PARTY UNDER THIS AGREEMENT. The respective obligations of each party to effect the Unitary Transaction and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

             (a) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the Commission
     under the Securities Act.   No stop order suspending the effectiveness of
     the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall have been initiated and be continuing or, to the knowledge of Acquiror or any Target Company,


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

     threatened by the Commission. Acquiror shall have received all other Canadian and U.S. federal, state or provincial securities permits and other authorizations necessary to issue Acquiror Common Stock in exchange for the U.S. Company Common Stock and Canada Company Common Stock, and to consummate the U.S. Merger, the Canada Amalgamation, the Ancillary Asset Acquisition and the Unitary Transaction, and the shares of Acquiror Common Stock so deliverable pursuant to this Agreement shall have been delivered as a portion of the registered distribution covered by the Registration Statement.
             (b) STOCKHOLDER APPROVAL. This Agreement and the Unitary Transaction shall have been approved and adopted by the requisite vote of the stockholders of Acquiror.

             (c) NO ACTION OR PROCEEDING. There shall not have been instituted and there shall not be pending any action or proceeding by a Governmental Entity, and no such action or proceeding shall have been specifically threatened in a written communication from a representative of a Governmental Entity with authority to institute such an action or proceeding, before any court of competent jurisdiction or governmental agency or regulatory or administrative body, and no order or decree shall have been entered in any action or proceeding before such court, agency or body (i) imposing or seeking to impose limitations on the ability of Acquiror to acquire or hold or to exercise full rights of ownership of any securities of the U.S. Surviving Corporation, the Amalgamated Canada Corporation or any of their respective subsidiaries, (ii) imposing or seeking to impose limitations on the ability of Acquiror to combine and operate the business and assets of any Target Company with any of Acquiror's subsidiaries or other operations, (iii) imposing or seeking to impose other sanctions, damages or liabilities arising out of the Unitary Transaction on Acquiror, Acquiror Sub-1, Acquiror Sub-2, the U.S. Company, the Canada Company, Marusa Financial, Nerok or any of their respective officers or directors, (iv) requiring or seeking to require divestiture by Acquiror of all or any significant portion of the business, assets or properties of any Target Company or any of its subsidiaries, or (v) restraining, enjoining or prohibiting or seeking to restrain, enjoin or prohibit the consummation of the U.S. Merger, the Canada Amalgamation, or both; provided, however, the condition described in this clause (v) may not be invoked with respect to threatened proceedings with respect to which no action or proceeding is commenced within days (10) days following receipt of written notice of the threatened proceeding.

             (d) HSR ACT. The applicable waiting period, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

             (e) COMPETITION ACT. If deemed reasonably necessary, the Director under the Competition Act shall have informed the parties in writing that no approval, consent or application for an order is required under the Competition Act; provided, if approval is required thereunder, then such approval, consent or order shall have been received.

             (f) SECTION 116 CERTIFICATE. The Target Shareholders shall have delivered to Acquiror a certificate issued under Section 116 of the ITA indicating a certificate limit or proceeds of disposition equal to or greater than the value of Acquiror's Common Stock, in order to constitute the Canada Amalgamation a tax-free transaction under the ITA.

     SECTION 7.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUIROR. The obligations of Acquiror to effect the Unitary Transaction and the other transactions contemplated in this Agreement are also subject to the following conditions:

             (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Target Companies and Target Shareholders contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time, and Acquiror shall have received a certificate of the Chief Executive Officer (acting in such capacity) of each Target Company to that effect; provided, however, that (i) those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date, and (ii) for purposes of determining satisfaction of this condition, Acquiror shall not give effect to an individually insignificant breach of a representation and warranty of a Target Company herein. For purposes of this Agreement, an "individually insignificant breach of a representation or warranty" shall mean a misstatement in, or breach of, any representation or warranty set forth in
     Article III or Article IV of this Agreement, and which misstatement or breach, absent discovery by the non-breaching party prior to the Effective Time, may reasonably have resulted in "Damages" (hereafter defined) not exceeding U.S. five thousand dollars $5,000 in a single instance, or U.S. one hundred thousand dollars $100,000 in the aggregate from all such breaches.

             (b) AGREEMENTS AND COVENANTS. Each Target Company. Canadian Ancillary Service Entity and Target Shareholder shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it or him on or prior to the Effective Time, and Acquiror shall have received a certificate of the Chief Executive Officer (acting in such capacity) of each Target Company to that effect.

             (c) CONSENTS UNDER AGREEMENTS. The Material Consents shall have been obtained.

             (d) AFFILIATE AGREEMENTS. Each Target Shareholder and every other holder of shares of U.S. Company Common Stock and Canada Company Common Stock shall have fully tendered such shares to Acquiror in accordance with the provisions of Section 2.01 of this Agreement, and Acquiror shall have received from the Target Shareholders and each other person listed in Section 6.07 of the Target Company Disclosure Schedule and any other person who may be deemed to have become an affiliate or stockholder of a Target Company after the date of this Agreement and on or prior to the Effective Time (or affiliate of Acquiror after the Effective
     Time), a duly executed Affiliate Agreement in the form of Exhibit "G".

             (e) EMPLOYMENT AND OTHER AGREEMENTS. Acquiror, on behalf of the Surviving Corporations, shall have received from (i) Sy Okner, an executed Employment Agreement in the form of Exhibit "D" hereto, (ii) Sam Okner, an executed Employment Agreement in the form of Exhibit "E" hereto, and (iii) the persons identified in Section 7.02(e) of the Target Company Disclosure Schedule, shall have executed, on the date of this Agreement, Employment Agreements in the form of Exhibit "H" hereto, and all such Employment Agreements shall be in full force and effect at and as of the Effective Time. In addition, Acquiror shall have received from each of Sy Okner and Sam Okner an executed (i) Agreement and Covenant Against Unfair Competition, in the form of Exhibit "I" hereto, and (ii) General Release of Claims, in the form of Exhibit "J" hereto.

             (f) THE ANCILLARY ASSET ACQUISITION. The New Canadian Ancillary Service Entity and the Canadian Ancillary Service Entities shall have closed the transactions under the Ancillary Asset Purchase Agreement.

             (g) FAIRNESS OPINION. Acquiror shall have received the updated opinion of William Blair & Company, L.L.C., dated the date of the Proxy Statement, to the effect that the U.S. Exchange Ratio and the Canada Exchange Ratio are, from a financial standpoint, fair to Acquiror.

             (h) CASH ACCOUNTS. Acquiror shall have received, if it so requests, terminations of authority, effective as of the Effective Time, by each employee or agent of a Target Company having signatory or other authority over such Target Company's cash, checking, lock box, safe deposit and other depositary arrangements, and for each institution described in
     Section 3.22 to the Target Company Disclosure Schedule.

             (i)    OPINION OF COUNSEL.   Acquiror shall have received the
     opinion of Altheimer & Gray, legal counsel for the Target Companies, dated as of the Effective Time, with respect to those matters set forth in Exhibit "K" hereto, and in a form reasonably acceptable to Acquiror.

             (j) COMPLETE FINANCIAL INFORMATION. Acquiror shall have received true and complete financial information from the Target Companies and Target Shareholders in the form required, in the reasonable opinion of Arthur Andersen, L.L.P., certified public accountants for Acquiror, to be included in any and all of Acquiror's filings with the Commission prior to the Effective Time.

             (k) DIRECTOR RESOLUTIONS. Acquiror shall have received resolutions of each Target Company's Board of Directors, dated after the date hereof and immediately prior to the Effective Time, and certified by such Target Company's Secretary, unanimously approving, ratifying and confirming (1) all matters and things done by the officers and directors of such Target Company at any time in the conduct its business or otherwise during the course of operations, and (2) the consummation of the Unitary Transactions and other transactions contemplated by this Agreement.

             (l) SHAREHOLDER RESOLUTIONS. Acquiror shall have received resolutions of each Target Company's stockholders, dated after the date hereof and immediately prior to the Effective Time, and certified by such Target Company's Secretary, unanimously approving, ratifying and confirming
     (1) all matters and things done by the officers and directors of such Target Company at any time in the conduct its business or otherwise during the course of operations, and (2) the consummation of the Unitary Transactions and other transactions contemplated by this Agreement.

             (m) OTHER DOCUMENTS AND INSTRUMENTS. Acquiror shall have received, upon its written request given at least two (2) days prior to the Effective Time, such other certificates, instruments and other documents reasonably required to effectuate the transactions contemplated hereby, or to confirm to Acquiror the effectiveness thereof.

             (n) SATISFACTION OF DEBTS. All Target Shareholders and other stockholders of the Target Companies, together with their spouses, blood relations and affiliates, shall have paid in full, with interest if applicable, all of their outstanding indebtedness to each Target Company, whether or not then due.

     SECTION 7.03. CONDITIONS TO OBLIGATIONS OF THE TARGET COMPANIES AND TARGET SHAREHOLDERS. The obligations of the Target

Companies and Target Shareholders to effect the Unitary Transaction and the other transactions contemplated in this Agreement are also subject to the following conditions:

             (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Acquiror contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time, and the Target Companies and Target Share-holders shall have received a certificate of the Chief Operating Officer or Chief Financial Officer of Acquiror to that effect; provided, however, that
     (i) those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date, and (ii) for purposes of determining satisfaction of this condition, the Target Companies shall not give effect to an individually insignificant breach of a representation and warranty of Acquiror herein.

             (b) AGREEMENTS AND COVENANTS. Acquiror and its subsidiaries shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Target Companies and Target Shareholders shall have received a certificate of the Chief Operating Officer or Chief Financial Officer of Acquiror to that effect.

             (c) CONSENTS UNDER AGREEMENTS. Acquiror shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the Unitary Transaction under all loan or credit agreements, notes, mortgages, indentures, leases or other agreements or instruments to which it or any of its subsidiaries is a party, except those agreements or instruments for which failure to obtain such consents and approvals would, in the Target Companies' reasonable estimation, not have a Target Company Adverse Effect prior to or after the Effective Time, or an Acquiror Adverse Effect after the Effective Time.

             (d) AFFILIATE AGREEMENTS. Each person entering into an Affiliate Agreement shall have received an executed counterpart thereof from Acquiror.

             (e) EMPLOYMENT AGREEMENTS. Each person entering into an Employment Agreement with a Surviving Corporation shall have received an executed counterpart thereof from Acquiror and such Surviving Corporation.

             (f)    OPINION OF COUNSEL.   The Target Companies and Target
     Shareholders shall have received the opinion of Neal

     Gerber & Eisenberg, counsel for Acquiror, dated as of the Effective Time, with respect to those matters set forth in Exhibit "L" hereto, and in a form reasonably acceptable to the Target Companies.

             (g) OTHER DOCUMENTS AND INSTRUMENTS. The Target Companies and Target Shareholders shall have received, upon their written request given at least two (2) days prior to the Effective Time, such other certificates, instruments and other documents reasonably required to effectuate the transactions contemplated hereby, or to confirm to the Target Companies and Target Shareholders the effectiveness thereof.

                                    ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Unitary Transaction by the stockholders of Acquiror:

             (a) by mutual consent of Acquiror and the Target Companies (or Target Shareholders acting on their behalf);

             (b) by Acquiror, if there has been a breach by a Target Company or Target Shareholder of any of its or his covenants or agreements contained in this Agreement or if any of the representations and warranties of the Target Companies or Target Shareholders shall have become untrue, in any such case such that Section 7.02(a) or Section 7.02(b) will not be satisfied, and such breach or condition has not been cured within thirty
     (30) days following receipt by either Target Company of written notice of such breach;

             (c) by the Target Companies (or Target Shareholders acting on their behalf), if there has been a breach by Acquiror of any of its covenants or agreements contained in this Agreement or if any of the representations and warranties of Acquiror shall have become untrue, in any such case such that Section 7.03(a) or Section 7.03(b) will not be satisfied, and such breach or condition has not been cured within thirty
     (30) days following receipt by Acquiror of written notice of such breach;

             (d) by Acquiror or the Target Companies (or the Target Shareholders acting on their behalf), if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the Unitary Transaction shall have become final and nonappealable;

             (e) by Acquiror or the U.S. Company, if the U.S. Merger and Canada Amalgamation shall not have been consummated prior to August 31, 1996; provided, however, that this Agreement may be extended not more than sixty (60) days by either Acquiror or the U.S. Company by written notice to the other if the U.S. Merger and Canada Amalgamation shall not have been consummated as a result of any party's having failed to receive all regulatory approvals or consents required to be obtained by that party with respect to the U.S. Merger or Canada Amalgamation;

             (f) by Acquiror, if the Board of Directors of a Target Company shall have recommended to the stockholders of such Target Company any Competing Transaction, or resolved to do so; provided, however, subject to
     Section 8.03(c), and notwithstanding the existence of a Competing Transaction, termination by Acquiror under this subsection (g) shall not be exclusive of, or preclude, Acquiror's right to terminate this Agreement under any other provision of this Section 8.01; or

             (g) by the Target Companies (or the Target Shareholders, acting on their behalf), if Acquiror has entered into a written agreement under which Acquiror will be acquired by or merge with another entity where, after such transaction, persons who were directors of Acquiror prior to such transaction will not constitute a majority of the board of directors of the acquiring or surviving corporation.

     SECTION 8.02. EFFECT OF TERMINATION. Except as provided in Sections 9.01 and 9.02, and subject to the remedies of the parties set forth in Sections 8.03(c), (d), (e) and (f), in the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Acquiror, Acquiror Sub-1, Acquiror Sub-2, the U.S. Company, the Canada Company, the Canadian Ancillary Service Entities, the Target Shareholders, or any of their respective officers or directors, and all rights and obligations of any party shall cease.

     SECTION 8.03.  FEES AND EXPENSES.

             (a) Except as provided in Sections 8.03(d) and (e), all "Expenses" (hereafter defined) incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same; provided, however, that advice of tax counsel received by the Target Shareholders in connection with the structure and general tax consequences of the U.S. Merger and Canada Amalgamation shall be deemed to have been incurred by the Target Companies.

             (b) As used in this Agreement, the term "Expenses" shall include all reasonable out-of-pocket expenses and disbursements (including, without limitation, all fees and expenses of counsel, accountants, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation of the Registration Statement and Proxy Statement, the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated herein.

             (c) (i) The Target Companies agree that if Acquiror shall terminate this Agreement pursuant to Section 8.01(b) due to an intentional breach, and without fault of its own, the Target Companies shall, on the "Payment Date" (as hereafter defined), jointly and severally pay to Acquiror an amount equal to the sum of its Expenses incurred in connection with this Agreement.

             (ii) Acquiror agrees that if the Target Companies shall terminate this Agreement pursuant to Section 8.01(c) due to an intentional breach, and without fault of their own, Acquiror shall, on the Payment Date, pay to the Target Companies an amount equal to the sum of their Expenses incurred in connection with this Agreement.

             (d) The Target Companies agree that if Acquiror shall terminate this Agreement pursuant to Section 8.01 without fault of its own, and at the time of such termination there shall exist a Competing Transaction as defined in Section 5.02(h), then at the written election of Acquiror, on the Payment Date, the Target Companies shall jointly and severally pay to Acquiror an amount equal to the sum of its Expenses incurred in connection with this Agreement and fifteen million dollars ($15,000,000). For purposes of this Section 8.03 (d), the "Payment Date" shall be the date ten
     (10) days following the termination of this Agreement pursuant to Section 8.01(f) hereof. Acquiror agrees that its election to accept the payments provided for under this Section 8.03(d) shall constitute its exclusive remedy under this Agreement, regardless of the circumstances (including wilful or deliberate conduct) giving rise to such termination or surrounding the breach of this Agreement by a Target Company.

             (e) Acquiror agrees that if the Target Companies shall terminate this Agreement pursuant to Section 8.01(g) without fault of the Target Companies, and at the time of such termination there shall exist a written agreement of the nature described in Section 8.01(g), then at the written election of the Target Companies, on the Payment Date,

     Acquiror shall pay to the Target Companies, in such proportions as they shall determine, an amount equal to the sum of their Expenses incurred in connection with this Agreement and fifteen million dollars ($15,000,000). The Target Companies agree that their election to accept the payments provided for under this Section 8.03(e) shall constitute their sole and exclusive remedy arising upon termination of this Agreement, regardless of the circumstances (including wilful or deliberate conduct) giving rise to such termination or surrounding the breach of this Agreement by Acquiror.

             (f) Acquiror agrees that if the Target Companies shall terminate this Agreement pursuant to Section 8.01(c) or (d) without fault of the Target Companies, then at the written election of the U.S. Company, on the Payment Date, Acquiror shall pay to the U.S. Company an amount equal to the discount (if any) applicable to accounts receivable sold by the U.S. Company pursuant to the provisions of Section 5.01(g) hereof.

             (g) Any payment required to be made to Acquiror or the Target Companies pursuant to Section 8.03(b), (c), (d) or (e) shall be made not later than two (2) business days after delivery by one party to the other of demand for payment and an itemization setting forth in reasonable detail all Expenses of such party for which it is entitled to reimbursement (which itemization may be supplemented and updated from time to time by such party until the 60th day after delivery of such notice of demand for payment), and shall be made by wire transfer of immediately available funds to an account designated by the party so entitled to receive payment in the notice of demand delivered pursuant to Section 8.03(b), (c), (d) or (e), as the case may be.

                                   ARTICLE IX

                             INDEMNIFICATION MATTERS

     SECTION 9.01. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS; INDEMNIFICATION. Except as provided in Sections 8.03(b), (c), (d), (e) and (f), the representations, warranties and agreements of Acquiror, the Target Companies and the Target Shareholders in this Agreement shall survive termination of this Agreement or the Effective Time.

     SECTION 9.02. INDEMNIFICATION BY THE TARGET COMPANIES AND THE TARGET SHAREHOLDERS.

             (a)    In the event Acquiror terminates this Agreement pursuant to
     Section 8.01(b) or (f) prior to consummation of the Unitary Transaction, then, unless Acquiror shall have elected the remedy provided under Section 8.03(d), the Target Companies shall be obligated, jointly and severally, to indemnify and hold Acquiror harmless from and against the full amount of its costs, Expenses, losses, damages and liabilities (including reasonable legal fees and costs of investigation) (collectively, "Damages") incurred or suffered directly or indirectly by Acquiror and proximately resulting from or attributable to such termination, not later than two (2) business days after Acquiror's delivery of written demand for payment pursuant to this Section 9.02, and an itemization setting forth in reasonable detail the Damages as to which it shall be entitled to indemnification hereunder. Such payment shall be made in the manner provided in the last sentence of Section 8.03(g) hereof.


             (b) Provided the Unitary Transaction shall have been consummated, the Target Shareholders, jointly and severally, covenant and agree to indemnify and save harmless Acquiror from and against any and all Damages incurred or suffered directly or indirectly by Acquiror and proximately resulting from or attributable to (i) the breach of, or misstatement in, any one or more of the representations or warranties of the Target Companies made in this Agreement, or (ii) the failure of any Target Company or Target Shareholder to comply with, or the breach by any Target Company of, any of the covenants or agreements in this Agreement to be performed by such Target Company or Target Shareholder.

             (c) Provided the Unitary Transaction shall have been consummated, the Target Shareholders, jointly and severally, covenant and agree to indemnify and save harmless Acquiror from and against any and all Damages incurred or suffered directly or indirectly by Acquiror and proximately resulting from or attributable to, (x) federal, state, provincial and local Taxes attributable to, assessed against or levied on the U.S. Company with respect to all Tax periods ending on or before the Effective Time, but only to the extent (i) such Taxes would not have been payable by or assessable against the U.S. Company if a valid S Corporation Election had been in effect with respect to the U.S. Company during such Tax periods, and (ii) the U.S. Company, during such Tax periods, would have been subject to the provisions of Sections 1361 ET. SEQ. of the Code, and
     (y) any failure to withhold Employee Health Tax in Canada.

             (d) Following the Effective Time, any and all claims for Damages pursuant to Section 9.02(b), above, shall be enforceable, if at all, only against the shares of Acquiror Common Stock issued in the Unitary Transaction, and limited as follows:

             (i) Each Target Shareholder acknowledges and agrees with Acquiror that all shares of Acquiror Common Stock which are not then eligible for registration and sale shall, during such period of ineligibility, be and remain subject to Acquiror's right of indemnification through set-off against and cancellation of such shares. Such shares shall constitute the sole source for satisfaction of Acquiror's indemnification claims, and Acquiror hereby agrees that it shall not seek payment or satisfaction of any such claim from any other source, it being acknowledged by Acquiror that the rules set forth in this Section 9.02(d) shall exclusively govern Acquiror's claims for indemnification asserted after the Effective Time. Subject to the provisions of this Section 9.02(d), any such set-off shall be treated as a reduction of the consideration received by the Target Shareholders in the Unitary Transaction.

             (ii) Acquiror's right of set-off against shares of Acquiror Common Stock held by any Target Shareholder shall be limited to the product of the maximum amount for which indemnification shall be available and the indemnifying Target Shareholder's percentage interest in all shares of Acquiror Common Stock issued in the Unitary Transaction.

             (iii) Acquiror shall not be entitled to any recovery unless a claim for indemnification is made in accordance with Section 9.02 and within the twelve (12) month period immediately following the Effective Time.

             (iv) Acquiror shall not be entitled to any recovery for Damages (or portion thereof) which are attributable to matters for which Acquiror has (x) received (or is indirectly entitled to receive) proceeds of insurance under a policy which was in effect at the Effective Time with respect to the matter for which indemnification is otherwise available hereunder, (y) separately accrued, for the period during which such claim for Damages actually arises, a charge against its reportable earnings for Tax expense directly attributable to such Damages, but only to the extent such Tax expense would not be treated or reflected as a timing difference under GAAP, and only to the extent of fifty percent (50%) of the Tax expense actually accrued by Acquiror, or (z) reserved against assets or reflected as liabilities in the Target Company Financial Statements, but only to the extent specific provision is made therefor.

             (v) In valuing a Target Shareholder's shares of Acquiror Common Stock for purposes of Acquiror's set-off and indemnification rights under this Section 9.02(d), such shares shall in all events be valued at the average closing sale price of a share of Acquiror Common Stock as reported by the

     NASDAQ National Market or other securities exchange ("NASDAQ") on which the Acquiror Common Stock is traded for the ten (10) trading days prior to the Effective Time (the "Average Value").

             (vi) Acquiror's right of indemnification under this Section 9.02 shall in each and every instance be limited to the set-off against and cancellation of shares with an aggregate value not exceeding ten percent (10%) of (x) the total number of shares of Acquiror Common Stock received by the indemnifying Target Shareholder under Article II of this Agreement (and/or through liquidation of the Canada Ancillary Service Entities), multiplied by (y) the Average Value.

             (vii) Acquiror shall not be entitled to recover any amount for indemnification claims under this Section 9.02(d) unless and until the aggregate Damages which Acquiror is entitled to recover in respect of all such claims exceeds U.S. five hundred thousand dollars ($500,000) (the "Basket"), and only to the extent such Acquiror's aggregate Damages exceed the Basket; provided, however, the amount of any Damage incurred or suffered, directly or indirectly, by Acquiror and proximately resulting from or attributable to the breach of, or misstatement in, any one or more of the representations or warranties of the Target Companies made in this Agreement shall, notwithstanding the failure of such breach, misrepresentation or inaccuracy to constitute a Target Company Adverse Effect, and notwithstanding the materiality (monetarily or otherwise) of such Damage, be specifically applied against and reduce the Basket available for purposes of this Section 9.02(vii).

             (e) As used in this Agreement, the term "Damages" shall not include punitive or exemplary damages awarded by a court or other trier of fact, Damages arising from the breach of a representation or warranty which has been disclosed in the Target Company Disclosure Schedule or Acquiror Disclosure Schedule or otherwise actually known to an Acquiror Knowledge Person as of the Effective Date, or Damages arising solely from the failure to obtain a Material Consent (provided the person required to have obtained such consent shall have used reasonable best efforts to obtain same); provided, however, notwithstanding disclosure in the Target Company Disclosure Schedule or the actual knowledge of an Acquiror Knowledge Person, but subject to the provisions of Section 9.02(d)(vii) hereof, the Target Companies shall be obligated, jointly and severally, to indemnify and hold Acquiror harmless from and against the full amount of any Damages incurred or suffered, directly or indirectly, by Acquiror and proximately resulting from or attributable to the following specific matters prior to the Effective Time:

             (i) The U.S. Company's failure to register (if required) under and comply with AN ACT RELATING TO THE REGULATION OF TELEPHONE SOLICITATION; PROVIDING CIVIL AND CRIMINAL PENALTIES. Acts 1993, 73rd Leg., ch. 569, of the Texas Civ. St. Art. 5069-18.01, as amended;

             (ii) The U.S. Company's failure to register (if required) and comply with, and the failure of its employees to register (if required) and comply with, Title XXXIII, Regulation of Trade, Commerce, Investments and Solicitations, Chapter 501, Consumer Protection, Part IV, the FLORIDA TELEMARKETING ACT, Fla. Stat. Section 501.601, ET.SEQ.;

             (iii) Marusa Financial's failure (if any) to maintain in full force and effect any required permits and licenses under applicable Canadian Laws; and

             (iv) Marusa Financial's and/or the Canada Company's failure (if any) to remit Taxes actually collected under the GST, but only to the extent any such Taxes not so remitted exceed the amounts reserved therefor in the Target Companies' Financial Statements.

     SECTION 9.03. ACQUIROR'S INDEMNIFICATION. Acquiror covenants and agrees to indemnify and save harmless the Target Companies and the Target Shareholders from and against any and all Damages incurred or suffered directly or indirectly by them and proximately resulting from or attributable to (i) the breach of, or misstatement in, any one or more of the representations or warranties of Acquiror made in this Agreement, and (ii) the failure of Acquiror to comply with, or the breach by Acquiror of, any of the covenants or agreements in this Agreement to be performed by Acquiror. The Target Companies and Target Shareholders shall not be entitled to recover any amount for indemnification claims under this Section 9.03 unless and until the aggregate Damages which the Target Companies are entitled to recover in respect of all such claims exceed the Basket, and only to the extent the Target Companies' aggregate Damages exceed the Basket.

     SECTION 9.04.  INDEMNIFICATION PROCEDURES.

             (a) In the event that any party hereto shall sustain or incur any Damages in respect of which indemnification may be sought by such party pursuant to this Agreement, the party to be indemnified hereunder (the "Indemnitee") shall assert a claim for indemnification by serving written notice on the party providing indemnification (the "Indemnitor"), stating the nature and basis of such claim.

             (b) The Indemnitee shall provide the Indemnitor, on request, all information and documentation reasonably necessary to support and verify any Damages which the Indemnitee believes give rise to a claim for indemnification hereunder, and shall give the Indemnitor reasonable access to all books, records and personnel in the possession or under the control of the Indemnitee which would have bearing on such claim.

             (c) In case either party has received actual notice of any claim asserted or any action or administrative or other proceeding in respect of which claim, action or proceeding such party believes indemnity properly may be sought against the other party pursuant to this Agreement, the Indemnitee shall, within thirty (30) days of receiving such notice, give notice thereof in writing to the Indemnitor, but failure to give such notice within such time period shall relieve the Indemnitor of its indemnification obligation only to the extent of actual prejudice resulting therefrom. Within fifteen (15) days after receipt of notice of such claim, action or proceeding, the Indemnitor may give the Indemnitee written notice of its election to conduct the defense of such claim, action or proceeding; provided, however, that the Indemnitee shall have the right to participate in the defense thereof, but such participation shall be solely at the expense of the Indemnitee, without a right of further reimbursement. Until the Indemnitee has received notice of the Indemnitor's election whether to defend any claim, action or proceeding, the Indemnitee shall take reasonable steps to defend (but may not settle) such claim, action or proceeding. If the Indemnitor has not so notified the Indemnitee in writing within the time hereinabove provided of its election to conduct the defense of such claim, action or proceeding, the Indemnitee shall conduct the defense of any such claim, action or proceeding; provided that the Indemnitee shall not at any time settle, compromise or satisfy any such claim, action or proceeding without the written consent of the Indemnitor, which shall not unreasonably be withheld. Any such settlement, compromise or satisfaction made by the Indemnitee with the Indemnitor's consent of, or any such final judgment or decree entered in, any claim, action or proceeding defended only by the Indemnitee shall be binding upon the Indemnitor. The failure of the Indemnitor to assume the defense of any claim, action or proceeding shall not be deemed a concession that it is required to indemnify the Indemnitee for the subject matter thereof. If the Indemnitor has elected under this Section to conduct the defense of any claim, action or proceeding, then the Indemnitor shall be obligated to pay the amount of any adverse final judgment or decree rendered with respect to such claim, action or proceeding.

                                    ARTICLE X
                                    ---------

                               GENERAL PROVISIONS
                               ------------------

     SECTION 10.01. NOTICES. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

     If to Acquiror, Acquiror Sub-1 or Acquiror Sub-2:

             HA-LO Industries, Inc.
             5980 West Touhy Avenue
             Niles, IL 60714
             Attention:  Mr. Richard A. Magid, CFO
             Facsimile number:  847.647.4970

                    with copies to:

             Marc S. Roth, Esq.
             Marc S. Roth & Associates, Ltd.
             261 Walden Drive
             Glencoe, IL 60022
             Facsimile number:  847.835.3418

                           -and-

             Barry J. Shkolnik
             Neal Gerber & Eisenberg
             Two North LaSalle Street
             Suite 2200
             Chicago, IL 60602
             Facsimile number: 312.269.1747

     (a)     If to the Target Companies:

             Market USA, Inc.
             701 Lee Street
             Des Plaines, IL 60610
             Attention: Mr. Seymour Okner, CEO
             Facsimile No.: 847.803.1825

                    with a copy to:

             David W. Schoenberg, Esq.
             Altheimer & Gray
             10 South Wacker Drive
             Suite 4000
             Chicago, IL 60606
             Facsimile No.: 312.715.4800

     SECTION 10.02. AMENDMENT. This Agreement may be amended by the parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of Acquiror, no amendment may be made which would increase the amount or change the type of consideration into which each share of Target Company Common Stock shall be converted pursuant to this Agreement upon consummation of the Unitary Transaction. This Agreement may not be amended except by an instrument in writing signed by the parties.

     SECTION 10.03. WAIVER. At any time prior to the Effective Time, any party may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive in writing any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement, and (iii) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 10.04. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 10.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 10.06. ENTIRE AGREEMENT. This Agreement (together with the Exhibits, and the Target Company and Acquiror Disclosure Schedules and the other documents delivered pursuant hereto), constitutes the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder. Any matter which is disclosed in any portion of the Target Company or Acquiror Disclosure Schedule shall be deemed to have been disclosed for the purposes of all relevant provisions of this Agreement. The inclusion of any item in any such Disclosure Schedule shall not be deemed evidence of the materiality of such item for purposes of this Agreement. The parties make no representations or warranties to each other, except as contained in this Agreement, and any and all prior representations and warranties made by any party or its representatives, whether orally or in writing, shall be deemed to have been merged into this Agreement, it being intended that no such prior representations or warranties shall survive the execution and delivery of this Agreement.

     SECTION 10.07. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

     SECTION 10.08. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, other than the right to receive the consideration payable in the Unitary Transaction pursuant to Article II, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 10.09 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Illinois, regardless of the Laws that might other vise govern under applicable principles of conflicts of law.

     SECTION 10.10. COUNTERPARTS. This Agreement may be executed in or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Each person owning shares of U.S. Company or Canada Company Common Stock on the date of this Agreement shall execute this Agreement on the date hereof as a Target Shareholder, and every other person so acquiring shares of U.S. Company or Canada Company Common Stock after the date of this Agreement and prior to the Effective Time shall execute a separate undertaking or counterpart hereof, agreeing to be bound by all the representations, warranties, covenants and agreements of a Target Shareholder herein.

     SECTION 10.11. POWER OF ATTORNEY. Each of the Target Shareholders hereby appoints Sy Okner, with full power of substitution, as his attorney in fact, with full power and authority:

             (a) to execute and deliver, on behalf of such Target Shareholder, and to accept delivery of, on behalf of such Target Shareholder, such documents as may be deemed by the Sy Okner, in his sole discretion, to be appropriate to consummate this Agreement;

             (b) to deliver on behalf of such Target Shareholder, certificates representing the U.S. Company Common Common Stock or Canada Company Common Stock to be converted in the Unitary Merger Transaction;

             (c) to receive, on behalf of such Target Shareholder, the shares of Acquiror Common Stock to be issued to such Target Shareholder in the Unitary Merger Transaction;

             (d) to (x) dispute or refrain from disputing, on behalf of such Target Shareholder, any claim made by Acquiror under this Agreement; (y) negotiate and compromise, on behalf of such Target Shareholder, any dispute that may arise under, and to exercise or refrain from exercising any remedies available under, this Agreement, and (z) execute, on behalf of such Target Shareholder, any settlement agreement, release or other document with respect to such dispute or remedy;

             (e) to waive, on behalf of such Target Shareholder, any closing condition contained in Article VII of this Agreement and to give or agree to, on behalf of such Target Shareholder, any and all consents, waivers, amendments or modifications, deemed by Sy Okner, in his sole discretion, to be necessary or appropriate, under this Agreement, and, in each case, to execute and deliver any documents that may be necessary or appropriate in connection therewith;

             (f) to enforce, on behalf of such Target Shareholder, any claim against Acquiror arising under this Agreement;

             (g) to engage attorneys, accountants and agents at the expense of the Target Shareholders;

             (h) to amend this Agreement (other than this Section 10.11) or any of the instruments to be delivered to Acquiror by such Target Shareholder pursuant to this Agreement; and

             (i) to give such instructions and to take such action or refrain from taking such action, on behalf of such Target Shareholder, as Sy Okner deems, in his sole discretion, necessary or appropriate to carry out the provisions of this Agreement.

     Each Target Shareholder shall severally indemnify Sy Okner against any Damages (except such as result from his gross negligence or willful misconduct) that Sy Okner may suffer or incur in connection with any action or omission by him. Each Target Shareholder shall bear its pro-rata portion of such Damages. Sy Okner shall have no liability to any Target Shareholder with respect to any action or omission taken or omitted to be taken by him pursuant to this Section 10.11, except for Sy Okner's gross negligence or willful misconduct. The power of attorney granted to Sy Okner pursuant to this Section 10.11 is coupled with an interest and is irrevocable.

     IN WITNESS WHEREOF, Acquiror, Acquiror Sub-1, Acquiror Sub-2, the U.S. Company, the Canada Company, Marusa Financial, Nerok and the Target Shareholders have caused this Agreement to be executed as of the date first written above by their respective officers duly authorized.

                           HA-LO INDUSTRIES, INC.


                           By:    /s/ Lou Weisbach
                                  --------------------------------
                                  Its:  Chief Executive Officer
                                        --------------------------

                           HA-LO ACQUISITION CORPORATION, INC.,


                           By:    /s/ Lou Weisbach
                                  --------------------------------
                                  Its:  Chief Executive Officer
                                        --------------------------

                           HA-LO ACQUISITION CORPORATION OF CANADA,
                                  LTD.,


                           By:    /s/ Lou Weisbach
                                  --------------------------------
                                  Its:  Chief Executive Officer
                                        --------------------------

                           MARKET USA, INC.,


                           By:    /s/ Seymour N. Okner
                                  --------------------------------
                                  Its:  President
                                        --------------------------

                           MARUSA MARKETING INC.


                           By:    /s/ Seymour N. Okner
                                  --------------------------------
                                  Its:  President
                                        --------------------------

                           MARUSA FINANCIAL SERVICES LTD.


                           By:    /s/ Seymour N. Okner
                                  --------------------------------
                                  Its:  President
                                        --------------------------

                           NEROK VERIFICATIONS INC.


                           By:    /s/ Anne Okner
                                  --------------------------------
                                  Its:  President
                                        --------------------------


                           TARGET SHAREHOLDERS:

                           /s/ Seymour N. Okner
                           ---------------------------------------
                           Seymour N. Okner

                           /s/ Samuel P. Okner
                           ---------------------------------------
                           Samuel P. Okner

                           ELLYN ROBBINS FAMILY TRUST UNDER
                           AGREEMENT DATED MAY 14, 1996

                           /s/ Anne Okner
                           ---------------------------------------
                           Anne Okner

                           /s/ Ellyn Robbins
                           ---------------------------------------
                           Ellyn Robbins, Co-Trustee

                           JOEL C. OKNER, FAMILY TRUST UNDER
                           AGREEMENT DATED MAY 14, 1996

                           /s/ Anne Okner
                           ---------------------------------------
                           Anne Okner, Co-Trustee

                           /s/ Joel C. Okner
                           ---------------------------------------
                           Joel C. Okner, Co-Trustee

                           SAMUEL P. OKNER, FAMILY TRUST UNDER
                           AGREEMENT DATED MAY 14, 1996

                           /s/ Anne Okner
                           ---------------------------------------
                           Anne Okner, Co-Trustee

                           /s/ Samuel P. Okner
                           ---------------------------------------
                           Samuel P. Okner, Co-Trustee

                                                                       EXHIBIT A

                            ASSET PURCHASE AGREEMENT
                            ------------------------

     KNOW ALL MEN BY THESE PRESENTS that MARUSA FINANCIAL SERVICES LTD., a Canadian federal corporation ("Marusa"), and NEROK VERIFICATIONS INC., a Canadian federal corporation ("Nerok") (Marusa and Nerok are collectively, "Sellers"), for good and valuable consideration, consisting of one hundred (100) shares of the common capital voting stock of HA-LO Industries, Inc., an Illinois (U.S.) corporation ("HA-LO"), in hand paid (the receipt and sufficiency of which are hereby acknowledged), and pursuant to an Agreement and Plan of Merger and Amalgamation dated as of June 14, 1996 (hereafter, the "Master Agreement"), among HA-LO, Sellers, Market USA, Inc., Marusa Marketing Inc., the stockholders of Market USA, Inc., and Marusa Marketing Inc., and certain wholly-owned subsidiaries of HA-LO,

     DO HEREBY BY THESE PRESENTS, sell, convey, assign, transfer and deliver unto _________________, a Canadian federal corporation ("Buyer"), its successors and assigns, free and clear of any liability, lien, claim, restriction or encumbrance whatsoever, all right, title and interest in and to all of their respective assets, properties, rights and privileges of every kind and nature whatsoever, tangible and intangible, real, personal and mixed, wherever located, and whether or not used in or related to the business or businesses currently conducted by them or on their behalf (collectively, the "Purchased Assets");

     WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, Purchased Assets shall include the following assets of Sellers (to the extent extant):

I. All rights to the names "Marusa Financial Services" and "Nerok Verifications" (and any variations or derivations thereof), in the United States, Canada and in such other locations in which Sellers are conducting or have conducted operations;

          1. All cash, cash equivalents, accounts receivable, advances and prepaid items;

          2. The customers of Sellers and all prospective customers to whom, or upon whose behalf, any Seller, or any employee, contractor, consultant, agent or affiliate of any Seller, has at any time delivered or proposed to deliver products or render services;

          3. All rights and interests arising under or in connection with contracts, agreements, commitments, proposals, work orders, quotations, engagements, understandings and arrangements, whether written or oral, with vendors, personnel and others, and the books, records, data, files, databases, workpapers, scripts, manuals, tangible know-how, information,


                                      A-A-1
     lists, work product and other intellectual property, in any medium, pertaining to Sellers;

          4. All accounts receivable and advances, and non-trade accounts and notes;

          5. All rights and interests arising under or in connection with contracts, agreements, commitments, proposals, engagements, understandings and arrangements, whether written or oral, for the use, rental or lease of real property and equipment, furniture, fixtures and other items of personal property, including all security deposits and renewal options under real estate leases and equipment leases;

          6. All rights and interests (including associated good will) in patents, industrial designs, trademarks, trade names, brand names, logos, service marks and copyrights, whether registered or unregistered, and the applications for registration thereof, and in trade secrets, technical information, reports, recommendations, strategic plans, models, questionnaires, interview responses, computer software, programs and routines (including, but not limited to, unique, novel or original applications, source code, object code, documentation, "look and feel", screen displays, structure, sequence and organization), know how and other methods, processes, devices and technologies, and all documentation and copies of such properties, in every form and medium, discovered, made, invented, conceived, designed or used at any time in the business of a Seller, or on a Seller's time or at its expense;

          7. All furniture, fixtures, leasehold improvements, equipment, office equipment, computer hardware and peripherals, and other personal property of every type owned or leased by a Seller;


          8. All licenses, consents, permits, qualifications, approvals, certificates of occupancy or other regulatory authorizations, or waivers thereof, and all rights for reapplication, reinstatement and recertification thereto, whether to the extent necessary pursuant to any law, rule, regulation, decree, order or administrative or industry practice for the operation of a trade or business by a Seller, or otherwise, and whether such licenses, consents, permits, qualifications, approvals, certificates of occupancy or other regulatory authorizations, or waivers thereof, are issued by or granted under authority of the jurisdiction in which such Seller maintains its registered office, or issued by or granted under authority of any other jurisdiction, province, venue, city, municipality or other locality;


                                      A-A-2

          9. All rights, interests, claims and causes of action against customers, vendors, personnel and other third parties arising under or in connection with receivables, advances, prepaid items, contracts, real estate leases, equipment leases, warranties, rights to indemnity and other actions, matters and events, of any nature whatsoever, accruing to the benefit of a Seller, or arising in the conduct of a Seller's business;

          10. All sales and purchase data, product and service cost data, books, records, files, databases, workpapers, scripts, documents, manuals, tangible know-how, information, lists and other work product, in any medium whatsoever, used by or useful to a Seller;

          11. All rights and interests in the telephone numbers, toll-free numbers, service numbers, telecopy numbers, e-mail addresses, mailing addresses, service addresses, post office boxes and other identifying details or depositaries used by a Seller, or relating to a Seller's business; and

          12.  All goodwill and other intangible assets of the Sellers.

     THE PURCHASED ASSETS SHALL BE DELIVERED INTO THE PHYSICAL POSSESSION OF THE BUYER ON THE DATE HEREOF. Buyer shall pay the documentary, stamp, sales, excise and transfer taxes (if any) payable with respect to such Purchased Assets in connection with the transactions contemplated hereby and agrees it shall hold each Seller harmless from and against same;

     TO HAVE AND TO HOLD the Purchased Assets unto Buyer, its successors, and assigns, FOREVER;

     SELLERS HEREBY REPRESENT, WARRANT, COVENANT AND AGREE to and with Buyer that they will arrange and defend the sale of the Purchased Assets against each and every person or persons whomsoever claiming or asserting any claim against any or all of the same arising prior to the date hereof, and that they are the sole owners of the Purchased Assets conveyed under this Asset Purchase Agreement;


     SELLERS HEREBY COVENANT AND AGREE to and with Buyer that they will from time to time at their sole expense make, execute and deliver, or cause to be made, executed and delivered, such instruments, acts, consents and assurances as Buyer may reasonably request to more effectively sell, convey, transfer to and vest in Buyer all of the Purchased Assets being sold, conveyed, assigned, transferred and delivered hereunder and to put Buyer in possession of any such property or assets being sold, conveyed, assigned, transferred and delivered hereunder;


                                      A-A-3

     SELLERS HEREBY REPRESENT AND WARRANT to and with Buyer that Schedule 1 to this Asset Purchase Agreement sets forth each and every agreement, contract, arrangement, understanding and commitment (each, a "Contract") under which there remain any unfulfilled obligations on either party's part to be performed or paid, that each such Contract is, as of the date hereof, in full force and effect, and valid and binding as to the contracting Seller and, to the knowledge of each Seller, the other party signatory thereto, and there is no default (or any event known to either Seller which, with the giving of notice or lapse of time or both, would constitute a default) by a Seller with respect to such Contract nor, to the knowledge of each Seller, by any other party signatory thereto;

     SELLERS HEREBY COVENANT TO AND AGREE WITH BUYER that, to their knowledge, except to the extent of (i) amounts payable and obligations performable under or with respect to each Contract (whether past or present), (ii) unpaid operating expenses incurred in the ordinary course of each Seller's business, and (iii) liabilities with respect to the GST and QST (as those terms are defined in the Master Agreement), they have no debts, obligations, liabilities, expenses or taxes, in each case whether matured or unmatured, accrued or contingent;

     BUYER HEREBY COVENANTS AND AGREES to and with each Seller to accept the foregoing sale, conveyance, assignment, transfer and delivery of the Purchased Assets and irrevocably covenants and agrees to (i) assume and timely pay and discharge those liabilities and obligations of the Sellers under each Contract,
(ii) assume, observe and timely perform each and every term, covenant and condition on the part of either Seller arising under each Contract, and (iii) assume and timely pay and discharge all other debts, obligations, liabilities, expenses and taxes of the Sellers; provided, however, such assumption by Buyer shall not relieve the Target Shareholders of their obligation to indemnify HA-LO for any Damages arising from a misstatement in or breach of the representations, warranties, covenants or agreements of the Target Companies or the Target Shareholders set forth in the Master Agreement;

     SELLERS, ON THE ONE HAND, AND BUYER, ON THE OTHER HAND, HEREBY REPRESENT AND WARRANT, EACH TO THE OTHER(S), as follows:

     A. Each is a corporation duly organized, validly existing and in good standing under the laws of Canada, and is duly qualified to do business as a foreign corporation in all other provinces and jurisdictions where its present activities require it to be so qualified, with full corporate power and authority to own its properties and carry on its business under the laws of Canada and such other provinces and jurisdictions, and under its Articles and By-Laws.


                                      A-A-4

     B. The execution, delivery and performance of this Asset Purchase Agreement has been duly authorized by all necessary corporate action on the part of such corporation, and neither the execution, delivery nor performance of this Asset Purchase Agreement, nor the observance or compliance with the terms and conditions hereof, will violate the Articles or By-Laws of such corporation, or any judgment, order, writ, injunction, or decree of any court or other governmental agency, any law, statute, regulation or rule, or any indenture, agreement or other instrument to which such corporation is a party or by which any such corporation is bound or by which any of its assets or properties is bound.

     C. Assuming full execution and delivery of this Asset Purchase Agreement by the other parties signatory hereto, this Asset Purchase Agreement constitutes the valid and binding obligation of each Seller or Buyer, as the case may be, enforceable in accordance with its terms.

     EACH PARTY TO THIS ASSET PURCHASE AGREEMENT COVENANTS TO AND AGREES WITH THE OTHER(S) that this Asset Purchase Agreement shall inure to the benefit of and be binding on the successors and assigns of each party hereto; all representations, warranties, covenants and agreements of Sellers hereunder shall be and are joint and several, and enforceable against either Seller or both, as Buyer shall in its sole discretion elect;

     REFERENCE is hereby made to the Master Agreement. This Asset Purchase Agreement is the "Ancillary Asset Purchase Agreement" referred to as Exhibit "A" in the Master Agreement. Unless otherwise provided in this Asset Purchase Agreement, all capitalized terms herein shall have the meanings ascribed to them in the Master Agreement. In the event of any inconsistency between the terms and conditions of this Asset Purchase Agreement and those contained in the Master Agreement, the terms and conditions of the Master Agreement shall, in each and every event, prevail.

     IN WITNESS WHEREOF, this Asset Purchase Agreement has been duly executed and delivered by the duly authorized officers of Marusa, Nerok and Buyer as of this _____ day of August, 1996.


                    MARUSA FINANCIAL SERVICES LTD.


                    By:
                         ----------------------------------------
                         Its: President


                                      A-A-5

                    NEROK VERIFICATIONS INC.


                    By:
                         ----------------------------------------
                         Its: President

ACCEPTED:

BUYER:


By:
     -------------------------------
     Its: President


                                      A-A-6

                                                                  EXHIBIT B



                                       FORM 9                    FORMULE 9
                             ARTICLES OF AMALGAMATION         STATUTS DE FUSION
                                   (SECTION 185)                (ARTICLE 185)

  Industry Canada  Industrie Canada
  Canada Business   Loi regissant les societes
  Corporations Act  par actions de regime federal

- --------------------------------------------------------------------------------
1 - Name of amalgamated corporation    Denomination de la societe issue de la
                                       fusion
    MARUSA MARKETING INC.

- --------------------------------------------------------------------------------
2 - The place in Canada where the      Lieu au Canada ou doit etre situe le
    registered office is to            siege social
    be situated

    Municipality of Metropolitan Toronto

- --------------------------------------------------------------------------------
3 - The classes and any maximum        Categories et tout nombre maximal
    number of shares that the          d'actions que la societe est
    corporation is authorized to       autorisee a emettre
    issue

    The annexed Schedule 2 is incorporated in this form.
- --------------------------------------------------------------------------------
4 - Restrictions, if any, on share     Restrictions sur le transfer des
    transfers                          actions, s'il y a lieu

    The annexed Schedule 2 is incorporated in this form.
- --------------------------------------------------------------------------------
5 - Number (or minimum and maximum     Nombre (ou nombre minimal et maximal)
    number) of directors               d'administrateurs

    A minimum of 3 and a maximum of 11 directors.
- --------------------------------------------------------------------------------
6 - Restrictions, if any, on           Limites imposees a l'activite
    business the corporation may       commerciale de la societe,
    carry on                           s'il y a lieu

    There are no restrictions on the business the Corporation may carry on or on the powers the Corporation may exercise.
- --------------------------------------------------------------------------------
7 - Other provisions, if any           Autre dispositions, s'il y a lieu

    The annexed Schedule 3 is incorporated in this form.
- --------------------------------------------------------------------------------
8 - The amalgamation has been approved 8 - La fusion a ete approuvee en accord
    pursuant to that action or             avec l'article ou le paragraphe
    subsection of the Act which is         de la loi indique ci-apres.
    indicated as follows:

                                       [X]  183
                                       [ ]  183(1)
                                       [ ]  183(2)
- --------------------------------------------------------------------------------
9 - Name of the amalgamating            Corporation No.   Signature  Date  Title
    corporations                       No de la societe                    Titre
    Denomination des societes
    fusionnantes
- --------------------------------------------------------------------------------

   HA-LO Acquisition Corporation       326919-1
   of Canada Ltd.
   Corporation Acquisition HA-LO
   du Canada Ltee
- --------------------------------------------------------------------------------
   Marusa Marketing Inc.               284201-7
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINISTERE SEULEMENT Filed - Deposee Corporation No. - No de la societe

                                         A-B-1

                                  SCHEDULE 1 TO THE
                             ARTICLES OF AMALGAMATION OF
                                MARUSA MARKETING INC.

The Corporation is authorized to issue an unlimited number of shares of one class designated as Class A common shares and an unlimited number of shares of a second class designated as Class B common shares.

A The Class A common shares shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions:

    (1) The holders of the Class A common shares shall be entitled to 1 vote per Class A common share at all meetings of shareholders of the Corporation, other than meetings of holders of a class of shares other than the Class A common shares.

    (2) The Class A common shares and the Class B common shares shall participate equally with respect to the payment of dividends so that all dividends shall be declared and paid in equal amounts per share on the Class A common shares and Class B common shares at the time outstanding without preference or distinctions.

    (3) In the event of any distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs the holders of the Class A common shares and the holders of the Class B common shares shall be entitled to share all remaining property and assets share for share without preference or distinction.

B The Class B common shares shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions:

    (1) Subject to applicable law, the holders of the Class B common shares shall not be entitled to receive notice of, nor to attend or vote at any meetings of the shareholders of the Corporation.

    (2) The Class B common shares and the Class A common shares shall participate equally with respect to the payment of dividends so that all dividends shall be declared and paid in equal amounts per share on the Class B common shares and Class A common shares at the time outstanding without preference or distinction.

                                         A-B-2

    (3) In the event of any distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs the holders of the Class B common shares and the holders of the Class A common shares shall be entitled to share all remaining property and assets share for share without preference or distinction.

                                         A-B-3

                                  SCHEDULE 2 TO THE
                             ARTICLES OF AMALGAMATION OF
                                MARUSA MARKETING INC.

RESTRICTIONS OF SHARE TRANSFER

The right to transfer shares of the Corporation shall be restricted in that no shares shall be transferred without either:

    (a) the consent of the directors of the Corporation, expressed by a resolution passed by the directors or by an instrument or instruments in writing signed by a majority of the directors, which consent may be given either prior or subsequent to the time of transfer of such shares; or

    (b) the consent of the holder or holders of shares of the Corporation to which are attached at least a majority of the votes attached to all shares of the Corporation for the time being outstanding carrying a voting right either under all circumstances or under circumstances that have occurred and are continuing, expressed by a resolution passed by such holder or holders or by an instrument or instruments in writing signed by such holder or holders, which consent may be given either prior or subsequent to the time of transfer of such shares.

                                         A-B-4

                                  SCHEDULE 3 TO THE
                             ARTICLES OF AMALGAMATION OF
                                MARUSA MARKETING INC.

OTHER PROVISIONS

    (a) that the number of shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than 50, 2 or more persons who are the joint registered owners of 1 or more shares being counted as 1 shareholder;

    (b) that any invitation to the public to subscribe for any securities of the Corporation is hereby prohibited; and

    (c) that any vacancy among the directors shall be filled by the vote of the shareholders.

                                         A-B-5

                                                                       EXHIBIT C

                                   BY-LAW NUMBER 1

                   A BY-LAW RELATING TO THE BUSINESS AND AFFAIRS OF

                     HA-LO Acquisition Corporation of Canada Ltd.
                     Corporation Acquisition HA-LO du Canada Ltee

                                      ARTICLE 1

                                    INTERPRETATION

1.01     DEFINITIONS

                        In this by-law:


         "Act" means the CANADA BUSINESS CORPORATIONS ACT and the regulations thereunder, and any statute or regulations that may be substituted for them, as amended from time to time;

         "articles" means the articles, as that term is defined in the Act, of the Corporation;

         "auditor" means the auditor of the Corporation;

         "board" means the board of directors of the Corporation;

         "by-law" means a by-law of the Corporation;

         "Corporation" means the corporation incorporated on June 13, 1996 under the name HA-LO Acquisition Corporation of Canada Ltd. Corporation Acquisition HA-LO du Canada Ltee;

         "director" means a director of the Corporation;

         "officer" means an officer of the Corporation, and reference to any specific officer is to the person holding that office of the Corporation;

         "person" means an individual, body corporate, partnership, joint venture, trust, unincorporated organization, association, the Crown or any agency or instrumentality thereof, or any other entity recognized by law;

         "proxyholder" means a person holding a valid proxy for a shareholder;

                                        A-C-1

         "resident Canadian" has the meaning ascribed to that phrase in the Act;

         "shareholder means a shareholder of the Corporation; and

         "voting person" means, in respect of a meeting of shareholders, an individual who is either a shareholder entitled to vote at that meeting, a duly authorized representative of a shareholder entitled to vote at the meeting or a proxyholder entitled to vote at the meeting.

1.02     NUMBER AND GENDER

                   In this by-law, works in the singular include the plural and vice-versa and words in one gender include all genders. The insertion of headings in this by-law and its division into articles, sections and other subdivisions are for convenience of reference only, and shall not affect the interpretation of this by-law.

1.03     BY-LAW SUBORDINATE TO OTHER DOCUMENT

                   This by-law is subordinate to, and should be read in conjunction with, the Act, the article and any unanimous shareholder agreement of the Corporation.

1.04     COMPUTATION OF TIME

                   The computation of time and any period of days shall be determined in accordance with the Act and the provisions of the INTERPRETATION ACT (Canada) and any statute that may be substituted for it, as amended from time to time.

                                      ARTICLE 2

                                      DIRECTORS

2.01     NOTICE OF MEETING

                   Any director or the president may call a meeting of the board by giving notice stating the time and place of the meeting to each of the directors other than the director giving that notice. Notices sent by delivery or electronic means shall be sent no less than 48 hours before the time of the meeting. Notices sent by mail shall be sent no less than 5 days before the day of the meeting.

         The board may appoint, by resolution, dates, time and places for meetings of the board. A copy of any such resolution shall be sent to each director forthwith after being passed, but no other notice is required for any such meeting


                                        A-C-2
except where the Act requires the purpose of or the business to be transacted at a meeting to be specified.

2.02     MEETINGS WITHOUT NOTICE

                   A meeting of the board may be held without notice immediately following the first or any annual meeting of the shareholders.

2.03     PLACE OF MEETING

                   A meeting of the board may be held at any place within or outside Ontario, and no such meeting need be held at a place within Canada.

2.04     NO NOTICE TO NEWLY APPOINTED DIRECTOR

                   A person need not be given notice of the meeting at which that person is appointed by the other directors to fill a vacancy on the board if present at that meeting.

2.05     QUORUM FOR DIRECTORS' MEETINGS

                   If there are 1 or 2 directors, all of the directors constitute a quorum at a meeting of the board. If there are 3, 4 or 5 directors, a majority of the directors constitute a quorum at a meeting of the board. Otherwise, such a quorum consists of the next whole number larger than 2/5ths of the number of directors. In this section, the "number of directors" is either:

    (a)  the number of directors specified in the articles; or

    (b) if a minimum and maximum number of directors is provided for in the articles, the number elected at the last annual meeting of the shareholders or the number determined by resolution of the shareholders, or if no such annual meeting has been held or determination made in accordance with this subsection, then the number of directors named in the notice of directors filed with the articles.

2.06     CHAIRMAN OF DIRECTORS' MEETINGS

                   The chairman of a meeting of the board must be a director present at the meeting who consents to preside as chairman. The first-mentioned of the chairman of the board, the managing director or the president who so qualifies shall preside as chairman of the meeting. If none of them is so qualified, the directors present at the meeting shall choose a director to preside as chairman of the meeting.

                                        A-C-3

2.07     VOTES AT DIRECTORS' MEETINGS

                   Each director present at a meeting of the board shall have 1 vote on each motion arising. Motions arising at meetings of the board shall be decided by a majority vote. The chairman of the meeting shall have a second or casting vote.

                                      ARTICLE 3

                                       OFFICERS

    Each officer shall hold office during the pleasure of the board. Any officer may, however, resign at any time by giving notice to the Corporation.


                                      ARTICLE 4

                               MEETINGS OF SHAREHOLDERS

4.01     NOTICE OF SHAREHOLDERS' MEETINGS

                   The board may call a meeting of shareholders by causing notice of the time and place of the meeting to be sent to each shareholder entitled to vote at the meeting, each director and the auditor. Such notice shall be sent no less than 21 days and no more than 50 days before the meeting.

4.02     QUORUM AT MEETINGS OF SHAREHOLDERS

                   If the Corporation has only 1 shareholder entitled to vote at a meeting of shareholders, that shareholder constitutes a quorum. Otherwise, any 2 voting persons present shall constitute a quorum, but only to appoint a chairman and adjourn the meeting. For all other purposes, a quorum consists of at least 2 voting persons present and authorized to cast in the aggregate not less than 25% of the total number of votes attaching to all shares carrying the right to vote at that meeting.

4.03     CHAIRMAN'S VOTE

                   The chairman of any meeting of shareholders shall not have a second or casting vote.

4.04     VOTING


                                        A-C-4

                   Unless the chairman of a meeting of shareholders directs a ballot, or a voting person demands one, each motion shall be voted upon by a show of hands. Each voting person has 1 vote in a vote by show of hands. A ballot may be directed or demanded either before or after a vote by show of hands. If a ballot is taken, a prior vote by show of hands has no effect.

4.05     SCRUTINEERS

                   The chairman of a meeting of shareholders may appoint for that meeting 1 or more scrutineers, who need not be voting persons.

4.06     WHO MAY ATTEND SHAREHOLDERS' MEETING

                   The only persons entitled to attend a meeting of shareholders are voting persons, the president, the directors, the auditor and others permitted by the chairman of the meeting.

                                      ARTICLE 5

                                SECURITY CERTIFICATES

        Security certificates shall be in such form as the board may approve or the Corporation adopt. The president or the board may order the cancellation of any security certificate that has become defaced and the issuance of a replacement certificate for it when the defaced certificate is delivered to the Corporation or to a transfer agent or branch transfer agent of the Corporation.

                                      ARTICLE 6

                                       PAYMENTS

6.01     CHEQUES

                   Any amount payable in cash to shareholders (including dividends payable in cash) may be paid by cheque drawn on any of the Corporation's bankers to the order of each registered holder of shares of the class or series in respect of which such amount is to be paid. Cheques may be sent by delivery or first class mail to such registered holder at that holder's address appearing on the register of shareholders, unless that holder otherwise directs in writing. By sending a cheque, as provided in this by-law, in the amount of the dividend less any tax that the Corporation is required to withhold, the Corporation discharges its liability to pay the


                                        A-C-5
amount of that dividend, unless the cheque is not paid on due presentation.

6.02     CHEQUES TO JOINT HOLDERS

                   Cheques payable to joint holders shall be made payable to the order of all such joint holders unless such joint holders direct otherwise. Such cheques may be sent to the holders at the address appearing on the register of shareholders in respect of that joint holding, to the first address so appearing if there is more than one, or to such other address as those joint holders direct in writing.

6.03     NON-RECEIPT OF CHEQUES

                   The Corporation shall issue a replacement cheque in the same amount to any person who does not receive a cheque sent as provided in this by-law, if that person has satisfied the conditions regarding indemnity, evidence of non-receipt and title set by the board from time to time, either generally or for that particular case.

6.04     CURRENCY OF DIVIDENDS

                   Dividends or other distributions payable in cash may be paid to some shareholders in Canadian currency and to other shareholders in equivalent amounts of a currency or currencies other than Canadian currency. The board may declare dividends or other distributions in any currency or in alternative currencies and make such provisions as it deems advisable for the payment of such dividends or other distributions.

                                      ARTICLE 7

                               EXECUTION OF DOCUMENTS

7.01     SIGNATORIES

                   The following are the only persons authorized to sign any document on behalf of the Corporation, other than in the usual and ordinary course of the Corporation's business:

    (a) any person appointed by resolution of the board to sign a specific document, that type of document or generally on behalf of the Corporation, or

    (b)  any director or any officer appointed to office by the board.

                                        A-C-6

                   Any document so signed may, but need not, have the corporate seal applied, if there is one.

7.02          FACSIMILIE SIGNATURES

                   The signature of any person authorized to sign on behalf of the Corporation may, if specifically authorized by resolution of the board, be written, printed, stamped, engraved, lithographed or otherwise mechanically reproduced. Anything so signed shall be as valid as if it had been signed manually, even if that person has ceased to hold office when anything so signed is issued or delivered, until revoked by resolution of the board.

                                      ARTICLE 8

                         INFORMATION PROVIDED TO SHAREHOLDERS

Except as required by the Act or authorized by the board, no shareholder is entitled by virtue of being a shareholder to disclosure of any information or records respecting the Corporation or its business.

                                      ARTICLE 9

                               PROTECTION AND INDEMNITY

9.01     TRANSACTIONS WITH THE CORPORATION

         No director or officer shall be disqualified, by virtue of being a director, or by holding any other office of, or place of profit under, the Corporation or any body corporate in which the Corporation is a shareholder or is otherwise interested, from entering into, or from being concerned or interested in any manner in, any contract, transaction or arrangement made, or proposed to be made, with the Corporation or any body corporate in which the Corporation is interested and no such contract, transaction or arrangement shall be void or voidable for any such reason. No director or officer shall be liable to account to the Corporation for any profit arising from any such office or place of profit or realized in respect of any such contract, transaction or arrangement. Except as required by the Act, no director or officer must make any declaration or disclosure of interest or, in the case of a director, refrain from voting in respect of any such contract, transaction or arrangement.

                                        A-C-7

9.02     LIMITATION OF LIABILITY

                   Subject to the Act, no director or officer shall be liable for:

    (a)  the acts, receipts, neglects or defaults of any other person;

    (b)  joining in any receipt or act for conformity;

    (c) any loss, damage or expense to the Corporation arising from the insufficiency or deficiency of title to any property acquired by or on behalf of the Corporation;

    (d) the insufficiency or deficiency of any security in or upon which any moneys of the Corporation are invested;

    (e) any loss, damage or expense arising from the bankruptcy, insolvency, act or omission of any person with whom any monies, securities or other property of the Corporation are lodged or deposited;

    (f) any loss, damage or expense occasioned by any error of judgment or oversight;

    (g) any other loss, damage or expense related to the performance or non-performance of the duties of that person's office.

9.03     CONTRACTS ON BEHALF OF THE CORPORATION

                   Subject to the Act, any contract entered into, or action taken or omitted, by or on behalf of the Corporation shall, if duly approved by a resolution of the shareholders, be deemed for all purposes to have had the prior authorization of the shareholders.

9.04     INDEMNITY OF DIRECTORS AND OFFICERS

         As required or permitted by the Act, the Corporation shall indemnify each Indemnified Person against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, that that Indemnified Person reasonably incurs in respect of any civil, criminal or administrative action or proceeding to which that Indemnified Person is made a party by reason of being or having been a director or officer of the Corporation or of a body corporate of which the Corporation is or was a shareholder or creditor if:

    (a) that Indemnified Person acted honestly and in good faith with a view to


                                        A-C-8
         the best interests of the Corporation; and

    (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, that Indemnified Person had reasonable grounds for believing that the conduct was lawful.

         "Indemnified Person" means

    (a)  each director and former director of the Corporation,

    (b)  each officer and former officer of the Corporation,

    (c) each person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and

    (d) the respective heirs and legal representatives of each of the persons designated in paragraphs (a) through (c).

9.05     INDEMNITIES NOT LIMITING

                   The provisions of this Article 9 shall be in addition to and not in substitution for any rights, immunities and protections to which an Indemnified Person is otherwise entitled.

                                      ARTICLE 10

                                       NOTICES

10.01    PROCEDURES FOR SENDING NOTICES

                   Notice shall be deemed to have been sufficiently sent if sent in writing to the address of the addressee on the books of the Corporation and delivered in person, sent by prepaid first class mail or sent by any electronic means of sending messages, including telex or facsimile transmission, which produces a paper record. Notice shall not be sent by mail if there is any general interruption of postal services in the municipality in which or to which it is mailed. Each notice so sent shall be deemed to have been received on the day it was delivered or sent by electronic means or on the fifth day after it was mailed.

10.02         NOTICES TO SUCCESSORS IN TITLE

                   Notice to a shareholder is sufficient notice to each


                                        A-C-9
successor in title to that shareholder until the name and address of that successor have been entered on the Corporation's share register.

10.03         NOTICE TO JOINT SHAREHOLDERS

                   Notice to one joint shareholder is sufficient notice to all of them. Such notice shall be addressed to all such joint holders and sent to the address for them on the Corporation's register of shareholders or to the first such address if there is more than one.

10.04         FACSIMILIE SIGNATURES ON NOTICES

                   The signature on any notice or other communication or document to be sent by the Corporation may be written, printed, stamped, engraved, lithographed or otherwise mechanically reproduced.

10.05         OMISSION OF NOTICE DOES NOT INVALIDATE ACTIONS

                   All actions taken at a meeting in respect of which a notice has been sent shall be valid even if:


    (a)  by accident, notice was not sent to any person,

    (b)  notice was not received by any person, or

    (c) there was an error in a notice that did not affect the substance of that notice.

10.06         WAIVER OF NOTICE

                   Any person entitled to notice under the Act, the articles or the by-laws may waive that notice. Waiver, either before or after the event referred to in the notice, shall cure any default in sending that notice.

                                      ARTICLE 11

                               REPEAL OF FORMER BY-LAWS

11.01         FORMER BY-LAWS MAY BE REPEALED

                   The directors may repeal one or more by-laws by passing a by-law that contains provisions to that effect.


                                        A-C-10

11.02         EFFECT OF REPEAL OF BY-LAWS

                   The repeal of any by-law in whole or part shall not in any way affect the validity of any act done or right, privilege, obligation or liability acquired or incurred thereunder prior to such repeal. All directors, officers and other persons acting under any by-law repealed in whole or part shall continue to act as if elected or appointed under the provisions of this by-law.

                MADE by the board on the            day of June, 1996.
                                         ----------


/s/ Lou Weisbach                  /s/ Richard A. Magid
- ------------------                ----------------------
PRESIDENT                              SECRETARY


                                        A-C-11

                                                                      EXHIBIT D


                              EMPLOYMENT AGREEMENT
                              --------------------

THIS EMPLOYMENT AGREEMENT ("Employment Agreement") is made and entered into as of this ____ day of ________, 1996, by and among MARKET USA, INC., an Illinois corporation (the "Employer"), HA-LO INDUSTRIES, INC., an Illinois corporation ("HA-LO"), and SEYMOUR N. OKNER, a resident of the State of Illinois (hereafter "Executive").

     WHEREAS, Market USA and its affiliate, Marusa Marketing, Ltd., a Canadian corporation ("Marusa", and collectively with the Employer, the "Companies") are engaged in the business of providing outbound telemarketing sales and services, including telemarketing training and service consulting;

     WHEREAS, the Companies provide services to a wide range of customers engaged in various business endeavors throughout the continental United States and Canada, and during the course of such services, to Companies have established customer bases, customer lists and ongoing relationships with their customers;

     WHEREAS, as of the date hereof (the "Effective Date"), HA-LO has acquired, by and through a unitary transaction, all of the outstanding shares of capital stock of the Companies pursuant to and in accordance with the terms and conditions of that certain Agreement and Plan of Merger and Amalgamation dated as of June 14, 1996 (the "Plan of Merger");

     WHEREAS, Executive is a director, executive employee and past stockholder of each of of Employer and Marusa;

     WHEREAS, Executive's agreement to enter into this Employment Agreement was a material inducement to HA-LO to enter into the Plan of Merger and consummate the transactions thereunder;

     WHEREAS, Executive has had and will continue to be granted direct and substantial exposure to the customers and prospective customers of the Companies, and during the term of this Employment Agreement, Executive may have direct and substantial exposure to the customers and prospective customers of HA-LO, HA-LO's wholly and partially-owned subsidiaries and affiliates, and other entities owned or controlled, in whole or in part, by HA-LO (such entities are hereafter collectively "Related Entities");

     NOW, THEREFORE, in consideration of the foregoing premises, HA-LO's consummation of the transactions under the Plan of Merger, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, Executive, Employer and HA-LO, intending to be legally bound, hereby agree as follows:


                                      A-D-1

          (a) RECITALS. Each of the above recitals is incorporated in this Employment Agreement and shall be binding upon the parties hereof. Reference is hereby made to the Plan of Merger. This Employment Agreement constitutes the Employment Agreement referred to in Section 7.02(e)(ii) of the Plan of Merger, and supersedes any and all previous agreements, understandings and commitments relating to Executive's continued employment with the Employer on and after the Effective Date, including, without limiting the generality of the foregoing, any and all agreements providing Executive with current or deferred compensation, benefits, reimbursements, allowances, options, other rights to purchase or sell property, or other amounts payable to Executive. Executive understands and agrees that each such agreement, understanding and commitment relating to his continued employment with the Companies after the Effective Date is revoked and cancelled as of the Effective Date, with no further rights or obligations on the part of either party thereto, except as such rights and obligations pertain to either Company's claim(s) against Executive for the breach or violation of any obligation to be performed by Executive prior to the Effective Date and rights to compensation and benefits accrued to the date hereof and to reimbursement for expenses incurred prior to the date hereof. Unless otherwise provided in this Employment Agreement, the capitalized terms used herein shall have the same meanings ascribed to them in the Plan of Merger.

     1. EMPLOYMENT; DUTIES. The Company hereby agree to employ Executive, and Executive hereby accepts such employment, as the Chairman and Chief Executive Officer of the Companies, on the terms and subject to the conditions set forth herein. During the "Term" (as hereafter defined), Executive shall devote a reasonable amount of his business time and best efforts to the performance of all duties pertaining to the Companies as shall be assigned to him from time-to-time by HA-LO, and shall not engage in any other business activity nor be gainfully employed other than pursuant to this Agreement. The amount of time which Executive shall devote to his duties hereunder shall be mutually agreed as between Executive and the Chief Executive Officer of HA-LO, taking into account Executive's age and other relevant factors. Executive's duties shall be of an executive nature and consistent in scope and responsibility with the title of Chairman and Chief Executive Officer. The performance of Executive's duties hereunder shall be subject to the supervision, advice and direction of the Board of Directors and the Chief Executive Officer or Chief Operating Officer of HA-LO, or, if HA-LO shall hire a senior executive to be responsible for expanding HA-LO s activities in the field of telemarketing, said executive. Executive shall, subject to reasonable travel requirements in satisfaction of his responsibilities to the Employer hereunder (including, as deemed necessary by HA-LO, travel to Marusa's business and customer locations within Canada), maintain his permanent office at 701 Lee


                                      A-D-2

Street, Des Plaines, Illinois or at any successor office thereto within the Chicago, Illinois metropolitan area designated by HA-LO. If requested by HA-LO, Executive will cooperate with HA-LO in obtaining key man insurance on Executive s life, including taking any necessary physical examinations.

     2. COMPENSATION. As full consideration for Executive's services hereunder, the Employer shall pay to Executive (i) an aggregate annual base salary of not less than U.S. One Hundred Fifty Thousand Dollars (U.S. $150,000) (less applicable U.S. withholdings) ("Salary"), in equal semi-monthly installments, (ii) performance bonuses, payable in cash by the Employer in such amounts, and subject to such criteria, as HA-LO's Board may from time-to-time determine in its sole and exclusive discretion, and (iii) performance bonuses, payable in shares of HA-LO Securities, or in options or other rights to purchase HA-LO Securities, and subject to such criteria, as HA-LO's Board may from time-to-time determine in its sole and exclusive discretion. HA-LO agrees that, subject to satisfaction of performance criteria made applicable to him, the Employer shall cause HA-LO to offer Executive the right to participate in the HA-LO Industries, Inc. Stock Plan (the "Stock Plan", a true and correct copy of which has been furnished to the Executive and by this reference expressly incorporated herein and made a part hereof), and such other stock and stock appreciation rights plans established by HA-LO for its management employees, as a group. Executive's salary shall be reviewed annually by HA-LO's Board and shall be subject to increase (but not decrease) by HA-LO s Board in its discretion. Bonus compensation shall be payable to Executive under the provisions of clauses (ii) and (iii), above, if and to the extent Executive satisfies the performance expectations and goals established on behalf of the Companies. Such performance expectations and goals shall be based on such reasonable financial and other criteria as HA-LO's Board may determine from time-to-time, in its exclusive discretion after consultation with the Executive. Such performance expectations and goals may be subject to annual or semi-annual revision in light of the Companies' actual results of operations, and structured in a manner which is (i) specific to Executive's designated responsibilities,
(ii) conditioned upon the operating results of one or both of the Companies, or which pertain to certain key customers of one or both of the Companies, or (iii) contingent upon the satisfaction by one or both of the Companies of financial goals established through periodic budgets or projections.

     3. FRINGE BENEFITS. Subject to applicable law, and the rules and policies adopted by HA-LO's Board from time-to-time, Employer shall provide Executive with such non-performance related fringe benefits (including, but not limited to, group health and dental coverage, group life and disability insurance, and the right to participate in qualified pension and welfare benefit plans), as are provided generally to the senior employees of Employer, as a group. Such fringe benefits shall, in the aggregate, be


                                      A-D-3
substantially comparable to the benefits provided by HA-LO to its senior executive employees generally.

          (a) VACATION AND SICK LEAVE. For each calendar year during the Term, Executive shall be entitled to receive from the Employers the same number of paid vacation and sick leave days as are provided by HA-LO to its senior management personnel pursuant to HA-LO's vacation and sick leave policies as currently in effect, or as the same may be amended from time-to-time.

          (b) MODIFICATION OF FRINGE BENEFITS. Executive acknowledges and agrees that, subject to federal and state laws and regulations and to the foregoing provisions of this paragraph 4, Employer, in its sole discretion, terminate, substitute, amend and/or modify any and all of the benefits, insurance programs and qualified plans now in effect or at any time hereafter adopted by Employer for the benefit of its full-time employees.


     4. EXPENSE REIMBURSEMENT AND PROMOTIONS. Subject to the rules, policies and regulations of the Employer in effect from time to time and applicable to its employees, Executive shall be entitled to reimbursement by the Employer for all reasonable and customary travel, business entertainment and other business-related expenses incurred by him in carrying out his duties under this Employment Agreement. Without limiting the generality of the foregoing, Executive shall be reimbursed for all reasonable travel and related expenses incurred in performing his duties while on assignment for Marusa within Canada. Each year during the Term, Executive and Employer shall establish a promotional budget from which Employer shall pay or reimburse Executive's expenses of promoting the services provided by the Companies, entertaining current or prospective customers of the Companies, and establishing good working relationships with the employees of the Companies.

     5.   TERMINATION.

          (a) TERMINATION. The term of this Employment Agreement (the "Term") and Executive's employment hereunder shall commence as of the Effective Date and terminate at the earlier of (i) the last day of the month during which occurs the third (3rd) anniversary of the Effective Date, or (ii) the first to occur of any of the following events: (1) the mutual agreement of HA-LO and Executive to so terminate this Employment Agreement, (2) the death or "disability" (as hereafter defined) of Executive, (3) HA-LO's written election to cause the Employer to terminate this Employment Agreement and Executive's employment hereunder "for Cause" (as hereafter defined), or (4) Executive's written election to terminate this Employment Agreement and his employment hereunder, but only in the event the Employer shall have defaulted in a


                                      A-D-4
     material respect in its obligations to Executive under Sections 2, 3, 4 or 5 of this Agreement, and shall have failed to cure such default within the thirty (30) day period following its receipt of written notification of such default from Executive ("Resignation for Good Reason").

          (b) DISABILITY DEFINED. As used in this Employment Agreement, the term "disability" shall mean any mental, physical or emotional disability or condition which is reasonably expected to last for a continuous period ofone hundred twenty (120) days or more, and which may reasonably be expected to prevent Executive from fully performing his duties hereunder.
     A disability shall be determined by a physician selected by Executive from Chicago area physicians specializing in internal medicine and possessing (and having possessed for a period of at least three (3) years) admission privileges at one or more of the following hospitals: Northwestern Memorial Hospital, the Loyola University Medical Center or Rush-Presbyterian St. Lukes Hospital. Executive consents to a physical examination and all reasonable testing prescribed by the physician so selected (or, if Executive fails to select a physician, or lacks the requisite capacity to so select, by a physician satisfying the foregoing criteria selected by Executive's personal representative), and Executive hereby waives the right to contest such physician's determination that a disability so exists.

          (c) TERMINATION AFTER INITIAL TERM. Notwithstanding the other provisions of this Section 6, in the event Executive remains employed by the Employer subsequent to the fifth anniversary of this Employment Agreement, then for all purposes hereunder, and unless this Employment Agreement is amended in writing by the parties, the Term shall be deemed extended from year to year unless and until (i) terminated pursuant to subclauses (1), (2), (3) or (4) of Section 6(a), above, or (ii) by either party upon written notice given not later than ninety (90) days prior to the expiration of the Term (or, if the Term has been extended, not later than ninety (90) days prior to the expiration of the Term, as extended).

          (d) "FOR CAUSE" DEFINED. As used in this Employment Agreement, the term "for Cause" shall mean any one or more of the following: (1) Executive's theft, embezzlement, fraud or misappropriation of funds, or conspiracy with others to cause same, (2) any breach of fiduciary duty, abuse of trust or other material act of dishonesty by Executive, or Executive's violation of any other material law or ethical rule relating to his employment, (3) Executive's commission of or participation in a felony or other crime involving moral turpitude, (4) five (5) or more unexplained absences from work occurring within a three (3) month period after written notice and warning from Employer or HA-LO, (5) Executive's refusal to


                                      A-D-5
     comply with the lawful directives rules or policies of HA-LO's Board, (6) an indictment or information against HA-LO or one of the Companies has been issued, alleging criminal liability due to actions taken or failed to be taken by Executive without the consent of HA-LO's Board, which indictment or information is not dismissed with prejudice within one hundred twenty
     (120) days thereafter, or (7) upon Executive's breach of any material representation or material covenant set forth in this Employment Agreement and failure to substantially cure same (or, in the event such breach is incapable of prompt cure, failure to promptly undertake those actions necessary to curing same) within thirty (30) days following written notice by Employer or HA-LO.

          (e) EFFECT UPON TERMINATION. In the event the Term of this Employment Agreement is terminated by reason of death, disability, termination for Cause or resignation without Good Reason, all rights, duties and obligations of the parties pursuant to this Employment Agreement shall terminate, except to the extent of Executive's Salary and bonuses (if any) accrued through the date of termination, and Executive's accrued and vested benefits (after giving effect to the cause of such termination) under the Stock Plan and any other plan or arrangement in which Executive is participating, or under which Executive is entitled to and/or deriving benefits. In the event of termination of Executive's employment by Employer without Cause or by reason of Executive's resignation for Good Reason, Executive shall be entitled to receive the compensation and benefits described in the preceding sentence, and all compensation and benefits to which be would be entitled for the balance of the Term. In the event Executive's employment shall terminate by reason of the expiration of the Term or its subsequent termination pursuant to subparagraph 6(c), Executive shall not be entitled to severance pay notwithstanding any contrary policies and practices of HA-LO or Employer.

          (f) SURVIVAL OF COVENANTS. Upon termination of the Term of this Employment Agreement for any reason whatsoever, the provisions of this
     Section 6, and the terms and conditions of Sections 7 through 15 of this Employment Agreement, shall remain in full force and effect, and shall be binding on and enforceable against Executive, Employer and HA-LO as though such termination had not occurred. Executive hereby acknowledges that his agreement to the survival of the terms and conditions of Sections 7 through 15 of this Employment Agreement constitute a material inducement to HA-LO to enter into this Employment Agreement.

     6. EXECUTIVE'S REPRESENTATIONS. Executive hereby represents and warrants to and with Employer and HA-LO that Executive is not bound by or subject to, and that he has not entered into, any


                                      A-D-6
covenants, agreements or restrictions which would be breached or violated by Executive's execution of this Employment Agreement or by Executive's performance of his duties hereunder. Without limiting the generality of the foregoing, Executive is not subject or party to any continuing covenants, agreements or restrictions, whether or not limited in time or geographical scope, arising out of any prior work engagement involving Executive and another party. Executive further represents and warrants to and with Employer and HA-LO that, as of the date hereof, he has not breached or violated any representation, warranty, covenant or agreement set forth in this Employment Agreement, and as of the date hereof there does not exist any breach or violation of any representation, warranty, covenant or agreement set forth in this Employment Agreement.

     7. CONFIDENTIALITY. Executive acknowledges that by virtue of the corporate offices he previously maintained with the Companies, the corporate offices he maintains pursuant to the terms of this Employment Agreement, and the right (together with others) to representation on HA-LO's Board, he has been and will continue to be granted access to, and has learned and may continue to learn of, information regarding the Companies and HA-LO which is of a confidential, private or sensitive nature (including, without limitation, results of operations and other financial data, technological advancements, telephone and computer hardware and their configurations, computer software programs and their applications, accounting methodologies, tax data, business strategies and goals, financial projections and objectives, advertising campaigns and strategies, graphic designs and other materials, telemarketing programs and techniques, telephone calling lists, hiring and screening techniques, training and quality assurance programs, telephone supervisory methods and know-how, use and utilization of tradenames, trademarks, patents, copyrights and other registrable properties, pricing systems, product and service costs, product and service designs, product and service margins, customer lists and records, customer information, purchaser lists and records, purchaser information, mark-ups and margins, marketing techniques, marketing scripts, systems and networks of distribution, supplier and vendor information, product content, Inventions (as hereafter defined) and, generally, such other confidential information, trade secrets and proprietary information) which give, or may give, the Companies or HA-LO an advantage in the marketplace against competitors (all of the foregoing, together with such other data and information intended by its holder to constitute an asset or property the rights in or to which are protectable as against third parties, are hereafter collectively referred to as "Proprietary Information"). Notwithstanding the foregoing, the term "Proprietary Information" shall not include information which (w) has been publicly disclosed by either of the Companies or HA-LO, (x) is independently developed by a party other than Employer, HA-LO or Executive, (y) is generally known within the industries or lines of business engaged in by Employer or HA-LO, or (z) constitutes Executive's general business knowledge.


                                      A-D-7

          (a) PRIOR AND FUTURE DISCLOSURES. Executive hereby acknowledges that certain Proprietary Information has been disclosed to Executive by the Employers (or otherwise learned by Executive) prior to the date of this Employment Agreement, and that certain Proprietary Information will be disclosed to or learned by him in the course of his employment during the Term of this Employment Agreement. Executive acknowledges that all such Proprietary Information is intended by the Employer and HA-LO to constitute their exclusive assets and properties and represents that, to the best of his knowledge, no third party has asserted, or has the right to assert, any claim of ownership in any such Proprietary Information.

          (b) WAIVER OF EXECUTIVE CLAIMS. Executive agrees that he shall not, at any time during the Term or during the ten (10) years immediately following the expiration of this Employment Agreement, directly or indirectly, (i) file any claim or assert any interest in or to, (ii) assist others in filing any claim or asserting any interest in or to, (iii) knowingly use or assist others in using to the detriment of the Companies, HA-LO or Related Entities, or (iv) knowingly use or assist others in using in contravention of any law or rule, any facts, data, information or other properties and assets of the Employers, HA-LO or Related Entities which are known by him to constitute Proprietary Information.

          (c) COVENANT NOT TO USE PROPRIETARY INFORMATION TO PERSONAL ADVANTAGE. Executive agrees that during the Term and for a continuous period of ten (10) years thereafter, for any reason whatsoever, Executive shall hold and keep secret all Proprietary Information previously known to him or at any time hereafter disclosed to or learned by him, and Executive shall not directly or indirectly disclose such Proprietary Information to any person, firm, court, governmental agency or corporation, or in any manner use the same, except in connection with the business and affairs of the Companies and HA-LO; PROVIDED, HOWEVER, that Executive may disclose Proprietary Information (i) to his attorney in connection with the prosecution or defense of any claim brought by or against Employer or HA-LO to which Executive is a party or a witness, or (ii) which Executive is required to disclose pursuant to any court order, subpoena, civil investigative demand or other legal process.

     8. NON-COMPETITION COVENANTS. Executive covenants that during the Restricted Period (hereafter defined), for any reason whatsoever, Executive shall not, directly or indirectly, in the continental United States, or in any province or other political jurisdiction within Canada, for his own account, or as an employee, consultant, agent, partner, joint venturer, owner or officer of any other person, firm, partnership, corporation or other entity, or in any other capacity, in any way conduct or engage (i) in a


                                      A-D-8
telemarketing business which competes with the telemarketing businesses engaged in the Companies and/or HA-LO at the time of termination of Executive's employment, or (ii) in which Executive, directly or indirectly, uses or discloses Proprietary Information; provided, however, that without implication that Executive would be prohibited from doing so but for this proviso, Executive shall not, following such termination, be precluded from accepting employment with an entity engaging in telemarketing activities for its sole and exclusive account (and not as a service organization on behalf of others), so long as (x) the telemarketing services are ancillary to the primary business of such entity, and do not represent a source of more than ten percent (10%) of such entity's total gross revenues in any one year period, and (y) such entity has not been a customer or Prospective Customer (as hereafter defined) of one of the Companies during the six (6) month period preceding termination of this Employment
Agreement.   For purposes of this Employment Agreement, the term "Restricted
Period" shall mean the period beginning on the date hereof and ending on the last day of the twelfth (12th) full calendar month following the date upon which this Employment Agreement terminates; PROVIDED, HOWEVER, that in the event the Executive's employment hereunder shall be terminated by the Employer without Cause or the Executive shall resign for Good Reason, the Restricted Period shall end on the date of termination of Executive's employment with the Employer.

     9. NON-SOLICITATION. Executive hereby covenants and agrees that during the Restricted Period, for any reason whatsoever, he shall not, directly or indirectly, for his own account, or as an employee, consultant, agent, partner, joint venturer, owner or officer of any other person, firm, partnership, corporation or other entity, or in any other capacity, in any way call upon or solicit, any person or entity which then is, or at any time prior thereto was, a customer or Prospective Customer of one of the Companies or HA-LO to render telemarketing services; provided, however, the foregoing covenant and agreement shall not apply to any customer or Prospective Customer of HA-LO, so long as (i) either (A) HA-LO's gross revenues attributable to such customer (or any subsidiary or affiliate thereof) for any fiscal year did not exceed the sum of Fifteen Thousand Dollars ($15,000), or (B) Executive, in his capacity as an officer of the Companies, had no direct contact with, or direct or indirect responsibility for, such customer or Prospective Customer, and (ii) Executive is not in possession of, has not had direct access to, and has never been informed, orally or in writing, of any Proprietary Information respecting or concerning such customer or Prospective Customer. For purposes of this Employment Agreement, the term "Prospective Customer" shall mean any person, firm, partnership, corporation or other entity to which one of the Companies or HA-LO has made a written presentation or proposal, or presented written materials at a meeting, within the six (6) month period immediately prior to the date upon which this Employment Agreement terminates.


                                      A-D-9

     10.  NON-DISTURBANCE; NON-DISPARAGEMENT.   Executive hereby covenants and
agrees that during the Restricted Period, for any reason whatsoever, he shall not, directly or indirectly, for his own account, or as an employee, consultant, agent, partner, joint venturer, owner or officer of any other person, firm, partnership, corporation or other entity, or in any other capacity (i) solicit any officer or management employee of one of the Companies or HA-LO to terminate his employment with one of the Companies or HA-LO, (ii) knowingly and wilfully disparage, denounce, make material misrepresentations with respect to, or otherwise circulate or encourage the circulation of false or misleading information concerning, the Companies, HA-LO, or any of their respective officers, directors, shareholders, employees, agents, customers or representatives, or otherwise treat any such person in a manner intended to portray, or which places such person in a position of ridicule or derision, or
(iii) knowingly or willfully disparage, denounce, make material misrepresentations with respect to, or otherwise knowingly or willfully circulate or encourage the circulation of false or misleading information concerning, the Companies or HA-LO, or their respective employees, owners, stockholders, directors, officers, affiliates, parents, subsidiaries, agents and representatives, or their respective products, services, products and services under development, work product or other assets.

     11. RETURN OF MATERIALS. Executive will, at any time upon the request of the Employer or HA-LO (and as a condition precedent to further or future payments of Salary or benefits provided under this Employment Agreement), and in any event upon the termination of his employment hereunder, for whatever reason, immediately return, surrender and deliver to HA-LO, or at its direction, at Executive's sole expense, (i) originals and all copies of all Proprietary Information, and all other papers, properties, notes, financial statements, spread sheets, projections, employee data, supplies, software, computer hardware and peripherals, data and other assets, in his possession or under his custody, and whether or not obtained or created by Executive as a result of, during the course of or in connection with his employment under this Employment Agreement, and (ii) a written statement, dated after such delivery, signed by Executive and notarized by a licensed Notary Public, in which Executive expressly states that he is not in possession, custody or control, directly or indirectly, of any assets or properties owned by or belonging to the Companies, HA-LO or a Related Person or Entity, and that he has not granted any other person any such possession, custody or control.

     12. INVENTIONS AND OTHER MATTERS. Executive agrees that all ideas, inventions, discoveries or improvements (collectively, "Inventions") which Executive, individually or with others, may originate or develop while employed at any time with Employer, relating to the business or products of the Companies or their actual or demonstrably anticipated research or development, or


                                     A-D-10
which result from any work performed by Executive hereunder or otherwise for either of the Companies, shall belong to and be the sole property of the Companies. Executive further agrees, without further consideration, to promptly disclose each such Invention to the Companies, and to such other individuals as HA-LO may direct. Executive further agrees to execute and to join others in executing such applications, assignments and other documents as may be necessary or convenient to vest in the Companies full title to each such Invention and as may be necessary or convenient to obtain United States and foreign patents and copyrights thereon to the extent the Companies may so choose. Executive further agrees to testify in any legal proceeding relative to such Invention whenever requested to do so by HA-LO, at HA-LO's expense. Executive further agrees that he will not at any time, except as authorized by HA-LO, publish or disclose any information or knowledge concerning any Inventions.

          (a) PRESUMPTION OF WORK-FOR-HIRE. For purposes of this Employment Agreement, an Invention shall be deemed to have been made during the period of the Executive's employment if during such period, the Invention was conceived, in part or in whole, or first actually reduced to practice, and the Executive agrees that any patent application filed within one (1) year after termination of his employment hereunder shall be presumed to be related to an Invention made during the term of his employment unless Executive can provide evidence as to the contrary.

          (b) EXCEPTIONS. This Section shall not apply to an invention for which no equipment, supplies, facilities, Proprietary Information or other materials of the Companies were used and which was designed and constructed entirely on Executive's own time, unless (x) such Invention relates to the telemarketing business or a Company's actual or demonstrably anticipated research or development, or (y) the invention results from any specific work assignment performed by Executive for a Company pr HA-LO.

     13.  REMEDIES.

     Executive acknowledges that compliance with the restrictive covenants set forth in Sections 7 through 13 herein is necessary to protect the business, goodwill and Proprietary Information of each Company, HA-LO and certain Related Entities, and that a breach of these restrictions may irreparably and continually damage such entity, for which monetary damages may not be adequate. Consequently, Executive agrees that, in the event that he violates or breaches any of these covenants, the Employer and/or HA-LO shall be entitled to both (1) a temporary, preliminary or permanent injunction in order to prevent the continuation of such harm, and (2) monetary damages insofar as they can be determined. Nothing in this Employment Agreement, however, shall be construed to prohibit


                                     A-D-11
an aggrieved entity from also pursuing any other remedy, the parties having agreed that all remedies are to be cumulative. The parties expressly agree that the Employer or HA-LO may, in their sole discretion, choose to enforce the restrictive covenants in Sections 7 through 13 hereof, in part, or to enforce any of said restrictive covenants to a lesser extent than that set forth herein.


     14. REVISION. In the event that any of the provisions, covenants, warranties or agreements in Sections 7-14, inclusive, of Employment Agreement are held to be in any respect an unreasonable restriction upon or are otherwise invalid, for whatsoever cause, then the court so holding shall reduce and is so authorized to reduce, the territory to which it pertains and/or the period of time in which it operates, or the scope of activity to which it pertains or effect any other change to the extent necessary to render any of the restrictions of this Employment Agreement enforceable.

     15.  GENERAL PROVISIONS.

          (a) SEVERABILITY. Each of the terms and provisions of this Employment Agreement is to be deemed severable in whole or in part and, if any term or provision of the application thereof in any circumstances should be invalid, illegal or unenforceable, the remaining terms and provisions or the application thereof to circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and shall remain in full force and effect.

          (b) BINDING AGREEMENT. This Employment Agreement shall be binding upon the parties, their heirs, successors, personal representatives and assigns. The Employer or HA-LO may assign this Agreement to their successors in interest to the business, or part thereof, of the Employer or HA-LO, provided that the assignee assumes all of the liabilities of the assignor hereunder. Executive may not assign any of his obligations or duties hereunder.

          (c) CONTROLLING LAW AND JURISDICTION. This Employment Agreement shall be governed by and interpreted and construed according to the laws of the State of Illinois. Executive, Employer and HA-LO all hereby consent to the sole and exclusive jurisdiction of the state and federal courts in the County of Cook, Illinois, in the event that any disputes arise under this Employment Agreement.

          (d) ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties with regard to the subject matter hereof, and may not be changed orally, but only by an agreement in writing signed by the parties hereto.


                                     A-D-12

          (e) FAILURE TO ENFORCE. The failure to enforce any of the provisions of this Employment Agreement shall not be construed as a waiver of such provisions. Further, any express waiver by any party with respect to any breach of any provision hereunder by any other party shall not constitute a waiver of such party's right to thereafter fully enforce each and every provision of the Employment Agreement.

          (f) HEADINGS. All numbers and Section headings are for reference only and are not intended to qualify, limit or otherwise affect the meaning or interpretation of any such Section.

          (g) NOTICES. All notices which are required, permitted or contemplated hereunder to be given or made shall be given or made in writing by certified mail (return receipt requested) to HA-LO at 5980 West Touhy Avenue, Niles, Illinois, 60174, Attention: Chief Executive Officer, and to Executive at the last address shown in Executive's personnel file.

          (h) GENDER. The masculine, feminine or neuter pronouns used herein shall be interpreted without regard to gender, and the use of the singular or plural shall be deemed to include the other whenever the context so requires.

     16. GUARANTY. HA-LO hereby guarantees the full and prompt payment and performance of all obligations of Employer under this Agreement. The foregoing is a guaranty of performance and not of collection, and Executive shall not be required to resort to Employer in the event of non-payment or non-performance by Employer. HA-LO hereby waives all suretyship defenses to the foregoing guaranty, whether presently existing or hereafter arising.

     WHEREFORE, the parties have executed this Agreement on the date and year first above written.


MARKET USA, INC.


By: _______________________


HA-LO INDUSTRIES, INC.


                                     A-D-13

By: _______________________        ______________________________
                                   SEYMOUR N. OKNER


                                     A-D-14

                                                                      EXHIBIT E


                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Employment Agreement") is made and entered into as of this ____ day of ________, 1996, by and among MARKET USA, INC., an Illinois corporation (the "Employer"), HA-LO INDUSTRIES, INC., an Illinois corporation ("HA-LO"), and SAMUEL OKNER, a resident of the State of Illinois (hereafter "Executive").

     WHEREAS, Market USA and its affiliate, Marusa Marketing, Ltd., a Canadian corporation ("Marusa", and collectively with the Employer, the "Companies") are engaged in the business of providing outbound telemarketing sales and services, including telemarketing training and service consulting;

     WHEREAS, the Companies provide services to a wide range of customers engaged in various business endeavors throughout the continental United States and Canada, and during the course of such services, to Companies have established customer bases, customer lists and ongoing relationships with their customers;

     WHEREAS, as of the date hereof (the "Effective Date"), HA-LO has acquired, by and through a unitary transaction, all of the outstanding shares of capital stock of the Companies pursuant to and in accordance with the terms and conditions of that certain Agreement and Plan of Merger and Amalgamation dated as of June 14, 1996 (the "Plan of Merger");

     WHEREAS, Executive is a director and executive employee of Employer; and a director, executive employee and past stockholder of Marusa;

     WHEREAS, Executive's agreement to enter into this Employment Agreement was a material inducement to HA-LO to enter into the Plan of Merger and consummate the transactions thereunder;

     WHEREAS, Executive has had and will continue to be granted direct and substantial exposure to the customers and prospective customers of the Companies, and during the term of this Employment Agreement, Executive may have direct and substantial exposure to the customers and prospective customers of HA-LO, HA-LO's wholly and partially-owned subsidiaries and affiliates, and other entities owned or controlled, in whole or in part, by HA-LO (such entities are hereafter collectively "Related Entities");

     NOW, THEREFORE, in consideration of the foregoing premises, HA-LO's consummation of the transactions under the Plan of Merger, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, Executive, Employer and HA-LO, intending to be legally bound, hereby agree as follows:


                                      A-E-1

          1. RECITALS. Each of the above recitals is incorporated in this Employment Agreement and shall be binding upon the parties hereof. Reference is hereby made to the Plan of Merger. This Employment Agreement constitutes the Employment Agreement referred to in Section 7.02(e)(ii) of the Plan of Merger, and supersedes any and all previous agreements, understandings and commitments relating to Executive's continued employment with the Employer on and after the Effective Date, including, without limiting the generality of the foregoing, any and all agreements providing Executive with current or deferred compensation, benefits, reimbursements, allowances, options, other rights to purchase or sell property, or other amounts payable to Executive. Executive understands and agrees that each such agreement, understanding and commitment relating to his continued employment with the Companies after the Effective Date is revoked and cancelled as of the Effective Date, with no further rights or obligations on the part of either party thereto, except as such rights and obligations pertain to either Company's claim(s) against Executive for the breach or violation of any obligation to be performed by Executive prior to the Effective Date and rights to compensation and benefits accrued to the date hereof and to reimbursement for expenses incurred prior to the date hereof. Unless otherwise provided in this Employment Agreement, the capitalized terms used herein shall have the same meanings ascribed to them in the Plan of Merger.

          2. EMPLOYMENT; DUTIES. The Company hereby agree to employ Executive, and Executive hereby accepts such employment, as the President and Chief Operating Officer of the Companies, on the terms and subject to the conditions set forth herein. During the "Term" (as hereafter defined), Executive shall devote his full business time and best efforts to the performance of all duties pertaining to the Companies as shall be assigned to him from time-to-time by HA-LO, and shall not engage in any other business activity nor be gainfully employed other than pursuant to this Agreement. Such duties shall be of an executive nature and consistent in scope and responsibility with the title of President and Chief Operating Officer. The performance of Executive's duties hereunder shall be subject to the supervision, advice and direction of the Board of Directors and the Chief Executive Officer of Employer. Executive shall, subject to reasonable travel requirements in satisfaction of his responsibilities to the Employer hereunder (including, as deemed necessary by HA-LO, travel to Marusa's business and customer locations within Canada), maintain his permanent office at 701 Lee Street, Des Plaines, Illinois or at any successor office thereto within the Chicago, Illinois metropolitan area designated by HA-LO. If requested by HA-LO, Executive will cooperate with HA-LO in obtaining, for HA-LO's benefit, key-man insurance with respect to Executive, including submitting to any necessary physical examinations.


                                      A-E-2

          3. COMPENSATION. As full consideration for Executive's services hereunder, the Employer shall pay to Executive (i) an aggregate annual base salary of not less than U.S. Two Hundred Thousand Dollars (U.S. $200,000) (less applicable U.S. withholdings) ("Salary"), in equal semi-monthly installments,
(ii) performance bonuses, payable in cash by the Employer in such amounts, and subject to such criteria, as HA-LO's Board may from time-to-time determine in its sole and exclusive discretion, and (iii) performance bonuses, payable in shares of HA-LO Securities, or in options or other rights to purchase HA-LO Securities, and subject to such criteria, as HA-LO's Board may from time-to-time determine in its sole and exclusive discretion. HA-LO agrees that, subject to satisfaction of performance criteria made applicable to him, the Employer shall cause HA-LO to offer Executive the right to participate in the HA-LO Industries, Inc. Stock Plan (the "Stock Plan", a true and correct copy of which has been furnished to the Executive and by this reference expressly incorporated herein and made a part hereof), and such other stock and stock appreciation rights plans established by HA-LO for its management employees, as a group.
Executive's salary shall be reviewed annually by HA-LO's Board and shall be subject to increase (but not decrease) by HA-LO s Board in its discretion. Bonus compensation shall be payable to Executive under the provisions of clauses
(ii) and (iii), above, if and to the extent Executive satisfies the performance expectations and goals established on behalf of the Companies. Such performance expectations and goals shall be based on such reasonable financial and other criteria as HA-LO's Board may determine from time-to-time, in its exclusive discretion after consultation with the Executive. Such performance expectations and goals may be subject to annual or semi-annual revision in light of the Companies' actual results of operations, and structured in a manner which is (i) specific to Executive's designated responsibilities, (ii) conditioned upon the operating results of one or both of the Companies, or which pertain to certain key customers of one or both of the Companies, or (iii) contingent upon the satisfaction by one or both of the Companies of financial goals established through periodic budgets or projections.

          4. FRINGE BENEFITS. Subject to applicable law, and the rules and policies adopted by HA-LO's Board from time-to-time, Employer shall provide Executive with such non-performance related fringe benefits (including, but not limited to, group health and dental coverage, group life and disability insurance, and the right to participate in qualified pension and welfare benefit plans), as are provided generally to the senior employees of Employer, as a group. Such fringe benefits shall, in the aggregate, be substantially comparable to the benefits provided by HA-LO to its senior executive employees generally.


          (a) VACATION AND SICK LEAVE. For each calendar year during the Term, Executive shall be entitled to receive from the Employers the


                                      A-E-3
     same number of paid vacation and sick leave days as are provided by HA-LO to its senior management personnel pursuant to HA-LO's vacation and sick leave policies as currently in effect, or as the same may be amended from time-to-time.

          (b) MODIFICATION OF FRINGE BENEFITS. Executive acknowledges and agrees that, subject to federal and state laws and regulations and to the foregoing provisions of this Section 4, Employer, in its sole discretion, terminate, substitute, amend and/or modify any and all of the benefits, insurance programs and qualified plans now in effect or at any time hereafter adopted by Employer for the benefit of its full-time employees.


     5. EXPENSE REIMBURSEMENT AND PROMOTIONS. Subject to the rules, policies and regulations of the Employer in effect from time to time and applicable to its employees, Executive shall be entitled to reimbursement by the Employer for all reasonable and customary travel, business entertainment and other business-related expenses incurred by him in carrying out his duties under this Employment Agreement. Without limiting the generality of the foregoing, Executive shall be reimbursed for all reasonable travel and related expenses incurred in performing his duties while on assignment for Marusa within Canada. Each year during the Term, Executive and Employer shall establish a promotional budget from which Employer shall pay or reimburse Executive's expenses of promoting the services provided by the Companies, entertaining current or prospective customers of the Companies, and establishing good working relationships with the employees of the Companies.

     6.   TERMINATION.

          (a) TERMINATION. The term of this Employment Agreement (the "Term") and Executive's employment hereunder shall commence as of the Effective Date and terminate at the earlier of (i) the last day of the month during which occurs the fifth (5th) anniversary of the Effective Date, or (ii) the first to occur of any of the following events: (1) the mutual agreement of HA-LO and Executive to so terminate this Employment Agreement, (2) the death or "disability" (as hereafter defined) of Executive, (3) HA-LO's written election to cause the Employer to terminate this Employment Agreement and Executive's employment hereunder "for Cause" (as hereafter defined), or (4) Executive's written election to terminate this Employment Agreement and his employment hereunder, but only in the event the Employer shall have defaulted in a material respect in its obligations to Executive under Sections 2, 3, 4 or 5 of this Agreement, and shall have failed to cure such default within the thirty (30) day period following its receipt of written notification of such default from Executive ("Resignation for Good Reason").


                                      A-E-4

          (b) DISABILITY DEFINED. As used in this Employment Agreemenat, the term "disability" shall mean any mental, physical or emotional disability or condition which is reasonably expected to last for a continuous period of one hundred twenty (120) days or more, and which may reasonably be expected to prevent Executive from fully performing his duties hereunder.
     A disability shall be determined by a physician selected by Executive who shall be a specialist in internal medicine selected by Executive and possessing full admission privileges for at least three (3) years at one or more of the following hospitals: Northwestern Memorial Hospital, the Loyola University Medical Center or Rush-Presbyterian St. Lukes Hospital. Executive consents to a physical examination and all reasonable testing prescribed by the physician so selected (or, if Executive fails to select a physician, or lacks the requisite capacity to so select, by a physician satisfying the foregoing criteria selected by Executives personal representative and Executive hereby waives the right to contest such physician's determination that a disability so exists.

          (c) TERMINATION AFTER INITIAL TERM. Notwithstanding the other provisions of this Section 6, in the event Executive remains employed by the Employer subsequent to the fifth anniversary of this Employment Agreement, then for all purposes hereunder, and unless this Employment Agreement is amended in writing by the parties, the Term shall be deemed extended from year to year unless and until (i) terminated pursuant to subclauses (1), (2), (3) or (4) of Section 6(a), above, or (ii) by either party upon written notice given not later than ninety (90) days prior to the expiration of the Term (or, if the Term has been extended, not later than ninety (90) days prior to the expiration of the Term, as extended).

          (d) "FOR CAUSE" DEFINED. As used in this Employment Agreement, the term "for Cause" shall mean any one or more of the following: (1) Executive's theft, embezzlement, fraud or misappropriation of funds, or conspiracy with others to cause same, (2) any breach of fiduciary duty, abuse of trust or other material act of dishonesty by Executive, or Executive's violation of any other material law or ethical rule relating to his employment, (3) Executive's commission of or participation in a felony or other crime involving moral turpitude, (4) five (5) or more unexplained absences from work occurring within a three (3) month period after written notice and warning from Employer or HA-LO, (5) Executive's refusal to comply with the lawful directives rules or policies of HA-LO's Board, (6) an indictment or information is issued against HA-LO or one of the Companies alleging criminal liability due to actions taken or failed to be taken by Executive without the consent of HA-LO's Board, which indictment or information is not dismissed with prejudice within one hundred twenty
     (120) days thereafter, or (7) upon Executive's breach of any


                                      A-E-5
     material representation or material covenant set forth in this Employment Agreement and failure to substantially cure same (or, in the event such breach is incapable of prompt cure, failure to promptly undertake those actions necessary to curing same) within thirty (30) days following written notice by Employer or HA-LO.

          (e) EFFECT UPON TERMINATION. In the event the Term of this Employment Agreement is terminated by reason of death, disability, termination for Cause or resignation without Good Reason, all rights, duties and obligations of the parties pursuant to this Employment Agreement shall terminate, except to the extent of Executive's Salary and bonuses (if any) accrued through the date of termination, and Executive's accrued and vested benefits (after giving effect to the cause of such termination) under the Stock Plan and any other plan or arrangement in which Executive is participating, or under which Executive is entitled to and/or deriving benefits. In the event of termination of Executive's employment by Employer without Cause or by reason of Executive's resignation for Good Reason, Executive shall be entitled to receive the compensation and benefits described in the preceding sentence, and all compensation and benefits to which be would be entitled for the balance of the Term. In the event of Executive s death during the Term, Employer shall pay, within ninety (90) days following Executive s death, a death benefit in the amount of one (1) year s Salary. Such death benefit shall be payable to Executive s designee, and in the absence of such designation, to his personal representative. In the event Executive's employment shall terminate by reason of the expiration of the Term or its subsequent termination pursuant to subparagraph 6(c), Executive shall not be entitled to severance pay notwithstanding any contrary policies and practices of HA-LO or Employer.

          (f) SURVIVAL OF COVENANTS. Upon termination of the Term of this Employment Agreement for any reason whatsoever, the provisions of this
     Section 6, and the terms and conditions of Sections 7 through 15 of this Employment Agreement, shall remain in full force and effect, and shall be binding on and enforceable against Executive, Employer and HA-LO as though such termination had not occurred. Executive hereby acknowledges that his agreement to the survival of the terms and conditions of Sections 7 through 15 of this Employment Agreement constitute a material inducement to HA-LO to enter into this Employment Agreement.


     6. EXECUTIVE'S REPRESENTATIONS. Executive hereby represents and warrants to and with Employer and HA-LO that Executive is not bound by or subject to, and that he has not entered into, any covenants, agreements or restrictions which would be breached or violated by Executive's execution of this Employment Agreement or


                                      A-E-6
by Executive's performance of his duties hereunder. Without limiting the generality of the foregoing, Executive is not subject or party to any continuing covenants, agreements or restrictions, whether or not limited in time or geographical scope, arising out of any prior work engagement involving Executive and another party. Executive further represents and warrants to and with Employer and HA-LO that, as of the date hereof, he has not breached or violated any representation, warranty, covenant or agreement set forth in this Employment Agreement, and as of the date hereof there does not exist any breach or violation of any representation, warranty, covenant or agreement set forth in this Employment Agreement.

     7. CONFIDENTIALITY. Executive acknowledges that by virtue of the corporate offices he previously maintained with the Companies, the corporate offices he maintains pursuant to the terms of this Employment Agreement, and the right (together with others) to representation on HA-LO's Board, he has been and will continue to be granted access to, and has learned and may continue to learn of, information regarding the Companies and HA-LO which is of a confidential, private or sensitive nature (including, without limitation, results of operations and other financial data, technological advancements, telephone and computer hardware and their configurations, computer software programs and their applications, accounting methodologies, tax data, business strategies and goals, financial projections and objectives, advertising campaigns and strategies, graphic designs and other materials, telemarketing programs and techniques, telephone calling lists, hiring and screening techniques, training and quality assurance programs, telephone supervisory methods and know-how, use and utilization of tradenames, trademarks, patents, copyrights and other registrable properties, pricing systems, product and service costs, product and service designs, product and service margins, customer lists and records, customer information, purchaser lists and records, purchaser information, mark-ups and margins, marketing techniques, marketing scripts, systems and networks of distribution, supplier and vendor information, product content, Inventions (as hereafter defined) and, generally, such other confidential information, trade secrets and proprietary information) which give, or may give, the Companies or HA-LO an advantage in the marketplace against competitors (all of the foregoing, together with such other data and information intended by its holder to constitute an asset or property the rights in or to which are protectable as against third parties, are hereafter collectively referred to as "Proprietary Information"). Notwithstanding the foregoing, the term "Proprietary Information" shall not include information which (w) has been publicly disclosed by either of the Companies or HA-LO, (x) is independently developed by a party other than Employer, HA-LO or Executive, (y) is generally known within the industries or lines of business engaged in by Employer or HA-LO, or (z) constitutes Executive's general business knowledge.

          (a) PRIOR AND FUTURE DISCLOSURES. Executive hereby acknowledges that certain Proprietary Information has been


                                      A-E-7
     disclosed to Executive by the Employers (or otherwise learned by Executive) prior to the date of this Employment Agreement, and that certain Proprietary Information will be disclosed to or learned by him in the course of his employment during the Term of this Employment Agreement. Executive acknowledges that all such Proprietary Information is intended by the Employer and HA-LO to constitute their exclusive assets and properties and represents that, to the best of his knowledge, no third party has asserted, or has the right to assert, any claim of ownership in any such Proprietary Information.

          (b) WAIVER OF EXECUTIVE CLAIMS. Executive agrees that he shall not, at any time during the Term or during the ten (10) years immediately following the expiration of this Employment Agreement, directly or indirectly, (i) file any claim or assert any interest in or to, (ii) assist others in filing any claim or asserting any interest in or to, (iii) knowingly use or assist others in using to the detriment of the Companies, HA-LO or Related Entities, or (iv) knowingly use or assist others in using in contravention of any law or rule, any facts, data, information or other properties and assets of the Employers, HA-LO or Related Entities which are known by him to constitute Proprietary Information.

          (c) COVENANT NOT TO USE PROPRIETARY INFORMATION TO PERSONAL ADVANTAGE. Executive agrees that during the Term and for a continuous period of ten (10) years thereafter, for any reason whatsoever, Executive shall hold and keep secret all Proprietary Information previously known to him or at any time hereafter disclosed to or learned by him, and Executive shall not directly or indirectly disclose such Proprietary Information to any person, firm, court, governmental agency or corporation, or in any manner use the same, except in connection with the business and affairs of the Companies and HA-LO; PROVIDED, HOWEVER, that Executive may disclose Proprietary Information (i) to his attorney in connection with the prosecution or defense of any claim brought by or against Employer or HA-LO to which Executive is a party or a witness, or (ii) which Executive is required to disclose pursuant to any court order, subpoena, civil investigative demand or other legal process.

     8. NON-COMPETITION COVENANTS. Executive covenants that during the Restricted Period (hereafter defined), for any reason whatsoever, Executive shall not, directly or indirectly, in the continental United States, or in any province or other political jurisdiction within Canada, for his own account, or as an employee, consultant, agent, partner, joint venturer, owner or officer of any other person, firm, partnership, corporation or other entity, or in any other capacity, in any way conduct or engage (i) in a telemarketing business which competes with the telemarketing businesses engaged in by the Companies and/or HA-LO at the time of termination of Executive s employment, or (ii) in which Executive,


                                      A-E-8
directly or indirectly, uses or discloses Proprietary Information; provided, however, that without implication that Executive would be prohibited from doing so but for this proviso, Executive shall not, following such termination, be precluded from accepting employment with an entity engaging in telemarketing activities for its sole and exclusive account (and not as a service organization on behalf of others), so long as (x) the telemarketing services are ancillary to the primary business of such entity, and do not represent a source of more than ten percent (10%) of such entity's total gross revenues in any one year period, and (y) such entity has not been a customer or Prospective Customer (as hereafter defined) of one of the Companies during the six (6) month period
preceding termination of this Employment Agreement.   For purposes of this
Employment Agreement, the term "Restricted Period" shall mean the period beginning on the date hereof and ending on the last day of the twelfth (12th) full calendar month following the date upon which this Employment Agreement terminates; PROVIDED, HOWEVER, that in the event the Executive's employment hereunder shall be terminated by the Employer without Cause or the Executive shall resign for Good Reason, the Restricted Period shall end on the date of termination of Executive's employment with the Employer.

     9. NON-SOLICITATION. Executive hereby covenants and agrees that during the Restricted Period, for any reason whatsoever, he shall not, directly or indirectly, for his own account, or as an employee, consultant, agent, partner, joint venturer, owner or officer of any other person, firm, partnership, corporation or other entity, or in any other capacity, in any way call upon or solicit, any person or entity which then is, or at any time prior thereto was, a customer or Prospective Customer of one of the Companies or HA-LO to render telemarketing services; provided, however, the foregoing covenant and agreement shall not apply to any customer or Prospective Customer of HA-LO, so long as (i) either (A) HA-LO's gross revenues attributable to such customer (or any subsidiary or affiliate thereof) for any fiscal year did not exceed the sum of Fifteen Thousand Dollars ($15,000), or (B) Executive, in his capacity as an officer of the Companies, had no direct contact with, or direct or indirect responsibility for, such customer or Prospective Customer, and (ii) Executive is not in possession of, has not had direct access to, and has never been informed, orally or in writing, of any Proprietary Information respecting or concerning such customer or Prospective Customer. For purposes of this Employment Agreement, the term "Prospective Customer" shall mean any person, firm, partnership, corporation or other entity to which one of the Companies or HA-LO has made a written presentation or proposal, or presented written materials at a meeting, within the six (6) month period immediately prior to the date upon which this Employment Agreement terminates.

     10.  NON-DISTURBANCE; NON-DISPARAGEMENT.   Executive hereby covenants and
agrees that during the Restricted Period, for any reason whatsoever, he shall not, directly or indirectly, for his own account, or as an employee, consultant, agent, partner, joint


                                      A-E-9
venturer, owner or officer of any other person, firm, partnership, corporation or other entity, or in any other capacity (i) solicit any officer or management employee of one of the Companies or HA-LO to terminate his employment with one of the Companies or HA-LO, (ii) knowingly and wilfully disparage, denounce, make material misrepresentations with respect to, or otherwise circulate or encourage the circulation of false or misleading information concerning, the Companies, HA-LO, or any of their respective officers, directors, shareholders, employees, agents, customers or representatives, or otherwise treat any such person in a manner intended to portray, or which places such person in a position of ridicule or derision, or (iii) knowingly or willfully disparage, denounce, make material misrepresentations with respect to, or otherwise knowingly or willfully circulate or encourage the circulation of false or misleading information concerning, the Companies or HA-LO, or their respective employees, owners, stockholders, directors, officers, affiliates, parents, subsidiaries, agents and representatives, or their respective products, services, products and services under development, work product or other assets.

     11. RETURN OF MATERIALS. Executive will, at any time upon the request of the Employer or HA-LO (and as a condition precedent to further or future payments of Salary or benefits provided under this Employment Agreement), and in any event upon the termination of his employment hereunder, for whatever reason, immediately return, surrender and deliver to HA-LO, or at its direction, at Executive's sole expense, (i) originals and all copies of all Proprietary Information, and all other papers, properties, notes, financial statements, spread sheets, projections, employee data, supplies, software, computer hardware and peripherals, data and other assets, in his possession or under his custody, and whether or not obtained or created by Executive as a result of, during the course of or in connection with his employment under this Employment Agreement, and (ii) a written statement, dated after such delivery, signed by Executive and notarized by a licensed Notary Public, in which Executive expressly states that he is not in possession, custody or control, directly or indirectly, of any assets or properties owned by or belonging to the Companies, HA-LO or a Related Person or Entity, and that he has not granted any other person any such possession, custody or control.

     12. INVENTIONS AND OTHER MATTERS. Executive agrees that all ideas, inventions, discoveries or improvements (collectively, "Inventions") which Executive, individually or with others, may originate or develop while employed at any time with Employer, relating to the business or products of the Companies or their actual or demonstrably anticipated research or development, or which result from any work performed by Executive hereunder or otherwise for either of the Companies, shall belong to and be the sole property of the Companies. Executive further agrees, without further consideration, to promptly disclose each such Invention to the Companies, and to such other individuals as HA-LO may direct.


                                     A-E-10

Executive further agrees to execute and to join others in executing such applications, assignments and other documents as may be necessary or convenient to vest in the Companies full title to each such Invention and as may be necessary or convenient to obtain United States and foreign patents and copyrights thereon to the extent the Companies may so choose. Executive further agrees to testify in any legal proceeding relative to such Invention whenever requested to do so by HA-LO, at HA-LO's expense. Executive further agrees that he will not at any time, except as authorized by HA-LO, publish or disclose any information or knowledge concerning any Inventions.

          (a) PRESUMPTION OF WORK-FOR-HIRE. For purposes of this Employment Agreement, an Invention shall be deemed to have been made during the period of the Executive's employment if during such period, the Invention was conceived, in part or in whole, or first actually reduced to practice, and the Executive agrees that any patent application filed within one (1) year after termination of his employment hereunder shall be presumed to be related to an Invention made during the term of his employment unless Executive can provide evidence as to the contrary.

          (b) EXCEPTIONS. This Section shall not apply to an invention for which no equipment, supplies, facilities, Proprietary Information or other materials of the Companies were used and which was designed and constructed entirely on Executive's own time, unless (x) such Invention relates to the telemarketing business or a Company's actual or demonstrably anticipated research or development, or (y) the invention results from any specific work assignment performed by Executive for a Company pr HA-LO.

     13.  REMEDIES.

     Executive acknowledges that compliance with the restrictive covenants set forth in Sections 7 through 13 herein is necessary to protect the business, goodwill and Proprietary Information of each Company, HA-LO and certain Related Entities, and that a breach of these restrictions may irreparably and continually damage such entity, for which monetary damages may not be adequate. Consequently, Executive agrees that, in the event that he violates or breaches any of these covenants, the Employer and/or HA-LO shall be entitled to both (1) a temporary, preliminary or permanent injunction in order to prevent the continuation of such harm, and (2) monetary damages insofar as they can be determined. Nothing in this Employment Agreement, however, shall be construed to prohibit an aggrieved entity from also pursuing any other remedy, the parties having agreed that all remedies are to be cumulative. The parties expressly agree that the Employer or HA-LO may, in their sole discretion, choose to enforce the restrictive covenants in Sections 7 through 13 hereof, in part, or to enforce any of said


                                     A-E-11
restrictive covenants to a lesser extent than that set forth herein.

     14. REVISION. In the event that any of the provisions, covenants, warranties or agreements in Sections 7-14, inclusive, of Employment Agreement are held to be in any respect an unreasonable restriction upon or are otherwise invalid, for whatsoever cause, then the court so holding shall reduce and is so authorized to reduce, the territory to which it pertains and/or the period of time in which it operates, or the scope of activity to which it pertains or effect any other change to the extent necessary to render any of the restrictions of this Employment Agreement enforceable.

     15.  GENERAL PROVISIONS.

          (a) SEVERABILITY. Each of the terms and provisions of this Employment Agreement is to be deemed severable in whole or in part and, if any term or provision of the application thereof in any circumstances should be invalid, illegal or unenforceable, the remaining terms and provisions or the application thereof to circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and shall remain in full force and effect.

          (b) BINDING AGREEMENT. This Employment Agreement shall be binding upon the parties, their heirs, successors, personal representatives and assigns. The Employer or HA-LO may assign this Agreement to their successors in interest to the business, or part thereof, of the Employer or HA-LO, provided that the assignee assumes all of the liabilities of the assignor hereunder. Executive may not assign any of his obligations or duties hereunder.

          (c) CONTROLLING LAW AND JURISDICTION. This Employment Agreement shall be governed by and interpreted and construed according to the laws of the State of Illinois. Executive, Employer and HA-LO all hereby consent to the sole and exclusive jurisdiction of the state and federal courts in the County of Cook, Illinois, in the event that any disputes arise under this Employment Agreement.

          (d) ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties with regard to the subject matter hereof, and may not be changed orally, but only by an agreement in writing signed by the parties hereto.

          (e) FAILURE TO ENFORCE. The failure to enforce any of the provisions of this Employment Agreement shall not be construed as a waiver of such provisions. Further, any express waiver by any party with respect to any breach of any provision hereunder by any other party shall not constitute a


                                     A-E-12
     waiver of such party's right to thereafter fully enforce each and every provision of the Employment Agreement.

          (f) HEADINGS. All numbers and Section headings are for reference only and are not intended to qualify, limit or otherwise affect the meaning or interpretation of any such Section.

          (g) NOTICES. All notices which are required, permitted or contemplated hereunder to be given or made shall be given or made in writing by certified mail (return receipt requested) to HA-LO at 5980 West Touhy Avenue, Niles, Illinois, 60174, Attention: Chief Executive Officer, and to Executive at the last address shown in Executive's personnel file.

          (h) GENDER. The masculine, feminine or neuter pronouns used herein shall be interpreted without regard to gender, and the use of the singular or plural shall be deemed to include the other whenever the context so requires.

     17. GUARANTY. HA-LO hereby guarantees the full and prompt payment and performance of all obligations of Employer under this Agreement. The foregoing is a guaranty of performance and not of collection, and Executive shall not be required to resort to Employer in the event of non-payment or non-performance by Employer. HA-LO hereby waives all suretyship defenses to the foregoing guaranty, whether presently existing or hereafter arising.

     WHEREFORE, the parties have executed this Agreement on the date and year first above written.


MARKET USA, INC.


By: _______________________
     Its:__________________

HA-LO INDUSTRIES, INC.


By: _______________________        ______________________________
     Its:__________________                  SAMUEL OKNER


                                     A-E-13

                                                                    EXHIBIT F


                                   November 9, 1995


Merchant Partners, Limited Partnership
9690 Deereco Road
Timonium, Maryland 21093

Gentlemen:

     This letter memorializes a verbal understanding among the parties hereto which was reached in October, 1993. The undersigned, Sy N. Okner and Samuel Okner (collectively, the "Okners"), are the owners of all of the outstanding shares of Market USA Inc. and Marusa, Inc. (the "Companies"). In consideration of the sum of $1,000, which you, Merchant Partners, Limited Partnership ("Merchant Partners") have paid to the Okners, the receipt of which is hereby acknowledged, the Okners agree as follows:

     1. The Okners hereby grant to Merchant Partners the irrevocable option (the "Option") to purchase a number of shares of capital stock of the Companies equal to 25% of the outstanding capital stock of all classes of each of the Companies at the time of exercise of the Option, computed on a fully diluted basis. The aggregate exercise price with respect to the Option (the "Exercise Price") shall be $4,000,000. Notwithstanding the foregoing, in the event the enterprise value (as herein defined) of the Companies, at the time of exercise of the Option, shall exceed $20,000,000, the percentage of the outstanding capital stock of the Companies which shall be subject to the Option shall be computed in accordance with the attached table, but shall in no event be less than 20%. For the purposes of the preceding sentence, "enterprise value" shall mean the going concerning value of the Companies, taken as a whole. Enterprise value shall be as reasonably agreed by the Okners and Merchant Partners, and in the absence of such an agreement, by an independent appraiser jointly selected by the Okners and Merchant Partners. The fees of any such appraiser shall be paid by Merchant Partners.

     2. The Option may be exercised, in whole only, by written notice given to the Okners not later than five years next following the date hereof, accompanied by payment of the Exercise Price. Notwithstanding the foregoing, the exercise of the Option shall be ineffective if, within 10


                                      A-F-1

Merchant Partners, Limited Partnership
Page 2


          days after such exercise, the Okners shall notify Merchant Partners in writing that (x) the Companies then have a substantial business relationship with Sears, Roebuck & Co., and (Y) in the Okners' reasonable opinion, Merchant Partners' ownership of shares of the Companies would have a material adverse effect on that relationship. If the Okners shall so notify Merchant Partners, its exercise of the Option shall be null and void, as if the Option had never been exercised.

     3. The Okners shall cause all certificates representing shares of the Companies owned by them to be legended to reflect the fact that they are subject to the Option. In the event either of them shall transfer any of these shares, they shall cause the certificates issued to the transferee to bear this legend. Merchant Partners may transfer the Option with the consent of the Okners, which shall not unreasonably be withheld or delayed.

     Please indicate your agreement with the foregoing by signing the enclosed copy of this letter in the space provided and returning it to us.

                                   Very truly yours,

                                   /s/ Seymour N. Okner
                                   Seymour N. Okner

                                   /s/ Samuel P. Okner
                                   Samuel P. Okner

AGREED:

MERCHANT PARTNERS, LIMITED PARTNERSHIP

By:  Merchant Advisors, Limited Partnership,
     general partner

     By:  Merchant Development Corp.,
          general partner


     By:  /s/ Raymond L. Bank
          ------------------------------
          Raymond L. Bank, President


                                      A-F-2

Merchant Partners, Limited Partnership
Page 3


SCENARIO OF AN OPTION BASED ON OWNERSHIP % AND COMPANY VALUE
- ------------------------------------------------------------

ASSUMPTION:

     ASSUME AN OPTION TO BUY X% OF A COMPANY, DEPENDENT UPON ENTERPRISE VALUE. THE EXERCISE OF THE OPTION IS A CONSTANT $4,000,000. THE INITIAL $4,000,000 IS EQUAL TO 25% OF THE COMPANY. FOR EACH $1,000,000 THE ENTERPRISE VALUE INCREASES, THE OWNERSHIP % DECREASES BY 0.25%. ONCE A $40,000,000 OR HIGHER ENTERPRISE VALUE HAS BEEN ACHIEVED, THE OWNERSHIP PERCENTAGE REMAINS FIXED.



                                    Enterprise       Imputed Value
     Exercise Cost     Own %          Value          Upon Exercise
     -------------     -----          -----          -------------
     $  4,000,000      25.00%     $  20,000,000      $  5,000,000
     $  4,000,000      24.75%     $  21,000,000      $  5,197,500
     $  4,000,000      24.50%     $  22,000,000      $  5,390,000
     $  4,000,000      24.25%     $  23,000,000      $  5,577,500
     $  4,000,000      24.00%     $  24,000,000      $  5,760,000
     $  4,000,000      23.75%     $  25,000,000      $  5,937,500
     $  4,000,000      23.50%     $  26,000,000      $  6,110,000
     $  4,000,000      23.25%     $  27,000,000      $  6,277,500
     $  4,000,000      23.00%     $  28,000,000      $  6,440,000
     $  4,000,000      22.75%     $  29,000,000      $  6,597,500
     $  4,000,000      22.50%     $  30,000,000      $  6,750,000
     $  4,000,000      22.25%     $  31,000,000      $  6,897,500
     $  4,000,000      22.00%     $  32,000,000      $  7,040,000
     $  4,000,000      21.75%     $  33,000,000      $  7,177,500
     $  4,000,000      21.50%     $  34,000,000      $  7,310,000
     $  4,000,000      21.25%     $  35,000,000      $  7,437,500
     $  4,000,000      21.00%     $  36,000,000      $  7,560,000
     $  4,000,000      20.75%     $  37,000,000      $  7,677,500
     $  4,000,000      20.50%     $  38,000,000      $  7,790,000
     $  4,000,000      20.25%     $  39,000,000      $  7,897,500
     $  4,000,000      20.00%     $  40,000,000      $  8,000,000
                                     and up


MERCHANT PARTNERS, LIMITED PARTNERSHIP

By:  Merchant Advisors, Limited Partnership,
     general partner

     By:  Merchant Development Corp.,
          general partner


     By:  /s/ Raymond L. Bank
          --------------------
          Raymond L. Bank, President


                                      A-F-3

                                                                    EXHIBIT G

                               AFFILIATE AGREEMENT
                               -------------------


     THIS AFFILIATE AGREEMENT ("Affiliate Agreement") is made and entered into as of this ____ day of __________, 1996, by and between the undersigned [individual or trust] ("Shareholder"), and HA-LO INDUSTRIES, INC., an Illinois corporation ("HA-LO").

     The background of this Affiliate Agreement is as follows:

     As of the date of this Affiliate Agreement, Shareholder is [an executive officer, director or shareholder of Market USA, Inc., an Illinois corporation ("Market USA"),] [and/or executive officer, director and shareholder of Marusa Marketing Inc., a Canadian federal corporation ("Marusa")]. Pursuant to an Agreement and Plan of Merger and Amalgamation dated as of June 14, 1996 (the "Plan of Merger"), among Shareholder, the other shareholders of Market USA and Marusa, HA-LO, Market USA, Marusa, and others, it was agreed that, upon satisfaction of certain conditions, HA-LO's wholly-owned Illinois and Canadian subsidiaries would merge into and amalgamate with Market USA and Marusa, respectively, in a unitary transaction intended to qualify simultaneously as (i) a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, (ii) an amalgamation exempt from taxation under the Canada/U.S. Income Tax Convention, and (iii) a "pooling of interests" under generally accepted accounting principles ("GAAP"), the published statements of the Financial Accounting Standards Board ("FASB"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The aforesaid tax and accounting treatments (hereafter collectively referred to as the "Merger Benefits") were a material inducement to the parties to enter into the Plan of Merger. Shareholder's agreements hereunder constituted an inducement to HA-LO to enter into the Plan of Merger, and HA-LO's obligation to consummate the transactions contemplated under the Plan of Merger are expressly conditioned upon Shareholder's execution and delivery of this Affiliate Agreement prior to the effectiveness of said transactions (as defined in Section 1.04 of the Plan of Merger, the "Effective Time"). Unless otherwise provided in this Affiliate Agreement, the capitalized terms used herein shall have the same meanings ascribed to them in the Plan of Merger.

     Pursuant to the Plan of Merger, Market USA and Marusa (in their merged and/or amalgamated composition) would become wholly-owned subsidiaries of HA-LO, and Shareholder would receive shares of HA-LO's common capital voting stock, no par value (the "Acquiror Securities"), in exchange for Shareholder s total shareholdings in Market USA and/or Marusa (the "Target Securities"). It is the


                                      A-G-1
parties' good faith belief and understanding that Shareholder is an "affiliate" of Market USA and/or Marusa prior to the Effective Time, and may be an "affiliate" of HA-LO on and after the Effective Time. As used herein, "affiliate" shall have the same meaning given to such term for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Commission under the Securities Act, and/or as used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission.

     By and through this Affiliate Agreement, Shareholder is (i) acknowledging that certain requirements of the Code, the Canada Tax Act, GAAP, Financial Accounting Statements of FASB ("FAS") and the Securities Act (among other laws and rules) may govern or limit the applicability and/or availability of the Merger Benefits in the event of a sale, transfer or other disposition by Shareholder of his Target Securities and Acquiror Securities, (ii) representing and warranting to and for the benefit of HA-LO that Shareholder will not take any action which could jeopardize the treatment of the merger of Market USA and the amalgamation of Marusa as a pooling of interests for accounting purposes,
(iii) covenanting and agreeing to be bound by certain additional restrictions governing his holding and/or disposition of Acquiror Securities prior to the second anniversary of the Effective Time under the Plan of Merger, and (iv) acknowledging and agreeing that HA-LO shall have no obligation or responsibility to facilitate the sale, transfer or other disposition of Acquiror Securities received by Shareholder under the Plan of Merger except to the extent set forth in the Registration Rights Agreement attached hereto as Annex "1" (the "Registration Agreement"), which shall be executed concurrently herewith by HA-LO, Shareholder and the other shareholders of Market USA and/or Marusa, or paragraph 7 hereof.

     NOW, THEREFORE, in consideration of the premises, the agreement of the parties to enter into and consummate the transactions contemplated under the Plan of Merger, and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, Shareholder and HA-LO, intending to be legally bound, covenant to and agree, each with the other, as follows:

     1. In the event Shareholder receives any Acquiror Securities under, pursuant to or as a result of the Plan of Merger, Shareholder shall not make any sale, transfer or other disposition of such Acquiror Securities in violation of the Securities Act or Rules and Regulations of the Commission.

     2. Shareholder acknowledges and represents that Shareholder has carefully read the Plan of Merger and this Affiliate Agreement, and to the extent Shareholder deemed it necessary, Shareholder has discussed the requirements of these documents, and other applicable limitations on Shareholder s ability to sell, transfer or otherwise


                                      A-G-2
dispose of Acquiror Securities, with legal counsel of Shareholder s selection.

     3. Shareholder understands the transactions contemplated under the Plan of Merger must be submitted for a vote of the stockholders of HA-LO pursuant to a Proxy Statement containing, in part, material information concerning, and provided by or on behalf of, Market USA, Marusa and Shareholder. In connection with such solicitation, and otherwise for the purpose of consummating the transactions contemplated under the Plan of Merger, the Proxy Statement and other written materials prepared by or on behalf of HA-LO may deem Shareholder to be an "affiliate" of Market USA and Marusa prior to the Effective Time, and
an "affiliate" of HA-LO on and after the Effective Time.   Shareholder hereby
agrees that, whether or not such classification is correct, Shareholder shall not take objection to, and Shareholder shall not cause or suffer others to take objection to, such classification, if such objection could result in, or effect, any modification, alteration, amendment, restatement or nullification of any term or provision set forth in this Affiliate Agreement or otherwise intended to be binding on Shareholder and Shareholder's successors and assigns.

     4. Shareholder hereby agrees that, from the Effective Time through the second anniversary of the Effective Time, Shareholder shall not sell, transfer or otherwise dispose of Acquiror Securities, howsoever acquired, unless such sale is pursuant to and in compliance with the terms and conditions of this Affiliate Agreement. In addition, Shareholder agrees he shall not sell, transfer or otherwise dispose of Acquiror Securities issued to him under the Plan of Merger unless (x) such sale, transfer or disposition has been effectively registered under the Securities Act, including pursuant to the Registration Agreement for as long as he shall remain an "affiliate" of HA-LO,
(y) such sale, transfer or disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act, or (z) in the opinion of counsel reasonably acceptable to HA-LO, such sale, transfer or disposition is exempt from registration under the Securities Act.

     5. Anything in this Affiliate Agreement to the contrary notwithstanding, Shareholder covenants and agrees with HA-LO that Shareholder shall not, directly or indirectly, (i) during the thirty (30) days prior to the Effective Time, sell, transfer or otherwise dispose of any shares of Target Securities, or (ii) sell, transfer or otherwise dispose of any shares of Acquiror Securities, whether or not received by Shareholder under the Plan of Merger, during the period from the Effective Time until after such time as results covering at least thirty (30) days of combined operations of Market USA, Marusa and HA-LO have been published by HA-LO in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement


                                      A-G-3
which includes such combined results of operations for Market USA, Marusa and HA-LO. For purposes of this Affiliate Agreement, the separate periods during which Shareholder shall be prohibited from selling, transferring or otherwise disposing of Target Securities or Acquiror Securities pursuant to this Section 5 are hereafter collectively, the "Pooling Periods".

     6. Shareholder understands and agrees it is intended the transactions under the Plan of Merger will be treated as a "pooling of interests" in accordance with GAAP, FAS and Rules and Regulations promulgated by the Commission under the Securities Act. Shareholder agrees that Shareholder's forbearance from selling, transferring or otherwise disposing of Target Securities and Acquiror Securities during a Pooling Period is required to preserve the Merger Benefits.

     7.   Following expiration of the Pooling Periods:

          (a) Shareholder and the other shareholders of Market USA and/or Marusa shall not collectively sell Acquiror Securities in aggregate quantities in excess of the amounts specified in Section 2(a) of the Registration Agreement applicable for each period set forth therein; and

          (b) for so long as shall be necessary in order to permit Shareholder to sell Acquiror Securities issued to him under the Plan of Merger pursuant to Rule 145 under the Securities Act, and to the extent applicable, Rule 144 under the Securities Act, HA-LO shall file those reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in order to permit Shareholder to sell Acquiror Securities pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144.

     Shareholder understands that, except as set forth in the Registration Agreement on this Agreement, HA-LO shall be under no obligation to register the sale, transfer or other disposition of any Acquiror Securities by or on behalf of Shareholder or to take any other action necessary in order to make compliance with an exemption from registration available.

     8. Nothing set forth in this Affiliate Agreement shall be deemed to evidence a present intention on the part of Shareholder to dispose of any Acquiror Securities, and Shareholder expressly disclaims any such intention. This Agreement merely establishes parameters for the disposition by Shareholder of Acquiror Securities should Shareholder elect in the future to do so.

     9. Shareholder agrees that stop transfer instructions shall be given to HA-LO's transfer agent with respect to the shares of Acquiror Securities issued to Shareholder under the Plan of Merger (other than those shares which are eligible for registration and


                                      A-G-4
sale from time to time under the Registration Agreement following the expiration of the Pooling Periods) and that there will be placed on the certificates for such shares, or on any substitutions therefor, a legend stating in substance:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED ___________ BETWEEN THE REGISTERED HOLDER HEREOF AND HA-LO INDUSTRIES, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF HA-LO INDUSTRIES, INC."

     The foregoing "stop transfer" instructions shall be terminated with respect to said Acquiror Securities at the times at which they become eligible for registration and sale pursuant to the Registration Agreement.

     10. Shareholder hereby represents and warrants to HA-LO that he possesses the full power, right and authority to execute and deliver this Agreement, and to make the representations, warranties, covenants and agreements herein contained, and to perform all of his obligations hereunder. This Affiliate Agreement shall inure to the benefit of HA-LO and its successors and assigns, and shall be binding upon, and obligate, Shareholder and Shareholder s successors and assigns. This Affiliate Agreement shall be specifically enforceable by HA-LO, with or without proof of monetary damages. This Affiliate Agreement may be amended only in a writing signed by the parties, and shall be construed in accordance with, and governed by, the internal laws of the State of Illinois. In the event of any dispute under this Affiliate Agreement, the matter shall be settled by resort to the federal or state courts with venue in the County of Cook, State of Illinois, and in no other location.

     IN WITNESS WHEREOF, the parties have executed this Affiliate Agreement as of the day and year first above written.


                              -----------------------------------
                              Shareholder

                              HA-LO INDUSTRIES, INC.


                              By:
                                   ------------------------------
                                   Its:
                                        -------------------------


                                     A-G-5

                                                  ANNEX 1 TO AFFILIATE AGREEMENT


                            REGISTRATION RIGHTS AGREEMENT


    This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of __________ __, 1996, by and among HA-LO INDUSTRIES, INC., an Illinois corporation (together with its permitted successors and assigns, the "Company"), and the persons whose signatures appear on the execution pages of this Agreement (the "Shareholders").

    This Agreement is made pursuant to the Agreement and Plan of Merger dated as of June __, 1996 (the "Merger Agreement") by and among the Company, HA-LO Acquisition Corporation, Inc., HA-LO Acquisition Corporation of Canada, Ltd., Market USA, Inc., MARUSA Marketing Inc., and the Shareholders, pursuant to which the Shareholders will receive shares of Common Stock (as defined below) of the Company.

    The parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be bound hereby, agree as follows:

SECTION 1. DEFINITIONS.

    As used in this Agreement, the following terms shall have the following meanings:

    ADVICE:  See Section 6 hereof.

    AFFILIATE means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    BUSINESS DAY means any day that is not a Saturday, a Sunday or a legal holiday on which banking institutions in the State of Illinois are not required to be open.

    CLAIMS:  See Section 8(a) hereof.

    CLOSING DATE means the date upon which the transactions contemplated by the Merger Agreement are consummated.


                                        A-G-6

    COMMON STOCK means the Common Stock, no par value, of the Company, or any other shares of capital stock of the Company into which such stock shall be reclassified or changed (by operation of law or otherwise). If the Common Stock has been so reclassified or changed, or if the Company pays a dividend or makes a distribution on its Common Stock in shares of capital stock, or subdivides (or combines) its outstanding shares of Common Stock into a greater (or smaller) number of shares of Common Stock, a share of Common Stock shall be deemed to be such number of shares of capital stock and amount of other securities to which a holder of a share of Common Stock outstanding immediately prior to such reclassification, exchange, dividend, distribution, subdivision or combination would be entitled.

    CUTBACK REGISTRATION means any registration in which the managing underwriter advises the Company that marketing factors require a limitation of the number of Registrable Shares to be underwritten in such registration.

    DELAY PERIOD:  See Section 2(b) hereof.

    DELAY NOTICE:  See Section 2(b) hereof.

    DELAYING NOTICE:  See Section 3(d) hereof.

    DEMAND EFFECTIVENESS PERIOD:  See Section 3(b) hereof.

    DEMAND REQUEST:  See Section 3(a) hereof.

    EFFECTIVENESS PERIOD:  See Section 2(b) hereof.

    EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

    MERCHANT AGREEMENT means that certain Registration Rights Agreement dated as of January 11, 1995, as amended, between the Company and Merchant Partners, L.P.

    NOTICE OF DEMAND REQUEST:  See Section 3(a) hereof.

    PERSON means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

    POOLING PERIOD means the period of time beginning on the Closing Date and ending on the date that the date Company publishes an earnings release meeting the requirements of APB Opinion No. 16.

    PROSPECTUS means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as


                                        A-G-7
part of an effective Registration Statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

    REGISTRABLE SHARES means the shares of Common Stock issued to the Shareholders pursuant to the Merger Agreement, until in the case of any such share (i) it has been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective Registration Statement under the Securities Act or (ii) it has been transferred other than pursuant to Rule "4(1-1/2)" (or any similar private transfer exemption) under the Securities Act. Where specified herein, "Registrable Shares" may also refer to the shares of Common Stock held by any other person.

    REGISTRATION DOCUMENTS:  See Section 8(a) hereof.

    REGISTRATION STATEMENT means any registration statement of the Company that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

    REQUESTED REGISTRATION means a registration demanded pursuant to Section 3 for which the Registration Statement relating thereto has been declared effective by the SEC and for which no stop-order suspending the effectiveness of such registration statement has been issued by the SEC within the Demand Effectiveness Period which prevents the Shareholders from completing the distribution of their Registrable Shares described included in such Registration Statement.

    SEC means the Securities and Exchange Commission.

    SECURITIES ACT means the Securities Act of 1933, as amended.

    SHELF REGISTRATION:  See Section 2(a) hereof.

    SHAREHOLDERS:  See the introductory clauses hereof.

    UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING means a registration in which securities of the Company are sold to or through one or more underwriters, on a firm commitment basis, for reoffering or sale to the public.

    WEISBACH:  See Section 3(a) hereof.


                                        A-G-8

SECTION 2.  REQUIRED SHELF REGISTRATION.

         (a) The Company shall file with, and shall cause to be declared effective by, the SEC prior to times set forth below, a Registration Statement under the Securities Act relating to the following number of Registrable Shares, which Registration Statement shall provide for the sale by the holders thereof of the Registrable Shares included therein from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, but need not provide for an underwritten registration (each, a "Shelf Registration"):

              (i) prior to the completion of the Pooling Period, a whole number of shares of Common Stock equal to (x) the quotient of $11 million divided by the average per share price of Common Stock for the ten trading days prior to the Closing Date if the Closing Date occurs on or before August 31, 1996 or (y) the quotient of $15 million divided by the average per share price of Common Stock for the ten trading days prior to the Closing Date if the Closing Date occurs after August 31, 1996 (it being understood, however, that the Company shall not be required to request acceleration of the effective date of such Registration Statement until the completion of the Pooling Period);

              (ii) prior to the first anniversary of the Closing Date, a whole number of shares of Common Stock equal to the product of (x) the number of shares of Common Stock then held by the Shareholders which were acquired pursuant to the Merger Agreement multiplied by (y) 50%; and

              (iii) prior to the second anniversary of the Closing Date, the remaining number of shares of Common Stock acquired by the Shareholders pursuant to the Merger Agreement which have not previously been sold or otherwise disposed of.

         (b) The Company agrees to use its best efforts to keep each Registration Statement filed pursuant to this Section 2 continuously effective and usable for the resale of Registrable Shares for a period ending on the earlier of (i) two years from the date upon which such Registration Statement was declared effective and (ii) the first date on which all the Registrable Shares covered by such Shelf Registration have been sold pursuant to such Registration Statement.

         (c) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to file a Registration Statement or cause it to be declared effective at a time (x) after completion of a fiscal year end, but prior to the availability of the year end audited financial statements, (y) when the Company, in the good faith judgement of its board of directors shall determine that any offering of Registrable Shares would


                                        A-G-9
impede, delay or otherwise interfere with any pending or contemplated acquisition involving the Company or (z) when the Company is in possession of material information which, in the good faith judgment of the Company's board of directors, if disclosed in a Registration Statement, would be materially harmful to the interests of the Company and its shareholders (any such period in clauses
(y) or (z) is referred to as a "Delay Period"). A Delay Period shall commence on and include the date that the Company gives written notice (such notice referred to herein as the "Delay Notice") to the Shareholders that it is not required to file a Registration Statement or cause it to be declared effective pursuant to the provisions of this Section 2(c) and shall end on the date when the Shareholders are advised in writing by the Company that the current Delay Period is over (it being understood that the Company shall give such notice to all Shareholders promptly upon making the determination that the Delay Period is over); PROVIDED; HOWEVER, that the Company shall not be entitled to Delay Periods having durations that exceed 90 days in the aggregate during any calendar year. Each Shareholder shall cease all disposition efforts with respect to Registrable Shares held by them immediately upon receipt of a Delay Notice.

         (d) The two year time period for which the Company is required to maintain the effectiveness of any Registration Statement shall be extended by the aggregate number of days of all Delay Periods and such two year period or the extension thereof required by the preceding sentence is hereafter referred to as the "Effectiveness Period."

         (e) The Company may, in its sole discretion, include other securities in such Shelf Registration (whether for the account of the Company or otherwise, including without limitation any securities of the Company held by security holders, if any, who have piggyback registration rights with respect thereto) or otherwise combine the offering of the Registrable Shares with any offering of other securities of the Company (whether for the account of the Company or otherwise).

SECTION 3.  REQUESTED REGISTRATION.

         (a) If at any time prior to the satisfaction of the Company's obligations to file and keep effective the Shelf Registrations pursuant to
Section 2(a) hereof, Lou Weisbach ("Weisbach") is no longer the Chairman of the Board of the Company, Shareholders owning a majority of the Registrable Shares, shall have the right to require the Company, by written request (the "Demand Request"), to effect an underwritten registration with respect to the Registrable Shares owned by such Shareholders and their respective Affiliates. The Company will give prompt written notice (the "Notice of Demand Request") of such demand for an underwritten registration to all Shareholders and thereupon the Company shall, as expeditiously as reasonably practicable, file a


                                        A-G-10

Registration Statement relating to the registration under the Securities Act of
(i) first, the Registrable Shares which the Company has been so requested to register by the demanding Shareholders and (ii) second, all other Registrable Shares as to which Shareholders (other than the demanding Shareholders) shall have made a written request to the Company for registration thereof within 30 days after the Notice of Demand Request, all to the extent necessary to permit the sale or other disposition in an underwritten offering by such Shareholders of the Registrable Shares to be so registered; PROVIDED; HOWEVER, that (i) if such registration is a Cutback Registration, the Company shall register in such registration (A) first, the Registrable Shares proposed to be sold by Shareholders and (B) second, the Registrable Shares proposed to be sold by each of Weisbach, his relatives and/or trust(s) for the benefit thereof, and Merchant Partners, L.P. and its partners holding Registrable Shares included in such Registration Statement pursuant to the Merchant Agreement; and (ii) that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 4(a) (A) of a number of Registrable Shares in excess of the number of Registrable Shares for which the Company is then required to effect Shelf Registrations pursuant to
Section 2(a); (B) within 90 days (or such other date as may be agreed between the Company, the Shareholders, and the managing underwriter of an underwritten offering of Registrable Shares) immediately following the effective date of any Registration Statement pertaining to such an underwritten offering; (C) if the Shareholders have, within the past 270 days, caused a Requested Registration; or
(D) if the demanding Shareholders have requested the registration of Registrable Shares in an aggregate price to public of less than $7,500,000.

         (b) The Company agrees to keep each Registration Statement filed pursuant to this Section 3 continuously effective and usable for the resale of Registrable Shares for a period of up to 90 days or until all Registrable Shares included in such Registration Statement have completed the distribution described in the Registration Statement relating thereto, whichever first occurs (the "Demand Effectiveness Period"), PROVIDED, HOWEVER, that during such 90-day period the Company may give notice to all such Shareholders that the Registration Statement or the prospectus included therein is no longer usable for offers and sales of Registrable Shares, in which case the 90-day period will be tolled until such time as each such Shareholder and the managing underwriter of such underwritten offering either receives copies of a supplemented or amended prospectus or is advised in writing by the Company that use of the prospectus may be resumed (it being understood that in such case the Company shall promptly comply with its obligations under Section 6(a)).

         (c) The Company, if eligible to do so, shall file a Registration Statement covering the Registrable Shares so requested


                                        A-G-11
to be registered on Form S-2 or S-3 or any similar short-form registration under the Securities Act as soon as reasonably practicable after the receipt of the Demand Request; PROVIDED, HOWEVER, that if the managing underwriter of such underwritten offering shall advise the Company in writing that, in its opinion, the use of another form of Registration Statement is of material importance to the success of such proposed underwritten offering, then such underwritten registration shall be effected on such other form.

         (d) The Shareholders shall be entitled to three Requested Registrations. Notwithstanding anything contained in this Section 4, if (x) the SEC has issued a stop-order as a result of actions taken by the demanding Shareholders or (y) the demanding Shareholders give notice (the "Delaying Notice"), at any time prior to the time the Registration Statement is declared effective or prior to the last day of Demand Effectiveness Period, that the demanding Shareholders desire the Company to either withdraw the Registration Statement with the SEC, if the Registration Statement has been filed with the SEC, or postpone filing the Registration Statement, if the Registration Statement has not been filed with the SEC and the Company is immediately able to file the Registration Statement, then, in the case of clause (x) herein, the issuance of the stop-order, or, in the case of clause (y) herein, the Delaying Notice, shall reduce by one the number of Requested Registrations to which the Shareholders are entitled.

         (e) A underwritten registration requested pursuant to this Section 3 shall not be deemed to have been effected unless the Registration Statement relating thereto and any post-effective amendment required to commence the underwritten offering contemplated thereby has been declared effective by the SEC and maintained continuously effective for the Demand Effectiveness Period.

         (f) The demanding Shareholders shall enter into an underwriting agreement relating to a firm commitment underwriting in a form which is reasonably satisfactory to the demanding Shareholders with the underwriter or underwriters selected for such underwriting by the demanding Shareholders and which are reasonably satisfactory to the Company. The Company shall enter an underwriting agreement with a managing underwriter or underwriters of an underwritten offering containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the agreements contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, selling shareholders. The Company may include securities for its own account or the account of any other person in such registration if the managing underwriter so agrees and if so doing would not make such registration a Cutback Registration.


                                        A-G-12

SECTION 4.  PIGGYBACK REGISTRATION.

         (a) If, at any time prior to the Company's satisfaction of its obligations to file and keep effective the Shelf Registrations pursuant to
Section 2(a) or a Requested Registration pursuant to Section 3(a) hereof, the Company proposes to register under the Securities Act any shares of Common Stock for its account or for the account of any other person (other than a registration relating solely to employee stock option or employee stock purchase plans or pursuant to Form S-4 (or successor form) under the Securities Act), the Company shall:

              (i) promptly give to each Shareholder written notice thereof (which written notice shall include a list of jurisdictions in which the Company intends to attempt to qualify such securities under or otherwise comply with the applicable blue sky or other state securities laws); and

              (ii) include in such registration (and any related qualification under or other compliance with blue sky or other state securities laws), and in any underwriting involved therein, all the Registrable Shares specified in a written request, made within 15 days from such written notice from the Company, by any Shareholder; PROVIDED that if such registration is a Cutback Registration, then (x) if such registration is a primary registration on behalf of the Company, the Company shall register in such registration (A) first, the Company securities which the Company proposes to sell in such registration, (B) second, the Registrable Shares proposed to be sold by each of Weisbach, his relatives and/or trust(s) for the benefit thereof, and Merchant Partners, L.P. and it partners holding Registrable Shares included in such Registration Statement pursuant to the Merchant Agreement and (C) third, Registrable Shares held by each Shareholder, on a PRO RATA basis, based upon the number of Registrable Shares the Shareholders originally sought to include in such registration; and (y) if such registration is a secondary registration on behalf of a holder of Company securities, the Company shall register in such registration (A) first, the Registrable Shares proposed to be sold by the holder thereof requesting such registration, and (B) second, the Registrable Shares proposed to be sold by each of Weisbach, his relatives and/or trust(s) for the benefit thereof, and Merchant Partners, L.P. and it partners holding Registrable Shares included in such Registration Statement pursuant to the Merchant Agreement and (C) third, Registrable Shares held by each Shareholder, on a PRO RATA basis, based upon the number of Registrable Shares the Shareholders originally sought to include in such registration.


                                        A-G-13

         (b) If the registration of which the Company gives notice is pursuant to an effective Registration Statement under the Securities Act, involving an underwriting, the Company shall so advise the Shareholders as part of the written notice given pursuant to subclause (a)(i) above. In such event, the right of any Shareholder to registration pursuant to this Section shall be conditioned upon the inclusion of the Registrable Shares held by the Shareholder in the underwriting and the Shareholder entering into an underwriting agreement, in a form reasonably acceptable to the Company, with the underwriter or underwriters selected for such underwriting by the Company.

SECTION 5.  HOLD-BACK AGREEMENTS.

         (a) Each holder of Registrable Shares agrees, if such holder is reasonably requested by an underwriter in an underwritten offering for the Company (whether for the account of the Company or otherwise), not to effect any public sale or distribution of any of the Company's equity securities, including a sale pursuant to Rule 144 (except as part of such underwritten registration), during the 10-day period prior to, and during the 90-day period beginning on, the closing date of such underwritten offering.

         (b) Subject to the satisfaction of its obligations under the Merchant Agreement, the Company agrees, to the extent not inconsistent with applicable law, and if and to the extent requested by the managing underwriter of an underwritten registration of Registrable Shares pursuant to Section 3 hereof, not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than any such sale or distribution for such securities on Form S-4 or in connection with an employee stock option or other benefit plan) during the 15 days prior to, and for a period of 90 days (or such longer period as the underwriters of such underwritten offering may reasonably request) beginning on, the effective date of such Registration Statement (except as part of such registration).

SECTION 6.  REGISTRATION PROCEDURES.

    In connection with the registration obligations of the Company pursuant to and in accordance with Sections 2, 3 and 4 hereof (and subject to the Company's rights under Sections 2, 3 and 4), the Company will use its best efforts to effect such registration to permit the sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

         (a) prepare and file with the SEC such amendments (including post-effective amendments) to any Registration Statement, and such supplements to any Prospectus, as may be required by the rules, regulations or instructions applicable to



                                        A-G-14
the Securities Act or the rules and regulations thereunder during the applicable period in accordance with the intended methods of disposition by the sellers thereof (other than pursuant to any underwritten registration or underwritten offering, except in accordance with Section 4) and cause any Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

         (b) before filing with the SEC any such Registration Statement or prospectus or any amendments or supplements thereto, the Company shall furnish to counsel selected by the holders of a majority of the Registrable Shares covered by such Registration Statement and counsel for the underwriter, if any, in connection therewith, drafts of all such documents proposed to be filed and provide such counsel with a reasonable opportunity for review thereof and comment thereon, such review to be conducted and such comments to be delivered with reasonable promptness;

         (c) notify the selling holders of Registrable Shares promptly and (if requested by any such person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information regarding such holder, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

         (d) use its best reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction in the United States;

         (e) if requested by the selling holders, furnish to counsel for the selling holders of Registrable Shares, without charge, one conformed copy of each Registration Statement as declared effective by the SEC and of each post effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be


                                        A-G-15
incorporated therein by reference; and such number of copies of the preliminary prospectus, each amended preliminary prospectus, each final Prospectus and each post effective amendment or supplement thereto, as the selling holders may reasonably request in order to facilitate the disposition of the Registrable Shares covered by each Registration Statement in conformity with the requirements of the Securities Act;

         (f) prior to any public offering of Registrable Shares register or qualify such Registrable Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States as any selling holder shall reasonably request in writing; and do any and all other reasonable acts or things necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of such Registrable Shares covered by the Registration Statement; provided, however, that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

         (g) except during any Delay Period, upon the occurrence of any event contemplated by paragraph 6(b)(ii) or 6(b)(v) above, prepare a supplement or post-effective amendment to each Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (h)  cause all Registrable Shares covered by the Registration
Statement to be listed on each securities exchange and included in the over-the-counter market, if any, on which similar securities issued by the Company are then listed or traded;

         (i) if requested by the managing underwriter or underwriters of any registration or by the holders of a majority of the Registrable Shares included in any Registration Statement, subject to approval of counsel to the Company in its reasonable judgement, promptly incorporate in a prospectus, supplement or post-effective amendment to the Registration Statement such information concerning underwriters and the plan of distribution of the Registrable Shares as such managing underwriter or underwriters or such holders reasonably shall furnish to the Company in writing and request be included therein, including, without limitation, with respect to the number of Registrable Shares being sold by such


                                        A-G-16
holders to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering; and make all required filings of such prospectus, supplement or post-effective amendment as soon as reasonably possible after being notified of the matters to be incorporated in such prospectus, supplement or post-effective amendment;

         (j)  make available for inspection by any seller of Registrable
Shares, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter (in each case in a manner which minimizes disruption of the Company's business), all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees, attorneys and independent accountants to supply all information in each case reasonably requested by any such sellers, underwriters, attorneys, accountants or agents in connection with such Registration Statement, subject to right of the Company to limit access to any such information (i) to the extent that the Company is restricted from providing such information pursuant to any bona fide confidentiality agreement to which the Company or any of its subsidiaries or Affiliates is a party and (ii) the Company shall have delivered to each seller of the Registrable Shares a certificate duly executed by the chief executive officer of the Company stating that such information does not contain any material information that has not been publicly disclosed and which would be required to be disclosed in, or which would materially affect any information required to be disclosed in, such Registration Statement;

         (k) use its best efforts to comply with all applicable laws related to such Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act, and the rules and regulations promulgated by the SEC) and make generally available to its security holders as soon as practicable (but in any event not later than fifteen (15) months after the effectiveness of such Registration Statement) an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act;

         (l) deliver promptly to each Shareholder participating in a registration copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the Registration Statement;


                                        A-G-17

         (m) provide a transfer agent and registrar for all such Registrable Shares covered by such Registration Statement not later than the effective date of such Registration Statement;

         (n) with respect to an underwritten registration only, obtain an opinion from the Company's counsel and "cold comfort" letters from the Company's independent public accountants (including one letter when such Registration Statement goes effective and one at the closing) in customary form and covering such matters of the type customarily covered by such opinions and "cold comfort" letters;

         (o)  make any necessary arrangements with The Depository Trust
Company;

         (p) cause unlegended stock certificates for the Registrable Shares to be prepared and printed;

         (q) make any necessary filings with the National Association of Securities Dealers, Inc., or with respect to an underwritten registration only, assist the underwriters to make any necessary filings.

         The Company may require each seller of Registrable Shares as to which any registration is being effected to furnish such information regarding the distribution of such Registrable Shares and as to such seller as it may from time to time reasonably request. If any such information with respect to any seller is not furnished prior to the filing of the Registration Statement, the Company may exclude such seller's Registrable Shares from such Registration Statement.

         Each holder of Registrable Shares agrees by acquisition of such Registrable Shares that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(b)(ii), 6(b)(iii), 6(b)(iv) or 6(b)(v) hereof or upon notice of the commencement of any Delay Period, such holder shall forthwith discontinue disposition of such Registrable Shares covered by such Registration Statement or Prospectus until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 6(f) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus and, if requested by the Company, such holder shall deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Shares at the time of receipt of such request. Each holder of Registrable Shares further agrees not to utilize any


                                        A-G-18
material other than the applicable current Prospectus in connection with the offering of Registrable Shares pursuant to this Agreement.

SECTION 7.  REGISTRATION EXPENSES.

    Whether or not any Registration Statement becomes effective, the Company shall pay all costs, fees and expenses incident to the Company's performance of or compliance with this Agreement including, without limitation, (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or Blue Sky laws, (iii) printing expenses (including, without limitation, expenses of printing of prospectuses if the printing of prospectuses is requested by the holders of a majority of the Registrable Shares included in any Registration Statement), (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of all independent certified public accountants of the Company and all other persons retained by the Company in connection with the Registration Statement, (vi) to the extent an underwritten registration is involved in accordance with the terms of this Agreement, to the extent provided in the underwriting agreement, all fees and expenses of underwriters in connection therewith (excluding discounts and commissions) and
(vii) the reasonable fees and expenses, not to exceed $1,500, of no more than one counsel for the holders (as a group) of the Registrable Shares included in such registration. Notwithstanding the foregoing, any discounts, commissions, underwriting or advisory fees, brokers' fees or fees of similar securities industry professional (including any "qualified independent underwriter" retained for the purpose of Section 3 of Schedule E of the By-laws of the National Association of Securities Dealers, Inc.) relating to the distribution of the Registrable Shares will be payable by such holder and the Company will have no obligation to pay any such amounts.

SECTION 8.  INDEMNIFICATION.

         (a) In connection with any Registration Statement effected or to be effected pursuant to this Agreement, the Company shall indemnify each holder of Registrable Shares included in such Registration Statement and each person who controls (within the meaning of Section 15 of the Securities Act) such holder of Registrable Shares from and against all losses, claims, damages, liabilities or expenses, joint or several, or actions in respect thereof ("Claims") to which each such indemnified party may become subject, under the Securities Act or otherwise, insofar as such Claims (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or any preliminary prospectus or summary or final prospectus or any amendment or supplement thereto or any document filed under a state securities or blue sky law (collectively, "Registration Documents") or insofar as such Claims arise out of or are based upon the omission or alleged omission to state in any Registration Document


                                        A-G-19
a material fact required to be stated therein or necessary to make the statements made therein not misleading; PROVIDED that the Company shall not be liable in any such case to the extent such Claim arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use in the preparation of such Registration Document.

         (b) In connection with any Registration Statement effected or to be effected pursuant to this Agreement, each holder of Registrable Shares included in such Registration Statement shall indemnify the Company, its directors, officers, employees or agents, and each person who controls (within the meaning of Section 15 of the Securities Act) the Company from and against all Claims to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or insofar as such Claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading; PROVIDED, HOWEVER, that such indemnification or reimbursement shall be payable only if, and to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by such holder of Registrable Shares specifically for use in the preparation of such Registration Document; PROVIDED FURTHER, HOWEVER, that no holder of Registrable Shares shall be liable under this Section 7(b) for any amounts in excess of the dollar amount of the gross proceeds to be received by such Holder from the sale of its Registrable Shares pursuant to such registration.

         (c) Any person entitled to indemnification under Section 8(a) or 8(b) above shall notify promptly the indemnifying party in writing of the commencement of any Claim if a claim for indemnification in respect thereof is to be made against an indemnifying party pursuant to this Section 8, but the omission of such notice shall not relieve the indemnifying party from any liability which it may have to any indemnified party, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice. In case any action is brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory


                                        A-G-20
to the indemnified party; and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the Claim within twenty
(20) days after receiving notice from the indemnified party that the indemnified party believes it has failed to do so; or (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be legal defenses available to the indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any reasonable expenses therefor; PROVIDED, that no indemnifying party shall be subject to any liability for any settlement of a Claim made without its consent (which may not be unreasonably withheld). If the indemnifying party assumes the defense of any Claim hereunder, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party (which consent may not be unreasonably withheld).

         (d) If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among-other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section.


                                        A-G-21

SECTION 9.  MISCELLANEOUS.

    9.1 TERMINATION. This Agreement and the obligations of the Company hereunder shall terminate on the earliest of (i) the first date on which no Registrable Shares remain outstanding, and (ii) the close of business on the last day of the last Effectiveness Period.

    9.2 RULE 144. The Company hereby covenants that the Company will file in a timely manner all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Shares, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as any holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

    9.3 AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of holders representing a majority of the Registrable Shares. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter which relates exclusively to the rights of holders of Registrable Shares whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of a holder whose securities are not being sold pursuant to such Registration Statement may be given by holders of a majority of the Registrable Shares being sold by such holders; provided, however, that the provision of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

    9.4 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed given: when delivered personally; one Business Day after being deposited with a next-day air courier; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed and when receipt is acknowledged, if telecopied, in each case to the parties at the address specified for such party in the Merger Agreement (or at such other address for a party as shall be specified by like notice: provided that notices of a change of address shall be effective only upon receipt thereof).


                                        A-G-22

    9.5  SUCCESSORS AND ASSIGNS.  This Agreement, other than the provisions of
Section 3, shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

    9.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    9.7 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

    9.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF GOVERNING CONFLICT OF LAWS PRINCIPLES.

    9.9 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

    9.10 ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Shares issued pursuant to the Merger Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

    9.11 CALCULATION OF TIME PERIODS. Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.


                                        A-G-23

    9.12 EXISTING REGISTRATION RIGHTS; NO INCONSISTENT AGREEMENTS. The Company represents and warrants that there are not existing agreements with respect to its securities which are inconsistent with the rights granted to the holders of Registrable Shares in this Agreement or otherwise conflict with the provisions hereof and agrees that it will not enter into any agreements which are inconsistent with or limit or impair the rights granted to the holders of Registrable Shares prior to the termination of this Agreement.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                        THE COMPANY:

                        HA-LO INDUSTRIES, INC., an Illinois corporation



                        By:________________________________
                           Name:
                           Title:


                        SHAREHOLDER:



                        ___________________________________
                        Name:

                        Number of Shares:


                                        A-G-24

                                                                       EXHIBIT H

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Agreement dated as of June 14, 1996 by and between HA-LO INDUSTRIES, INC., an Illinois corporation (hereinafter the "Company"), and Timothy Casey, (hereinafter referred to as the "Executive").

     WHEREAS, the Company and the Executive desire to enter into this Agreement, whereby the Company will be assured of the right to the Executive's services for the period and on the terms hereinafter set forth, and the Executive will be assured of employment on such terms and conditions.

     1. EMPLOYMENT. Subject to the terms hereinafter set forth, the Company hereby employs the Executive as Vice President - Client Services, of Market USA/MARUSA/MARUSA and the Executive hereby accepts such employment. The Executive shall devote all of his business time and efforts to the business of the Company and, the Executive will not engage in the active operation of any other business without the Company's written permission, which shall not be unreasonably withheld.

          The Executive shall have the following responsibilities: Manage Account Managers (every active account has an assigned manager); acts as account manager for developing accounts; manages licensing and report departments; Member of the Executive Committee; or in such other capacities as the President of the Company may, from time to time, designate.

     TERM. Subject to the provisions of Section 4 of this Agreement, the term of the employment pursuant to this Agreement (the "Term") shall be for a period of three (3) years, commencing on the Effective Date of the Plan of Merger between the Company and Market USA/MARUSA/MARUSA (Closing Date). If the Merger is not consummated on or before January 1, 1997, the Company may terminate this Agreement without recourse.

     COMPENSATION. In consideration of the services to be rendered by the Executive the Company agrees to pay the following:

          a. A base salary of $80,000 (eighty thousand dollars) per annum, payable during the Term in accordance with the normal payroll practices of the Company. Such base salary shall be reviewed annually.

          b. Upon execution of this agreement, the Executive shall receive as a signing bonus options ("Options") to purchase 15,000 (fifteen thousand) shares of the Company's common stock. The Options shall be issued pursuant to the HA-LO Industries, Inc. Stock Plan and shall be exercisable at a purchase price equal to the Fair Market Value at the date of grant (as defined in the Stock Plan). The Options shall vest and be exercisable 25% on the Closing Date and 25% at the end of each of the next three (3) twelve (12) month periods. If the Merger is not consummated, the Options will be terminated immediately.

          c.   An annual bonus as indicated on Schedule 1.

     4. TERMINATION. The Term of this Agreement and the Executive's employment hereunder shall terminate early upon the first to occur of the following events: (1) the mutual agreement of the Company and the Executive to so terminate this Agreement, (2) the death or disability (as hereinafter defined) of the Executive, or (3) the Company's election to terminate this Agreement and the Executive's employment hereunder "For Cause" (as hereinafter defined). The term "Disability" shall mean any mental, physical or emotional disability or condition which lasts for one hundred twenty days (120) days or more, and which prevents the Executive from performing substantially all of his duties hereunder. Disability shall be determined by a physician selected by the Company with reasonable approval of Executive, which approval shall not be unreasonably withheld.

          Upon the termination of the Term, for any reason, the Executive's rights to receive compensation


                                    A-H(1)-1

          (including, but not limited to, base salary, bonus or fringe benefits) shall immediately terminate; notwithstanding the foregoing, in the event the Term terminates by reason of the death or disability of the Executive, the Executive's (or Executive's estate or personal representative) right to receive bonuses pursuant to Section 1 hereof shall continue for a period of six (6) months following the termination of the Term.

          The term "For Cause" shall mean any of the following: A) the commission by the Executive of a breach of any material covenant, provision, term or condition set forth in this Agreement, following fifteen (15) days prior notice by Company (with Executive's ability to cure during such period); or B) the commission by the Executive of a felony; or C) the commission by the Executive of an act of personal dishonesty or fraud involving personal profit, including, without limitation, theft, embezzlement, fraud or other misappropriation of funds.

     5. CONFIDENTIALITY. Executive acknowledges that by virtue of his employment with Company or its predecessors, he has been and/or will be exposed to or has had or will have access to trade secrets as defined in the "Illinois Trade Secrets Act" regarding Company's business. Executive agrees that during the term of his employment and thereafter, Executive shall hold and keep secret as defined in the "Illinois Trade Secrets Act", except in connection with the business and affairs of Company. Nothing in this paragraph shall prevent Executive from using information which becomes public through no fault of the parties.

     6. NON-DISTURBANCE OF EMPLOYEES AND CUSTOMERS; NON-DISPARAGEMENT. The Executive covenants that during the Term and for a period of two (2) years after the termination thereof, the Executive shall not, directly or indirectly solicit any employee, agent , customer or sales representative of the company for the sale of telemarketing services. The Executive covenants for a period of two (2) years after the termination thereof, the Executive shall not, directly or indirectly make, whether in writing or orally, disparaging statements or inferences with respect to the Company, its respective business, officers or shareholders.

     7. GENERAL PROVISIONS. Each of the provisions of this Agreement is to be deemed severable in whole or in part, if any provision should be invalid or unenforceable, the remaining provisions other than those was to which it is held invalid or unenforceable, shall not be affected thereby and shall remain in full force and effect. in the event that any of the provisions in this Agreement are held to be an unreasonable restriction upon or are otherwise invalid, then the court so holding shall effect any change to the extent necessary to render any of the restrictions of this Agreement enforceable. The Company may assign this Agreement to any successor in interest to the business, or part thereof, of the Company. Subject to the provisions hereof, the obligations contained in this Agreement shall survive the termination, for any reason whatsoever, for cause or otherwise, of the Executive's employment with the Company.

     WHEREFORE, the parties have executed this Agreement on the date and year first above written.

     HA-LO INDUSTRIES, INC.                            EXECUTIVE:

     By:  /s/ Lou Weisbach                             /s/ Timothy Casey
        ---------------------                          ----------------------
                                                         Timothy Casey
          Its:  Chief Executive Officer
              -------------------------

                                    A-H(1)-2

                                   SCHEDULE 1
                                   ----------


     With regard to calendar year 1996, Executive shall receive a bonus equal to $40,000 in the event the Company's earnings (before income taxes but net of all employee bonuses) , equals or exceeds $6,000,000. If such earnings equal or exceed $6,500,000, the Company shall grant to Executive pursuant to the Stock Plan) 2,500 options; if earnings equal or exceed $7,000,000, the Company shall grant to Executive (pursuant to the Stock Plan) an additional 2,500 options.

     With regard to calendar years 1997 and 1998, the Executive shall earn bonus based upon the attainment of targeted budget projections.

     Bonus shall be payable only if the Executive is employed with the Company on the last day of the applicable calendar year. Bonus shall be payable after forty five (45) days following the end of prior calendar year; option shall be granted with a date of grant of February 15 of the year following the applicable calendar year.


                                    A-H(1)-3

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Agreement dated as of June 14, 1996 by and between HA-LO INDUSTRIES, INC., an Illinois corporation (hereinafter the "Company"), and Patricia Richert, (hereinafter referred to as the "Executive").

     WHEREAS, the Company and the Executive desire to enter into this Agreement, whereby the Company will be assured of the right to the Executive's services for the period and on the terms hereinafter set forth, and the Executive will be assured of employment on such terms and conditions.

     1. EMPLOYMENT. Subject to the terms hereinafter set forth, the Company hereby employs the Executive as Vice President - Operations, of Market USA/MARUSA and the Executive hereby accepts such employment. The Executive shall devote all of his business time and efforts to the business of the Company and, the Executive will not engage in the active operation of any other business without the Company's written permission, which shall not be unreasonably withheld.

          The Executive shall have the following responsibilities: Directs the operations of Call Centers; Human Resources Department; Quality Assurance and Training Departments; Member of Executive Committee; or in such other capacities as the President of the Company may, from time to time, designate.

     TERM. Subject to the provisions of Section 4 of this Agreement, the term of the employment pursuant to this Agreement (the "Term") shall be for a period of three (3) years, commencing on the Effective Date of the Plan of Merger between the Company and Market USA/MARUSA (Closing
          Date). If the Merger is not consummated on or before January 1, 1997, the Company may terminate this Agreement without recourse.

     COMPENSATION. In consideration of the services to be rendered by the Executive the Company agrees to pay the following:

          a. A base salary of $100,000 (one hundred thousand dollars) per annum, payable during the Term in accordance with the normal payroll practices of the Company. Such base salary shall be reviewed annually.

          b. Upon execution of this agreement, the Executive shall receive as a signing bonus options ("Options") to purchase 15,000 (fifteen thousand) shares of the Company's common stock. The Options shall be issued pursuant to the HA-LO Industries, Inc. Stock Plan and shall be exercisable at a purchase price equal to the Fair Market Value at the date of grant (as defined in the Stock Plan). The Options shall vest and be exercisable 25% on the Closing Date and 25% at the end of each of the next three (3) twelve (12) month periods. If the Merger is not consummated, the Options will be terminated immediately.

          c.   An annual bonus as indicated on Schedule 1.

     4. TERMINATION. The Term of this Agreement and the Executive's employment hereunder shall terminate early upon the first to occur of the following events: (1) the mutual agreement of the Company and the Executive to so terminate this Agreement, (2) the death or disability (as hereinafter defined) of the Executive, or (3) the Company's election to terminate this Agreement and the Executive's employment hereunder "For Cause" (as hereinafter defined). The term "Disability" shall mean any mental, physical or emotional disability or condition which lasts for one hundred twenty days (120) days or more, and which prevents the Executive from performing substantially all of his duties hereunder. Disability shall be determined by a physician selected by the Company with reasonable approval of Executive, which approval shall not be unreasonably withheld.

          Upon the termination of the Term, for any reason, the Executive's rights to receive compensation


                                    A-H(2)-1

          (including, but not limited to, base salary, bonus or fringe benefits) shall immediately terminate; notwithstanding the foregoing, in the event the Term terminates by reason of the death or disability of the Executive, the Executive's (or Executive's estate or personal representative) right to receive bonuses pursuant to Section 1 hereof shall continue for a period of six (6) months following the termination of the Term.

          The term "For Cause" shall mean any of the following: A) the commission by the Executive of a breach of any material covenant, provision, term or condition set forth in this Agreement, following fifteen (15) days prior notice by Company (with Executive's ability to cure during such period); or B) the commission by the Executive of a felony; or C) the commission by the Executive of an act of personal dishonesty or fraud involving personal profit, including, without limitation, theft, embezzlement, fraud or other misappropriation of funds.

     5. CONFIDENTIALITY. Executive acknowledges that by virtue of his employment with Company or its predecessors, he has been and/or will be exposed to or has had or will have access to trade secrets as defined in the "Illinois Trade Secrets Act" regarding Company's business. Executive agrees that during the term of his employment and thereafter, Executive shall hold and keep secret as defined in the "Illinois Trade Secrets Act", except in connection with the business and affairs of Company. Nothing in this paragraph shall prevent Executive from using information which becomes public through no fault of the parties.

     6. NON-DISTURBANCE OF EMPLOYEES AND CUSTOMERS; NON-DISPARAGEMENT. The Executive covenants that during the Term and for a period of two (2) years after the termination thereof, the Executive shall not, directly or indirectly solicit any employee, agent , customer or sales representative of the company for the sale of telemarketing services. The Executive covenants that for a period of two (2) years after the termination thereof, the Executive shall not, directly or indirectly make, whether in writing or orally, disparaging statements or inferences with respect to the Company, its respective business, officers or shareholders.

     7. GENERAL PROVISIONS. Each of the provisions of this Agreement is to be deemed severable in whole or in part, if any provision should be invalid or unenforceable, the remaining provisions other than those was to which it is held invalid or unenforceable, shall not be affected thereby and shall remain in full force and effect. in the event that any of the provisions in this Agreement are held to be an unreasonable restriction upon or are otherwise invalid, then the court so holding shall effect any change to the extent necessary to render any of the restrictions of this Agreement enforceable. The Company may assign this Agreement to any successor in interest to the business, or part thereof, of the Company. Subject to the provisions hereof, the obligations contained in this Agreement shall survive the termination, for any reason whatsoever, for cause or otherwise, of the Executive's employment with the Company.

     WHEREFORE, the parties have executed this Agreement on the date and year first above written.

     HA-LO INDUSTRIES, INC.                            EXECUTIVE:


     By:  /s/ Lou Weisbach                             /s/ Patricia Richert
        ---------------------                          ----------------------
                                                              Patricia Richert
          Its: Chief Executive Officer
              -------------------------


                                   SCHEDULE 1
                                   ----------


                                    A-H(2)-2

     With regard to calendar year 1996, Executive shall receive a bonus equal to $100,000 in the event the Company's earnings (before income taxes but net of all employee bonuses), equals or exceeds $6,000,000. If such earnings equal or exceed $6,500,000, the Company shall grant to Executive pursuant to the Stock Plan) 2,500 options; if earnings equal or exceed $7,000,000, the Company shall grant to Executive (pursuant to the Stock Plan) an additional 2,500 options.

     Notwithstanding paragraph 3(a) of the Employment Agreement, with regard to calendar year 1997, the Executive shall receive a base salary of $120,000, and shall also receive a minimum bonus of $30,000. Executive shall receive, in addition, a bonus equal to not less than $70,000 based on the attainment of targeted projections (before income taxes and net of all employee bonuses). With regard to calendar year 1998, Executive shall receive a base salary of $145,000, and shall also receive a minimum bonus of $5,000. Executive shall receive, in addition, a bonus equal to not less than $95,000 based on the attainment of targeted projections (before income taxes and net of all employee bonuses).

     In no event shall the Executive's goals exceed the targeted projections for any other employee of the Company.

     Bonus shall not be payable if the Executive voluntarily departs from her employment before the last day of the applicable calendar year. Bonus shall be payable after forty five (45) days following the end of prior calendar year; option shall be granted with a date of grant of February 15 of the year following the applicable calendar year.



                                    A-H(2)-3

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Agreement dated as of June 14, 1996 by and between HA-LO INDUSTRIES, INC., an Illinois corporation (hereinafter the "Company"), and Barton Zeller, (hereinafter referred to as the "Executive").

     WHEREAS, the Company and the Executive desire to enter into this Agreement, whereby the Company will be assured of the right to the Executive's services for the period and on the terms hereinafter set forth, and the Executive will be assured of employment on such terms and conditions.

     1. EMPLOYMENT. Subject to the terms hereinafter set forth, the Company hereby employs the Executive as Vice President - Sales and Marketing, of Market USA/MARUSA and the Executive hereby accepts such employment. The Executive shall devote all of his business time and efforts to the business of the Company and, the Executive will not engage in the active operation of any other business without the Company's written permission, which shall not be unreasonably withheld.

          The Executive shall have the following responsibilities: Develops and serves clients; conduct consulting activities; direct Canadian Salesmen; serve as a Member of Executive Committee; or in such other capacities as the President of the Company may, from time to time, designate.

     TERM. Subject to the provisions of Section 4 of this Agreement, the term of the employment pursuant to this Agreement (the "Term") shall be for a period of three (3) years, commencing on the Effective Date of the Plan of Merger between the Company and Market USA/MARUSA (Closing
          Date). If the Merger is not consummated on or before January 1, 1997, the Company may terminate this Agreement without recourse.

     COMPENSATION. In consideration of the services to be rendered by the Executive the Company agrees to pay the following:

          a. A draw of $11,000 (eleven thousand dollars) per month, payable during the Term in accordance with the normal payroll practices of the Company. Such draw shall be reviewed annually.

          b. Upon execution of this agreement, the Executive shall receive as a signing bonus options ("Options") to purchase 37,500 (thirty seven thousand-five hundred) shares of the Company's common stock. The Options shall be issued pursuant to the HA-LO Industries, Inc. Stock Plan and shall be exercisable at a purchase price equal to the Fair Market Value at the date of grant (as defined in the Stock Plan). The Options shall vest and be exercisable 25% on the Closing Date and 25% at the end of each of the next three (3) twelve (12) month periods. If the Merger is not consummated, the Options will be terminated immediately.

          c.   Commissions as indicated on Schedule 1.

     4. TERMINATION. The Term of this Agreement and the Executive's employment hereunder shall terminate early upon the first to occur of the following events: (1) the mutual agreement of the Company and the Executive to so terminate this Agreement, (2) the death or disability (as hereinafter defined) of the Executive, or (3) the Company's election to terminate this Agreement and the Executive's employment hereunder "For Cause" (as hereinafter defined). The term "Disability" shall mean any mental, physical or emotional disability or condition which lasts for one hundred twenty days (120) days or more, and which prevents the Executive from performing substantially all of his duties hereunder. Disability shall be determined by a physician selected by the Company with reasonable approval of Executive, which approval shall not be unreasonably withheld.

          Upon the termination of the Term, for any reason, the Executive's rights to receive compensation


                                    A-H(3)-1

          (including, but not limited to, commission or fringe benefits) shall immediately terminate; notwithstanding the foregoing, in the event the Term terminates by reason of the death or disability of the Executive, the Executive's (or Executive's estate or personal representative) right to receive commissions pursuant to Section 1 hereof shall continue for a period of six (6) months following the termination of the Term.

          The term "For Cause" shall mean any of the following: A) the commission by the Executive of a breach of any material covenant, provision, term or condition set forth in this Agreement, following fifteen (15) days prior notice by Company (with Executive's ability to cure during such period); or B) the commission by the Executive of a felony; or C) the commission by the Executive of an act of personal dishonesty or fraud involving personal profit, including, without limitation, theft, embezzlement, fraud or other misappropriation of funds.

     5. CONFIDENTIALITY. Executive acknowledges that by virtue of his employment with Company or its predecessors, he has been and/or will be exposed to or has had or will have access to trade secrets as defined in the "Illinois Trade Secrets Act" regarding Company's business. Executive agrees that during the term of his employment and thereafter, Executive shall hold and keep secret as defined in the "Illinois Trade Secrets Act", except in connection with the business and affairs of Company. Nothing in this paragraph shall prevent Executive from using information which becomes public through no fault of the parties.

     6. NON-DISTURBANCE OF EMPLOYEES AND CUSTOMERS; NON-DISPARAGEMENT. The Executive covenants that during the Term and for a period of two (2) years after the termination thereof, the Executive shall not, directly or indirectly solicit any employee, agent , customer or sales representative of the company for the sale of telemarketing services. The Executive covenants for a period of two (2) years after the termination thereof, the Executive shall not, directly or indirectly make, whether in writing or orally, disparaging statements or inferences with respect to the Company, its respective business, officers or shareholders.

     7. GENERAL PROVISIONS. Each of the provisions of this Agreement is to be deemed severable in whole or in part, if any provision should be invalid or unenforceable, the remaining provisions other than those was to which it is held invalid or unenforceable, shall not be affected thereby and shall remain in full force and effect. in the event that any of the provisions in this Agreement are held to be an unreasonable restriction upon or are otherwise invalid, then the court so holding shall effect any change to the extent necessary to render any of the restrictions of this Agreement enforceable. The Company may assign this Agreement to any successor in interest to the business, or part thereof, of the Company. Subject to the provisions hereof, the obligations contained in this Agreement shall survive the termination, for any reason whatsoever, for cause or otherwise, of the Executive's employment with the Company.

     WHEREFORE, the parties have executed this Agreement on the date and year first above written.

     HA-LO INDUSTRIES, INC.                            EXECUTIVE:


     By: /s/ Lou Weisbach                              /s/ Barton Zeller
        ---------------------                          ----------------------
                                                             Barton Zeller
          Its: Chief Executive Officer
              -------------------------


                                    A-H(3)-2

     COMMISSION STRUCTURE FOR NEW BUSINESS
     -------------------------------------


       Billing Rate               % Commission               Commission
           $25                        1.0%                       .25
           $26                       1.15%                       .30
           $27                       1.29%                       .35
           $28                       1.48%                       .40
           $29                       1.72%                       .50
           $30                        2.5%                       .75
           $31                        4.0%                      1.25
           $32                       5.46%                      1.75


The following accounts (existing prior) will remain under a schedule which pays 60% of excess of $28.00 per hour:

     Liberty Lite
     Chartered benefits Services, Inc.
     Union Fidelity Insurance Company
     Advanta
     MBNA - Credit (Card Acquisition)
     Furniture Max
     Air Liquide


Note: Commission Schedules may be revised by mutual agreement between the parties.


                                    A-H(3)-3

                                                                      EXHIBIT I


                AGREEMENT AND COVENENT AGAINST UNFAIR COMPETITION
                -------------------------------------------------


     This Agreement and Covenant Against Unfair Competition Agreement ("Agreement") made this ___ day of ____________, 1996, by and among HA-LO INDUSTRIES, INC., an Illinois corporation ("HA-LO"), MARKET USA, INC., an Illinois corporation ("Market"), MARUSA MARKETING INC., a Canadian federal corporation ("MUSA") ("MUSA and Market are hereafter sometimes collectively the "Target Companies" and each is a "Target Company", and HA-LO and the Target Companies are hereafter collectively the "Protected Parties"), and ________ OKNER, a resident of Illinois ("Shareholder").

                                   WITNESSETH:

     WHEREAS, HA-LO is engaged in the business of creating, developing, marketing and distributing specialty advertising, promotion and premium products;

     WHEREAS, Shareholder is a shareholder of Market and/or MUSA, each of which is engaged in the business of telemarketing (the "Business");

     WHEREAS, HA-LO, certain subsidiaries of HA-LO, the Target Companies, Marusa Financial Services, Ltd., Nerok Verifications, Inc., Shareholder and the other shareholders of the Target Companies have entered into an Agreement of Merger and Amalgamation dated as of June 14, 1996 (the "Merger Agreement"), pursuant to which Shareholder will receive shares of HA-LO voting common stock in exchange for his shares of either or both of the Target Companies;


                                      A-I-1

     WHEREAS, Shareholder possesses specialized knowledge and skill pertaining to the Business;

     WHEREAS, in consideration of the consummation by HA-LO of the transactions contemplated under the Merger Agreement, including the issuance of 2,549,900 shares of HA-LO's common voting stock to the former shareholders of the Target Companies, and other good and valuable consideration, Shareholder agrees to execute and be bound by this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements contained herein, the parties agree as follows:

     1. RECITALS. Each of the above recitals is incorporated in this Agreement and shall be binding upon the parties hereof. Reference is hereby made to the Merger Agreement. This Agreement is the "Agreement and Covenant Against Unfair Competition" referred to in Section 7.02(e) of the Merger Agreement. Unless otherwise provided in this Agreement, all capitalized terms herein shall have the meanings ascribed to them in the Merger Agreement.


     2. NON-COMPETITION COVENANTS. Shareholder covenants that during the Restricted Period (hereafter defined), for any reason whatsoever, Shareholder shall not, directly or indirectly, in the continental United States, or in any province or other political jurisdiction within Canada, for his own account, or as an employee, consultant, agent, partner, joint venturer, owner or officer of any other person, firm, partnership, corporation or other entity, or in


                                      A-I-2
any other capacity, in any way conduct or engage (i) in a telemarketing business which competes with the Business as engaged in by the Target Companies as of the date hereof, or (ii) in which Shareholder, directly or indirectly, uses or discloses Proprietary Information (as herein defined). For purposes of this Agreement, (i) the term "Restricted Period" shall mean the period beginning on the date hereof and ending on the fifth anniversary of the date hereof, (ii) the term "Proprietary Information" shall mean information regarding either of the Target Companies which is of a confidential, private or sensitive nature (including, without limitation, results of operations and other financial data, technological advancements, telephone and computer hardware and their configurations, computer software programs and their applications, accounting methodologies, tax data, business strategies and goals, financial projections and objectives, advertising campaigns and strategies, graphic designs and other materials, telemarketing programs and techniques, telephone calling lists, hiring and screening techniques, training and quality assurance programs, telephone supervisory methods and know-how, use and utilization of tradenames, trademarks, patents, industrial designs, copyrights and other registrable properties, pricing systems, product and service costs, product and service designs, product and service margins, customer lists and records, customer information, purchaser lists and records, purchaser information, mark-ups and margins, marketing techniques, marketing scripts, systems and networks of distribution, supplier and vendor


                                      A-I-3
information, product content, Inventions (as hereafter defined) and, generally, such other confidential information, trade secrets and proprietary information) which give, or may give, any of the Protected Parties an advantage in the marketplace against competitors, and (iii) the term "Inventions" shall mean all ideas, inventions, discoveries or improvements which Shareholder, individually or with others, shall have originated or developed while heretofore employed at any time with either of the Target Companies, relating to the business or products of either of the Target Companies or their actual or demonstrably anticipated research or development, or which result from any work performed by Shareholder for either of the Target Companies. Notwithstanding the foregoing, the term "Proprietary Information" shall not include information which (w) has been publicly disclosed by any of the Protected Parties, (x) is independently developed by a party other than the Protected Parties or Shareholder other than on the Target Companies' behalf, (y) is generally known without breach of an agreement with one of the Target Companies within the industries or lines of business engaged in by the Target Companies, or (z) constitutes Shareholder's general business knowledge.


     3. NON-SOLICITATION. Shareholder hereby covenants and agrees that during the Restricted Period, for any reason whatsoever, he shall not, directly or indirectly, for his own account, or as an employee, consultant, agent, partner, joint venturer, owner or officer of any other person, firm, partnership, corporation or


                                      A-I-4
other entity, or in any other capacity, in any way call upon or solicit, any person or entity which then is, or at any time prior to the date hereof was, a customer or Prospective Customer of either of the Target Companies to render telemarketing services which competes with the Business. For purposes of this Agreement, the term "Prospective Customer" shall mean any person, firm, partnership, corporation or other entity to which either of the Target Companies has made a written presentation or proposal, or presented written materials at a meeting, within the six (6) month period immediately prior to the date hereof.

     4.   REMEDIES.

          (a) Shareholder further acknowledges that he will be able to earn a livelihood without violating the foregoing restrictions and that his ability to earn a livelihood without violating such restrictions is a material condition to HA-LO's purchase of the Business.

     (b) Shareholder acknowledges that compliance with the restrictive covenants set forth in Paragraphs 2 and 3 herein are necessary to protect the business, goodwill and Proprietary Information of the Protected Parties and that a breach of these restrictions will irreparably and continually damage the Protected Parties for which money damages may not be adequate. Consequently, Shareholder agrees that, in the event that he breaches or threatens to breach any of these covenants, the Protected Parties shall be entitled to both (1) a temporary, preliminary or permanent injunction in order to prevent the continuation of such harm, and


                                      A-I-5

(2) money damages insofar as they can be determined. Nothing in this Agreement, however, shall be construed to prohibit HA-LO from also pursuing any other remedy, the parties having agreed that all remedies are to be cumulative. The parties expressly agree that the HA-LO may, in its sole discretion, choose to enforce the restrictive covenants in Paragraphs 2 and 3 hereof, in part, or to enforce any of said restrictive covenants to a lesser extent than that set forth herein.

     5.   SCOPE.    The covenants contained in this Agreement shall be construed to extend to each Province of Canada, and to each State of the United States of America. To the extent that any such covenant shall be illegal and/or unenforceable with respect to any one of said Provinces or States, said covenants shall not be affected thereby with respect to each other Province and State, such covenants with respect to each such State being construed as severable and independent.

     6. TOLLING. In the event of a final court adjudication that Shareholder has violated any legally enforceable provision of this Agreement as to which there is a specific time period during which Shareholder is prohibited from taking certain actions or from engaging in certain activities, as set forth in this Agreement, then, in such event, such violation shall toll the running of such time period from the date of such violation until such violation shall cease, if and to the extent the court so determines.

     7. REVISION. In the event that any of the provisions, covenants, warranties or agreements in this Agreement are held to


                                      A-I-6
be in any respect an unreasonable restriction upon or are otherwise invalid, for whatsoever cause, then the court so holding shall reduce and is so authorized to reduce, the territory to which it pertains and/or the period of time in which it operates, or the scope of activity to which it pertains or effect any other change to the extent necessary to render any of the restrictions of this Agreement enforceable.

     8. SEVERABILITY. Each of the terms and provisions of this Agreement is to be deemed severable in whole or in part and, if any term or provision of the application thereof in any circumstances should be invalid, illegal or unenforceable, the remaining terms and provisions or the application thereof to circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and shall remain in full force and effect.

     9. BINDING AGREEMENT. This Agreement shall be binding upon the parties, their heirs, successors, personal representatives and assigns. HA-LO may assign this Agreement to any successor in interest to the business, or part thereof, of HA-LO. Shareholder may not assign any of his obligations or duties hereunder.

     10. CONTROLLING LAW AND JURISDICTION. This Agreement shall be governed by and interpreted and construed according to the laws of the State of Illinois. Shareholder hereby consents to the jurisdiction of the state and federal courts in Illinois in the event that any disputes arise under this Agreement.

     11.  VENUE.  THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONAL


                                      A-I-7

LY CONSENT TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY OF CHICAGO, ILLINOIS, FOR ANY ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS CONFIDENTIALITY AGREEMENT AND FURTHER AGREE THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. CERTIFIED OR REGISTERED MAIL TO THEIR RESPECTIVE ADDRESSES SET FORTH IN PARAGRAPH 15 SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST THEM IN ANY SUCH COURT. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS ESCROW AGREEMENT IN THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY OF CHICAGO, ILLINOIS, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     12. ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties with regard to the subject matter hereof, may not be changed orally, but only by an agreement in writing signed by the parties hereto.

     13. FAILURE TO ENFORCE. The failure to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provisions. Further, any express waiver by any party with respect to any breach of any provision hereunder by any other party shall not constitute a waiver of such party's right to thereafter


                                      A-I-8
fully enforce each and every provision of the Agreement.

     14. HEADINGS. All numbers and heading of paragraphs are for reference only and are not intended to qualify, limit or otherwise affect the meaning or interpretation of any paragraph.

     15. NOTICES. All notices which are required, permitted or contemplated hereunder to be given or made shall be given or made in writing by certified mail (return receipt requested) to HA-LO at 5980 West Touhy Avenue, Niles, Illinois 60714, Attention: President, and to the Shareholder at
________________________.


                                      A-I-9

     WHEREFORE, the parties have executed this Agreement on the date and year first above written.


HA-LO:                             Shareholder:


By:  HA-LO INDUSTRIES, INC.


By:
   ----------------------------    ------------------------------

   Its:
         ----------------------


MARKET:                            MUSA:


By: MARKET USA, INC.               By: MARUSA MARKETING, INC.


By:___________________________     By:________________________

     Its: ____________________          Its:__________________


                                     A-I-10

                                                                      EXHIBIT J

                            GENERAL RELEASE OF CLAIMS

     The undersigned, ___________________, a resident of the County of Cook, State of Illinois ("Releasor"), for and in consideration of the closing of the transactions under that certain Agreement and Plan of Merger and Amalgamation dated as of June 14, 1996, among HA-LO Industries, Inc., HA-LO Acquisition Corporation, Inc., HA-LO Acquisition Corporation of Canada Ltd., Market USA, Inc., Marusa Marketing Inc., Marusa Financial Services Ltd., Nerok Verifications Inc., and the current and future Stockholders of Market USA, Inc. and Marusa Marketing Inc., (the "Master Agreement"), and the terms and provisions thereof, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby remises, releases and forever discharges, and by these presents does for his representatives, agents, affiliates, partners, shareholders, officers, directors, trustees, employees, successors, assigns, beneficiaries, heirs, legatees, executors and administrators (Releasor and such persons are collectively, the "Releasing Parties") remise, release and forever discharge, MARKET USA, INC., an Illinois (U.S.) corporation (the "U.S. Company"), and MARUSA MARKETING INC., a Canadian federal corporation (the "Canada Company"), and the respective agents, directors, representatives, affiliates, partners, shareholders, officers, trustees, employees, successors and assigns of the U.S. Company and the Canada Company (collectively, the "Released Parties"), of and from any and all manner of actions, proceedings, causes of action, suits, debts,


                                      A-J-1
sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, contracts, leases, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands, of any nature whatsoever, and of every kind and description, choate and inchoate, at law or in equity (collectively, the "Claims"), which the Releasing Parties, or any of them, now have or ever had, or hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever, against the Released Parties, and each of them, from the beginning of time to the date hereof; with the exception that this General Release SHALL NOT apply to (i) any claims that may arise from any breach by the Released Parties of, or the failure to properly perform any obligation or duty arising on the part of the Released Parties under, the Master Agreement (including the Exhibits thereto), (ii) claims (if any) against the U.S. Company for the remaining installment of base salary for services rendered by Releasor from the date of the last such installment through the date of this General Release, (iii) claims (if any) against the U.S. Company for accrued unpaid fringe benefits calculated through the date of this General Release and payable to or on Releasor's behalf in accordance with the customary fringe benefit policies of the U.S. Company (but excluding for this purpose, any severance, vacation days or sick days payable in installments or a lump sum by reason of law or contract and proximately resulting from the transactions contemplated under the Master Agreement), and (iv) claims (if any) for reimbursement of out-of-pocket business


                                      A-J-2
expenses advanced by Releasor on behalf of the U.S. Company in the normal course and reimburseable in accordance with the usual and customary expense reimbursement policies of the U.S. Company. Any reserved claims under clauses
(ii) through (iv) shall, if legally permissible, be subject to set-off by the U.S. Company against amounts payable by Releasor to the U.S. Company in accordance with Section 7.02(n) of the Master Agreement.

     Releasor represents and warrants that there has been, and there will be, no assignment or other transfer of any right or interest in any Claims which he may have against the Released Parties, and Releasor hereby agrees to indemnify and hold each Released Party harmless from any Claims, costs, expenses and attorney's fees directly or indirectly incurred by any of the Released Parties as a result of any person asserting any right or interest pursuant to his assignment or transfer of any such Claims. It is the intention of Releasor that this indemnity does not require payment as a condition precedent to recovery by any of the Released Parties against Releasor.

     Releasor agrees that if he hereafter commences, joins in, or in any manner seeks release through any suit arising out of, based upon, or relating to any of the Claims released hereunder, or in any manner asserts against any Released Party any of the Claims released hereunder, then Releasor will pay to such Released Party, in addition to any other damages, direct or indirect, all attorney's fees incurred in defending or otherwise responding to such suit or Claims.


                                      A-J-3

     Releasor acknowledges that (i) he has received the advice of legal counsel in connection with this General Release, (ii) he has read and understands that this is a General Release, and (iii) he intends to be legally bound by the same.

     IN WITNESS WHEREOF, Releasor has executed and delivered this General Release of Claims as of the day and year set forth below.


Dated: August    , 1996
              ---


                                        ---------------------------------------

STATE OF ILLINOIS        )
                         )  SS.
COUNTY OF COOK           )


     I, __________________________, a Notary Public in and for said State and County, do hereby certify that _____________________ who is personally known to me as the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act, for the uses and purposes therein set forth. Given under my hand and notarial seal this _____ day of August, 1996.


                              ______________________________
                              Notary Public


                                      A-J-4

                                                                      EXHIBIT K

                  OPINIONS TO BE RENDERED AT THE EFFECTIVE TIME
                  ---------------------------------------------
                       BY COUNSEL TO THE TARGET COMPANIES
                       ----------------------------------

     1. Those matters set forth in the first sentence of Section 3.01 of the Agreement.

     2. Those matters set forth in the second sentence of Section 3.01 of the Agreement (knowledge only).

     3. Those matters set forth in Section 3.03, subsections (a) through (d), inclusive, of the Agreement.

     4. Those matters set forth in Section 3.03, subsections (f) (first two sentences only), and the first sentence of each of (g) and (h) of the Agreement (knowledge only).

     5. Those matters set forth in the first sentence of Section 3.03(i) of the Agreement (knowledge only as to beneficial ownership).

     6.   Those matters set forth in the penultimate sentence of Section 3.03
(f) of the Agreement (knowledge only).

     7.   Those matters set forth in Section 3.04 of the Agreement.

     8. Those matters set forth in Section 3.05, subsections (a) and (b), of the Agreement (knowledge only as to those matters other clause (i) of each subsection).

     9. No knowledge of any litigation matters not disclosed in Sections 3.09(a) and (b) of the Target Companies' Disclosure Schedule.

     10.  Those matters set forth in Section 3.18 of the Agreement.

     11. Opinions customarily rendered by counsel for target companies in tax free reorganization transactions.

                                      A-K-1

                                                                      EXHIBIT L

                  OPINIONS TO BE RENDERED AT THE EFFECTIVE TIME
                  ---------------------------------------------
                             BY COUNSEL TO ACQUIROR
                             ----------------------

     1. Those matters set forth in the first sentence of Section 4.01 of the Agreement.

     2.   Those matters set forth in Sections 4.03, subsections (a), (b) and
(c), inclusive, of the Agreement (knowledge qualifications as appropriate).

     3.   Those matters set forth in Sections 4.04, subsections (a), (b) and
(c), inclusive of the Agreement (knowledge qualifications as appropriate).

     4. Those matters set forth in Section 4.05 of the Agreement. In addition, the shareholders of Acquiror have adopted the Agreement.

     5. Those matters set forth in Section 4.06 (a) of the Agreement (knowledge only as to those matters other clause (i) of said subsection).

     6. No knowledge of any litigation matters not disclosed in Sections 4.10(a) and (b) of the Acquiror's Disclosure Schedule.

     7. Opinions customarily rendered by counsel for acquirors in tax free reorganization transactions.

                                      A-L-1

                                      APPENDIX B


                              OPINION OF WILLIAM BLAIR &
                                   COMPANY, L.L.C.

                               William Blair & Company
                              Limited Liability Company




                                            August __, 1996


CONFIDENTIAL

Board of Directors
HA-LO Industries, Inc.
5980 West Touhy Avenue
Niles, IL 60714

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to HA-LO Industries, Inc. ("HA-LO") of the Consideration (as defined below) to be paid by HA-LO in connection with the proposed merger of HA-LO Acquisition Corporation, Inc., a wholly-owned first tier subsidiary of HA-LO, with Market USA, Inc., the proposed amalgamation of HA-LO Acquisition Corporation of Canada Ltd., a wholly-owned first tier subsidiary of HA-LO, with Marusa Marketing Inc. and the proposed acquisition of certain assets of Marusa Financial Services Ltd. and Nerok Verifications Inc. by a HA-LO designee (the "Merger Transactions"). The terms of the proposed merger are set forth in an Agreement and Plan of Merger and Amalgamation by and among HA-LO Industries, Inc., HA-LO Acquisition Corporation, Inc., HA-LO
Acquisition Corporation of Canada Ltd., Market USA, Inc., Marusa Marketing Inc., Marusa Financial Services Ltd., Nerok Verifications Inc. (Market USA, Inc., Marusa Marketing Inc., Marusa Financial Services Ltd. and Nerok Verifications Inc. are hereinafter referred to as the "Target Companies") and the stockholders of Market USA, Inc. and Marusa Marketing Inc. (the "Agreement") dated June 14, 1996 and contemplate the HA-LO will issue consideration (the "Consideration") of 2,550,000 shares of HA-LO common stock.

We have acted as financial advisor to HA-LO in connection with the Merger Transactions. In our review of the Merger Transactions and the preparation of our opinion herein, we have examined: (a) the financial terms of the Agreement furnished to us by HA-LO; (b) the audited financial statements of the Target Companies for each of the fiscal years in the three-year period ended December 31, 1995; (c) the audited financial statements of HA-LO for each of the fiscal years in the three-year period ended December 31, 1995; (d) the unaudited financial statement for the Target Companies for the six month period ended June 30, 1996; (e) the unaudited financial statement of HA-LO for the six month period ended June 30, 1996; (f) certain internal financial analyses and forecasts for the Target Companies prepared by the managements of the Target Companies and HA-LO; and (g) certain internal financial information and forecasts of HA-LO prepared by the management of HA-LO. We have also held discussions with members of the senior managements of the Target Companies and HA-LO regarding the foregoing and have considered other matters which we have deemed relevant to our inquiry.

Although we have no reason to believe that any of the financial or other information upon which we have relied is not accurate or compete, we have assumed the accuracy and completeness of all such information and have not attempted to verify independently any of such information, nor have we made or obtained an independent appraisal of the assets of the Target Companies or HA-LO. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Target Companies and HA-LO, as the case may be, as to their respective future financial performance and that they provide a reasonable basis upon which we can form an opinion. We are not expressing any opinion as to the price at which HA-LO's common stock will trade subsequent to the Merger Transactions. Our opinion herein is based upon circumstances existing and disclosed to us and which can be evaluated as of the date hereof, and further assumes that there has not been any material change to either the Target Companies or HA-LO since the respective dates of the last financial statements made available to us, and no material adverse change will subsequently occur to either the Target Companies or HA-LO.

In conducting our investigation and analysis and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including(a) historical revenues, operating income, net income and capitalization, as the Target Companies, HA-LO and certain other publicly held companies in businesses we believe to be comparable to the Target Companies and HA-LO; (b) the current financial position and results of operations of the Target Companies and HA-LO; (c) the historical market prices and trading volume of the Common Stock of HA-LO; (d) financial information concerning selected business combinations which we believe to be relevant; (e) the pro forma financial statements of the Target Companies and HA-LO combined, including the respective contributions in terms of revenues, operating income and net income of the Target Companies and HA-LO; and (f) the general conditions of the securities markets.

We have further assumed, with your consent, that the Merger Transactions will be consummated in accordance with the terms set forth in the Agreement and that the Merger Transactions will be accounted for as a pooling of interests for accounting purposes.

William Blair & Company, L.L.C. has been engaged in the investment banking business since 1935. We undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar Merger Transactions. For our services, including the rendering of this opinion, HA-LO will pay us a fee and indemnify us against certain liabilities.

Our opinion expressed herein is provided solely for the use of the Board of Directors of HA-LO in its evaluation of the Merger Transactions, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Merger Transactions. Our opinion may not be published or otherwise used or referred to, nor shall any public references to William Blair & Company, L.L.C. be made, without our prior written consent.

Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Consideration is fair, from a financial point of view, to HA-LO.


                                       Very truly yours,



                                       /s/WILLIAM BLAIR & COMPANY, L.L.C.


                                        WILLIAM BLAIR & COMPANY, L.L.C.

                                      APPENDIX C

                          ILLINOIS BUSINESS CORPORATION ACT
                                       OF 1983
                        SECTIONS REGARDING DISSENTERS' RIGHTS

SECTION 11.65. RIGHT TO DISSENT

    (a) A shareholder of a corporation is entitled to dissent from, and obtain payment for his or her shares in the event of any of the following corporate actions:

         (1) consummation of a plan of merger or consolidation or a plan of share exchange to which the corporation is a party if

              (i) shareholder authorization is required for the merger or consolidation or the share exchange by Section 11.20 or the articles of incorporation or

              (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30;

         (2) consummation of sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business;

         (3) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

              (i)  alters or abolishes a preferential right of such shares;

              (ii) alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares;

              (iii) in the case of a corporation incorporated prior to January 1, 1982, limits or eliminates cumulative voting rights with respect to such shares; or

         (4) any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, by-laws, or a resolution of the board of directors provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures set forth in Section 11.70 or as may be otherwise provided in the articles, by-laws or resolution.

    (b) A shareholder entitled to dissent and obtain payment for his or her shares under this Section may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.

    (c) A record owner of shares may assert dissenters' rights as to fewer than all the shares recorded in such person's name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares were recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters' rights as to shares held on such persons's behalf only if the beneficial owner submits to the corporation the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenters' rights. Amended by P.A. 85-1269, eff. Jan. 1, 1989.

    SECTION 11.70. PROCEDURE TO DISSENT

    (a) If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

    (b) If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenter's rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.

    (c) Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation's statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

    (d) A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are canceled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate or other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

    (e) If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares and interest due, the shareholder, within 30 days from the delivery of the corporation's statement of value, shall notify the corporation in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c)


    (f) If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interst due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest or file a petition in the circuit court of the country in which either the registered office or the principle office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

    (g) The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision of the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

    (h) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value or his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.

    (i) The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection
(c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

         (1) Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsections (a), (b), (c), (d), or (f).

         (2) Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

    If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure.

    (j)  As used in this Section:

         (1) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

         (2) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances Amended by P.A. 84-1308, eff. Aug. 25, 1986. P.A. 86-1156, eff, Aug. 10, 1990.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The IBCA provides for indemnification by HA-LO of its directors and officers. In addition, HA-LO's Restated Articles of Incorporation require HA-LO to indemnify any current or former director or officer to the fullest extent permitted by IBCA. HA-LO maintains officers' and directors' liability insurance which insures against liabilities that officers and directors of HA-LO may incur in such capacities. HA-LO has also entered into indemnity agreements with each of its directors and officers pursuant to which it has agreed to indemnify such persons against any and all losses and expenses to the fullest extent permitted under HA-LO's Articles and By-laws and the IBCA and to advance to such persons any and all expenses arising in connection therewith.

    Reference is made to Section 6.10 of the Agreement and Plan of Merger and Amalgamation (filed as Exhibit 2.1 to this Registration Statement) for provisions respecting indemnification of officers and directors of the Target Companies against certain liabilities.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a)  Exhibits

EXHIBIT NO.  DESCRIPTION
- -----------  -----------------------------------------------------------------------------------------------------
     2.1     Agreement and Plan of Merger and Amalgamation dated as of June 14, 1996 among HA-LO, HA-LO
             Acquisition Corporation, Inc., HA-LO Acquisition Corporation of Canada Ltd., Market USA, Inc., Marusa
             Marketing Inc., Marusa Financial Services Ltd., Nerok Verifications, Inc. and the shareholders of
             Market USA, Inc. and Marusa Marketing Inc. (included as Appendix A to the Proxy Statement/Prospectus included in Part I of this Registration Statement).
     3.1     Restated Articles of Incorporation of HA-LO.(1)
     3.2     Amended and Restated Bylaws of HA-LO.(1)
     3.3     Articles of Amendment to the Articles of Incorporation of HA-LO, dated August 29, 1994.(4)
     3.4     Amendment to the Bylaws of HA-LO effective January 12, 1995.(4)
     4.      Specimen of Stock Certificate for Common Stock.(1)
     5.1     Opinion of Neal, Gerber & Eisenberg.*
    10.1     Employment Agreement, dated as of January 1, 1992, between HA-LO and Lou Weisbach.(1,5)
    10.2     Third Amendment to Loan and Security Agreement by and between American National Bank and HA-LO.(4)
    10.3     Amended and Restated Second Term Promissory Note, dated January 3, 1995, from HA-LO to American
             National Bank of Chicago.(4)
    10.4     Third Amended and Restated Revolving Promissory Note, dated January 3, 1995, between American
             National Bank and HA-LO.(4)
    10.5     Agreement, dated October 15, 1991, between HA-LO and RMI, Inc.(1,5)
    10.6     Agreement, dated March 15, 1994, by and between HA-LO and Marshall J. Katz.(4,5)
    10.7     HA-LO Industries, Inc. Stock Plan.(1,5)
    10.8     HA-LO Industries, Inc. Key Employee Incentive Plan.(1,5)
    10.9     Exclusive Premium Purchasing Agreement, dated January 11, 1995, between Montgomery Ward & Co.,
             Incorporated and HA-LO.(4)

EXHIBIT NO.  DESCRIPTION
- -----------  -----------------------------------------------------------------------------------------------------
    10.10    Stock Purchase Agreement, dated January 11, 1995, between HA-LO and Merchant Partners, L.P.(4)
    10.11    Warrant agreement between HA-LO and Merchant Partners, L.P., dated January 11, 1995.(4)
    10.12    Form of Indemnity Agreement between HA-LO and each of its directors and officers.(1,5)
    10.13    Agreement between David C. Robbins and HA-LO dated October 25, 1994.(4)
    10.14    Agreement between David C. Robbins and HA-LO dated February 1, 1995.(4)
    10.15    Building Lease, dated December 30, 1992, between HA-LO and LaSalle National Trust N.A. No. 115722.(2)
    10.18    Asset Purchase Agreement, dated December 20, 1993, between HA-LO and Lee Wayne Company, Inc.(3)
    10.19    Amendment to Loan and Security Agreement, dated December 30, 1993, from HA-LO to American National
             Bank of Chicago.(3)
    10.20    Second Amendment to Loan and Security Agreement, dated September 20, 1994, between American National
             Bank and Trust Company of Chicago, and HA-LO.(4)
    10.21    Term Promissory Note, dated December 30, 1993, from HA-LO to American National Bank of Chicago.(3)
    10.22    Negotiable Promissory Note, dated August 16, 1993 from HA-LO to Facility Capital Corporation and
             Notice and Acknowledgment of Assignment to Assignment to Comerica Bank Illinois.(3)
    10.23    HA-LO Industries, Inc. Stock Plan (as amended and restated)(4)
    10.24    Sales Representative Agreement, dated July 21, 1993, between HA-LO and Neil Ramo.(3,5)
    10.25    Second Amendment to the HA-LO Industries, Inc. Stock Plan (as amended and restated), adopted October
             28, 1995.(6)
    10.26    Third Amendment to the HA-LO Industries, Inc. Stock Plan (as amended and restated), adopted on
             February 26, 1996.(6)
    10.27    First Amendment to Exclusive Premium Purchasing Agreement, dated December 27, 1995, between
             Montgomery Ward & Co., Incorporated and HA-LO.(6)
    10.28    First Amendment to Warrant, dated December 27, 1995, between HA-LO and Merchant Partners, L.P.
             (relative to January 11, 1995 Warrant).(6)
    10.29    Warrant, dated December 27, 1995, from HA-LO to Merchant Partners, L.P.
    10.30    Employment Agreement, dated as of March 15, 1995, between HA-LO and Richard A. Magid.(5)
    10.31    Fourth Amendment to Loan and Security Agreement, dated July 1, 1995, between American National Bank and Trust Company of Chicago, and HA-LO.(6)
    10.32    Fourth Amended and Restated Revolving Promissory Note, dated July 1, 1995, between American National
             Bank and HA-LO.(6)
    10.33    Fifth Amendment to Loan and Security Agreement, dated September 29, 1995, between American National
             Bank and Trust Company of Chicago, and HA-LO.(6)
    10.34    Fifth Amended and Restated Revolving Promissory Note, dated September 29, 1995, between American
             National Bank and HA-LO.(6)
    10.35    Sixth Amendment to Loan and Security Agreement, dated November 1, 1995, between American National
             Bank and Trust Company of Chicago, and HA-LO.(6)

EXHIBIT NO.  DESCRIPTION
- -----------  -----------------------------------------------------------------------------------------------------
    10.36    Sixth Amended and Restated Revolving Promissory Note, dated November 1, 1995, between American
             National Bank and HA-LO.(6)
    10.37    Asset Purchase Agreement and Plan of Merger, dated December 22, 1995, between HA-LO, one of its subsidiaries, Fletcher Barnhardt & White, Inc., and its shareholders.(6)
    10.38    First Amendment to Asset Purchase Agreement and Plan of Merger, dated December 29, 1995, between
             HA-LO, one of its subsidiaries, Fletcher Barnhardt & White, Inc., and its shareholders.(6)
    13.      Annual Report to Shareholders for 1995 of registrant (for the information of the Securities and
             Exchange Commission and not to be deemed "filed" with the Commission, except for the portions expressly incorporated by reference in this report)
    23.1     Consent of Arthur Andersen LLP*
    23.2     Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1)*
    23.3     Consent of Seymour N. Okner*
    24.1     Powers of Attorney of certain officers and directors of HA-LO*
    99.1     Form of Proxy for HA-LO's Special Meeting*

- ------------------------
* Filed herewith.

(1) Incorporated by reference to the correspondingly numbered exhibit to the Registration Statement (no. 33-51698) on Form S-1, as amended, filed by HA-LO under the Securities Act of 1933, as amended.

(2) Incorporated by reference to the correspondingly numbered exhibit to HA-LO's Annual Report on Form 10-K for the year ended December 31, 1992.

(3) Incorporated by reference to the correspondingly numbered exhibit to HA-LO's Annual Report on Form 10-K for the year ended December 31, 1993.

(4) Incorporated by reference to the correspondingly numbered exhibit to HA-LO's Annual Report on Form 10-K for the year ended December 31, 1994.

(5) Management contract or compensatory plan or arrangement.

(6) Incorporated by reference to the correspondingly numbered exhibit to HA-LO's Annual report on Form 10-K for the year ended December 31, 1995.

    (b)  Financial Statement Schedules
       None.

ITEM 22.  UNDERTAKINGS

    The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering o securities subject to Rule 415, will be filed as a part Of an amendment to the registration statement and will not be used until such amendment is effective. and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein. and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject to and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 20, 1996.

                                          HA-LO INDUSTRIES, INC.
                                                (Registrant)

                                          By:          /s/ LOU WEISBACH

                                             -----------------------------------
                                                        Lou Weisbach
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                      SIGNATURE                                        TITLE                         DATE
- ------------------------------------------------------  ------------------------------------  -------------------

                   /s/ LOU WEISBACH                     Director, Chairman, President and
     -------------------------------------------         Chief Executive Officer (Principal     August 20, 1996
                     Lou Weisbach                        Executive Officer)

                /s/ GREGORY J. KILREA                   Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer and Principal        August 20, 1996
                  Gregory J. Kilrea                      Accounting Officer)

                  THOMAS HERSKOVITS*
     -------------------------------------------        Director                                August 20, 1996
                  Thomas Herskovits

                   JORDON R. KATZ*
     -------------------------------------------        Director                                August 20, 1996
                    Jordon R. Katz

                  MARSHALL J. KATZ*
     -------------------------------------------        Director                                August 20, 1996
                   Marshall J. Katz

                  RICHARD A. MAGID*
     -------------------------------------------        Director, Treasurer and Chief           August 20, 1996
                   Richard A. Magid                      Operating Officer

                      NEIL RAMO*
     -------------------------------------------        Director                                August 20, 1996
                      Neil Ramo

                  DAVID C. ROBBINS*
     -------------------------------------------        Director, Executive Vice President      August 20, 1996
                   David C. Robbins

         *By:          /s/ GREGORY J. KILREA
           ------------------------------------
                  Gregory J. Kilrea, as
                     Attorney-in-Fact